UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SWITCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JUNE 16, 2022

7135 S. Decatur Boulevard

Las Vegas, Nevada 89118

[            ], 2022

Dear Fellow Stockholder,

You are cordially invited to attend a special meeting (the “Special Meeting”) of stockholders of Switch, Inc., a Nevada corporation (“Switch”), to be held on [            ], 2022, at [     ] a.m., Pacific Time, at The Citadel Campus, 1 Superloop Circle, McCarran, Nevada 89434. At the Special Meeting, you will be asked to consider and vote on the merger of Sunshine Parent Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Parent (as defined below) (“Parent Merger Sub”), with and into Switch (the “Merger”) and the merger of Sunshine Merger Sub, Ltd., a Nevada limited liability company and a direct wholly owned subsidiary of Switch (“Company Merger Sub”) with and into Switch, Ltd., a Nevada limited liability company (“Company Ltd.”) (the “LLC Merger,” and together with the Merger, the “Mergers”), pursuant to the Agreement and Plan of Merger, dated as of May 11, 2022, by and among Switch, Company Ltd., Company Merger Sub, Sunshine Bidco Inc., a Delaware corporation (“Parent”) and Parent Merger Sub (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”). If the transactions contemplated by the Merger Agreement are completed, you, as a holder of shares of Class A common stock of Switch and/or units of limited liability company interests in Company Ltd. (“Company Ltd. Common Units”), will be entitled to receive $34.25 in cash, without interest, in exchange for each share of Class A common stock of Switch and each Company Ltd. Common Unit you own as of immediately prior to the effective time of the Mergers, as applicable, as more fully described in the enclosed proxy statement.

Our board of directors, acting upon the recommendation of a special transaction committee of the board of directors comprised only of independent directors (the “special committee”), has (1) duly authorized and approved the execution, delivery and performance by Switch, Company Ltd. and Company Merger Sub of the Merger Agreement and the consummation by Switch, Company Ltd. and Company Merger Sub of the Merger Agreement and the transactions contemplated thereby, (2) determined the Merger Agreement and the transactions contemplated thereby, including the LLC Merger and the Merger, to be advisable and in the best interests of Switch, Company Ltd. and Company Merger Sub, respectively, and their respective stockholders or equity holders, as applicable, on the terms and subject to the conditions set forth in the Merger Agreement, (3) directed that the Merger be submitted for consideration at a special meeting of Switch’s stockholders and (4) recommended that Switch’s stockholders approve the Merger. Our board of directors and the special committee recommend that you vote “FOR” the approval of the Merger.

The Merger must be approved by the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately. The Notice of Special Meeting and proxy statement accompanying this letter provide you with more specific information concerning the Special Meeting, the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about Switch from us or from documents we have filed with the U.S. Securities and Exchange Commission (“SEC”). Please note that as part of our precautions regarding the coronavirus or COVID-19, we may determine that the Special Meeting be held solely by means of remote communication rather than in person. If we take this step, we will announce the decision to do so in advance and provide details on how record holders of our common stock may attend virtually and participate in the Special Meeting via a press release issued by Switch and made available on our website, www.switch.com. We will also file the press release with the SEC as definitive additional solicitation material.

Your vote is very important regardless of the number of shares of Switch common stock that you own. Whether or not you plan to attend the Special Meeting in person, or in the event the Special Meeting is held by means of remote communication, virtually, we request that you authorize a proxy to vote your shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the Special Meeting, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy at the Special Meeting and vote your shares in person, or, in the event that the Special Meeting is held by means of remote communication, virtually. If you fail to vote by proxy or in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” approval of the Merger.

On behalf of the board of directors, thank you for your continued support.

Sincerely,

Rob Roy Chair of the Board of Directors and CEO	Thomas Morton President, Chief Legal Officer and Secretary

This proxy statement is dated [            ], 2022, and is first being mailed to our stockholders on or about [             ], 2022.

7135 S. Decatur Boulevard

Las Vegas, Nevada 89118

[            ], 2022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Switch, Inc.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders (the “Special Meeting”) of Switch, Inc., a Nevada corporation (“Switch”), will be held on [            ], [            ], 2022, at [            ] a.m., Pacific Time, at The Citadel Campus, 1 Superloop Circle, McCarran, Nevada 89434, for the following purposes:

1.

To consider and vote on a proposal to approve the merger (the “Merger”) of Sunshine Parent Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (as defined below) (“Parent Merger Sub”) with and into Switch pursuant to the Agreement and Plan of Merger, dated as of May 11, 2022, (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), among Switch, Switch, Ltd., a Nevada limited liability company (“Company Ltd.”), Sunshine Merger Sub, Ltd., a Nevada limited liability company and a direct wholly-owned subsidiary of Switch (“Company Merger Sub”), Parent Merger Sub and Sunshine Bidco Inc., a Delaware corporation (“Parent”);

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger and the merger of Company Merger Sub with and into Company Ltd. (together with the Merger, the “Mergers”); and

3.

To consider and vote on a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to our bylaws, only the matters set forth in this Notice of Special Meeting may be brought before the Special Meeting. Our board of directors has fixed the close of business on [            ], 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. We know of no other matters to come before the Special Meeting. Only stockholders of record of our Class A common stock and Class B common stock at the close of business on [            ], 2022, are entitled to notice of and to vote at the Special Meeting or at any postponements or adjournments thereof. On or around [            ], 2022, we intend to make the proxy statement available on the Internet and to commence mailing of this Notice to all stockholders entitled to vote at the Special Meeting.

We currently intend to hold the Special Meeting in person. However, we are actively monitoring the coronavirus (“COVID-19”) pandemic and are sensitive to the public health and travel concerns that our stockholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Special Meeting in person, we may determine that the Special Meeting be held solely by means of remote communication rather than in person. If so, we will announce alternative arrangements for the meeting as promptly as practicable, which may include changing the time, date or location of the Special Meeting or switching to a virtual meeting format. Any such change will be announced via press release and the filing of additional proxy materials with the U.S. Securities and Exchange Commission.

Our board of directors and the special committee have approved the Merger Agreement and determined the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, to be advisable and in the best interests of Switch and our stockholders. Our board of directors and the special committee recommends that you vote “FOR” the proposal to approve the Merger, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, and “FOR” the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

The Merger must be approved by the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately. Accordingly, your vote is very important regardless of the number of shares of Switch common stock that you own. Whether or not you plan to attend the Special Meeting in person, or in the event the Special Meeting is held by means of remote communication, virtually, we request that you authorize a proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the Special Meeting, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy at the Special Meeting and vote your shares in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, by following the procedures outlined in the attached proxy statement or, if the Special Meeting is held virtually, in the press release issued by Switch. If you fail to vote by proxy or in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal to approve the Merger. The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, and the approval of the proposal regarding any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger, each requires the affirmative vote of a majority of the votes cast on the proposal. If you fail to vote by proxy or in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or fail to instruct your broker on how to vote, it will have no effect on the outcome of such proposals. Abstentions, while present for purposes of determining presence of a quorum, are not considered votes cast and therefore will have no other effect on the outcome of these proposals.

Any proxy may be revoked at any time prior to its exercise by voting again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on [                ], signing and returning another proxy card with a later date, provided we receive the updated proxy card before the date of the Special Meeting, or voting in person at the Special Meeting, or, in the event that the Special Meeting is held by means of remote communication, virtually. Attendance alone will not be sufficient to revoke a previously authorized proxy.

We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of common stock will be represented and voted even if you do not attend the Special Meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

Regardless of the number of shares of Switch common stock you hold, as a stockholder your role is very important, and the board of directors strongly encourages you to exercise your right to vote.

By order of the Board of Directors

Thomas Morton
President, Chief Legal Officer and Secretary

i

ii

iii

SUMMARY

This summary highlights only selected information from this proxy statement relating to (1) the merger of Sunshine Parent Merger Sub Inc. (“Parent Merger Sub”) with and into Switch, Inc. (the “Company”) (the “Merger”), (2) the merger of Sunshine Merger Sub, Ltd. (“Company Merger Sub”) with and into Switch, Ltd. (“Company Ltd.”) (the “LLC Merger”), and (3) certain related transactions contemplated by the Merger Agreement. References to the Mergers refer to both the Merger and the LLC Merger. This summary does not contain all of the information about the Mergers and related transactions contemplated by the Merger Agreement that may be important to you. As a result, to understand the Mergers and the related transactions fully and for a more complete description of the terms of the Mergers and related transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the Merger Agreement attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our stockholders on or about [              ], 2022.

The Parties to the Mergers (page 31)

Switch, Inc.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

(702) 444-4111

Switch, Inc. (“Switch,” the “Company,” “we,” “us,” or “our”) is a Nevada corporation and is the independent leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 700 issued and pending patent claims covering data center designs that have manifested into the Company’s world-renowned data centers and technology solutions. Switch’s website is www.switch.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the U.S. Securities and Exchange Commission (“SEC”). Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “SWCH.” For additional information about the Company and our business, please refer to “Where You Can Find Additional Information.”

Switch, Ltd.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

(702) 444-4111

Switch, Ltd. (“Company Ltd.”) is a Nevada limited liability company. Switch is the sole manager voting member of Company Ltd., and includes the accounts of Company Ltd. in its consolidated financial statements. In addition to differences in their respective ownership, the primary difference between Switch and Company Ltd. is that Switch issues publicly traded common stock to investors (including employees and board members). Switch’s principal asset is its interest in Company Ltd.

Sunshine Merger Sub, Ltd.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

(702) 444-4111

Sunshine Merger Sub, Ltd. (“Company Merger Sub”) is a Nevada limited liability company. Switch is the sole member of Company Merger Sub. Company Merger Sub was formed solely for purposes of facilitating the acquisition of Company Ltd. and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the LLC Merger Effective Time (as defined below), Company Merger Sub will merge with and into Company Ltd., and Company Ltd. will continue as the surviving entity.

Sunshine Bidco Inc.

c/o DigitalBridge Investments, LLC

750 Park of Commerce Drive, Suite 210

Boca Raton, FL 33487

(561) 570-4644

and

c/o IFM Investors (US) LLC

114 West 47th Street, 19th Floor

New York, NY 10036

(212) 784-2260

Sunshine Bidco Inc. (“Parent”) is a Delaware corporation that is controlled by funds affiliated with DigitalBridge (as defined below) and IFM GIF (as defined below) that was formed solely for the purposes of entering into the Merger Agreement and related agreements and consummating the transactions contemplated thereby. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Mergers. Upon the consummation of the transactions contemplated by the Merger Agreement and related agreements, the Company will be a wholly owned subsidiary of Parent.

Sunshine Parent Merger Sub Inc.

c/o DigitalBridge Investments, LLC

750 Park of Commerce Drive, Suite 210

Boca Raton, FL 33487

(561) 570-4644

and

c/o IFM Investors (US) LLC

114 West 47th Street, 19th Floor

New York, NY 10036

(212) 784-2260

Sunshine Parent Merger Sub Inc. (“Parent Merger Sub”) is a Nevada corporation and wholly owned subsidiary of Parent that was formed solely for the purposes of entering into the Merger Agreement and related agreements and consummating the transactions contemplated thereby. Parent Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Mergers. Upon completion of the Merger, Parent Merger Sub will merge with and into the Company, and will cease to exist.

Parent and Parent Merger Sub are each affiliated with (1) investment funds controlled by DigitalBridge Partners II, LP (“DigitalBridge”) and (2) IFM Global Infrastructure Fund (“IFM GIF”).

DigitalBridge is an affiliate of DigitalBridge Group, Inc. (NYSE: DBRG), a leading global digital infrastructure firm managing an approximately $47 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders.

IFM GIF is an open-ended global infrastructure fund invested in core infrastructure assets predominantly in Europe and North America and selectively in other regions. IFM GIF is a Cayman Island unit trust. The trustee of IFM GIF is Conyers Trust Company (Cayman) Limited. IFM GIF is advised by IFM Investors Pty Ltd, a global institutional funds manager with approximately US $133 billion under management (as at December 31, 2021) on behalf of more than 550 institutional investors (IFM Investors Pty Ltd, together with its affiliates and funds managed or advised by it or its affiliates, “IFM”).

The Special Meeting (page 33)

The Proposals

The special meeting of our stockholders (the “Special Meeting”) will be held on [              ], 2022, at [     ] a.m., Pacific Time, at 1 Superloop Circle, McCarran, Nevada 89434. At the Special Meeting, holders of our shares of Class A common stock, par value $0.001 per share (“Class A common stock”) and Class B common stock, par value $0.001 per share (“Class B common stock,” and together with the Class A common stock, the “common stock”), as of the record date, which was the close of business on [ ], 2022 (the “Record Date”), will be asked to consider and vote on (1) a proposal to approve the Merger, (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, and (3) a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

Pursuant to our bylaws and in accordance with Nevada law, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

As part of our precautions regarding the coronavirus or COVID-19, we may determine that the Special Meeting be held solely by means of remote communication rather than in person. If we take this step, we will announce the decision to do so in advance and provide details on how to participate in the meeting, via a press release issued by Switch and made available on our website, www.switch.com. We will also file the press release with the SEC as definitive additional solicitation material. Holders of shares of common stock in “street name” who desire to attend the meeting are encouraged to contact their brokers and other nominees for instructions on how they may attend.

Record Date, Notice and Quorum

All holders of record of our Class A common stock and Class B common stock as of the Record Date, which was the close of business on [              ], 2022, are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting. Each stockholder will be entitled to cast one vote on each matter presented at the Special Meeting for each share of Class A common stock and each share of Class B common stock that such holder owned as of the Record Date. On the Record Date, there were [ ] shares of Class A common stock and [ ] shares of Class B common stock outstanding and entitled to vote at the Special Meeting.

The presence in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or by proxy of our holders of Class A common stock and Class B common stock entitled to be cast at the Special Meeting, each voting separately, will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to transact business at the Special Meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be adjourned to a later date. Pursuant to our bylaws, if a quorum is not present, the stockholders entitled to vote at the Special Meeting, present in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or by proxy, will have the power to adjourn the meeting without notice other than announcement at the meeting. The Special Meeting may also be adjourned for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

Required Vote

Completion of the Mergers requires approval of the Merger by the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately. Each stockholder is entitled to cast one vote on each matter presented at the Special Meeting for each share of Class A common stock and each share of Class B common stock owned by such stockholder on the Record Date. Because the required vote for this proposal is based on the number of votes our holders of common stock are entitled to cast rather than on the number of votes cast, if you fail to vote by proxy or in person, or, in the event that the Special Meeting is held by means of remote communication, virtually (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to approve the Merger.

The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, and the approval of the proposal regarding any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger, each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the Mergers. For the purpose of each of these proposals, if you fail to vote by proxy or in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the Special Meeting. Abstentions, while present for purposes of determining presence of a quorum, are not considered votes cast and therefore will have no other effect on the outcome of these proposals.

As of the Record Date, our directors and executive officers owned and are entitled to vote an aggregate of approximately [                ] shares of Class A common stock and [                  ] shares of Class B common stock, entitling them to exercise approximately [     ]% of the voting power of Class A common stock, [     ]% of the voting power of Class B common stock and [     ]% of the voting power of our common stock entitled to vote at the Special Meeting. Our directors and executive officers have informed us that they intend to vote the common stock that they own in favor of the proposal to approve the Merger, in favor of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers in connection with the Mergers and in favor of the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

Proxies; Revocation

Any of our stockholders of record entitled to vote may authorize a proxy to vote his, her or its common stock by returning the enclosed proxy card, authorizing a proxy or voting instructions by telephone or through the Internet, or by appearing and voting at the Special Meeting in person, or, in the event that the Special Meeting is held by means of remote communication, virtually. If the shares of common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by voting again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on [              ], 2022, signing and returning another proxy card with a later date, provided we receive the updated proxy card before the date of the Special Meeting, or voting in person at the Special Meeting, or, in the event that the Special Meeting is held by means of remote communication, virtually. Attendance alone will not be sufficient to revoke a previously authorized proxy.

The Mergers (page 39)

Pursuant to the Merger Agreement, on the closing date, Parent Merger Sub will merge with and into Switch and the separate existence of Parent Merger Sub will cease, and Switch will continue as the surviving entity in the Merger. We use the term Surviving Company in this proxy statement to refer to Switch following the effective time of the Merger.

The Merger will become effective upon the later of (1) the acceptance for record of the articles of merger with respect to the Merger by the Secretary of State of the State of Nevada or (2) such other date and time as may be mutually agreed to by us and Parent and specified in the articles of merger. We use the term Effective Time in this proxy statement to refer to the time the Merger becomes effective. Under the Merger Agreement, the Effective Time will occur prior to the LLC Merger Effective Time.

Promptly following the Merger, on the closing date, Company Merger Sub will merge with and into Company Ltd. and the separate existence of Company Merger Sub will cease, and Company Ltd. will be the surviving limited liability company in the LLC Merger. We use the term Surviving Company Ltd. in this proxy statement to refer to Company Ltd. following the LLC Merger Effective Time.

The LLC Merger will become effective at the time the filing of articles of merger with respect to the LLC Merger has been accepted by the Secretary of State of the State of Nevada or such other date and time as may be mutually agreed to by the Company and Parent and specified in the LLC articles of merger. We use the term LLC Merger Effective Time in this proxy statement to refer to the time the LLC Merger becomes effective. Under the Merger Agreement, the LLC Merger Effective Time will occur promptly following the Effective Time.

Recommendation of Our Board of Directors and the Special Committee (page 52)

Our board of directors and a special committee of the board of directors comprised only of independent directors (the “special committee”) has:

•	duly authorized and approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby;

•

determined the Merger Agreement and the transactions contemplated by the Merger Agreement, including the LLC Merger and the Merger, to be advisable and in the best interests of Switch and our stockholders on the terms and subject to the conditions set forth in the Merger Agreement; and

•

recommended that you vote “FOR” the proposal to approve the Merger, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, and “FOR” the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

Opinion of the Special Committee’s Financial Advisor (page 54)

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the special committee of the board of directors of Switch that, as of May 11, 2022 and based upon and subject to the factors and assumptions set forth therein, the $34.25 in cash per share of Switch’s Class A common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Switch’s Class A common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated May 11, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the special committee in connection with its consideration of the Merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Switch’s Class A common stock or any other securities of Switch should vote with respect to the Merger or any other matter. The engagement letter between the special committee and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of the announcement of the Merger, at approximately $47,000,000 all of which is contingent upon consummation of the Merger.

Treatment of Common Stock (page 86)

The Merger Agreement provides that, at the Effective Time, each share of Class A common stock (other than any of our shares of Class A common stock owned by the Company as treasury stock, by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time (the “excluded shares”), which will automatically be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor) issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive an amount in cash equal to $34.25, without interest (the “merger consideration”). The Merger Agreement further provides that, at the Effective Time, each share of Class B common stock issued and outstanding immediately prior to the Effective Time will automatically be cancelled and will cease to exist, and each holder of Class B common stock will no longer have any rights with respect to these shares, subject to (1) the right of the holder of any related Company Ltd. Common Units (as defined below), other than any Rollover Member (as defined below) with respect to its Rollover Units (as defined below), to receive the merger consideration and (2) applicable law in the case of dissenting shares (as defined below).

Treatment of Equity Awards (page 86)

Stock Options. Immediately prior to the Effective Time, each option to purchase shares of common stock granted under Switch’s equity plan (each, an “option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall be cancelled in exchange for the right to receive a cash payment (without interest and less any applicable withholding taxes), equal to (1) the number of shares of common stock for which such option had not been exercised multiplied by (2) the excess, if any, of the merger consideration over the exercise price per share of such option, rounded down to the nearest cent. For the avoidance of doubt, if the exercise price per share of any option, is equal to or greater than the merger consideration, such option will be cancelled without payment of any consideration to the holder thereof.

Restricted Shares. Immediately prior to the Effective Time, each restricted share subject to forfeiture conditions granted under Switch’s equity plan or otherwise (each, a “restricted share award”) that is outstanding immediately prior to the Effective Time will automatically become fully vested and converted into the right to receive a cash payment in an amount equal to the merger consideration, without interest.

Restricted Stock Unit Awards. Immediately prior to the Effective Time, each restricted stock unit award that corresponds to common stock granted under Switch’s equity plan and that vests solely based on the passage of time (each, a “restricted stock unit award”) that is outstanding immediately prior to the Effective Time will automatically become fully vested and cancelled in exchange for the right to receive a cash payment in an amount equal to (1) the product of (A) the number of shares of common stock subject to such restricted stock unit award as of immediately prior to the Effective Time and (B) the merger consideration, plus (2) the amount of any accrued dividend equivalents with respect to such restricted stock unit award that remain unpaid as of the Effective Time, without interest and less any applicable withholding taxes.

Performance-Based Restricted Stock Unit Awards. Immediately prior to the Effective Time, each restricted stock unit award that corresponds to common stock granted under Switch’s equity plan and that vests based on the achievement of performance goals (each, a “performance-based restricted stock unit award”) that is outstanding immediately prior to the Effective Time will automatically become fully vested and cancelled in exchange for the right to receive a cash payment in an amount equal to (1) the product of (A) the number of shares of common stock subject to the performance-based restricted stock unit award immediately prior to the Effective Time as determined based on the actual achievement of performance goals in accordance with the terms of the applicable award agreement and (B) the merger consideration, plus (2) the amount of any accrued dividend equivalents with respect to such performance-based restricted stock unit award that remain unpaid as of the Effective Time, without interest and less any applicable withholding taxes.

Treatment of Interests in Company Ltd. (page 87)

In connection with the LLC Merger, each unit of limited liability company interest in Company Ltd. (“Company Ltd. Common Unit”) (other than any Company Ltd. Common Unit owned, directly or indirectly, by the Company or any of its subsidiaries immediately prior to the LLC Merger Effective Time or Rollover Units (together, the “Excluded Company Ltd. Common Units”)) that are issued and outstanding immediately prior to the LLC Merger Effective Time and all rights in respect thereof will be automatically converted into the right to receive the merger consideration. Each Excluded Company Ltd. Common Unit will be unaffected by the LLC Merger and will remain outstanding as a unit of Surviving Company Ltd.

Treatment of Interests in Company Merger Sub (page 87)

In connection with the LLC Merger, each unit of interest of Company Merger Sub (“Company Merger Sub Common Unit”) that is issued and outstanding immediately prior to the LLC Merger Effective Time will be automatically exchanged for a number of units of the Surviving Company Ltd. equal to the number of Company Ltd. Common Units (other than Excluded Company Ltd. Common Units) issued and outstanding immediately prior to the LLC Merger Effective Time.

Financing (page 61)

The merger is not conditioned on Parent’s receipt of any financing. Parent plans to fund the merger consideration with committed equity financing and debt financing, as described below.

Equity Financing

Parent has entered into equity commitment letters with DigitalBridge and IFM GIF, each dated May 11, 2022 (the “equity commitment letters”), pursuant to which DigitalBridge has committed to directly or indirectly contribute to Parent an aggregate amount in cash equal to $2.895 billion and IFM GIF has committed to directly or indirectly contribute to Parent an aggregate amount in cash equal to $1.930 billion, in each case, simultaneously with the closing of the Mergers, which will be used by Parent, together with the Debt Financing as defined and described below, solely to fund each such fund’s pro rata share of (1) Parent’s payment obligations at the closing of the Mergers under the Merger Agreement, including payment of the merger consideration and (2) all other fees and expenses of Parent and Parent Merger Sub related to the consummation of the transactions contemplated by the Merger Agreement which are payable by Parent under the Merger

Agreement (collectively, the “payment obligations”). The equity commitment will be reduced as agreed by the investors under the equity commitment letters solely in the event Parent does not require all of the funds contemplated by the equity financing with respect to which an investor has made an equity commitment to satisfy the payment obligations in full at the closing of the Mergers. Funding of the equity commitments is subject to the terms, conditions and limitations set forth in the equity commitment letters, which include (i) the satisfaction or waiver of all conditions precedent to Parent’s obligation to the closing of the Mergers set forth in the Merger Agreement (except those conditions that by their nature cannot be satisfied except by actions to be taken at the closing, provided that such conditions are actually satisfied or validly waived at the closing), (ii) the substantially concurrent funding of the initial mortgage loans and the other equity commitments and (iii) the substantially concurrent consummation of the closing of the Mergers. See “The Mergers — Financing— Equity Financing” for additional information.

Debt Financing

Additionally, The Toronto-Dominion Bank, New York Branch (“TD”), Royal Bank of Canada (“RBC”), Societe Generale (“SG”), and Citizens Banks, N.A. (“Citizens” and, together with TD, RBC and SG, the “debt financing sources”) have committed to provide Parent, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letters, debt financing in an aggregate amount of $5.795 billion, consisting of a revolving credit facility of up to $100 million (with the ability to increase up to $150 million) and mortgage loans of up to $5.695 billion (with the ability to obtain an additional $1 billion of proceeds within two (2) years of closing) (collectively, the “Debt Financing”), which may be used to consummate the Mergers, refinance existing Company debt, establish any required reserves under the applicable credit facilities and pay related fees, costs and expenses, to the extent that Parent does not obtain alternative financing, in lieu of such Debt Financing, at or prior to the closing of the Mergers. See “The Mergers — Financing— Debt Financing” for additional information.

Amendment to the Tax Receivable Agreement (page 64)

Concurrent with the initial public offering of shares of its Class A common stock, the Company entered into a Tax Receivable Agreement, dated as of October 5, 2017, by and among the Company, Company Ltd. and the members of Company Ltd. party thereto (the “TRA”). The TRA provided for payment by the Company to members of Company Ltd. party to the TRA and their assignees (the “TRA beneficiaries”) of approximately 85% of the amount of the calculated tax savings, if any, the Company will realize due to (i) increases in tax basis resulting from the redemption of Company Ltd. Common Units and (ii) certain other tax benefits attributable to payments made under the TRA. Pursuant to its terms, amendment of the TRA requires the approval of members of Company Ltd. whose rights are attributable to at least 70% of the Company Ltd. Common Units outstanding (and not held by the Company) immediately after the Company’s initial public offering (as appropriately adjusted for any subsequent changes to the number of outstanding Company Ltd. Common Units (the “Supermajority Threshold”).

As a result of negotiation by the special committee, on May 11, 2022, in connection with the execution of the Merger Agreement, the Company, Company Ltd. and members of Company Ltd. satisfying the Supermajority Threshold entered into, which was concurrently publicly filed, an amendment to the TRA (the “TRA Amendment”). The TRA Amendment establishes that in exchange for the termination of the TRA and all payment obligations of the Company associated therewith, the members to the TRA (other than the Company) will be entitled to receive a payment in cash from the Company of $0.37 per Company Ltd. Common Unit (such implied price equating to $5.89 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA) in connection with the closing of the Mergers in full satisfaction of the payment obligations to the TRA beneficiaries under the TRA. Such payments will be made by the Company as promptly as practicable following the earlier of (i) the closing of the Mergers (or any other change of control of the Company (as defined in the TRA)), or (ii) December 31, 2022. This represents a reduction of approximately $1,121 million, which is an approximately 93.72% reduction of the estimated aggregate amount of approximately $1,196 million that would have otherwise been payable to the TRA beneficiaries under the TRA in respect of a change of control of the Company at the implied price per share of Class A common stock offered by Parent, absent the TRA Amendment. It is a condition of the obligation of Parent and Parent Merger Sub to effect the Mergers that the TRA Amendment be in full force and effect. For more information, please see the section of this proxy statement captioned “The Mergers—Amendment to the Tax Receivable Agreement.”

Rollover Agreements (page 65)

Concurrent with the execution of the Merger Agreement and as a condition and inducement to the willingness of Parent and Parent Merger Sub to enter into the Merger Agreement, Rob Roy, the Company’s CEO, founder and chairman, and Thomas Morton, the Company’s President and Chief Legal Officer, executed Rollover and Contribution Agreements, dated as of May 11, 2022 (each, a “Rollover Agreement” and collectively, the “Rollover Agreements”), providing that Rob Roy and Thomas Morton (together, the “Rollover Members”) will contribute to Parent approximately $424.3 million worth of Company Ltd. Common Units (the “Rollover Units”) in the aggregate in exchange for a number of equity interests of Parent or one or more of its parent entities. The Rollover Members’ contribution of the Rollover Units to Parent in exchange for equity interests of Parent or one or more of its parent entities will occur immediately prior to the closing. The obligation of Parent and Parent Merger Sub to effect the Mergers is subject to the Rollover Members having complied with their rollover obligations in the Rollover Agreements.

Other members of the Company management team may also be invited to rollover a portion of their equity interests in amounts to be mutually agreed upon between such member and Parent. Prior to the Effective Time, Parent may initiate negotiations of these agreements and/or arrangements, and may enter into definitive agreements regarding the right to participate in the equity interests of Parent or one or more of its parent entities following the completion of the Mergers.

For more information, please see the section of this proxy statement captioned “The Mergers—Rollover Agreements.”

Voting and Support Agreements (page 66)

Concurrent with the execution of the Merger Agreement, Parent or the Company entered into Voting and Support Agreements (each, a “Voting and Support Agreement” and collectively, the “Voting and Support Agreements”) with certain stockholders of the Company (including members of the Company’s management and board of directors) providing that, among other things, subject to the terms and conditions set forth therein, such stockholder will support the Mergers and the transactions contemplated thereby, including by voting to adopt the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Mergers—Voting and Support Agreements.”

Purchase and Sale Agreement (page 67)

On May 10, 2022, in connection with the execution of the Merger Agreement, Company Ltd., as buyer, and Beltway Business Park, L.L.C., Beltway Business Park Warehouse No. 3, LLC, Beltway Business Park Warehouse No. 4, LLC, Beltway Business Park Warehouse No. 6, LLC and Beltway Business Park Warehouse No. 8, LLC (collectively, the “Beltway Entities”), as the sellers, entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Land Purchase Agreement”) for the acquisition by Company Ltd. of certain properties located in Las Vegas, Nevada for a total purchase price of $300 million. Pursuant to the Land Purchase Agreement, the closing of the acquisition of the purchased land will be conditioned upon, among other things, the consummation of the Mergers. For more information, please see the section of this proxy statement captioned “The Mergers—Purchase and Sale Agreement.”

Interests of the Company’s Directors and Executive Officers in the Mergers (page 67)

Our directors and executive officers have certain interests in the Mergers that are different from, or in addition to, the interests of our stockholders generally, including accelerated vesting of outstanding Switch equity awards, potential severance benefits, payment under the TRA Amendment, an interest in the Land Purchase Agreement and rollover under the Rollover Agreements and rights to ongoing indemnification and insurance coverage. See “The Mergers — Interests of the Company’s Directors and Executive Officers in the Mergers” for additional information about interests that our directors and executive officers have in the Mergers that are different than yours.

Restriction on Solicitation of Company Takeover Proposals (page 100)

Under the terms of the Merger Agreement, we and our subsidiaries, and our and their respective officers and directors, are subject to restrictions on our ability to solicit any company takeover proposals (as defined in the section entitled “The Merger Agreement — Special Meeting”), including, among others, restrictions on our ability to furnish to any third parties any non-public information in connection with any company takeover proposal, or engage in any discussions or negotiations regarding any company takeover proposal, or propose or agree to do any of the foregoing. Subject to the terms of the Merger Agreement, we or our subsidiaries may furnish non-public information to, and engage in discussions or negotiations with, a third party if we receive an unsolicited bona fide written company takeover proposal from such third party after the date of the Merger Agreement and that did not result from a breach of our obligations described in the section entitled “The Merger Agreement — Restriction on Solicitation of Company Takeover Proposals,” and our board of directors or the special committee, after consultation with its independent financial advisors, determines in good faith, after consultation with outside legal counsel, that such company takeover proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined in the section entitled “The Merger Agreement — Restriction on Solicitation of Company Takeover Proposals”). Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the Merger Agreement in order to enter into a definitive agreement relating to a superior proposal (subject to payment of the company termination fee (as described below)).

Conditions to the Mergers (page 110)

Completion of the Mergers depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

•	the Merger must be approved by the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately;

•

no order by any governmental entity has been entered and continues to be in effect and no law has been adopted that remains in effect or be effective, in each case, that prevents, enjoins, prohibits or makes illegal the consummation of the Mergers;

•

all waiting periods applicable to the transactions contemplated by the Merger Agreement under the HSR Act, and any commitment to, or agreement (including any timing agreement) with any governmental entity to delay the consummation of, or not to consummate before a certain date, the transactions contemplated by the Merger Agreement, have expired or been terminated and all regulatory consents required by the Merger Agreement have been obtained;

•	each Rollover Member must have performed or complied with all of their obligations in their respective Rollover Agreements;

•	the TRA Amendment is in full force and effect;

•

our and Parent’s and Parent Merger Sub’s respective representations and warranties in the Merger Agreement must be true and correct in the manner described under the section entitled “The Merger Agreement — Conditions to the Mergers”;

•

from the date of the Merger Agreement through the closing date, there must not have occurred a material adverse effect (as described in the section entitled “The Merger Agreement — Representations and Warranties”);

•

on the day of closing, the acquisition contemplated by the Land Purchase Agreement must be consummated by individual special purpose entity subsidiaries of the Company and fee title to the properties acquired under the Land Purchase Agreement must be owned by such special purpose entity subsidiaries as of the closing free and clear of all liens other than permitted liens; and

•

we, Company Ltd., Company Merger Sub, Parent and Parent Merger Sub must have performed and complied in all material respects with our and their respective covenants required by the Merger Agreement to be performed or complied with on or prior to the Effective Time.

Termination of the Merger Agreement (page 111)

We and Parent may mutually agree to terminate and abandon the Merger Agreement at any time prior to the Effective Time, even after we have obtained the requisite vote of our stockholders to approve the Merger.

Termination by either Switch or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement by written notice to the other at any time prior to the Effective Time, even after we have obtained the requisite vote of our stockholders to approve the Merger (if applicable), if:

•

the Mergers have not been consummated on or prior to 5:00 p.m., Eastern Time, on the six month anniversary of the date of the Merger Agreement (the “End Date”) (though the End Date may be extended for two successive three-month periods if certain closing conditions relating to regulatory approvals, no orders and/or the Land Purchase Agreement have not yet been satisfied on the End Date); provided that the right to terminate the Merger Agreement under this bullet point will not be available to us or Parent if the primary cause of the failure of the Merger to be consummated by the End Date was due to the material breach by us, Company Merger Sub or Company Ltd. (in the case of termination by us) or Parent or Parent Merger Sub (in the case of termination by Parent) of any representation, warranty, covenant or other agreement of such party under the Merger Agreement;

•

a governmental entity has issued an order, or a law has been enacted or promulgated, in each case after the date of the Merger Agreement, permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order or law has become final and nonappealable, provided that the right to terminate the Merger Agreement under this bullet point will not be available to us or Parent if such order resulted from the material breach by us, Company Merger Sub or Company Ltd. (in the case of termination by us) or Parent or Parent Merger Sub (in the case of termination by Parent) of any representation, warranty, covenant or other agreement of such party under the Merger Agreement; or

•

the duly held Special Meeting (as it may be adjourned or postponed) at which a vote on the Merger was taken has concluded and the requisite vote of our stockholders to approve the Merger has not been obtained.

Termination by Switch

We may also terminate the Merger Agreement by written notice to Parent at any time prior to the Effective Time, even after we have obtained the requisite vote of our stockholders to approve the Merger (if applicable), if:

•

Parent or Parent Merger Sub has breached or there is any inaccuracy in any of its representations or warranties, or has breached or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach, inaccuracy or failure to perform (1) if it occurred or was continuing to occur on the closing date, would result in a failure of our closing conditions under the Merger Agreement and (2) is either not curable or is not cured by the earlier of the End Date and the date that is sixty (60) days following written notice from us to Parent of such breach, inaccuracy or failure, provided that we, Company Merger Sub and Company Ltd. are not then in breach of any representation, warranty, covenant or agreement contained in this Merger Agreement that would give rise to a failure of Parent’s closing conditions under the Merger Agreement;

•

prior to obtaining the requisite vote of our stockholders to approve the Merger, after following certain procedures and adhering to certain restrictions, in order to enter into a definitive agreement relating to a superior proposal (subject to payment of the company termination fee (as described below)); or

•

(1) all of Parent’s and Parent Merger Sub’s closing conditions under the Merger Agreement are satisfied (other than those conditions that by their nature are to be satisfied at the closing and that are then capable of being satisfied if there were a closing) or waived, (2) we have confirmed in writing to Parent that (x) all of our closing conditions have been satisfied (other than those conditions that by their nature are to be satisfied at the closing and that are then capable of being satisfied if there were a closing), (y) the Mergers are required to be consummated pursuant to the Merger Agreement and (z) we are ready, willing and able to consummate the Mergers on the date such notice is delivered and through the end of the next succeeding five (5) business days and (3) Parent fails to consummate the transactions contemplated by the Merger Agreement within five (5) business days after the later of receipt of such notice and the date the Mergers were required to be consummated pursuant to the Merger Agreement.

Termination by Parent

Parent may also terminate the Merger Agreement by written notice to us at any time prior to the Effective Time, even after we have obtained the requisite vote of our stockholders to approve the Merger (if applicable), if:

•

we, Company Merger Sub or Company Ltd. has breached or there is any inaccuracy in any of our representations or warranties, or if we, Company Merger Sub or Company Ltd. has breached or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach, inaccuracy or failure to perform (1) if it occurred or was continuing to occur on the closing date, would result in a failure of Parent’s closing conditions under the Merger Agreement and (2) is either not curable or is not cured by the earlier of the End Date and the date that is sixty (60) days following written notice from Parent to us of such breach, inaccuracy or failure, provided that Parent and Parent Merger Sub are not then in breach of any representation, warranty, covenant or agreement contained in this Merger Agreement that would give rise to a failure of our closing conditions under the Merger Agreement; or

•

prior to obtaining the requisite vote of our stockholders to approve the Merger, our board or the special committee effects a company adverse recommendation change in accordance with the requirements described below under “The Merger Agreement — Obligation of the Board of Directors with Respect to Its Recommendation” or takes (or fails to take) certain other actions with respect to their recommendations.

Termination Fees (page 113)

Termination Fee Payable by Switch; Expense Reimbursement

We have agreed to pay a termination fee of $260 million (the “company termination fee”) to Parent if:

•	we terminate the Merger Agreement pursuant to the provision described in the second bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Switch”;

•	Parent terminates the Merger Agreement pursuant to the provision described in the second bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Parent”;

•

either we or Parent terminate pursuant to the provision described in the third bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Switch or Parent” at a time when the Merger Agreement was terminable by Parent pursuant to the provision described in the second bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Parent”; or

•	all of the following requirements are satisfied:

•

prior to (1) the Special Meeting to obtain the requisite vote of our stockholders to approve the Merger, in the case of a termination pursuant to the provision described in the third bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Switch or Parent”, (2) the breach giving rise to such right of termination, in the case of a termination pursuant to the provision described in the first bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Parent” and (3) the termination of this Agreement, in the case of a termination pursuant to the provision described in the first bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Switch or Parent”, a company takeover proposal (substituting 50% for the 20% threshold set forth in the definition of “company takeover proposal”) has been publicly made and not withdrawn at least three business days prior to the Special Meeting (or any adjournment or postponement thereof);

•	the Merger Agreement is terminated by us or Parent pursuant to provisions described in the first sub-bullet point above; and

•

at any time on or before the 12-month anniversary of the termination referred to in the immediately preceding sub-bullet point, we or any of our subsidiaries completes or enters into a definitive agreement with respect to any company takeover proposal (substituting 50% for the 20% threshold set forth in the definition of “company takeover proposal” (whether or not the same company takeover proposal as that made prior to the termination of the Merger Agreement).

Termination Fee Payable by Parent

Parent has agreed to pay a termination fee of $693 million (the “parent termination fee”) to the Company if (1) we terminate the Merger Agreement pursuant to the provisions described in the first bullet point or third bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Switch” or (2) either we or Parent terminate the Merger Agreement pursuant to provisions described in the first bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by either Switch or Parent” and, at such time, we had the right to terminate the Merger Agreement pursuant to the provision described in the first bullet point or third bullet point under “The Merger Agreement — Termination of the Merger Agreement — Termination by Switch.”

Payment of Termination Fee

In no event will a termination fee be payable by the Company or Parent on more than one occasion.

In the event the Merger Agreement is validly terminated and the parent termination fee is paid under the circumstances for which such fee is payable pursuant to the Merger Agreement, payment of the parent termination fee will be the sole and exclusive monetary damages remedy available to the Company in respect of any and all losses incurred as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated and, upon payment of such termination fee in such circumstances, none of Parent and its related parties will have any further liability or obligation relating to or arising out of the Merger Agreement, the Mergers or the other transactions contemplated by the Merger Agreement.

If the Company or Parent, as the case may be, fails to timely pay its termination fee and, in order to obtain the payment, Parent or the Company, as the case may be, commences an action which results in a final and non-appealable judgment against the other party for the payment, then the paying party must pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such proceeding, together with interest on that amount from and including the date payment of such amount was due but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2% per annum.

Guarantees and Remedies (page 114)

In connection with the Merger Agreement and subject to the terms and limitations set forth in the guarantees, Parent has entered into guarantees with DigitalBridge and IFM GIF in our favor, pursuant to which DigitalBridge and IFM GIF have guaranteed their respective portions of Parent’s payment obligations with respect to the parent termination fee under the Merger Agreement and certain collection costs related thereto (collectively, the “guaranteed obligation”) if and when due in accordance with the Merger Agreement, subject to an aggregate cap of $415.8 million for DigitalBridge and an aggregate cap of $277.2 million for IFM GIF for payment of the guaranteed obligations. The maximum aggregate liability of the guarantors under the guarantees will not exceed $693 million. See “The Mergers — Financing— Guarantees and Remedies” for additional information.

The Merger Agreement provides that the parties are entitled to specific performance, including specific performance of Parent’s and Parent Merger Sub’s obligations to consummate the Mergers. However, we, Company Merger Sub and Company Ltd. may only seek specific performance to require Parent or Parent Merger Sub to consummate the Mergers if certain conditions are met, including (1) Parent and Parent Merger Sub’s closing conditions under the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing and that are then capable of being satisfied if there were a closing) have been satisfied or waived, (2) the full amount of the initial mortgage loans (or alternative financing) contemplated in connection with the Merger Agreement has been funded or would be funded at closing if the equity financing contemplated in connection with the Merger Agreement were funded at the closing, (3) Parent and Parent Merger Sub have failed to complete the closing by the date the closing is required under the Merger Agreement, (4) the Merger Agreement has not been terminated and (5) the Company has confirmed in writing that, if specific performance is granted and the initial mortgage loans and equity financing are funded, we are ready, willing and able to consummate the closing in accordance with the Merger Agreement. Under no circumstances will we be permitted or entitled to both a grant of specific performance causing the closing to occur or any monetary damages whatsoever on the one hand, and payment of the parent termination fee, on the other hand.

Regulatory Matters (page 74)

Parent, Parent Merger Sub, the Company, Company Ltd. and Company Merger Sub have covenanted to use their respective reasonable best efforts to take, or to cause to be taken, all actions necessary, proper and advisable under any applicable laws to receive all approvals by governmental entities, including in connection with antitrust laws and communications laws. This includes (1) preparing and filing of all filings, forms, notices, registrations and notifications required to be filed to consummate the Mergers, (2) using reasonable best efforts to satisfy the conditions to consummating the Mergers, (3) using reasonable best efforts to obtain any consents or orders from any governmental entities, including certain regulatory consents agreed upon by Parent and the Company to be required, (4) defending any judicial or administrative proceedings challenging the Merger Agreement or the transactions contemplated thereby and (5) the execution and delivery of any reasonable additional instruments necessary to consummate the Mergers.

In addition, under the Merger Agreement, Parent and Parent Merger Sub have agreed to use reasonable best efforts to take any and all steps necessary to eliminate each and every impediment under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other antitrust, competition, merger control or foreign investment law that is asserted by any governmental entity or any other person so as to enable the parties to consummate the transactions contemplated by the Merger Agreement as soon as possible and prior to the End Date, including, but not limited to offering, proposing, negotiating, agreeing and committing to and effecting, by consent decree, hold separate order or otherwise:

•

divestitures, sales, transfers or other dispositions of, licenses of, or hold separate or similar arrangements with respect to, any assets, product lines, businesses or interests of Parent, the Company, or any of Parent’s or the Company’s affiliates;

•

the termination, amendment, assignment or creation of relationships, contractual rights or obligations, ventures or other arrangements of Parent, the Company, or any of Parent’s or the Company’s affiliates;

•	conduct of business restrictions, including restrictions on Parent’s or its affiliates’ ability to manage, operate or own any assets, product lines, businesses or interests;

•

any other change or restructuring of Parent, the Company, or any of Parent’s or the Company’s affiliates and other actions and non-actions with respect to assets, product lines, businesses or interests of Parent, the Company, or any of Parent’s or the Company’s affiliates; and

•

any other condition, commitment, remedy or undertaking of any kind, in each case of the foregoing, in order to obtain any and all actions, consents and orders from governmental entities as soon as possible and prior to the End Date, including committing to take any and all actions necessary in order to ensure that no requirement for non-action, a waiver, consent or approval of any governmental entity, no decree, judgment, decision, injunction, temporary restraining order or any other order in any proceeding and no other matter relating to any antitrust, competition, merger control or foreign investment law, would preclude the occurrence of the closing prior to the End Date.

Notwithstanding the foregoing, the Merger Agreement does not require Parent or Parent Merger Sub to take or agree to take any action, including any action contemplated by the foregoing, with respect to any of its affiliates (including any person in which any of its affiliates has any debt or equity investment and any affiliated or commonly advised investment fund) or any direct or indirect portfolio company (as such term is understood in the private equity industry) thereof, other than the Company, the Surviving Company, Company Ltd., Surviving Company Ltd. or any of their respective subsidiaries.

Both the Company and Parent filed their respective Notification and Report Forms with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) on May 25, 2022. The 30-day waiting period with respect to the Merger, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, will expire at 11:59 p.m. Eastern Time on June 24, 2022, unless the FTC or the DOJ earlier terminates the waiting period or issues requests for additional information and documentary material related to the Merger (“Second Requests”). If the FTC or the DOJ issues Second Requests, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days, which will begin on the date on which both the Company and Parent have substantially complied with their respective Second Requests. In addition, the Company and Parent made the appropriate applications with the Federal Communications Commission on May 27, 2022 and made the notifications with each of the Georgia Public Service Commission and Nevada Public Utilities Commission on May 26, 2022.

Legal Proceedings Regarding the Mergers and the Transactions Contemplated Thereby (page 82)

On May 26, 2022, an alleged class action lawsuit was filed by a purported stockholder of the Company in connection with the Merger. The lawsuit is captioned Palkon v. Rob Roy et al., Case No. A-22-853216-B, and

names as defendants our board of directors, DigitalBridge, IFM and certain affiliates of the Company, DigitalBridge and IFM. The lawsuit alleges, among other things, that our board of directors breached their fiduciary duties in approving the Merger, and that DigitalBridge and IFM aided and abetted such breaches. The lawsuit seeks, among other things, to enjoin the consummation of the Mergers. The Company believes that the claims in the pending lawsuit are without merit and intends to vigorously defend against them.

Dissenters’ Rights (page 82)

Under Nevada Revised Statues Chapter 92A - Mergers, Conversions, Exchanges and Domestications (the “NMA”), under certain circumstances, stockholders of a Nevada corporation may be entitled to dissent from a transaction and demand payment of the fair value of such stockholder’s shares in the event of certain corporate actions, including certain mergers. However, holders of Class A common stock do not have such dissenters’ rights.

Shares of Class B common stock issued and outstanding immediately prior to the Effective Time that are held by any stockholder entitled to demand, and who properly and timely, pursuant to the NMA and a separate notice from the Company demands payment for such shares under the NMA (“dissenting shares”) will be treated in accordance with the NMA. At the Effective Time, all dissenting shares will be automatically cancelled and will cease to exist, and holders of dissenting shares will have the right to receive the fair value of the dissenting shares in accordance with the NMA. If any dissenting stockholder loses its status as dissenter under the NMA, then as of the later of the Effective Time or the date this status was lost, these shares will be converted into, or will have been deemed to have been converted into at the Effective Time, as applicable, the right to receive merger consideration (without interest thereon) with respect to that holder’s related Company Ltd. Common Units. For the avoidance of doubt, no dissenters’ or appraisal rights are available with respect to the Company Ltd. Common Units. A copy of the full text of NRS 92A.300 to 92A.500 is included as Annex C to this proxy statement and is incorporated herein by reference. The summary of dissenters’ rights set forth in this proxy statement is qualified in its entirety by reference to the full text of NRS 92A.300 to 92A.500. Failure to follow the procedures set forth in NRS 92A.300 to 92A.500 will result in the forfeiture of dissenter’s rights.

Material U.S. Federal Income Tax Consequences (page 76)

If you are a U.S. holder (as defined in “The Mergers — Material U.S. Federal Income Tax Consequences” on page 76 of this proxy statement), the exchange of your shares of our common stock for merger consideration (including any amounts required to be withheld for tax purposes) pursuant to the Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of merger consideration you receive pursuant to the Merger (including any amounts required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in “The Mergers — Material U.S. Federal Income Tax Consequences” on page 76 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s shares of our common stock for merger consideration in the Merger unless such non-U.S. holder has certain connections to the United States or we are, or were during the relevant period, a U.S. real property holding corporation. Because particular circumstances may differ, we recommend you consult your tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in “The Mergers — Material U.S. Federal Income Tax Consequences” on page 76 of this proxy statement.

Delisting and Deregistration of Our Class A Common Stock (page 80)

If the Mergers are completed, our shares of Class A common stock will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Market Price of Our Class A Common Stock (page 116)

Our Class A common stock is listed on the NYSE under the trading symbol “SWCH” On May 10, 2022, the last trading day prior to the date of the public announcement of the Merger Agreement, the reported closing price per share for our Class A common stock on the NYSE was $30.75. On [              ], 2022, the last trading day before the date of this proxy statement, the reported closing price per share for our Class A common stock on the NYSE was $[             ]. You are encouraged to obtain current market quotations for our Class A common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposed Mergers. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the Merger Agreement, a copy of which is attached to this proxy statement as Annex A.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of Switch and its subsidiaries, including Company Ltd. and Company Merger Sub, by Parent pursuant to the Merger Agreement. After the Merger has been approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Parent Merger Sub will be merged with and into Switch, with Switch continuing as the Surviving Company. Promptly following the Effective Time, Company Merger Sub will merge with and into Company Ltd., with Company Ltd. continuing as the Surviving Company Ltd. The Mergers will occur at the times provided in the Merger Agreement. For additional information about the Mergers, please review with your advisors the Merger Agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the Mergers.

Q:	As a stockholder or a unitholder, what will I receive in the Merger?

A:

For each outstanding share of Class A common stock that you own immediately prior to the Effective Time, you will receive $34.25 in cash, without interest. Subject to dissenters’ rights, each outstanding share of Class B common stock will be cancelled and for each related outstanding Company Ltd. Common Unit that you own immediately prior to the LLC Merger Effective Time, you will receive $34.25 in cash, without interest.

Q:	Will I receive dividends with respect to the common stock that I own?

A:

During the quarter ended March 31, 2022, we paid a cash dividend in the aggregate of $0.0525 per share of common stock to stockholders of record at the quarterly record date. Under the terms of the Merger Agreement, subject to the restrictions set forth therein, we may declare or pay any regular cash dividends of up to $0.07 per share quarterly, with usual declaration, record and payment dates in accordance with past dividend practice, to the holders of our common stock during the term of the Merger Agreement without reducing the merger consideration to be paid to you.

Q:	When do you expect the Mergers to be completed?

A:

If our stockholders vote to approve the Merger, and assuming that the other conditions to the Mergers are satisfied or waived, it is anticipated that the Mergers will be completed in the second half of 2022. Pursuant to the Merger Agreement, the closing of the Mergers will take place on (1) the fifth (5th) business day after receiving stockholder approval if all other closing conditions were satisfied on the date that is five (5) business days prior to the scheduled date of the Special Meeting and are satisfied at such time, (2) in all circumstances other than described in prong (1), the tenth (10th) business day after satisfaction or waiver of the conditions to the Mergers described under “The Merger Agreement — Conditions to the Mergers” (other than those conditions that by their terms or nature are to be satisfied or waived at the closing of the Mergers, but subject to the satisfaction or waiver of such conditions), or (3) at such other date as mutually agreed to by the parties to the Merger Agreement. Unless extended by mutual agreement, the Merger Agreement provides that either party may terminate the agreement if the Merger has not been consummated on or prior to 5:00 p.m. Eastern Time on the date six months after the date the Merger Agreement was signed (subject to certain limitations and available extensions and remedies). For further information regarding the timing of the closing of the Mergers, see “The Merger Agreement — Effective Times; Closing Date.”

Q:	What happens if the Mergers are not completed?

A:

If the Merger is not approved by our stockholders, or if the Mergers are not completed for any other reason, our stockholders will not receive any payment for their shares of Class A common stock pursuant to the Merger Agreement. Instead, Switch will remain a public company, and our shares of Class A common stock will continue to be registered under the Exchange Act and listed on the NYSE. Upon a termination of the Merger Agreement, under certain circumstances and pursuant to the terms of the Merger Agreement, we will be required to pay Parent the company termination fee. In certain other circumstances, Parent will be required to pay us the parent termination fee upon termination of the Merger Agreement. For further information regarding the circumstances giving rise to payment of these termination fees, see “The Merger Agreement — Termination Fees.”

Q:	Will Switch continue to pursue its conversion to a real estate investment trust (“REIT”) now that this merger has been announced?

A:

Yes. Between signing and closing the Mergers, we have agreed not to cause Switch to be treated as a REIT without Parent’s consent, but until the Mergers are consummated, we will continue to pursue and prepare for conversion to a REIT as previously announced by Switch and described in Switch’s 2022 annual meeting proxy statement.

Q:	If the Mergers are completed, how do I obtain the merger consideration for my shares of common stock?

A:

Following the completion of the Merger, your shares of Class A common stock and Company Ltd. Common Units will automatically be converted into the right to receive your portion of the merger consideration. Shortly after the Mergers are completed, you will receive a letter of transmittal describing how you may exchange your shares of Class A common stock and/or Company Ltd. Common Units, as applicable, for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on [ ], 2022, at [ ] a.m., Pacific time, at 1 Superloop Circle, McCarran, Nevada 89434.

As part of our precautions regarding the coronavirus or COVID-19, we may determine that the Special Meeting be held solely by means of remote communication rather than in person. If we take this step, we will announce the decision to do so in advance and provide details on how to participate in the Special Meeting via a press release issued by Switch and made available on our website, www.switch.com.

Q:	Who can vote and attend the Special Meeting?

A:

All holders of record of our common stock as of the Record Date, which was the close of business on [            ], 2022, are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting. Each stockholder will be entitled to cast one vote on each matter presented at the Special Meeting for each share of common stock that such holder owned as of the Record Date.

As part of our precautions regarding the coronavirus or COVID-19, we may determine that the Special Meeting be held solely by means of remote communication rather than in person. If we take this step, we will announce the decision to do so in advance and provide details on how to attend and participate at the meeting via a press release issued by Switch and made available on our website, www.switch.com.

Q:	What vote of stockholders is required to approve the Merger?

A:

Approval of the Merger requires the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to approve the Merger.

Q:	What vote of stockholders is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers?

A:

Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers in connection with the Mergers requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:	What vote of stockholders is required to approve adjournments of the Special Meeting?

A:

Approval of any adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal. The Company does not intend to call a vote on this proposal if the proposal to approve the Merger is approved at the Special Meeting.

Q:	Why is my vote important?

A:

If you do not authorize your proxy or voting instructions or vote in person at the Special Meeting, or, in the event that the Special Meeting is held by means of remote communication, virtually, it will be more difficult for us to obtain the necessary quorum to hold the Special Meeting. In addition, because the proposal to approve the Merger must be approved by the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately, your failure to authorize your proxy or voting instructions or to vote in person at the Special Meeting, or, in the event that the Special Meeting is held by means of remote communication, virtually, will have the same effect as a vote “AGAINST” the approval of the Merger.

Q:	How does the merger consideration compare to the market price of Switch’s common stock?

A:

The merger consideration of $34.25 per share represents a premium over the closing price of our shares of Class A common stock of $30.75 per share on May 10, 2022, the last trading day prior to the public announcement of the Merger Agreement.

Q:	How does our board of directors and special committee recommend that I vote?

A:

Our board of directors and the special committee recommend that you vote “FOR” the proposal to approve the Merger, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, and “FOR” the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

Q:	What is the special committee?

A:

In connection with its consideration of the matters described in this proxy statement, our board of directors established the special committee. The special committee, as currently constituted, is composed of Bryan Wolf, Liane Pelletier, Kim Sheehy and Jason Genrich, none of whom is party to the TRA or affiliated with TRA beneficiaries, and each of whom is independent of management. The special committee was established for the purpose of considering, investigating, evaluating, analyzing, negotiating and making recommendations to our board of directors in connection with any potential strategic transactions and the TRA. For more information on the actions and determinations of our board of directors and the special committee in connection with their consideration of the Merger Agreement and the Mergers, please see the section of this proxy statement captioned “The Mergers—Background of the Mergers.”

After considering various factors described in this proxy statement under the caption, “The Mergers—Recommendation of the Board of Directors and the Special Committee” and “ —Reasons for the Mergers,” the special committee and our board of directors have each: (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, on the terms and subject to the conditions set forth therein, are fair to, and in the best interests of, Switch and its stockholders; and (2) approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The special committee also recommended that our board of directors approve the Merger Agreement and the transactions contemplated thereby, including the Mergers.

Q:	What is the TRA and the TRA Amendment?

A:

Concurrent with the initial public offering of shares of its Class A common stock, the Company entered into a Tax Receivable Agreement, dated as of October 5, 2017, by and among the Company, Company Ltd. and the members of Company Ltd. party thereto. The TRA provided for payment by the Company to members of Company Ltd. party to the TRA and their assignees of approximately 85% of the amount of the calculated tax savings, if any, the Company will realize due to (i) increases in tax basis resulting from the redemption of Company Ltd. Common Units and (ii) certain other tax benefits attributable to payments made under the TRA. Amendment of the TRA requires the approval of members of Company Ltd. satisfying the Supermajority Threshold.

As a result of negotiation by the special committee, concurrent with the execution of the Merger Agreement, the Company, Company Ltd. and members of Company Ltd. satisfying the Supermajority Threshold executed the TRA Amendment. The TRA Amendment establishes that in exchange for the termination of the TRA and all rights associated therewith, the parties to the TRA (other than the Company) will be entitled to receive a payment in cash from the Company of $0.37 per Company Ltd. Common Unit (such implied price equating to $5.89 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA) in connection with the closing of the Mergers in full satisfaction of the payment obligations to the TRA beneficiaries under the TRA. Such payments will be made by the Company as promptly as practicable following the earlier of (i) the closing of the Mergers (or any other change of control of the Company (as defined in the TRA)), or (ii) December 31, 2022. This represents a reduction of approximately $1,121 million, which is an approximately 93.72% reduction of the estimated aggregate amount of approximately $1,196 million that would have otherwise been payable to the TRA beneficiaries under the TRA in respect of a change of control of the Company at the implied price per share of Class A common stock offered by Parent, absent the TRA Amendment. For more information, please see the section of this proxy statement captioned “The Mergers—Amendment to the Tax Receivable Agreement.”

Q:	Do any of Switch’s directors and executive officers have any interest in the Mergers that is different than mine?

A:

Our directors and executive officers have certain interests in the Mergers that are different from, or in addition to, the interests of our stockholders generally, including accelerated vesting of outstanding Switch equity awards, potential severance benefits, benefits under the TRA Amendment, the Land Purchase Agreement and the Rollover Agreements and rights to ongoing indemnification and insurance coverage. See “The Mergers — Interests of the Company’s Directors and Executive Officers in the Mergers” for additional information about interests that our directors and executive officers have in the Mergers that are different than yours.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares of common stock or authorize a proxy to vote your shares of common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Class A common stock and Class B common stock that you owned as of the Record Date.

Q:	How do I cast my vote?

A:

If you are a stockholder of record on the Record Date, you may vote at the Special Meeting or authorize a proxy to vote your shares at the Special Meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling 1-866-697-7125 or on the Internet at www.proxypush.com/SWCH. Telephone and Internet proxy authorization are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the Special Meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided. If you attend the Special Meeting, you may request a ballot when you arrive.

Q:	How do I cast my vote if my shares of common stock are held of record in “street name”?

A:

If you own shares of common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee, who can give you directions on how to vote your common stock. If you hold your shares of common stock through a broker, bank or other nominee and wish to vote in person at the Special Meeting, or, in the event that the Special Meeting is held by means of remote communication, virtually, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:	What will happen if I abstain from voting or fail to vote?

A:

With respect to the proposal to approve the Merger, if you abstain from voting, fail to cast your vote in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger.

With respect to the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers in connection with the Mergers and the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger, if you abstain from voting, fail to cast your vote in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the Special Meeting.

Q:	How will proxy holders vote my common stock?

A:

If you properly authorize a proxy prior to the Special Meeting, your shares of common stock will be voted as you direct. If you properly authorize a proxy but no direction is otherwise made, your shares of common stock will be voted “FOR” the proposal to approve the Merger, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, and “FOR” the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger. Pursuant to our bylaws and consistent with applicable law, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Q:	What happens if I sell my shares of Class A common stock before the Special Meeting?

A:

If you held shares of Class A common stock on the Record Date but transfer them prior to the Effective Time, you will retain your right to vote at the Special Meeting, but not the right to receive the merger consideration for those shares. The right to receive such consideration when the Merger becomes effective will pass to the person who at that time owns the shares of Class A common stock you previously owned.

Q:	Can I change my vote after I have mailed my proxy card?

A:

Yes. If you own common stock as a record holder on the Record Date, you may revoke a previously authorized proxy at any time before it is exercised by voting again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on [            ], 2022, signing and returning another proxy card with a later date, provided we receive the updated proxy card before the date of the Special Meeting, or voting in person at the Special Meeting, or, in the event that the Special Meeting is held by means of remote communication, virtually. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the applicable instructions received from such broker to change your vote.

Q:	What are the material U.S. federal income tax consequences of the Merger?

A:

If you are a U.S. holder (as defined in “The Mergers — Material U.S. Federal Income Tax Consequences” on page 76 of this proxy statement), the exchange of your shares of our common stock for merger consideration (including any amounts required to be withheld for tax purposes) pursuant to the Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of merger consideration you receive pursuant to the Merger (including any amounts required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in “The Mergers — Material U.S. Federal Income Tax Consequences” on page 76 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s shares of our common stock for merger consideration in the Merger unless such non-U.S. holder has certain connections to the United States or we are, or were during the relevant period, a U.S. real property holding corporation. Because particular circumstances may differ, we recommend you consult your tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in “The Mergers — Material U.S. Federal Income Tax Consequences” on page 76 of this proxy statement.

Q:	What rights do I have if I oppose the Merger?

A:

If you are a stockholder of record on the Record Date, you can vote against the proposal to approve the Merger. Only holders of our Class B common stock are entitled to exercise any dissenters’ rights or the rights of an objecting stockholder in connection with the Merger to receive the fair value of the stockholder’s shares as provided under the NMA. See “Dissenters’ Rights.” A copy of the full text of NRS 92A.300 to 92A.500 is included as Annex C to this proxy statement and is incorporated herein by reference. The summary of dissenters’ rights set forth in this proxy statement is qualified in its entirety by reference to the full text of NRS 92A.300 to 92A.500. Failure to follow the procedures set forth in NRS 92A.300 to 92A.500 will result in the forfeiture of dissenter’s rights.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov.

Q:	Can I participate if I am unable to attend the Special Meeting?

A:

If you are unable to attend the meeting in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet.

As part of our precautions regarding the coronavirus or COVID-19, we may determine that the Special Meeting be held solely by means of remote communication rather than in person. If we take this step, we will announce the decision to do so in advance and provide details on how to attend and participate in the Special Meeting via a press release issued by Switch and made available on our website, www.switch.com.

Q:	Have any stockholders already agreed to approve the Merger?

A:

Yes. Our directors, executive officers and entities affiliated with Elliott Investment Management L.P. have executed Voting and Support Agreements, agreeing to vote the shares of common stock that they own in favor of the proposal to approve the Merger.

Q:	Where can I find more information about Switch?

A:

We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.switch.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. See “Where You Can Find Additional Information.”

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

We will bear the full cost of solicitation of proxies for the Special Meeting unless the Mergers are not consummated by the End Date and the Merger Agreement is terminated, in which case Parent will pay 50% of all printing and dissemination costs for the Proxy Statement. Our board of directors is soliciting your proxy on our behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our directors, officers and other employees. We have engaged

MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for a fee of $25,000, plus reimbursement of reasonable expenses. We also will request persons, firms and corporations holding common stock in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:	Who can help answer my other questions?

A:	If after reading this proxy statement you have more questions about the Special Meeting or the Mergers, you should contact MacKenzie, our proxy solicitor, as follows:

1407 Broadway, 27th Floor

New York, New York 10018

(800) 322-2885 or (212) 929-5500

or

E-mail: proxy@mackenziepartners.com

If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that we incorporate by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the Mergers, the expected timing and completion of the Mergers and the future business, performance and opportunities of Switch. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:

•

risks associated with our ability to obtain the stockholder approval required to consummate the Merger and the timing of the closing of the Mergers, including the risks that a condition to closing will not be satisfied within the expected timeframe or at all or that the closing of the Mergers will not occur;

•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that have been or may be instituted against the parties to, and others related to, the Mergers and the Merger Agreement;

•	unanticipated difficulties or expenditures relating to receiving approvals from governmental entities to consummate the transaction;

•

unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction;

•	restrictions on our ability to pay dividends pursuant to the Merger Agreement;

•

the limitation on our right to recover from Parent and Parent Merger Sub an amount equal to the $693 million parent termination fee in circumstances in which such fee is payable, which may not be adequate to cover our damages;

•

risks affecting the real estate industry and the data center sector, in particular (such as the inability to enter into new leases, dependence on customers’ financial condition, and competition from other owners of data centers);

•	risks relating to lease terminations, lease defaults, or changes in our financial condition;

•	risks relating to our ability to maintain and increase data center utilization rates;

•	adverse economic or market developments in our target markets;

•	the risks of pandemics or other public health emergencies, such as the continued impact of the COVID-19 pandemic, including uncertainty surrounding implications of variants of the disease;

•

the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work trends and similar governmental and private measures taken to combat the spread of COVID-19 and related variants;

•	risks relating to the use of debt to fund acquisitions;

•	availability and terms of financing;

•	ability to refinance indebtedness as it comes due;

•	sensitivity of our operations and financing arrangements to fluctuations in interest rates;

•	reductions in asset valuations and related impairment charges;

•	risks relating to construction, development and redevelopment activities;

•	risks associated with our joint venture, including disagreements with, or misconduct by, joint venture partners;

•	risks relating to reduced demand for, or oversupply of, data center space in our markets;

•	risks relating to acquisition and disposition activities;

•	risks associated with possible cybersecurity attacks against us or any of our tenants;

•	potential liability for uninsured losses and environmental contamination;

•	potential adverse impact of market interest rates on the market price for our securities;

•	risks associated with natural disasters;

•	risks and uncertainties associated with potential legal and regulatory changes, including changes in tax, real estate, environmental, zoning and other laws and regulations; and

•	risks associated with our dependence on key personnel whose continued service is not guaranteed.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and in our periodic reports on Form 10-Q and our current reports on Form 8-K.

PROPOSAL 1

PROPOSAL TO APPROVE THE MERGER

We are asking our stockholders to vote on a proposal to approve the Merger of Parent Merger Sub with and into Switch.

For detailed information regarding this proposal, see the information about the Mergers and the Merger Agreement throughout this proxy statement, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Approval of the proposal to approve the Merger requires the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares of common stock will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 1. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to approve the Merger.

Approval of this proposal is a condition to the completion of the Mergers. In the event this proposal is not approved, the Mergers cannot be completed and the Merger Agreement may be terminated.

Recommendation of the Board of Directors and the Special Committee

Our board of directors and the special committee recommend that our stockholders vote “FOR” the proposal to approve the Merger.

PROPOSAL 2

PROPOSAL TO APPROVE THE MERGER-RELATED COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our stockholders to vote at the Special Meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers in connection with the Mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Mergers — Interests of the Company’s Directors and Executive Officers in the Mergers — Quantification of Payments and Benefits.”

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, in accordance with the terms and conditions applicable to such compensation. Approval of this proposal is not a condition to the completion of the Mergers.

We are asking our common stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Switch, Inc. (“Switch”) approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Switch in connection with the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Mergers — the Company’s Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Mergers” to Our Named Executive Officers in Connection with the Mergers beginning on page 73 (which disclosure includes the table required pursuant to Item 402(t) of Regulation S-K).”

Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares of common stock will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 2. An abstention (which will count as present for purposes of determining presence of a quorum) or failure to vote on this proposal (including failure to give voting instructions to your broker, bank or other nominee) will have no effect on the approval of this proposal, assuming a quorum is otherwise present at the Special Meeting.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that our stockholders vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers.

PROPOSAL 3

PROPOSAL TO APPROVE ADJOURNMENT OF THE MEETING

We are asking our stockholders to vote on a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

Approval of the proposal to approve any such adjournment of the Special Meeting requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is a not a condition to the completion of the Mergers. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares of common stock will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 3. An abstention (which will count as present for purposes of determining presence of a quorum) or failure to vote on this proposal (including failure to give voting instructions to your broker, bank or other nominee) will have no effect on the approval of this proposal, assuming a quorum is otherwise present at the Special Meeting.

Pursuant to our bylaws and Nevada law, if a quorum is not present, the stockholders entitled to vote at the Special Meeting, present in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or by proxy, or the person presiding at the meeting, will have the power to adjourn the meeting without notice other than announcement at the meeting (subject to certain restrictions in the Merger Agreement, including that the Special Meeting generally may not be recessed, adjourned or postponed for more than 30 days after the originally scheduled date of the Special Meeting without Parent’s prior written consent, not to be unreasonably withheld, conditioned or delayed).

Recommendation of the Board of Directors

Our board of directors unanimously recommends that our stockholders vote “FOR” the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

THE PARTIES TO THE MERGERS

Switch, Inc.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

(702) 444-4111

Switch, Inc. (“Switch,” the “Company,” “we,” “us,” or “our”) is a Nevada corporation and is the independent leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 700 issued and pending patent claims covering data center designs that have manifested into the Company’s world-renowned data centers and technology solutions. During 2021, Switch operated five primary campus locations, called Primes. The Primes consist of The Core Campus in Las Vegas, Nevada; The Citadel Campus near Reno, Nevada; The Pyramid Campus in Grand Rapids, Michigan; The Keep Campus in Atlanta, Georgia; and The Rock Campus in Austin, Texas, which was launched with Switch’s acquisition in June 2021 of all of the equity interests of Data Foundry, LLC (“Data Foundry”) and certain real property interests used in connection with Data Foundry’s operations. Switch’s website is www.switch.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the U.S. Securities and Exchange Commission (“SEC”). Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “SWCH.” For additional information about the Company and our business, please refer to “Where You Can Find Additional Information.”

Switch, Ltd.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

(702) 444-4111

Switch, Ltd. (“Company Ltd.”) is a Nevada limited liability company. Switch is the sole manager and voting member of Company Ltd., and includes the accounts of Company Ltd. in its consolidated financial statements. In addition to differences in their respective ownership, the primary difference between Switch and Company Ltd. is that Switch issues publicly traded common stock to investors (including employees and board members). Switch’s principal asset is its interest in Company Ltd.

Sunshine Merger Sub, Ltd.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

(702) 444-4111

Sunshine Merger Sub, Ltd. (“Company Merger Sub”) is a Nevada limited liability company. Switch is the sole member of Company Merger Sub. Company Merger Sub was formed solely for purposes of facilitating the acquisition of Company Ltd. and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the LLC Merger Effective Time, Company Merger Sub will merge with and into Company Ltd., and Company Ltd. will continue as the surviving entity.

Sunshine Bidco Inc.

c/o DigitalBridge Investments, LLC

750 Park of Commerce Drive, Suite 210

Boca Raton, FL 33487

(561) 570-4644

and

c/o IFM Investors (US) LLC

114 West 47th Street, 19th Floor

New York, NY 10036

(212) 784-2260

Sunshine Bidco Inc. (“Parent”) is a Delaware corporation that is controlled by funds affiliated with DigitalBridge (as defined below) and IFM GIF (as defined below) that was formed solely for the purposes of entering into the Merger Agreement and related agreements and consummating the transactions contemplated thereby. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Mergers. Upon the consummation of the transactions contemplated by the Merger Agreement and related agreements, the Company will be a wholly owned subsidiary of Parent.

Sunshine Parent Merger Sub Inc.

c/o DigitalBridge Investments, LLC

750 Park of Commerce Drive, Suite 210

Boca Raton, FL 33487

(561) 570-4644

and

c/o IFM Investors (US) LLC

114 West 47th Street, 19th Floor

New York, NY 10036

(212) 784-2260

Sunshine Parent Merger Sub Inc. (“Parent Merger Sub”) is a Nevada corporation and wholly owned subsidiary of Parent that was formed solely for the purposes of entering into the Merger Agreement and related agreements and consummating the transactions contemplated thereby. Parent Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Mergers. Upon completion of the Merger, Parent Merger Sub will merge with and into the Company, and will cease to exist.

Parent and Parent Merger Sub are each affiliated with (1) investment funds controlled by DigitalBridge Partners II, LP (“DigitalBridge”) and (2) IFM Global Infrastructure Fund (“IFM GIF”).

DigitalBridge is an affiliate of DigitalBridge Group, Inc. (NYSE: DBRG), a leading global digital infrastructure firm managing an approximately $47 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders.

IFM GIF is an open-ended global infrastructure fund invested in core infrastructure assets predominantly in Europe and North America and selectively in other regions. IFM GIF is a Cayman Island unit trust. The trustee of IFM GIF is Conyers Trust Company (Cayman) Limited. IFM GIF is advised by IFM Investors Pty Ltd, a global institutional funds manager with approximately US $133 billion under management (as at December 31, 2021) on behalf of more than 550 institutional investors (IFM Investors Pty Ltd, together with its affiliates and funds managed or advised by it or its affiliates, “IFM”).

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

Your proxy is solicited on behalf of the board of directors of Switch for use at our Special Meeting to be held on [            ], [            ], 2022, [        ] a.m. Pacific Time, at The Citadel Campus located at 1 Superloop Circle, McCarran, Nevada 89434, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Special Meeting and any business properly brought before the Special Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Special Meeting.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to most of our stockholders of record, and paper copies of the proxy materials to certain other stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials. You can find instructions on how to request a printed copy by mail or electronically on the Notice of Internet Availability and on the website referred to in the Notice of Internet Availability, including an option to request paper copies on an ongoing basis. On or around [            ], 2022, we intend to make this proxy statement available on the Internet and to commence mailing of the Notice to all stockholders entitled to vote at the Special Meeting. The purpose of the Special Meeting is for you to consider and vote on the following matters:

1.    a proposal to approve the Merger of Parent Merger Sub with and into Switch;

2.    a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers; and

3.    a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

Pursuant to our bylaws and Nevada law, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting. The affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately, is required to approve the Merger and for the Mergers to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

As part of our precautions regarding the coronavirus or COVID-19, we may determine that the Special Meeting be held solely by means of remote communication rather than in person. If we take this step, we will announce the decision to do so in advance and provide details on how record holders may attend virtually and participate in the Special Meeting, via a press release issued by Switch and made available on our website, www.switch.com.

Record Date, Notice and Quorum

Record holders of outstanding shares of our Class A common stock and Class B common stock as of the close of business on [            ], 2022, the record date for the Special Meeting (the “Record Date”), are entitled to vote at the Special Meeting on all matters to be voted upon. As of the Record Date, there were [            ] shares of our Class A common stock and [            ] shares of our Class B common stock outstanding. On each matter presented to our stockholders for vote at the Special Meeting, the holders of our outstanding Class A common stock and Class B common stock are entitled to one vote per share held as of the Record Date, voting together, except for the proposal to approve the Merger of Parent Merger Sub with and into Switch, for which the Class A common stock and Class B common stock will be voting as separate classes.

On November 8, 2019 (the “Conversion Date”), at the request of our board of directors, Rob Roy and his affiliated entities, which comprised all holders of our shares of Class C common stock, par value $0.001 per share (“Class C common stock”), converted each share of Class C common stock held by them into one share of Class B common stock pursuant to our articles of incorporation. Following the Conversion Date, each former holder of a share of Class C common stock is entitled to one vote instead of ten votes per share on all matters on which holders of Class A common stock and Class B common stock are entitled to vote. As a result of the conversion, there were no shares of Class C common stock outstanding as of the Record Date.

The current owners of common membership interests of Switch, Ltd. (“Company Ltd. Common Units”) hold shares of Class B common stock on a one-for-one basis for each Company Ltd. Common Unit held. The shares of Class B common stock (i) confer only voting rights and do not confer any incidents of economic ownership to the holders thereof and (ii) are forfeited and cancelled, on a one-for-one basis, without consideration, upon the redemption of the Company Ltd. Common Units for shares of Class A common stock, or cash, at our election. The number of shares of Class B common stock held by a Member is always equal to the number of Company Ltd. Common Units held by that Member. The exchange of Company Ltd. Common Units and concurrent forfeiture of shares of the Class B common stock are governed by our articles of incorporation and Company Ltd.’s Fifth Amended and Restated Operating Agreement (the “Company Ltd. Operating Agreement”), which is discussed in more detail in the “Relationships and Related Party Transactions” section of our annual proxy statement. Only Founder Members and Non-Founder Members and their permitted transferees may hold shares of Class B common stock. “Founder Members” refer to Rob Roy, our Founder, Chairman and Chief Executive Officer. “Non-Founder Members” are those who hold Company Ltd. Common Units and shares of Class B common stock. “Members” refers to the Founder Members and Non-Founder Members.

Required Vote

Completion of the Mergers requires approval of the Merger by the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately. Each stockholder is entitled to cast one vote on each matter presented at the Special Meeting for each share of common stock owned by such stockholder on the Record Date. Because the required vote for this proposal is based on the number of votes our holders of common stock are entitled to cast rather than on the number of votes cast, if you fail to vote by proxy or in person, or, in the event that the Special Meeting is held by means of remote communication, virtually (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to approve the Merger.

The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, and the approval of the proposal regarding any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger, each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the Mergers. For the purpose of each of these proposals, if you fail to vote by proxy or in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the meeting. Abstentions, while present for purposes of determining presence of a quorum, are not considered votes cast and therefore will have no other effect on the outcome of these proposals.

In order for your shares of common stock to be voted, if you are a stockholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote in person at the Special Meeting, or, in the event that the Special Meeting is held by means of remote communication, virtually.

As of the Record Date, our directors and executive officers owned and are entitled to vote an aggregate of approximately [            ] of our shares of Class A common stock and approximately [            ] of our shares of

Class B common stock, entitling them to exercise approximately [    ]% of the voting power of Class A common stock, [    ]% of the voting power of Class B common stock and [    ]% of the voting power of our common stock entitled to vote at the Special Meeting. Our directors and executive officers have executed Voting and Support Agreements, agreeing to vote the shares of common stock that they own in favor of the proposal to approve the Merger, in favor of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers in connection with the Mergers and in favor of the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

Votes cast by proxy or in person at the Special Meeting, or, in the event that the Special Meeting is held by means of remote communication, virtually, will be counted by the person appointed by us to act as inspector of election for the Special Meeting. The inspector of election will also determine the number of shares of common stock represented at the Special Meeting, in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or by proxy.

Solicitation of Proxies

Our board of directors is soliciting proxies for the Special Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, unless the Mergers are not consummated by the End Date and the Merger Agreement is terminated, in which case, Parent will bear 50% of all printing and dissemination costs for this proxy statement. We have retained the services of MacKenzie Partners to assist with the solicitation of proxies in connection with the Special Meeting, and we will pay MacKenzie Partners $25,000 for these services, plus reimbursement of reasonable expenses. In addition to the solicitation of proxies by delivery of the Notice or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may also use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Voting of Shares

You may vote by attending the Special Meeting and voting in person, or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

Stockholders who wish to attend the Special Meeting will be required to present verification of ownership of our common stock, such as a bank or brokerage firm account statement, and will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

Under NYSE rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the Special Meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own shares of common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares of common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of common stock. If you hold your shares of common stock through a broker, bank or other nominee and wish to vote in person at the Special Meeting, or, in the event that the Special Meeting is held by means of remote communication, virtually, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the proposal to approve the Merger requires the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to approve the Merger. Because the approval of each of (1) the non-binding, advisory proposal regarding compensation and (2) the proposal to adjourn the Special Meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is otherwise present.

If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the Special Meeting, we request that you authorize a proxy for your shares of common stock as described above as promptly as possible. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as described below.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows: “FOR” the Merger, as described in the proxy statement, “FOR” the advisory compensation proposal, and “FOR” the adjournment of this meeting, if needed, to allow the Company to get more votes. The proxy gives each of Rob Roy, Thomas Morton and Gabe Nacht discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Special Meeting.

Proxies and Revocation

If you authorize a proxy, your shares of common stock will be voted at the Special Meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of common stock will be voted in accordance with the recommendations of our board of directors. Our board of directors and the special committee recommends that you vote “FOR” the proposal to approve the Merger, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers and “FOR” the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Special Meeting by taking any of the following actions:

•	delivering to our Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or

•	attending the Special Meeting and voting in person, although attendance at the Special Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Switch, Inc.

7135 S. Decatur Blvd.

Las Vegas, NV 89118

Attention: Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote in person if your shares are held in “street name.”

Pursuant to our bylaws and Nevada law, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Availability of Proxy Materials for the Special Meeting

Our proxy materials, including this proxy statement, our 2022 annual meeting proxy statement and our annual report for the fiscal year ended December 31, 2021, are available online at https://www.proxydocs.com/SWCH. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of common stock are not present at the Special Meeting, in person, or, in the event that the Special Meeting is held by means of remote communication, virtually or by proxy, to constitute a quorum or if we believe it is reasonably likely that the Merger will not be approved at the Special Meeting when convened on [            ], 2022, or when reconvened following any adjournment. Pursuant to our bylaws, if a quorum is not present, the stockholders entitled to vote at the Special Meeting, present in person, or, in the event that the Special Meeting is held by means of remote communication, virtually, or by proxy, will have the power to adjourn the meeting without notice other than announcement at the meeting.

Any adjournments may be made to a date not more than 60 days after the original record date without notice (other than by an announcement at the Special Meeting), subject to certain restrictions in the Merger Agreement, including that the Special Meeting (as so postponed or adjourned) may not be held on a date that is more than 30 days after the date on which the Special Meeting was originally scheduled without Parent’s written consent, not to be unreasonably withheld, conditioned or delayed. See “Proposal 3 – Proposal to Approve Adjournment of the Meeting.”

In addition, at any time prior to convening the Special Meeting, we may postpone the Special Meeting for any reason without the approval of our stockholders to a date not more than 60 days after the original record date (subject to the restrictions in the Merger Agreement described above).

Voting in Person, Attendance at the Special Meeting

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Special Meeting, you must bring to the Special Meeting a legal proxy from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the Special Meeting.

Stockholder List

A list of stockholders eligible to vote at the Special Meeting will be available for inspection, for any purpose germane to the Special Meeting, at Switch’s principal executive office during regular business hours for a period of no less than ten days prior to the Special Meeting.

THE MERGERS

General Description of the Mergers

Under the terms of the Merger Agreement, Parent will acquire Switch and our subsidiaries, including Company Ltd., through the merger of Parent Merger Sub with and into Switch and the merger of Company Merger Sub with and into Company Ltd. Pursuant to the terms of the Merger Agreement, Parent Merger Sub will merge with and into Switch, with Switch continuing as the surviving entity. Promptly following the Effective Time of the Merger, Company Merger Sub will merge with and into Company Ltd., with Company Ltd. continuing as the surviving entity.

Background of the Mergers

The terms of the Merger Agreement and the related ancillary agreements were the result of extensive negotiations between Switch, DigitalBridge and IFM (on behalf of funds managed or advised by each of DigitalBridge and IFM) and their respective affiliates. The following is a brief description of the background of the Mergers and related transactions.

Switch’s board of directors (the “board of directors” or the “board”), together with members of senior management of Switch, regularly reviews and assesses the performance, future growth prospects, business plans and overall strategic direction of Switch, and considers a variety of strategic alternatives that may be available to Switch, including continuing to pursue its strategy as a standalone company or pursuing potential strategic or financing transactions with third parties, in each case, with the goal of maximizing stockholder value. As part of that review, in August 2021, the board announced the establishment of a REIT committee of the board to evaluate whether a REIT conversion would enhance Switch’s long-term value creation strategy. After REIT committee and management consideration, Switch announced in its third quarter 2021 earnings release, and on an earnings conference call on November 5, 2021, adjusted full year 2021 guidance and that the board unanimously determined to pursue a REIT conversion, targeting a REIT tax election for the 2023 tax year. Switch Class A common stock closed on November 5, 2021 at $23.06 per share.

Following discussions among the board and management during the second half of 2021, including regarding several publicly traded data center companies that announced sale transactions, and consistent with the board’s and management’s efforts to maximize stockholder value, the board authorized management to take preliminary steps to gather information to explore potential strategic transactions (a “Strategic Transaction”). Thereafter, (i) on November 24, 2021, representatives of Switch met with representatives of Goldman Sachs & Co. LLC (“Goldman Sachs”) and (ii) on December 16, 2021, representatives of Switch met with representatives of Morgan Stanley & Co. LLC (“Morgan Stanley”), in each case, to discuss the market and strategic alternatives.

During meetings of the board held on December 9, 2021, attended by management, and on December 16, 2021, attended by management and representatives from Latham & Watkins LLP (“Latham”), outside legal counsel, Goldman Sachs and Morgan Stanley, the board considered and discussed initiating a process to evaluate strategic alternatives. Goldman Sachs and Morgan Stanley presented to the board regarding certain strategic alternatives that could be available to Switch and potential counterparties that could be interested in a Strategic Transaction. Mr. Roy, CEO and founder of Switch, noted that he had no current plans, nor had he taken any actions, to participate with any bidder in a Strategic Transaction, but wanted to preserve flexibility if the board determined to engage in a Strategic Transaction and a potential financial buyer wanted Mr. Roy to have a continuing management role in the surviving entity and/or rollover all or a portion of his Switch equity. Taking this and other considerations into account, the board formed a special committee of the board (the “special committee”) for the purpose of considering, evaluating, negotiating and making recommendations to the board for or against any Strategic Transaction. The special committee would comprise of directors who were determined to be (i) independent, (ii) not current employees of Switch, and (iii) otherwise disinterested in a potential Strategic Transaction. The initial members of the special committee were Don Snyder, Jason Genrich, Kim Sheehy and Bryan Wolf. Mr. Snyder served as the initial chair of the special committee.

Following the December 16, 2021 board meeting, the special committee instructed the board of directors to authorize negotiation of terms of engagement with each of Goldman Sachs and Morgan Stanley as financial advisors to the special committee in connection with exploring strategic alternatives and authorized Goldman Sachs and Morgan Stanley to reach out to an agreed list of potential bidders on a confidential basis. Goldman Sachs and Morgan Stanley were selected, in part, because of (i) their familiarity with Switch, (ii) their reputation as internationally recognized investment banking firms and (iii) their substantial experience in transactions similar to the Mergers. The special committee also determined that based on fee allocations, only Goldman Sachs would be asked to provide a fairness opinion in connection with a Strategic Transaction. Switch Class A common stock closed on December 16, 2021 at $26.94 per share. Throughout December of 2021 and January of 2022, Goldman Sachs and Morgan Stanley contacted 16 potential bidders, including each of DigitalBridge, IFM, Bidder A and Bidder B, on or about January 11, 2022, to inquire about their interest in entering into a Strategic Transaction with Switch.

On January 6, 2022, the special committee and representatives from Latham, Goldman Sachs, Morgan Stanley and management met, and Goldman Sachs and Morgan Stanley presented to the special committee regarding certain Strategic Transactions that could be considered.

On January 13 and January 19, 2022, the special committee held additional meetings attended by representatives from Latham, Goldman Sachs, Morgan Stanley and management. During these meetings, Goldman Sachs and Morgan Stanley presented to the special committee regarding their outreach and communication with potential counterparties.

During the January 13, 2022 special committee meeting, Goldman Sachs and Morgan Stanley reviewed with the special committee Switch’s Tax Receivable Agreement (the “TRA”). The TRA was entered into in connection with the restructuring undertaken as part of Switch’s initial public offering (“IPO”) in 2017 and contractually commits Switch to pay members of Switch, Ltd. (other than Switch) as of immediately prior to the IPO, 85% of the tax benefits realized by Switch as the result of the members of Switch, Ltd. exchanging their common units in Switch, Ltd. for Class A common stock in Switch after the IPO process (the remaining 15% would inure to the benefit of Switch). The special committee, together with its outside advisors and management, considered Switch’s recorded liability of $359 million as of September 30, 2021 with respect to tax benefit payments owed to TRA members, and that the TRA required an early termination payment to TRA members upon a change in control, taking into account certain valuation assumptions and the discounted present value of all tax benefit payments payable to the members under the TRA. The special committee and its advisors discussed the size of this early termination payment liability and the various terms, assumptions and calculations set forth in the TRA in determining the early termination payment. Goldman Sachs and Morgan Stanley presented on various actions taken by other public companies with tax receivable agreements that included early termination payments upon a change in control, including payment in full of the early termination payment, and amendments and waivers that modified the size or terms of the early termination payment. In addition, the special committee considered that the net present value of the TRA tax benefits to Switch after a REIT conversion was potentially lower. The special committee, in consultation with Goldman Sachs and Morgan Stanley, reviewed the magnitude of the early termination payment and potential ambiguity in the TRA with respect to determining the early termination payment under various change in control scenarios and considered the potential for this ambiguity to be disruptive to the transaction process and confuse bidders or cause bidders to potentially reduce the value they would be willing to pay in a transaction. The special committee, in consultation with Goldman Sachs and Morgan Stanley, further considered that terminating the TRA or having a fixed, certain value of payments under the TRA in connection with a change in control would be in the best interests of Switch and its stockholders. The special committee and its advisors determined to conduct further analysis regarding the ability to amend or modify the TRA pursuant to its terms in connection with a change in control, and separately requested that management conduct its own analysis and report back to the special committee. The special committee acknowledged certain members of the special committee, board, and management were entitled to payments under the TRA and considered appropriate procedures to address any conflict of interest as a result.

Over the next month, Latham negotiated and Switch entered into nondisclosure agreements with nine potential bidders, including (i) DigitalBridge on February 8, 2022, (ii) IFM on February 9, 2022, (iii) Bidder A

on February 4, 2022 and (iv) Bidder B on February 3, 2022. Two additional bidders executed nondisclosure agreements in March of 2022. All 11 of the nondisclosure agreements included a customary standstill provision

(which did not prohibit the bidders from privately requesting waivers of such provisions). Upon the execution of a nondisclosure agreement, each of the 11 bidders received access to a virtual data room enabling them to conduct due diligence regarding Switch. In addition, each of the nine potential bidders who executed a nondisclosure agreement in February 2022 attended separate in-person management presentations with Switch during the first several weeks of February 2022.

Additional board meetings were held on February 2, 2022 and February 4, 2022 with representatives from Goldman Sachs, Morgan Stanley, Latham and management. During these board meetings, Goldman Sachs and Morgan Stanley updated the board regarding their discussions to date with potential bidders for a Strategic Transaction and management reviewed with the board bidder presentation materials and prospects and the Switch Projections, including the material assumptions therein. For a detailed discussion regarding the Switch Projections, please see “—Certain Unaudited Financial Projections” beginning on page 52 of this proxy statement.

The special committee held a meeting on February 9, 2022 with Latham in attendance to further discuss the TRA in connection with a potential Strategic Transaction and special committee composition. Prior to the meeting, Mr. Snyder, the sole member of the special committee who was also a TRA member, elected to recuse himself from the meeting and offered to withdraw from the committee so that no special committee member had any interest in the TRA. The special committee then discussed the TRA, including the calculation of the early termination payment at various stock prices and the number of TRA members required to amend the TRA. Following discussion, the special committee recommended to the board that management (i) propose to certain TRA members holding the rights to the most TRA tax benefit payments that the TRA be terminated upon a change in control without any payments to the TRA members and (ii) if such TRA members were unwilling to do so, request that they determine a spokesperson and counsel, if they so choose, to negotiate the terms under which the TRA would be terminated or amended in connection with a change in control or conversion to a REIT. The special committee also directed management to have Deloitte & Touche LLP (“Deloitte”), tax advisor to Switch, prepare an analysis of the early termination payment and tax benefit payments that could be payable under the TRA, including all assumptions underlying the analysis. In addition, given the desire of the special committee to terminate or modify the TRA to obtain maximum value for stockholders in any Strategic Transaction, the special committee determined to accept Mr. Snyder’s offer to step off the special committee and proposed that Ms. Pelletier, who had no interest in the TRA, replace Mr. Snyder as a member of the special committee.

On February 14, 2022, after making a determination that Ms. Pelletier was (i) independent, (ii) not a current employee of Switch, (iii) disinterested in a Strategic Transaction and (iv) not a party to the TRA, the board, acting by unanimous written consent, approved the replacement of Mr. Snyder with Ms. Pelletier, and on February 15, 2022, the special committee amended and restated its charter to authorize the special committee to negotiate the termination of, or amendment to, the TRA and elected Mr. Wolf as the chair of the special committee.

On February 22, 2022, the special committee, along with representatives from Goldman Sachs, Morgan Stanley and Latham, met to discuss the status of negotiations with potential bidders. Goldman Sachs and Morgan Stanley updated the special committee on various initial and follow-up meetings held with the nine potential bidders who had already executed nondisclosure agreements. Goldman Sachs and Morgan Stanley noted that management had held meetings with the nine potential bidders and continued to respond to diligence requests from the bidders. Following discussion, the special committee authorized Goldman Sachs and Morgan Stanley to send a process letter to the nine interested bidders, including DigitalBridge, IFM, Bidder A and Bidder B, later that day requesting that interested bidders submit initial indicative offers by March 10, 2022.

From February 22, 2022 through March 10, 2022, Goldman Sachs and Morgan Stanley continued to engage in discussions with potential bidders, including two additional bidders who entered the process in early March and mid-March, respectively, with respect to the terms of their potential bids and management, Goldman Sachs, Morgan Stanley and Latham coordinated responses by Switch management to various diligence questions posed by the bidders, including regarding the status and liability under the TRA. From February 18, 2022 through April 6, 2022, Goldman Sachs and Morgan Stanley attended diligence calls with management to discuss and coordinate answers by the management team to various diligence questions posed by the bidders.

On March 10, 2022, Switch received indicative offers from four potential bidders: DigitalBridge at $34.00 per share; IFM, who did not submit a per share price, but indicated they were willing to invest up to $2.5 billion; Bidder A at $32.50 per share; and Bidder B at a range of $28.00 - $31.00 per share. Each bid assumed, as directed by Switch, that no payment would be required pursuant to the TRA. Switch Class A common stock price on March 10, 2022 closed at $27.08 per share. Later in the day, the special committee met to discuss the various bids along with Latham, Goldman Sachs and Morgan Stanley. After this discussion, the special committee determined to proceed in further discussions with each of the bidders.

On March 14, 2022, the board held a meeting, attended by representatives from Goldman Sachs, Morgan Stanley, Latham and management, to discuss the indicative offers received to date. Goldman Sachs and Morgan Stanley summarized each bid and presented a proposed timeline for entering into definitive agreements. The board, Goldman Sachs and management then discussed the Switch Projections, including the material assumptions therein. For a detailed discussion regarding the Switch Projections, please see “—Certain Unaudited Financial Projections” beginning on page 52 of this proxy statement.

From late March 2022 through mid-April 2022, management and the board held additional in-person meetings with DigitalBridge, IFM, Bidder A and Bidder B, and their respective advisors, including tours of Switch’s various campuses, attended numerous diligence calls with each potential bidder and continued to populate the virtual data room in response to diligence requests from each potential bidder. During diligence calls in late March, potential bidders, including DigitalBridge and Bidder A, raised that in order to obtain certain real estate-style financing for the transaction, Switch would need to amend its leases for certain of its properties in Las Vegas, Nevada.

On March 21, 2022, the media reported that Switch was considering a Strategic Transaction. On March 18, 2022, the last day of trading prior to the reporting, shares of Switch Class A common stock closed at $28.78 per share. On March 22, 2022, the first full day of trading after the reporting, shares of Switch Class A common stock closed at $29.68 per share.

On March 30, 2022, DigitalBridge requested through the special committee’s financial advisors that DigitalBridge and IFM be permitted to submit a joint-bid at the next deadline. The special committee’s financial advisors informed DigitalBridge and IFM that Switch approved the submission of this joint-bid on April 1, 2022 to allow the parties to put forth their most competitive bid.

On April 4 and April 5, 2022, the special committee held meetings, attended by representatives from Goldman Sachs, Morgan Stanley, Latham, management and Deloitte, during which management and Deloitte discussed Switch’s recorded liability under the TRA as of December 31, 2021 of $395.6 million and the assumptions used by Switch in determining the liability. Goldman Sachs and Morgan Stanley presented to the special committee an analysis of the TRA tax benefit payments and early termination payments in various scenarios (in each case as provided to Goldman Sachs and Morgan Stanley by Switch management), including upon a change in control, and under both Switch’s existing Up-C corporate structure and after a REIT conversion, noting net present value of the TRA tax benefit payments after a REIT conversion was potentially lower and discussed further how this should impact a special committee proposal to TRA members on terminating the TRA. In addition, the special committee authorized Goldman Sachs and Morgan Stanley to send a second round process letter to bidders, reviewed and provided input on the terms of an initial draft merger agreement to Latham and authorized Latham to make the draft merger agreement available to the bidders.

On April 5, 2022, Goldman Sachs and Morgan Stanley provided a second round process letter to DigitalBridge (now bidding with IFM), Bidder A and Bidder B and Latham uploaded a draft merger agreement to a virtual data room for review by bidders. The process letter directed bidders to provide a final bid no later than April 28, 2022.

On April 7, 2022, the special committee held a meeting, attended by representatives from Goldman Sachs, Morgan Stanley, Latham, management and Deloitte. Management discussed the communications to date with certain TRA members, in which such TRA members expressed a willingness to amend the TRA by reducing the payout to members in order to facilitate a Strategic Transaction, provided some consideration was paid to TRA members in connection with any such transaction. Following discussion and based upon the analysis provided by Deloitte, Goldman Sachs and Morgan Stanley on the amount of the tax benefit payments and early termination payments owed under various scenarios, including a change in control and after a REIT conversion, the state of discussions with bidders with respect to a Strategic Transaction, the significant early termination payment that would be due to TRA holders upon a change in control if no action was taken with respect to the TRA that would likely make a Strategic Transaction no longer attractive to Switch stockholders, and the significant number of TRA members required to satisfy the 70% Supermajority Threshold necessary to amend the TRA pursuant to its terms, the special committee proposed to recommend to the board an aggregate payment of approximately $75 million paid to all parties to the TRA, pro rata, in exchange for terminating the TRA upon the earlier of a change in control and December 31, 2022.

From April 7, 2022 through April 12, 2022, management, the special committee and the board met to discuss next steps with regard to the TRA. Upon the recommendation of the special committee, the board authorized Switch to enter into an amendment to the TRA that would provide for an aggregate payout to TRA members of approximately $75 million in exchange for the termination of all obligations under the TRA (the “TRA Amendment”). See “The Mergers—Amendment to the Tax Receivable Agreement” for a full summary of the TRA Amendment. The special committee believed that amendment would offer the best opportunity to maximize stockholder value for the Strategic Transaction or conversion to a REIT. Management was also authorized to begin soliciting approval from TRA members necessary to effect the TRA Amendment.

On April 15, Latham received revised merger agreement drafts from each of DigitalBridge/IFM and Bidder A. Bidder A also provided initial drafts of an equity commitment letter and a limited guarantee.

On April 20, 2022, the special committee met to discuss various transaction-related matters. Representatives from Goldman Sachs, Morgan Stanley, Latham and management were in attendance. Management summarized for the special committee negotiations to effect a lease amendment for certain of Switch’s leased properties in the Las Vegas, Nevada area (the “Leased Properties”) that the bidders had requested as critical to obtaining their financing, and discussed with the special committee that because of Mr. Tom Thomas’ ownership interests in the Leased Properties, as described more fully in the section entitled “- Interests of the Company’s Directors and Executive Officers in the Mergers,” that he would not take part in discussions with respect to the Leased Properties. Management then provided an update to the special committee regarding the ongoing process to solicit approvals from TRA members to satisfy the Supermajority Threshold to amend the TRA. Next, Latham provided the special committee a summary of the two merger agreement markups received and outlined the material issues therein. With respect to the DigitalBridge/IFM merger agreement, the special committee discussed, among other things, that (i) Mr. Roy and Mr. Morton were being asked to rollover a portion of their equity in connection with the transaction, (ii) DigitalBridge/IFM deleted several obligations to obtain antitrust approval between signing and closing, (iii) a number of additional regulatory approvals were added as conditions to closing, (iv) DigitalBridge/IFM had proposed a buyer termination fee of 5% and a Switch termination fee of 3.75%, (v) the transaction documents contemplated a mortgage debt commitment that contained additional closing conditionality as compared to a leveraged buyout financing and (vi) certain representations, warranties and covenants were revised to more buyer-friendly positions. With respect to the Bidder A merger agreement, the special committee discussed, among other things, that (i) the financing package proposed involved leverage buyout financing rather than a mortgage debt commitment, (ii) Bidder A was requesting a similar management rollover equity condition as DigitalBridge/IFM, (iii) Bidder A had also limited its obligations with respect to obtaining antitrust approval, (iv) a similar list of new regulatory approvals were proposed as conditions to closing, (v) Bidder A had proposed a Bidder A break fee of 6% and a Switch break fee of 3%, as well as an obligation for Switch to reimburse Bidder A for expenses up to $30 million in the event of a failure to obtain stockholder approval and (vi) certain representations, warranties and covenants were revised to more buyer-

friendly positions. Both DigitalBridge/IFM and Bidder A markups included obtaining voting agreements in support of the Mergers from all of the board and executive management team and certain stockholders. Following discussion of the draft merger agreements, the special committee directed Latham to negotiate the merger agreement drafts with legal counsel to DigitalBridge/IFM, Simpson Thacher & Bartlett LLP (“STB”), and with legal counsel for Bidder A. The special committee also considered whether Goldman Sachs and Morgan Stanley should contact any additional parties as to their interest in a Strategic Transaction with Switch, but noted that Switch’s consideration of strategic alternatives had appeared in media reports and no other parties had contacted Switch, Goldman Sachs or Morgan Stanley with interest in a Strategic Transaction.

On April 20, 2022, representatives for the owners of the Leased Properties informed management that they were not willing to amend the leases for the Leased Properties; however, they would consider the sale of the Leased Properties to Switch (the “Land Purchase”). Management, after consultation with Goldman Sachs and Morgan Stanley, notified the special committee that it believed such a purchase by Switch would facilitate financing that would allow a higher price in a Strategic Transaction, and the special committee authorized negotiation of terms under which a purchase might be possible, including a closing contingent upon a Strategic Transaction closing, and instructed management to bring back terms for final approval.

On April 21, 2022, Latham held separate calls with STB and the legal representatives of Bidder A to discuss their revised drafts of the merger agreement. Latham highlighted the material issues in the drafts, as well as certain other issues raised in other draft ancillary agreements submitted, and informed legal counsel for each bidder that they should consider improving those positions in revised drafts to be submitted with their client’s final bid.

During the week of April 18, 2022, Bidder A informed Switch they would need to complete additional diligence in order to have their financing package finalized in advance of submitting a bid. After discussions and in light of the status of ongoing negotiations in connection with the Land Purchase, the special committee elected to push the date for final bids from April 28, 2022 to May 5, 2022 in order to allow bidders additional time to finalize their bids, including their financing packages.

From April 21, 2022 through May 5, 2022, management and Latham held numerous diligence calls with DigitalBridge/IFM and Bidder A and their respective representatives relating to a number of matters, including diligence related to financing real estate, benefits, intellectual property, tax and various regulatory matters.

On April 22, 2022, management informed the special committee that TRA members satisfying the Supermajority Threshold had approved the TRA Amendment.

On April 28, 2022, Latham provided initial drafts of the Voting and Support Agreement and the Switch Disclosure Letter to STB and legal counsel for Bidder A.

On May 3, 2022, the media reported that Switch was in negotiations to be purchased by Brookfield Asset Management. On May 5, 2022, the first full day of trading after the report, shares of Switch Class A common stock closed at $31.64 per share.

On May 4, 2022, representatives of Bidder B informed representatives of Morgan Stanley that Bidder B would not submit a revised bid to acquire Switch.

On May 5, 2022, DigitalBridge/IFM and Bidder A provided revised bids to Switch, along with revised drafts of the Merger Agreement, financing documents and ancillary agreements. The revised bid from DigitalBridge/IFM proposed to acquire Switch for $34.25 per share, and DigitalBridge/IFM offered to connect executives of their financing partners with the special committee’s financial advisors to demonstrate DigitalBridge/IFM’s commitment to the financing. The revised bid from Bidder A proposed to acquire Switch for $29.00 per share, and Bidder A communicated that this reflected a change in market conditions that impacted financing costs, the impact of the TRA Amendment and the Land Purchase.

On May 6, 2022, the special committee met to discuss the terms of the final bids and revised transaction documents. Representatives from Goldman Sachs, Morgan Stanley, Latham and management were in attendance. Goldman Sachs and Morgan Stanley summarized the terms of the bids and Latham highlighted certain key issues remaining in the transaction documents. With respect to DigitalBridge/IFM, the special committee considered, among other things, that the transaction documents continued to contemplate a mortgage debt commitment that contained additional closing conditionality as compared to a leveraged buyout financing and a DigitalBridge/IFM termination fee of 5% and a Switch termination fee of 3.75%. With respect to Bidder A, the special committee considered, among other things, that the transaction documents continued to contemplate a leveraged buyout financing, certain limitations on Bidder A’s obligations to obtain regulatory approval and an obligation for Switch to reimburse Bidder A for expenses up to $30 million in the event of a failure to obtain stockholder approval. The special committee provided their views and instructed Latham to go back and negotiate with DigitalBridge/IFM and Bidder A for key terms, including informing DigitalBridge/IFM that their mortgage debt commitment disadvantaged their bid and that they should obtain a leveraged buyout financing to give their bid additional closing certainty. During the May 6, 2022 special committee meeting, the special committee also discussed the status of negotiations for the Land Purchase. Management informed the special committee that negotiations remained ongoing, particularly with respect to the total price for the Land Purchase.

On May 7, 2022, the special committee met, along with representatives from Goldman Sachs, Morgan Stanley, Latham and management, to discuss a number of transaction-related issues, including communication to each of DigitalBridge/IFM and Bidder A regarding increasing their offer price and accepting certain revisions to the terms of the transaction documents, including, with respect to DigitalBridge/IFM, revising their financing to provide improved deal closing certainty, the status of negotiations regarding the Land Purchase and requests in the bid letter from each bidder that Messrs. Roy and Morton exchange an aggregate of approximately $500 million of equity in connection with the transaction. Mr. Morton informed the special committee that he and Mr. Roy were amenable to rolling over the requested amount of equity were Switch to enter into a definitive agreement with the winning bidder, and had engaged their own counsel that was prepared to negotiate the terms of any rollover and that they would not negotiate with either bidder on the terms of any rollover until the special committee authorized them to do so. Furthermore, Mr. Roy and Mr. Morton both agreed that neither would discuss their respective employment status or compensation matters with the bidders until authorized to do so by the special committee.

Later on May 7, 2022, Latham sent revised drafts of all transaction documents back to STB and Bidder A’s legal representative. From May 7, 2022 until May 11, 2022, Latham, STB and the legal representatives of Bidder A, as applicable, traded revised drafts of the various transaction documents and negotiated the key open points remaining in the documents.

During the evening on May 7, 2022, in response to the proposal for Messrs. Roy and Morton to rollover their Switch equity, Latham forwarded to STB and legal counsel for Bidder A a draft rollover term sheet prepared by counsel for Messrs. Roy and Morton. Latham communicated to STB and legal counsel for Bidder A that the winning bidder would be connected with counsel to Messrs. Roy and Morton to negotiate the terms thereof in advance of signing.

On May 8, 2022, the special committee, along with representatives from Goldman Sachs, Morgan Stanley, Latham and management, met to continue to discuss the bids received from DigitalBridge/IFM and Bidder A. Goldman Sachs and Morgan Stanley informed the special committee that Bidder A had agreed to increase its offer price to $30.00 per share from $29.00 per share. Following the discussion, the special committee authorized Goldman Sachs and Morgan Stanley to communicate to each bidder to improve its bid price in order to finalize a transaction and, additionally with respect to DigitalBridge/IFM, to seek to improve the certainty of its financing package. With respect to the Land Purchase, both bidders had been informed of the negotiations and reiterated to Switch that the Land Purchase would need to be finalized in advance of executing definitive agreements for the proposed Strategic Transaction.

On May 9, 2022, the special committee held two meetings and the full board met once to discuss various transaction-related matters. Each of these meetings were also attended by representatives from Goldman Sachs, Morgan Stanley, Latham and management. During the morning meetings, Goldman Sachs and Morgan Stanley informed the special committee (i) that Bidder A had agreed to increase its offer price to $32.50 per share from $30.00 and conditioned this price on signing the transaction by end of day and (ii) that DigitalBridge/IFM had agreed to make certain improvements to the terms of its financing package and the draft merger agreement to improve closing certainty, including by limiting certain conditions to funding and limiting the possibility of a material breach claim by DigitalBridge/IFM in connection with Switch’s obligations to provide financing cooperation between signing and closing. Following these meetings and significant discussion on the topics among the special committee, the board, management, Latham, Goldman Sachs and Morgan Stanley, the special committee concluded it was in the best interest of maximizing stockholder value to authorize Goldman Sachs and Morgan Stanley to inform each bidder that (i) Switch intended to consummate a transaction with one of the bidders prior to market open on May 11, 2022, (ii) that each bidder should provide a “best and final” offer by the following morning, which should include an increase in offer price and (iii) that DigitalBridge/IFM should continue to make improvements to its financing package to provide for greater closing certainty.

Also on May 9, 2022, the media reported that Switch was in advanced discussions with Brookfield Asset Management Inc. and DigitalBridge for the sale of Switch. On May 6, 2022, the last day of trading prior to the report, shares of Switch Class A common stock closed at $30.49 per share. On May 10, 2022, the first full day of trading after the report, shares of Switch Class A common stock closed at $30.75 per share.

Both the special committee and the board met separately on multiple occasions over the course of the day on May 10, 2022. In attendance during these meetings were representatives from Goldman Sachs, Morgan Stanley, Latham and management. During these meetings, representatives of Morgan Stanley, Goldman Sachs and Latham, as applicable, reported to the special committee and the board that (i) Bidder A had informed Morgan Stanley that it was unwilling to increase its offer price beyond $32.50 and that they would not negotiate further for the purchase of Switch at a higher price and (ii) DigitalBridge/IFM had offered an increased break fee of $693 million, or approximately 8% of the equity value that would be payable upon certain breaches of the merger agreement. Management also informed the special committee that Switch was close to reaching terms in connection with the Land Purchase for a total purchase price of $300 million. The closing price per share of Switch Class A common stock on May 10, 2022 was $30.75.

Later in the day on May 10, 2022, the board met to discuss the revised terms proposed by DigitalBridge/IFM. Following significant discussion among the board, Goldman Sachs, Morgan Stanley and Latham, taking into account the outreach, negotiations, transaction terms and offer prices, the board voiced its support for pursuing a transaction with DigitalBridge. Following the board meeting, the special committee convened a meeting and following extensive discussions, the special committee determined that the DigitalBridge/IFM proposal provided the best value to Switch stockholders, and authorized Goldman Sachs and Morgan Stanley to convey to DigitalBridge and IFM that Switch was interested in executing definitive documentation for a transaction prior to market opening on the following day and that DigitalBridge/IFM should increase its offer by an additional $0.25 per share in order to secure the transaction. When making this determination, the special committee took into account that DigitalBridge/IFM had made a number of concessions with respect to its mortgage debt financing over a short period of time, including improving closing certainty by limiting certain conditions to funding and limiting the possibility of a material breach claim by DigitalBridge/IFM in connection with Switch’s obligations to cooperate with regards to the financing between signing and closing. The board of directors of Switch also determined, after consultation with Goldman Sachs and Morgan Stanley, that the proposal by DigitalBridge/IFM had an acceptable level of risk around the financing and closing certainty.

During the early evening on May 10, 2022, DigitalBridge/IFM communicated that $34.25 was their best and final offer price. DigitalBridge/IFM noted that this was an increase from their initial offer of $34.00 per share, which offer did not contemplate the additional approximately $75 million payment in connection with the TRA Amendment or the $300 million payment in connection with the Land Purchase. Because DigitalBridge/IFM had communicated that any Strategic Transaction was conditioned on Messrs. Roy and Morton rolling over their Switch equity, the special committee authorized Messrs. Roy and Morton to have discussions and negotiations with DigitalBridge/IFM regarding the terms of their equity rollover. During the course of the evening, counsel for Messrs. Roy and Morton was connected with STB, exchanged drafts of the rollover term sheet with DigitalBridge/IFM and STB and negotiated terms of the rollover with DigitalBridge/IFM and STB.

During the late evening on May 10, 2022, the board convened along with management, Goldman Sachs, Morgan Stanley and Latham. Goldman Sachs reviewed with the board Goldman Sachs’ financial analyses of the merger consideration, and rendered to the special committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 11, 2022, that, as of such date and based upon and subject to the various qualifications, assumptions and limitations set forth therein, the merger consideration to be received by holders (other than Parent and its affiliates) of the outstanding shares of Switch Class A common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Goldman Sachs’s opinion, please see “- Opinion of the Special Committee’s Financial Advisor” beginning on page 54 of this proxy statement. Latham then reviewed the proposed final terms of the Merger Agreement and the related ancillary agreements and presented to the board regarding their fiduciary obligations under Nevada law in connection with the proposed transaction. Management for Switch also informed the board and the special committee that, based upon, among other things, their views of Switch’s prospects on a standalone basis, its consideration of all the alternatives available to Switch and the information and advice provided by Goldman Sachs, Morgan Stanley and Latham, it was Switch executive management’s recommendation that the board approve the transaction as proposed by DigitalBridge/IFM upon the terms negotiated by the parties and set forth in the definitive documents. Next, the special committee informed the board that, based upon, among other things, its consideration of all the alternatives available to Switch and the information and advice provided by Goldman Sachs, Morgan Stanley and Latham over the course of evaluating Strategic Transactions, it was the special committee’s recommendation that the board approve the transaction as proposed by DigitalBridge/IFM upon the terms negotiated by the parties and set forth in the definitive documents. The board then discussed the various reasons to approve the Mergers, and certain countervailing factors. For a detailed description of the various reasons considered by the board, see “- Recommendation of the Board of Directors and the Special Committee” beginning on page 52 of this proxy statement. After further discussion, including a review of the status of Switch’s business, the process that led to the proposed Mergers, the alternatives available to Switch, including remaining as a public company, and the risks and benefits associated with the proposed transaction, the board unanimously (other than Mr. Roy who informed the special committee and the board that he was supportive of the transaction and would vote for the transaction in the interest of all stockholders, but under advice of counsel, recused himself from the vote given his agreement to participate in a rollover of a portion of his equity) (i) determined that the Merger Agreement and the transactions contemplated thereby, including the LLC Merger and the Merger, are advisable and in the best interests of Switch, Switch, Ltd., and Sunshine Merger Sub, Ltd., respectively, and their respective stockholders or equityholders, as applicable, on the terms and subject to the conditions set forth in the Merger Agreement, (ii) directed that the Mergers be submitted for consideration at a special meeting of Switch’s stockholders and (iii) recommended that Switch’s stockholders approve the Merger. The Land Purchase was also approved as part of the transactions contemplated by the Merger Agreement.

Prior to the market opening on May 11, 2022, Latham and STB finalized all transaction documents and Switch, Switch, Ltd., Sunshine Merger Sub, Ltd., Sunshine Bidco Inc. and Sunshine Parent Merger Sub Inc. executed the Merger Agreement and the ancillary agreements to be executed in connection therewith.

Before NYSE opened on May 11, 2022, DigitalBridge/IFM and Switch issued a press release announcing the entry into the Merger Agreement.

Reasons for the Mergers

As described above in the section entitled “-Background of the Mergers”, prior to and in reaching its determination to (i) authorize and approve the Merger Agreement and the transactions contemplated thereby, including the LLC Merger and the Merger, (ii) direct that the Merger be submitted for consideration at a special meeting of Switch’s stockholders and (iii) recommend that Switch’s stockholders approve the Merger, the special committee and the board consulted with and received the advice of their outside legal counsel and the special committee’s financial advisors, discussed certain issues with management and considered a variety of factors weighing positively in favor of the Mergers, the Merger Agreement and the transactions contemplated thereby, including the following material factors:

a)

the $34.25 per share or unit price for Switch Class A common stock and Company Ltd. Common Units to be paid in cash, which was in excess of the all-time highest closing price for shares of Switch Class A common stock on any day since the date of Switch’s initial public offering in October 2017, and which represented a premium of approximately 19% over the undisturbed closing stock price of Switch Class A common stock on March 18, 2022, the last full trading day prior to media reporting regarding a potential sale of Switch;

b)

the special committee and the board’s understanding of Switch’s business, operations, financial condition, earnings, prospects, competitive position and the nature of the industry in which Switch competes;

c)

the special committee and the board’s understanding of the risks and uncertainties in the industry in which Switch competes, and the risks that Switch would face if it continued to operate on a standalone public company basis, including:

i)

risks relating to the fundamentals for companies in the data center industry, including, but not limited to, increased competition, falling market rents and decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications;

ii)

risks relating to the operation of Switch, including, but not limited to, economic downturn, natural disaster or oversupply of data centers in the geographic areas that Switch serves, significant competition in the data center industry, a loss of key customers, a loss of access to key third-party service providers and suppliers, a loss of power or cooling which may interrupt Switch’s services to its customers, increased operating costs and capital expenditures at Switch’s facilities, including those resulting from higher utilization by customers, unknown or contingent liabilities related to Switch’s historical acquisitions of property or other assets and the inability to identify or complete acquisitions of additional properties or other assets;

iii)

risks relating to financing of Switch, particularly in light of its capital expenditure requirements, including, but not limited to, the failure to obtain necessary outside financing on favorable terms, or at all, restrictions in the instruments governing Switch’s indebtedness, increases in market interest rates, volatility in the market price and volume of Switch Class A common stock and potential negative impacts resulting from incurring excessive leverage;

iv)	risks relating to Switch’s development of properties, obtaining applicable permits, power and connectivity and Switch’s ability to successfully lease or purchase those properties;

v)	risks relating to compliance with existing and future applicable laws and regulations;

vi)	risks relating to Switch’s qualification as a REIT for fiscal year 2023 (including distributional requirements and compliance with technical requirements of the Code); and

vii)

other risks and uncertainties, including the risk factors set forth in Switch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, on Form 10-Q for the fiscal quarter ended March 31, 2022 and current reports on Form 8-K;

d)	turnover of Switch’s executives and other key personnel;

e)

the special committee and the board’s determination that other alternatives to a sale of all of Switch, including entering into financing transactions, divesting certain assets and pursuing joint ventures or acquisitions, which alternatives the special committee evaluated with the assistance of its advisors, did not represent an attractive alternative to a sale of the entirety of Switch in light of, among other factors, the potential risks, rewards and uncertainties associated with those alternatives;

f)

the fact that the consideration to be paid in the Mergers is all cash, which provides certainty, immediate value and liquidity to holders of Switch Class A common stock and Company Ltd. Common Units, especially when viewed against any internal or external risks and uncertainties associated with Switch’s standalone strategy, immediately upon the closing of the Mergers;

g)

the ability of the board to continue to declare and pay regular quarterly cash dividends to Switch’s stockholders for the entire period between signing and closing of the Mergers at a quarterly rate of up to $0.07 per share of Switch Class A common stock in accordance with the Merger Agreement without a reduction in the Merger Consideration to be paid to Switch’s stockholders, as more fully described below in the section entitled “The Merger Agreement – Certain Dividends”;

h)

the possibility that an infrastructure fund or other private financial sponsor might be able to realize more value from the business than a public company buyer and thereby pay a higher price to acquire Switch, including the ability to fund developments without having to rely on the volatility of equity capital markets;

i)	Switch management’s presentation to the special committee and the board of its views and analyses, in each case, conducted with the assistance of the special committee’s financial advisors;

j)

the financial analyses reviewed and discussed with the special committee and the board by Goldman Sachs as well as the oral opinion of Goldman Sachs rendered to the board, which was subsequently confirmed by delivery of a written opinion, dated May 11, 2022, and that is attached to this proxy statement as Annex B, that, as of such date and based upon and subject to the various qualifications, assumptions and limitations set forth therein, the Merger Consideration to be received by holders (other than Parent and its affiliates) of shares of Switch Class A common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, which is more fully described in the section entitled “- Opinion of the Special Committee’s Financial Advisor”;

k)

the special committee and the board’s assessment, taking into account the foregoing factors, of Switch’s value on a standalone basis relative to the $34.25 per share or unit of Switch Class A common stock and Company Ltd. Common Units in connection with the Mergers, and the possibility that the trading price of shares of Switch Class A common stock would not reach and sustain such price, or that doing so could take a considerable period of time;

l)

the special committee and the board’s process for soliciting and responding to offers from the third parties that were believed to be the most willing and able to pay the highest price for Switch, which included providing such parties with an opportunity to conduct due diligence and conduct management sessions with members of Switch’s management, as described in the section entitled “–Background of the Mergers”;

m)

the special committee and the board’s belief that, based on discussions with DigitalBridge and IFM and other potential counterparties, $34.25 represented the best and final offer and the highest price per share or unit of Switch Class A common stock or Company Ltd. Common Units that DigitalBridge, IFM or any other potential counterparty would be willing to pay, and any request for a further price increase or solicitation of additional bids from other third parties would have created a meaningful risk that DigitalBridge/IFM might determine not to enter into the transaction and to terminate negotiations, in which event stockholders of Switch would lose the opportunity to obtain the proposed $34.25 per share or unit of Switch Class A common stock or Company Ltd. Common Units in cash being offered;

n)	the successful track record that DigitalBridge and IFM have developed in acquiring other companies and the consolidated financial strength and industry expertise of DigitalBridge and IFM;

o)	the fact that DigitalBridge and IFM have provided certain guarantees and equity commitments in favor of Switch as described below in the section entitled “- Financing”;

p)	the provisions of the Merger Agreement that permit Switch, in response to certain unsolicited takeover proposals, to furnish information to, and conduct negotiations with, third parties under certain circumstances and, under certain conditions, to accept a superior proposal, and Switch’s corresponding right to terminate the Merger Agreement (subject to payment of the company termination fee of $260 million) in order to enter into a definitive agreement providing for the consummation of such Superior Proposal;

q)	the ability of Switch to seek specific performance in certain circumstances, if required, in order to enforce the terms of the Merger Agreement;

r)

the provisions of the Merger Agreement that permit the special committee and the board to withhold, withdraw, modify or qualify its recommendation that our stockholders vote to approve the Mergers and the other transactions contemplated by the Merger Agreement under certain circumstances;

s)

the high probability that the Mergers would be consummated based on, among other things, DigitalBridge and IFM’s independent respective abilities to complete large acquisition transactions and the $693 million parent termination fee, payable to Switch if the Merger Agreement is terminated in certain circumstances, which payment is guaranteed by certain affiliates of DigitalBridge and IFM;

t)

the terms and conditions of the Merger Agreement and the related transaction documents, which were reviewed by the special committee and the board with Latham, Goldman Sachs and Morgan Stanley, and the fact that such terms were the product of arm’s-length negotiations between the parties;

u)

the fact that resolutions approving the Mergers were evaluated, negotiated and recommended and approved by the special committee prior to presentation to the board for approval, a committee which is comprised solely of independent directors with respect to the Mergers and the transactions contemplated by the Merger Agreement, who are not affiliated with DigitalBridge/IFM, are not employees of Switch or any of its subsidiaries;

v)	the fact that the Mergers would be subject to the approval of our stockholders, and our stockholders would be free to reject the Mergers by voting against the Mergers; and

w)	the willingness of Rob Roy and Thomas Morton to roll over equity with the new owners of Switch on the similar terms as the bidder’s other equity investment sources.

In the course of its deliberations, the special committee and the board also considered a variety of risks and other countervailing factors related to the Merger Agreement and the Mergers, including the following material factors:

a)	the potential upside in Switch’s standalone strategic plan;

b)

the possibility that the Mergers might not be consummated in a timely manner or at all due to a failure of certain conditions, including with respect to the required approval of the transaction by the necessary regulatory authorities;

c)

the risks and costs to Switch if the Mergers do not close in a timely manner or at all, including the potential negative impact on Switch’s ability to retain key employees, the diversion of management and employee attention and the potential disruptive effect on Switch’s day-to-day operations and Switch’s relationships with customers, suppliers and other third parties;

d)

the fact that holders of Switch Class A common stock and Company Ltd. Common Units, other than as described below in the sections entitled “- Rollover Agreements” and “-Potential Employment Arrangements with Parent”, will have no ongoing equity interest in the surviving corporation following the Mergers, meaning that the holders of Switch Class A common stock and Company Ltd. Common Units, other than Messrs. Roy and Morton, will not (by virtue of their holdings) participate in Switch’s potential future earnings or growth;

e)

the restrictions on the conduct of Switch’s business prior to the consummation of the Mergers, which may delay or prevent Switch from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of Switch;

f)

the risk that the parties may incur significant costs and material delays resulting from seeking regulatory approvals and other clearances, consents and approvals necessary for consummation of the Mergers;

g)

the provisions of the Merger Agreement that restrict Switch’s ability to solicit or participate in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and that require Switch to negotiate with Parent (if it so desires) prior to Switch being able to terminate the Merger Agreement to accept a superior proposal;

h)

the possibility that Switch’s obligation to pay the company termination fee of $260 million upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirors from making a superior proposal to acquire Switch;

i)

the significant costs involved in connection with negotiating the Merger Agreement; consummating the Mergers; and the fact that if the Mergers are not consummated, Switch may be required to bear such costs;

j)	the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Mergers and the other transactions contemplated therein; and

k)	the fact that an all-cash transaction would be taxable to the holders of Switch Class A common stock and Company Ltd. Common Units that are U.S. holders for U.S. federal income tax purposes.

In addition, the special committee and the board were aware of and considered the fact that certain of Switch’s executive officers and directors have financial interests in the Mergers that may be different from, or in addition to, those of Switch stockholders generally, including those interests that are a result of (i) employment and compensation arrangements with Switch, (ii) payouts under the terms of the TRA Amendment, (iii) the rollover and/or (iv) ownership interests in the Land Purchase, in each case, as described more fully below in the section entitled “- Interests of the Company’s Directors and Executive Officers in the Mergers”.

The foregoing discussion of the factors considered by the special committee and the board is not intended to be exhaustive, but rather includes the material factors considered by the special committee and the board. The special committee and the board reached the conclusion to (i) authorize and approve the Merger Agreement and the transactions contemplated thereby, including the LLC Merger and the Merger, (ii) declare the Merger advisable and in the best interests of Switch, Switch, Ltd. and Sunshine Merger Sub, Ltd., respectively, and their respective shareholders or equityholders, as applicable, on the terms and subject to the conditions set forth in the Merger Agreement and (iii) recommend that Switch’s stockholders approve the Merger, in light of the factors described above and other factors that the special committee and the board believed were appropriate. In view of the wide variety of factors considered by the special committee and the board in connection with its evaluation of the Mergers and the complexity of these matters, the special committee and the board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the special committee and the board. Rather, the special committee and the board made its recommendations based on the totality of the information available to the special committee and the board, including discussions with, and questioning of, Switch’s management and its financial and legal advisors. In considering the factors discussed above, individual members of the special committee and the board may have given different weights to different factors.

This explanation of the special committee and the board’s reasons for its recommendations and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26.

Recommendation of the Board of Directors and the Special Committee

Our board of directors and the special committee have (1) duly authorized and approved the execution, delivery and performance by Switch, Company Ltd. and Company Merger Sub of the Merger Agreement and the consummation by Switch, Company Ltd. and Company Merger Sub of the Merger Agreement and the consummation by Switch, Company Ltd. and Company Merger Sub of the transactions contemplated thereby, (2) determined the Merger Agreement and the transactions contemplated thereby, including the LLC Merger and the Merger, to be advisable and in the best interests of Switch, Company Ltd. and Company Merger Sub, respectively, and their respective stockholders or equity holders, as applicable, on the terms and subject to the conditions set forth in the Merger Agreement, (3) directed that the Merger be submitted for consideration at a special meeting of Switch’s stockholders and (4) recommended that Switch’s stockholders approve the Merger. Our board of directors and the special committee recommends that you vote “FOR” the proposal to approve the Merger, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers, and “FOR” the proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger.

Certain Unaudited Financial Projections

While Switch from time to time provides a financial outlook to investors with respect to the then-current fiscal year, Switch has not, as a matter of course, otherwise publicly disclosed longer-term internal projections as to future performance, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the Mergers, prior to the execution of the Merger Agreement, Switch management prepared and provided to the board in connection with its evaluation of the Mergers and the special committee’s financial advisor, Goldman Sachs, for its use and reliance in connection with its financial analyses and opinion, certain nonpublic, internal, financial projections regarding Switch’s future operations for fiscal years 2022 through 2031 (the “Switch Projections”). The Switch Projections were also provided to DigitalBridge, IFM, Bidder A, Bidder B and each of their respective advisors and representatives. Switch has included below a summary of the Switch Projections for the purpose of providing stockholders access to certain nonpublic information that was prepared for the board, Goldman Sachs, DigitalBridge, IFM, Bidder A, Bidder B and each of their respective advisors and representatives for purposes of evaluating the transactions contemplated by the Merger Agreement, and such information may not be appropriate for other purposes, and is not included to influence your decision, if you are a Switch stockholder, to vote in favor of the Mergers. The inclusion of this summary should not be regarded as an indication that Switch management or anyone who received the Switch Projections then considered, or now considers, them to be a reliable prediction of future events, and the Switch Projections should not be relied upon as such. This information is not fact and readers are cautioned not to place undue reliance on the Switch Projections.

The Switch Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentations of financial projections, but in the view of management, were prepared on a reasonable basis and reflect the assumptions and estimates available at the time they were prepared. The prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Switch’s historical GAAP financial statements. The Switch Projections have been prepared by, and are the responsibility of, Switch management and were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants.

While presented with numeric specificity, the Switch Projections were based on numerous variables and assumptions (including those related to industry performance and general business, economic, market and financial conditions and additional matters specific to Switch’s businesses) that are inherently subjective and uncertain and are beyond the control of Switch’s management. Important factors that may affect actual results and cause the Switch Projections to not be achieved include, but are not limited to, risks and uncertainties relating to Switch’s businesses (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business, economic, competitive, regulatory and financial market conditions and other factors described under “Cautionary Note Regarding Forward-Looking Statements” and other risk factors described in Switch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, on Form 10-Q for the fiscal quarter ended March 31, 2022 and current reports on Form 8-K. The Switch Projections also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Switch Projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. Switch stockholders are urged to review the most recent SEC filings of Switch for a description of the reported and anticipated results of operations and financial condition and capital resources during 2021, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Switch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, on Form 10-Q for the fiscal quarter ended March 31, 2022 and current reports on Form 8-K.

The inclusion of a summary of the Switch Projections in this proxy statement should not be regarded as an indication that any of Switch or its officers, directors, affiliates, advisors or other representatives considered the Switch Projections to necessarily be predictive of actual future events, and the Switch Projections should not be relied upon as such nor should the information contained in the Switch Projections be considered appropriate for other purposes. None of Switch or its officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from the Switch Projections. The Switch Projections were prepared by Switch prior to entry into and public announcement of the Mergers, have not been updated as of the date of this proxy statement and Switch undertakes no obligation to update or otherwise revise or reconcile the Switch Projections to reflect circumstances existing after the date the Switch Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Switch Projections are shown to be in error. The Switch Projections cover multiple years, and such information by its nature becomes less predictive with each successive year.

Switch has not made and makes no representation to any person in the Merger Agreement or otherwise concerning the Switch Projections or regarding Switch’s ultimate performance compared to the information contained in the Switch Projections or that the projected results will be achieved. Switch urges all stockholders to review Switch’s most recent SEC filings for a description of Switch’s reported financial results.

The Switch Projections were based on numerous variables and assumptions, including the variables discussed above, as well as the following material assumptions: (i) Switch conversion to a REIT in 2023, (ii) 55% adjusted funds from operations ("AFFO") dividend payout policy from 2023 onwards, (iii) $0 in taxes as part of the REIT conversion, (iii) maximum debt / EBITDA ratio of 6.0x, (iv) equity offerings of $200 million in Q3 2023 and $220 million in Q3 2024 to fund existing growth and capital expenditures and (v) termination of any TRA liability for a total payment in 2022 of $75 million. The Switch Projections were also provided without the assumption of Switch converting to a REIT and with other REIT conversion sensitivity analyses around accelerated depreciation and tax structure. The Switch Projections do not give effect to the Mergers. The Switch Projections were provided to DigitalBridge, IFM, Bidder A, Bidder B and each of their respective advisors and representatives and a summary is presented in the following table, with all figures rounded to the nearest million. Switch management directed Goldman Sachs to use and rely upon the Switch Projections for purposes of its opinion and related financial analyses and the Switch Projections were approved for Goldman Sachs’s use by the board. For more information, see “ - Reasons for the Mergers” and “ - Opinion of the Special Committee’s Financial Advisor.”

Summary of Switch Projected Financial Information

($ in millions)

	Projections
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Total Revenue	$670	$720	$793	$965	$1,142	$1,279	$1,409	$1,534	$1,651	$1,763
Adjusted EBITDA(1)	$348	$386	$426	$533	$646	$733	$816	$891	$962	$1,029
Adjusted EBIT(2)	$98	$96	$104	$177	$275	$341	$412	$473	$541	$621
Unlevered Free Cash Flow(3)	$(207)	$(179)	$(227)	$(1)	$193	$189	$349	$370	$652	$852
AFFO (4)	$291	$320	$350	$442	$538	$615	$694	$764	$834	$906

(1)

Adjusted EBITDA is defined as net income or loss adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment, amortization of customer relationships, and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense, (ii) equity in net losses of investments and (iii) certain other items that we believe are not indicative of our core operating performance.

(2)	Adjusted EBIT is defined as Adjusted EBITDA, as adjusted to exclude (i) depreciation and amortization and (ii) stock-based compensation.
(3)	Unlevered Free Cash Flow is defined as Adjusted EBIT, net of changes in net working capital, as adjusted to (i) include total depreciation and amortization and (ii) exclude capital expenditures.
(4)

AFFO is defined as net income adjusted for depreciation & amortization, non-cash equity-based compensation expense, maintenance capital expenditures, other non-cash items, and certain other items not core to operating performance.

Opinion of the Special Committee’s Financial Advisor

Goldman Sachs rendered its opinion to the special committee of the board of directors of Switch that, as of May 11, 2022 and based upon and subject to the factors and assumptions set forth therein, the $34.25 in cash per share of Switch’s Class A common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Switch’s Class A common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated May 11, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the special committee in connection with its consideration of the Merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Switch’s Class A common stock or any other securities of Switch should vote with respect to the Merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Switch for the five fiscal years ended December 31, 2021;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Switch;

•	certain publicly available research analyst reports for Switch;

•	certain other communications from Switch to its stockholders; and

•	the Switch Projections, as prepared by management of Switch and approved for Goldman Sachs’ use by the special committee of the board of directors of Switch.

Goldman Sachs also held discussions with members of the senior management of Switch regarding their assessment of the past and current business operations, financial condition, and future prospects of Switch; reviewed the reported price and trading activity for Switch’s Class A common stock; compared certain financial and stock market information for Switch with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the data center industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with the consent of the special committee, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with the consent of the special committee, that the Switch Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the special committee. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Switch or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Switch to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Switch; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $34.25 in cash per share of Switch’s Class A common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Switch’s Class A common stock pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the TRA and any amendments (including the TRA Amendment) and related payments thereunder, and the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities (including the shares of Switch’s Class B common stock, the shares of Switch’s Class C common stock (none of which are outstanding) and the Company Ltd. Common Units), creditors, or other constituencies of Switch; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Switch, or class of such persons in connection with the Mergers, whether relative to the $34.25 in cash per share of Switch’s Class A common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Switch’s Class A common stock pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which the shares of Switch’s Class A common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Switch, Parent or the Merger, or as to the impact of the Merger on the solvency or viability of the Switch, Company Ltd. or Parent, or the ability of the Switch, Company Ltd. or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the special committee of the board of directors of Switch in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 10, 2022, the last trading day before the date of the public announcement of the Merger, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis. Goldman Sachs analyzed the consideration to be paid to holders of the outstanding shares of Class A common stock pursuant to the Merger Agreement in relation to:

•

$26.62, the volume weighted average price (the “VWAP”) per share of Switch’s Class A common stock over the 1-month-trading period ended March 18, 2022, the last trading day before media reports that Switch was exploring a sale of the company (the “1-Month Undisturbed VWAP”);

•	$26.36, the VWAP of per share of Switch’s Class A common stock over the 3-month-trading period ended March 18, 2022 (the “3-Month Undisturbed VWAP”);

•	$26.10, the VWAP per share of Switch’s Class A common stock over the 6-month-trading period ended March 18, 2022 (the “6-Month Undisturbed VWAP”);

•	$28.78, the highest closing price per share of Switch’s Class A common stock for the 52-week period ended March 18, 2022 (the “52-Week High (Undisturbed) Price”); and

•	$31.64, the highest current closing price per share of Switch’s Class A common stock for the 52-week period ended May 10, 2022 (the “52-Week High (Current) Price”).

This analysis indicated that the price per share of Switch’s Class A common stock to be paid pursuant to the Merger Agreement represented:

Reference Price per Share of Company common stock	Implied Premium/ Discount (Undisturbed Price)
1-Month Undisturbed VWAP of $26.62	28.6%
3-Month Undisturbed VWAP of $26.36	30.0%
6-Month Undisturbed VWAP of $26.10	31.2%
52-Week High (Undisturbed) Price of $28.78	19.0%
52-Week High (Current) Price of $31.64	8.2%

Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Switch and for the following publicly traded corporations in the data center industry (collectively, the “Selected Companies”):

•	CyrusOne

•	Equinix Inc.

•	Digital Realty

Although none of the Selected Companies is directly comparable to Switch, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Switch.

Goldman Sachs calculated for each of the Selected Companies:

•

enterprise value as of May 10, 2022 (or, in the case of CyrusOne, March 29, 2022, which was the last day of public trading of CyrusOne common stock) as a multiple of the Institutional Brokers Estimate System (“IBES”) estimates of earnings before interest, taxes, depreciation and amortization (“EBITDA”) (the “EV/ EBITDA Multiple”) for 2022 and 2023; and

•

the closing share price on May 10, 2022 (or, in the case of CyrusOne, March 29, 2022, which was the last day of public trading of CyrusOne common stock) as a multiple of the IBES estimates of adjusted funds from operations (“AFFO”) (the “P/ AFFO Multiple”) for 2022 and 2023.

In addition, Goldman Sachs calculated for Switch:

•	the EV/EBITDA Multiple using the enterprise values as of May 10, 2022 and March 18, 2022, respectively, and IBES estimates and the Switch Projections, respectively, for 2022 and 2023; and

•	the P/AFFO Multiple using the closing price on May 10, 2022 and March 18, 2022, respectively, and IBES estimates and the Switch Projections, respectively, for 2022 and 2023.

The following table presents the result of these calculations:

	Switch (Switch Projections, May 10, 2022 closing price)	Switch (Switch Projections, March 18, 2022 closing price)	Switch (IBES, May 10, 2022 closing price)	Switch (IBES, March 18, 2022 closing price)	Selected Companies
EV/ EBITDA Multiple (2022 estimates)	27.6x	26.2x	27.3x	25.8x	Range: 20.0x – 23.5x Median: 21.0x
EV/ EBITDA Multiple (2023 estimates)	24.9x	23.6x	24.3x	23.1x	Range: 18.3x – 21.6x Median: 18.9x
P/ AFFO Multiple (2022 estimates)	27.0x	25.2	28.0	26.2x	Range: 18.5x – 21.6x Median: 21.0x
P/ AFFO Multiple (2023 estimates)	25.2x	23.6x	25.2	24.2x	Range: 17.2x – 20.4x Median: 19.8x

Illustrative Present Value of Future Share Price Analysis. Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of the Switch’s Class A common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For this analysis, Goldman Sachs used the Switch Projections for each of the fiscal years 2022 to 2024. Goldman Sachs first calculated (a) implied enterprise values for Switch, as of December 31 for each of fiscal years 2022 to 2024, by applying EV / next twelve month “NTM” EBITDA multiples ranging from 22.0x to 26.0x to EBITDA estimates for each of fiscal years 2023 to 2025 and (b) implied future share prices for Switch’s Class A common stock as of December 31 for each of fiscal years 2022 to 2024, by applying P/NTM AFFO multiples ranging from 21.0x to 25.0x to AFFO estimates for each of fiscal years 2023 to 2025. These illustrative EV/NTM EBITDA and P/AFFO multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical enterprise value to EBITDA and AFFO multiples for Switch and the Selected Companies. Goldman Sachs then, in the case of the analysis using EV/NTM EBITDA multiples, subtracted the amount of Switch’s forecasted net debt as of December 31, 2022 to 2024, using the Switch Projections, from the implied enterprise values to derive a range of illustrative implied equity values for Switch as of December 31 for each of the years 2022 to 2024. Goldman Sachs then, in the case of the analysis using EV/NTM EBITDA multiples, divided these implied equity values by the number of projected year-end fully diluted shares of the Switch’s common stock for each of the years 2022 to

2024, each as provided by management of Switch and approved for Goldman Sachs’ use by the special committee, to derive an illustrative range of implied future share prices for Switch’s Class A common stock. Goldman Sachs then, in the case of both the analysis using EV/NTM EBITDA multiples and the analysis using P/NTM AFFO multiples, discounted these implied future share prices back to March 31, 2022 using an illustrative discount rate of 8.2%, reflecting an estimate of Switch’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for Switch, as well as certain financial metrics for the United States financial markets generally. This analysis using the EV/NTM EBITDA multiples resulted in a range of implied present values of $23.99 to $35.32 per share of Switch’s Class A common stock. This analysis using the P/NTM AFFO multiples resulted in a range of implied present values of $24.29 to $34.25 per share of Switch’s Class A common stock.

Illustrative Discounted Cash Flow Analysis. Using the Switch Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Switch. Using discount rates ranging from 7.0% to 8.0%, reflecting estimates of Switch’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2022 (i) estimates of unlevered free cash flow for Switch for the years 2022 through 2031 as reflected in the Switch Projections and (ii) a range of illustrative terminal values for Switch, which were calculated by applying perpetuity growth rates ranging from 2.0% to 2.5%, to a terminal year estimate of the free cash flow to be generated by Switch, as reflected in the Switch Projections. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Switch Projections and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for Switch by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Switch the net debt of Switch as of March 31, 2022, as provided by management of Switch, to derive a range of illustrative equity values for Switch. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Switch, as provided by management Switch to derive a range of illustrative present values per share of Switch’s Class A common stock ranging from $24.44 to $37.78.

Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions (“Selected Transactions”) in the data center industry since 2015.

Tier 1 Selected Transactions

Date of Announcement	Acquirer	Target
November 15, 2021	KKR; Global Infrastructure Partners	CyrusOne
November 15, 2021	American Tower Corporation	CoreSite
June 7, 2021	Blackstone	QTS
October 29, 2019	Digital Realty	Interxion
June 9, 2017	Digital Realty	DFT

Other Selected Transactions:

Date of Announcement	Acquirer	Target
August 19, 2020	EQT	EdgeConnex
January 10, 2020	Macquarie	AirTrunk
September 24, 2018	Digital Realty; Brookfield	Ascenty

Date of Announcement	Acquirer	Target
December 7, 2016	Equinix	Verizon
November 4, 2016	BC Partners; Medina Capital	Century Link
May 29, 2015	Equinix	TelecityGroup

For each of the selected transactions, Goldman Sachs calculated the enterprise value, represented by the transaction, as a multiple of the target company’s EBITDA as reported or calculated using publicly available financial information for the applicable trailing twelve-month period (“EV/LTM EBITDA multiples”), except that for the Macquarie/AirTrunk and Digital Realty-Brookfield/Ascenty transactions, Goldman Sachs used the EV/NTM EBITDA multiples due to limited publicly available information. While none of the target companies that participated in the selected transactions are directly comparable to Switch, the target companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Switch’s results, market size and product profile.

The following table presents the results of this analysis:

	Range	Median
EV/LTM EBITDA	Tier 1: 22.8x-29.6x Other: 12.0x-33.3x	Tier 1: 26.0x Other: 24.0x

Based on the results of the foregoing calculations of EV/LTM EBITDA multiples and Goldman Sachs’ professional judgment and experience, Goldman Sachs’ applied a reference range of EV/LTM EBITDA multiples of 26.0x, representing the median for the Tier 1 Selected Transactions, to 29.6x, representing the multiple for the American Tower/CoreSite transaction, to Switch’s LTM EBITDA as of the end of the first quarter of 2022, as provided by management of Switch, to derive a range of implied enterprise values for Switch. Goldman Sachs then subtracted from this range of implied enterprise values net debt of Switch as of March 31, 2022, as provided by management of Switch, and divided the result by the total number of fully diluted shares outstanding as of March 31, 2022, as provided by management of Switch, to derive a range of implied values per share of Switch’s Class A common stock of $26.54 to $31.09.

Premia Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced during the time period from 2012 through May 10, 2022 involving targets that were publicly traded companies in the technology, media and telecom industry in the United States and publicly traded REITs in the United States in which the disclosed enterprise values for the transactions were greater than $1.0 billion. For each full calendar year (and for the period ending May 10, 2022 in the case of 2022) during this period and for the entire period overall, using publicly available information, Goldman Sachs calculated the average, 25th percentile and 75th percentile premia of the price paid in the transactions relative to the applicable targets’ last undisturbed 52-week high closing stock prices prior to announcement of the transactions. This analysis indicated an average premium of 6% for the entire period overall and a range of average premia per annum for each of the years (and for the period ending May 10, 2022 in the case of 2022) of negative 2% to 18%. This analysis also indicated a 25th percentile premium of negative 3% and 75th percentile premium of 16% for the entire period overall and a range of 25th percentile and 75th percentile premia per annum for each of the years (and for the period ending May 10, 2022 in the case of 2022) of negative 9% to 5% for the 25th percentile premia per annum and of 7% to 32% for the 75th percentile premia per annum. Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of (3)% to 16%, representing the 25th percentile premium and the 75th percentile premium for the entire period in the foregoing analysis, to the undisturbed 52-week high closing price per share of Switch’s Class A common stock of $28.78 as of March 18, 2022 and calculated a range of implied equity values per share of Switch’s Class A common stock of $27.92 to $33.38.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Switch or the merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the special committee as to the fairness from a financial point of view, as of the date of the opinion, to the holders (other than Parent and its affiliates) of the shares of Switch’s Class A common stock of the $34.25 in cash per share of Switch’s Class A common stock to be paid to such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Switch, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration of $34.25 in cash per shares of Switch’s Class A common stock was determined through arm’s-length negotiations between Switch and Parent and was approved by the special committee. Goldman Sachs provided advice to the special committee during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the special committee or that any specific amount of consideration constituted the only appropriate consideration for the Mergers.

As described above, Goldman Sachs’ opinion to the special committee was one of many factors taken into consideration by the special committee in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Switch, Company Ltd., Parent, any of their respective affiliates and third parties, including DigitalBridge and IFM GIF, or any currency or commodity that may be involved in the transaction contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to the special committee in connection with, and participated in certain of the negotiations leading to, the Merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to Switch and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as including having acted as bookrunner with respect to Switch’s high yield bond offering (aggregate principal amount $600,000,000) in September 2020; bookrunner with respect to Switch’s high yield bond offering (aggregate principal amount $500,000,000) in June 2021; and bookrunner with respect to a bank loan (aggregate principal amount $400,000,000) to Switch in July 2021. During the two year period ended May 11, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Switch and/or its affiliates of approximately $1,500,000. Goldman Sachs also has provided certain financial advisory and/or underwriting services to DigitalBridge and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to DigitalBridge in connection with the acquisition of Uol Diveo assets in April 2020; and bookrunner with respect to a high yield offering (aggregate principal amount $375,000,000) by Andean Tower Partners, a portfolio company of DigitalBridge, in April 2021. During the two year period ended May 11, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to DigitalBridge and/or its affiliates and portfolio companies of approximately $1,700,000. Goldman Sachs also has provided certain financial advisory and/or underwriting services to IFM Investors Pty Ltd (“IFM Investors”) and its affiliates, funds managed or advised by IFM Investors and its affiliates, and their respective subsidiaries (collectively, “IFM”) from time to time, including having acted as bookrunner with respect to a bank loan (aggregate principal amount $445,000,000) to Aleatica S.A., a subsidiary company of IFM GIF, in June 2021; and financial advisor to funds advised by IFM Investors in connection with the acquisition of Sydney Airport in March 2022. During the two-year period ended May 11, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to IFM of approximately $57,300,000. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Switch, Company Ltd., Parent, DigitalBridge, IFM and their respective affiliates and, as applicable, portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with DigitalBridge, IFM and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of DigitalBridge and IFM from time to time and may do so in the future.

The special committee selected Goldman Sachs as its financial advisor, in part, because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and because of its familiarity with Switch. Pursuant to a letter agreement dated March 11, 2022, the special committee engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between the special committee and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement of the Merger, at approximately $47,000,000 all of which is contingent upon consummation of the Merger. In addition, Switch has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financing

We anticipate that the total funds available to DigitalBridge and IFM GIF to consummate the Mergers (which includes the funds that will be used to pay the aggregate merger consideration, make payments in respect of equity or other incentive compensation obligations to be paid in connection with the transactions contemplated by the Merger Agreement, the payment of any debt required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Mergers (including all indebtedness of the Company and its subsidiaries contemplated or required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Mergers and the other transactions contemplated by the Merger Agreement) and all premiums and fees required to be paid in connection therewith and all other amounts to be paid pursuant to the Merger Agreement and associated costs and expenses of the Mergers, in each case, that are payable by Parent or Merger Sub) will be approximately $4.825 billion of equity financing pursuant to the equity commitment letters and an aggregate amount of $5.795 billion of Debt Financing. DigitalBridge and IFM GIF do not anticipate seeking or requiring additional sources of funding in order to consummate the Mergers. Parent has received the equity commitment for the equity financing from DigitalBridge and IFM GIF as described below in the section entitled “— Equity Financing” and debt commitments for the Debt Financing from the debt financing sources as described below in the section entitled “— Debt Financing”.

The consummation of the Mergers is not conditioned on Parent’s receipt of any financing.

Equity Financing

Pursuant to the equity commitment letters, DigitalBridge has committed to directly or indirectly contribute to Parent an aggregate amount in cash equal to $2.895 billion and IFM GIF has committed to directly or indirectly contribute to Parent an aggregate amount in cash equal to $1.930 billion, in each case, simultaneously with the closing of the Mergers, which will be used by Parent, together with the Debt Financing described below, solely to fund the payment obligations.

Funding of the equity commitments is subject to the terms, conditions and limitations set forth in the equity commitment letters, which include (i) the satisfaction or waiver of all conditions precedent to Parent’s obligation to the closing of the Mergers set forth in the Merger Agreement (except those conditions that by their nature cannot be satisfied except by actions to be taken at the closing, provided that such conditions are actually satisfied or validly waived at the closing), (ii) the substantially concurrent funding of the Debt Financing and the other equity commitments and (iii) the substantially concurrent consummation of the closing of the Mergers.

The obligation of DigitalBridge and IFM GIF to fund their respective equity commitments will terminate automatically and immediately upon the earliest to occur of (i) the Effective Time following Parent and Parent Merger Sub’s fulfillment of their respective obligations under the Merger Agreement to satisfy the payment obligations, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Company, Company Ltd., Company Merger Sub or any of their respective directors, officers, controlled affiliates or its or their respective agents, securityholders or representatives acting on their behalf, asserting a claim against DigitalBridge or IFM GIF, as applicable, and/or certain related parties, other than a claim (A) under the confidentiality agreements with DigitalBridge or IFM GIF, as applicable, (B) under the Merger Agreement against Parent or Parent Merger Sub, (C) against a guarantor under the applicable guarantee, (D) to specifically enforce an investor’s obligations under the equity commitment letter, (E) under the other guarantees against the other investors or (F) against the other investors to specifically enforce the other investor’s obligations under the other equity commitments.

Pursuant to the terms and conditions of the Merger Agreement, Parent and Parent Merger Sub will use reasonable best efforts to take, or cause to be taken, all actions and use reasonable best efforts to do, or cause to be done, all things necessary, advisable or proper to consummate and obtain the Equity Financing contemplated by the equity commitment letters on or prior to the closing date on the terms and conditions set forth in the equity commitment letters, including causing the equity investors to maintain in full force and effect the equity commitment letters.

The Company, Company Ltd. and Company Merger Sub are third party beneficiaries of the right granted to Parent to specific performance under the equity commitment letters and are entitled to enforce Parent’s rights to specific performance of DigitalBridge and IFM GIF to fund all or any portion of their respective equity commitments under the equity commitment letters, subject to the terms thereof, if the Company is entitled to specific performance of Parent’s obligation to cause the Equity Financing to be funded pursuant to the Merger Agreement.

Debt Financing

In connection with entering into the Merger Agreement, Parent entered into (i) a revolver commitment letter (the “revolver commitment letter”) from The Toronto-Dominion Bank, New York Branch (“TD”), Royal Bank of Canada (“RBC”), Societe Generale (“SG”), and Citizens Banks, N.A. (“Citizens” and, together with TD, RBC and SG, the “debt financing sources”) providing for a senior secured revolving credit facility in the aggregate amount of $100 million (the “revolving credit facility”) (with ability to increase up to $150 million) and (ii) a financing commitment letter (the “mortgage commitment letter” and, together with the revolver commitment letter, the “debt commitment letters”) from the debt financing sources providing for debt financing in an aggregate amount of up to $5.695 billion principal amount (with ability to obtain additional $1 billion of proceeds within two (2) years of closing) (the “initial mortgage loans” and together with the revolving credit facility, the “Debt Financing”).

Pursuant to the debt commitment letters, the debt financing sources have committed to provide, severally but not jointly, the Debt Financing.

The commitments of the debt financing sources under the revolver commitment letter are subject to the satisfaction (or waiver by the applicable debt financing sources) of certain conditions precedent, including, without limitation:

•

the execution and delivery by Parent and the guarantors, as applicable, to the administrative agent, of definitive documentation with respect to the revolving credit facility, consistent with the terms set forth in the revolver commitment letter;

•

the merger shall have been prior to or, substantially concurrently with the initial availability under the revolving credit facility shall be, consummated in all material respects in accordance with the terms of the Merger Agreement, without giving effect to certain material amendments or waivers absent the consent of the applicable debt financing sources;

•

since the date of the Merger Agreement through the closing date, there has not been any event that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•

the Equity Financing shall have been consummated, or substantially concurrently with the borrowings under the revolving credit facility shall be consummated, in at least an amount equal to 35% of the sum of (i) the aggregate gross proceeds received from the initial mortgage loans, (ii) the aggregate gross proceeds received from loans borrowed under the revolving credit facility, (iii) the aggregate principal amount of any other indebtedness for borrower money incurred to fund the Mergers and (iv) the amount of such cash contribution and the fair market value of the equity of management and existing shareholders of the Company and Company Ltd., as applicable, rolled over or invested, in each case, on the closing date, as such amount may be modified pursuant to the terms set forth in the revolver commitment letter;

•	prior to or substantially simultaneously with the initial borrowing under the revolving credit facility, the refinancing of certain existing Company indebtedness shall be consummated;

•

all documents and instruments required to create or perfect the security interests contemplated under the credit facilities shall be fully executed and delivered by the applicable parties and, if applicable, in proper form for filing, to the extent required by the definitive documentation with respect to the revolving credit facility; and

•	other customary conditions precedent set forth in the revolver commitment letter.

The commitments under the revolver commitment letter terminate automatically on the earliest to occur of: (i) 11:59 p.m., New York City time, on the date that is five business days after the End Date (as defined in the Merger Agreement as of May 11, 2022, including any extensions of such date pursuant to the Merger Agreement) and (ii) the valid termination of the Merger Agreement prior to consummation of the Mergers.

The commitments of the debt financing sources under the mortgage commitment letter are subject to the satisfaction (or waiver by the applicable debt financing sources) of certain conditions precedent, including, without limitation:

•

the execution and delivery by Parent and the guarantors, as applicable, to the administrative agent, of definitive documentation with respect to the initial mortgage loans, consistent with the terms set forth in the mortgage commitment letter;

•	satisfactory completion of certain real estate and property due diligence;

•	acquisition by the Company of the real property interests contemplated by the Land Purchase Agreement;

•	approval by the debt financing sources of certain title, property and other insurance; and

•	other conditions precedent customary for a mortgage backed financing set forth in the mortgage commitment letter.

To the extent there exists prior to the closing of the loans any material defects, material environmental conditions or other shortfalls of the debt financing sources’ required due diligence (other than with respect to “know-your-customer” diligence), including ground lease matters or casualty or condemnation matters, or any property otherwise would not meet customary underwriting standards for a balance sheet loan secured by a portfolio of properties leased to third party tenants, the initial mortgage loans shall nevertheless be funded, the borrowers shall use commercially reasonable efforts to correct such defects within a reasonable period of time after closing and the debt financing sources may establish one or more special reserves at closing in an amount sufficient to correct or collateralize such defects, environmental conditions or shortfalls. The debt financing sources have committed to fund, on the closing date, a portion of the additional loan proceeds available to borrower under the mortgage commitment letter, in an amount up to $1 billion, to fund the amount subject to the special reserves.

The commitments under the mortgage commitment letter terminate automatically on the earliest to occur of: (i) 11:59 p.m., New York City time, on the date that is five business days after the End Date (as defined in the Merger Agreement as of May 11, 2022, including any extensions of such date pursuant to the Merger Agreement), but not in any event after the date that is five business days after the twelve-month anniversary of the date of the Merger Agreement and (ii) the valid termination of the Merger Agreement prior to the closing of the loans contemplated by the mortgage commitment letter (the “Mortgage Commitment Expiration Date”). In addition, the debt financing sources may terminate the mortgage commitment letter in the event:

•

Parent has made in writing certain specified representations which were untrue or false when made or which become untrue or false and which, in each case, individually or in the aggregate, could reasonably be expected to material and adversely affect the transactions contemplated by the mortgage commitment letter or the validity and priority of the debt financing sources’ liens on the properties and other collateral for the loan;

•

any petition of bankruptcy, insolvency or reorganization is filed by or against, among others, Parent or the Company; provided, however if such action was involuntary and not consented to by Parent or the Company, the debt financing sources may only terminate the mortgage commitment letter if such action has not been discharged, stayed or dismissed as of the Mortgage Commitment Expiration Date;

•	any condition precedent to the consummation of the loan as set forth in the mortgage commitment letter fails to be satisfied by the commitment expiration date; or

•	the Merger Agreement is terminated in whole for any reason prior to the closing of the loan.

Amendment to the Tax Receivable Agreement

The following summary describes certain relevant provisions of the TRA and the material provisions of the TRA Amendment. The descriptions of the TRA and the TRA Amendment in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the TRA and the TRA Amendment, each of which is incorporated into this proxy statement by reference. We encourage you to read the TRA and the TRA Amendment carefully and in their entirety because this summary may not contain all the information about the TRA and the TRA Amendment that is important to you. The rights and obligations of the parties are governed by the express terms of the TRA and the TRA Amendment and not by this summary or any other information contained in this proxy statement.

Concurrent with the initial public offering of its Class A common stock, the Company entered into the TRA with Company Ltd. and the members of Company Ltd. party thereto. Exchanges or redemptions of Company Ltd. Common Units for cash or shares of Class A common stock are expected to produce favorable tax attributes for the Company. When the Company acquires Company Ltd. Common Units from such members through these exchanges or redemptions, anticipated tax basis adjustments are likely to increase (for tax purposes) the Company’s depreciation and amortization deductions, thereby reducing the amount of income tax that the Company would be required to pay in the future in the absence of this increased basis. This increased tax basis may also decrease the gain (or increase the loss) on future dispositions of certain assets to the extent that the tax basis is allocated to those assets. Under the terms of the TRA, absent a change of control of the Company, the Company would generally be required to pay to members of Company Ltd. party to the TRA 85% of the applicable savings, if any, in income tax that the Company realizes, or that the Company is deemed to realize, as a result of (1) these tax attributes that are created as a result of the exchanges or redemptions of the such members’ Company Ltd. Common Units (calculated under certain assumptions), (2) tax benefits related to imputed interest, and (3) payments under the TRA. Amendment of the TRA requires the approval of members of Company Ltd. satisfying the Supermajority Threshold.

In addition, the TRA provides that if certain mergers, asset sales, other forms of business combination or other changes of control were to occur, then the TRA would terminate and the Company’s obligations, or the Company’s successor’s obligations, under the TRA would accelerate and become due and payable. Absent the TRA Amendment, the amount of such accelerated change of control payment obligations would have been calculated as aggregate payment obligations under the TRA absent a change of control based on certain assumptions set forth in the TRA, including the assumption that the Company would have sufficient taxable income in each taxable year ending on or after the change of control to fully utilize all potential future tax benefits that are subject to the TRA and that any un-exchanged Company Ltd. Common Units would be exchanged for cash at the market value of the Class A common stock as of the closing of the change of control, and applying a discount rate to those payments equal to LIBOR plus 100 basis points. The Mergers, upon closing, constitute a change of control under the TRA that would cause the payment obligations to accelerate and become due and payable.

For more information with respect to the TRA, please see our other filings with the SEC. A copy of the TRA is included as Exhibit 10.1 to the Company’s Form S-1 Registration Statement filed with the SEC on September 8, 2017.

As a result of negotiation by the special committee, on May 11, 2022, in connection with the execution of the Merger Agreement, the Company, Company Ltd. and members of Company Ltd. satisfying the Supermajority Threshold entered into, which was concurrently publicly filed, the TRA Amendment, in accordance with the terms of the TRA. The TRA Amendment establishes that in exchange for the termination of the TRA and all rights associated therewith, the parties to the TRA (other than the Company) will be entitled to receive a payment in cash from the Company of $0.37 per Company Ltd. Common Unit (such implied price equating to $5.89 per share of Company Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA) in connection with the closing of the Mergers in full satisfaction of the payment obligations to the TRA beneficiaries under the TRA. Such payments will be made by the Company as promptly as practicable following the earlier of (i) the closing of the Mergers (or any other change of control of the Company (as defined in the TRA)), or (ii) December 31, 2022. This represents a reduction of approximately $1,121 million, which is an approximately 93.72% reduction of the estimated aggregate amount of approximately $1,196 million that would have otherwise been payable to the TRA beneficiaries under the TRA in respect of a change of control of the Company at the implied price per share of Class A common stock offered by Parent, absent the TRA Amendment.

Rollover Agreements

In connection with the transactions contemplated by the Merger Agreement and as a condition and inducement to the willingness of Parent and Parent Merger Sub to enter into the Merger Agreement, the Rollover Members have entered into Rollover Agreements, pursuant to which such Rollover Members committed to contribute approximately $424.3 million worth of Company Ltd. Common Units in the aggregate (approximately 66% of each of the Rollover Members’ respective gross proceeds from Class A common stock and Class B common stock) to Parent in exchange for a number of equity interests of Parent or one or more of its parent entities. The Rollover Members’ contribution of the Rollover Units to Parent in exchange for equity interests of Parent or one or more of its parent entities will occur immediately prior to the Closing. The obligation of Parent and Parent Merger Sub to effect the Mergers is subject to the Rollover Members having complied with their rollover obligations in the Rollover Agreements.

Other members of the Company management team may also be invited to rollover a portion of their equity interests in amounts to be mutually agreed upon between such member and Parent. Prior to the Effective Time, Parent may initiate negotiations of these agreements and/or arrangements, and may enter into definitive agreements regarding the right to participate in the equity interests of Parent or one or more of its parent entities following the completion of the Mergers.

Voting and Support Agreements

The following summary describes the material provisions of the Voting and Support Agreements. The rights and obligations of the parties are governed by the express terms of the Voting and Support Agreements and not by this summary or any other information contained in this proxy statement.

Concurrently with the execution of the Merger Agreement, Parent or the Company entered into the Voting and Support Agreements with certain stockholders (the “Voting and Support Agreement stockholders”). As of the Record Date, the Voting and Support Agreement stockholders held, in the aggregate, shares of common stock representing approximately [    ]% of the voting power of Class A common stock, [    ]% of the voting power of Class B common stock and [            ]% of the voting power of the total outstanding shares of common stock of the Company.

Under the Voting and Support Agreements, the Voting and Support Agreement stockholders have agreed, subject to the terms and conditions in the Voting and Support Agreements, to vote all of their shares of common stock (i) in favor of the adoption of the Merger Agreement and any other matters presented to the stockholders for consummation of the Mergers and the other transactions contemplated by the Merger Agreement and any actions related thereto, (ii) in favor of the approval of any proposal to adjourn the Special Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Special Meeting is held, (iii) against any company takeover proposal or any acquisition agreement related to such company takeover proposal, or any other proposal made in opposition to, in competition with, or inconsistent with the Merger Agreement, the Mergers or the transactions contemplated by the Merger Agreement, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such stockholder under the Voting and Support Agreements or of the Company or its subsidiaries under the Merger Agreement or result in any condition set forth in the Merger Agreement not being satisfied on a timely basis, (v) against any merger, consolidation or other business combination involving the Company or any of its subsidiaries, (vi) against any sale, lease, license or other transfer of a material amount of the assets of the Company or any of its subsidiaries, taken as a whole, (vii) against any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries, and/or (viii) against any other action, agreement or proposal which would reasonably be expected to frustrate the purposes, or prevent or materially delay the consummation, of the Mergers and the other transactions contemplated by the Merger Agreement. The stockholders party to the Voting and Support Agreements have also waived rights of appraisal and rights to dissent in connection with the Mergers, and have agreed not to raise certain legal challenges to the Mergers.

Pursuant to the Voting and Support Agreements, the Voting and Support Agreements stockholders have agreed not to, until the termination of the acquisition agreement and subject to certain exceptions in the acquisition agreement, directly or indirectly: (1) sell, assign, transfer, tender, pledge, offer, encumber, hypothecate, loan or otherwise dispose of (including by gift), whether voluntarily or by operation of law or otherwise, any of their shares of common stock (any of the items set forth in this clause (1), a “Transfer”); (2) enter into any option or other contract, arrangement or understanding with respect to any direct or indirect sale, assignment, transfer, tender, pledge, offer, encumbrance, hypothecation, loan or other disposition (including by gift), whether voluntarily or by operation of law or otherwise, of any Transfer; (3) deposit such relevant shares into a voting trust, enter into a voting agreement or other arrangement (other than the Voting and Support Agreements) with respect to their shares of common stock that is in contravention of the applicable Voting and Support Agreements; or (4) enter into any contract or commitment to take any of the actions referred to in the foregoing clauses (1) through (4).

The stockholders’ obligations to vote in favor of the adoption of the Merger Agreement and the approval of the Mergers and other transactions contemplated by the Merger Agreement terminate automatically upon the earliest to occur of: (1) the Effective Time; (2) with respect to a stockholder party to the Voting and Support Agreements, any amendment of any term or provision of the original Merger Agreement that reduces the merger consideration or adversely modifies the form of consideration payable to such stockholder pursuant to the Merger Agreement, without such stockholder’s consent; (3) the termination of the Voting and Support Agreements by written notice from Parent to the stockholders party thereto and the Company; and (4) the termination of the Merger Agreement in accordance with its terms.

Purchase and Sale Agreement

As a condition to the willingness of Parent to enter into the Merger Agreement, on May 10, 2022, in connection with the execution of the Merger Agreement, Company Ltd., as buyer, and the Beltway Entities, as the sellers, entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Land Purchase Agreement”) for the acquisition of certain properties located in Las Vegas, Nevada for a total purchase price of $300 million. Pursuant to the Land Purchase Agreement, the closing on the acquisition of the purchased land will be conditioned upon, among other things, the consummation of the Mergers. Fee title to the properties purchased pursuant to the Land Purchase Agreement shall be owned by individual special purpose entity subsidiaries of the Company as of closing free and clear of all liens, other than liens permitted pursuant to the Merger Agreement.

Interests of the Company’s Directors and Executive Officers in the Mergers

In considering the recommendation of our board of directors to vote in favor of the proposal to approve the Merger, our stockholders should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in establishing a special committee, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger), and in recommending to our stockholders that the Merger Agreement and the Merger be approved. Such interests are described below. The Merger will be a “change in control” for purposes of the executive compensation agreements described below.

Our executive officers who are named executive officers for purposes of the discussion below are Rob Roy (Chief Executive Officer), Thomas Morton (President, Chief Legal Officer and Secretary), Gabe Nacht (Chief Financial Officer), Jonathan King (Chief Revenue Officer) and Melissa Young (Chief Information Officer). We do not currently have any executive officers who are not named executive officers.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	The relevant price per share of our common stock is $34.25, which is the per share merger consideration;

•	The effective time as referenced in this section occurs on May 31, 2022, which is the assumed date of the effective time solely for purposes of the disclosure in this section; and

•

The employment of each of our named executive officers was terminated by Switch without “cause” or, for each named executive officer other than Ms. Young, due to the named executive officer’s resignation for “good reason” (as such term is defined in the relevant agreements), in either case immediately following the Merger and on the assumed date of the effective time of May 31, 2022.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect certain compensation actions that may occur before completion of the Merger.

Land Purchase Agreement

Each of Tom Thomas, a member of our board of directors, and Peter Thomas, Mr. Thomas’s brother, indirectly holds membership interests in the Beltway Entities through Peter Trust LP, a limited partnership in which Tom Thomas, Peter Thomas, and their siblings are the limited partners and Tom Thomas and Peter Thomas are the managing members of its general partner. Peter Trust LP holds 50% of the membership interests of Thomas & Mack Beltway, LLC, which holds 40% of the membership interests in each of the Beltway Entities other than BBP Warehouse 1, in which it holds a 30% membership interest. As a result, Tom Thomas, Peter Thomas, and their siblings collectively and indirectly hold 20% of the membership interests of each of the Beltway Entities other than BBP Warehouse 1, in which they collectively and indirectly hold a 15% membership interest. In addition, each Beltway Entity is managed by Thomas & Mack Beltway, LLC, where Tom Thomas and Peter Thomas serve as the managing members. In September 2017, Thomas & Mack Beltway, LLC amended its operating agreement to provide that Tom Thomas will not act or make any decisions on behalf of Thomas & Mack Beltway, LLC with respect to any matter involving Switch, Ltd. or Switch, Inc. Peter Thomas retains the power to act or make any decisions on behalf of Thomas & Mack Beltway, LLC with respect to any matter involving Switch, Ltd. or Switch, Inc.

In connection with the consummation of the Land Purchase Agreement, Mr. Thomas and his immediate family members stand to receive $63.6 million in gross proceeds. Mr. Thomas did not participate in any negotiations or discussions with respect to the Land Purchase Agreement or in our board of directors’ consideration of the Land Purchase Agreement.

The TRA and the TRA Amendment

Concurrent with the initial public offering of its Class A common stock, the Company entered into the TRA with Company Ltd. and the members of Company Ltd. party thereto. Under the terms of the TRA, absent a change of control of the Company, the Company would generally be required to pay to members of Company Ltd. party to the TRA 85% of the applicable savings, if any, in income tax that the Company realizes, or that the Company is deemed to realize, as a result of (1) these tax attributes that are created as a result of the exchanges or redemptions of the such members’ Company Ltd. Common Units (calculated under certain assumptions), (2) tax benefits related to imputed interest, and (3) payments under the TRA. On May 11, 2022, in connection with the execution of the Merger Agreement, the Company, Company Ltd. and members of Company Ltd. as of the date of the TRA entered into, which was concurrently publicly filed, the TRA Amendment, in accordance with the terms of the TRA. The TRA Amendment establishes that the parties to the TRA (other than the Company) will be entitled to receive a payment in cash from the Company of $0.37 per Company Ltd. Common Unit (such implied price equating to $5.89 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA) in connection with the closing of the Mergers in full satisfaction of the payment obligations to the TRA beneficiaries under the TRA. Such payments will be made by the Company as promptly as practicable following the earlier of (i) the closing of the Mergers (or any other change of control of the Company (as defined in the TRA)), or (ii) December 31, 2022. This represents a reduction of approximately $1,121 million, which is an approximately 93.72% reduction of the estimated aggregate amount of approximately $1,196 million that would have otherwise been payable to the TRA beneficiaries under the TRA in respect of a change of control of the Company at the implied price per share of Class A common stock offered by Parent, absent the TRA Amendment.

Certain directors and members of management of Switch and other persons known by certain executive officers of Switch to be an affiliate or immediate family member of any of the foregoing and affiliates, as equityholders prior to Switch’s initial public offering, are parties to the TRA, and are entitled to receive payments pursuant to the TRA and the TRA Amendment in connection with the closing of the Mergers based on the fixed price of $0.37 per Company Ltd. Common Unit established in the TRA Amendment in the amounts set forth below. For more information, please see the section of this proxy statement captioned “The Mergers—Amendment to the Tax Receivable Agreement.”

TRA Beneficiary	TRA Payments
Rob Roy(1)	$11,727,391
Thomas Morton(2)	$1,424,663
Tom Thomas(3)	$13,353,127
Donald Snyder(4)	$584,638
Gabe Nacht(5)	$124,821
Melissa Young(6)	$303,510

(1)	Rob Roy and his related entities hold shares that correspond to a payment of $5,791,182. Mr. Roy’s immediate family members hold shares that correspond to a payment of $5,936,209.
(2)	Thomas Morton’s payment is solely attributable to shares held by him and his related entities.
(3)	Tom Thomas and his related entities hold shares that correspond to a payment of $3,794,686. Mr. Thomas’s immediate family members hold shares that correspond to a payment of $9,558,441.
(4)	Donald Snyder and his related entities hold shares that correspond to a payment of $467,235. Mr. Snyder’s immediate family members hold shares that correspond to a payment of $117,403.
(5)	Gabe Nacht’s payment is solely attributable to shares held by him and his related entities.
(6)	Melissa Young’s payment is solely attributable to shares held by her and her related entities.

Treatment of Outstanding Equity Awards

Each of our named executive officers holds Switch restricted stock units, and certain of our named executive officers also hold Switch options and Switch performance stock units. Each of our non-employee directors holds Switch restricted share awards.

Immediately prior to the Effective Time and as a result of the Merger, (a) each option to purchase shares of common stock with a per share exercise price that is less than the merger consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of the merger consideration, net of the applicable per share exercise price, and the aggregate number of shares of our common stock subject to the option, subject to applicable withholding taxes or other amounts required by applicable law to be withheld, (b) each option to purchase shares of common stock with a per share exercise price that is equal to or greater than the merger consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled for no consideration, (c) each award of restricted stock units covering shares of common stock that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of the merger consideration and the aggregate number of shares subject to the award, plus any accrued and unpaid dividend equivalents with respect to such restricted stock unit award, and subject to applicable withholding taxes or other amounts required by applicable law to be withheld, (d) each award of performance-based restricted stock units covering shares of common stock that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of the merger consideration and the number of shares of common stock subject to the performance-based restricted stock unit award immediately prior to the Effective Time as determined based on the actual achievement of performance goals under the applicable award agreement, plus any accrued and unpaid dividend equivalents with respect to such performance stock unit award, and subject to applicable withholding taxes or other amounts required by applicable law to be withheld and (e) each restricted share of our common stock that is outstanding immediately prior to the Effective Time will automatically become fully vested and converted into the right to receive a cash payment in an amount equal to the merger consideration, without interest.

The following table sets forth, for any current executive officer or non-employee director or executive officer or non-employee director who served at some point since January 1, 2021, the aggregate number of shares of our common stock owned or subject to outstanding (i) vested and unvested Switch stock options with an exercise price that does not exceed the merger consideration, (ii) Switch restricted stock unit awards, (iii) Switch performance-based restricted stock unit awards, and (iv) Switch restricted share awards, and the value of such equity awards; and the aggregate number of Company Ltd. Common Units held by any executive officer and the value of such Company Ltd. Common Units, in each case as of May 31, 2022:

Name	Vested Stock Options (#)	Value of Vested Stock Options ($)(1)	Unvested Stock Options (#)	Value of Unvested Stock Options ($)(1)	Restricted Stock Units (#)	Value of Restricted Stock Units ($)(1)	Performance Stock Units (#)(3)	Value of Performance Stock Units ($)(1)(3)	Company Ltd. Common Units (#)	Value of Company Ltd. Common Units ($)(1)	Shares of Common Stock (#)(4)	Value of Common Stock ($)(1)
Current or Former Non-Employee Directors
Angela Archon	—	—	—	—	—	—	—	—	—	—	17,349	594,203
Jason Genrich	—	—	—	—	—	—	—	—	—	—	6,100	208,925
Liane Pelletier	—	—	—	—	—	—	—	—	—	—	17,349	594,203
Zareh Sarrafian	—	—	—	—	—	—	—	—	—	—	52,278	1,790,522
Kim Sheehy	—	—	—	—	—	—	—	—	—	—	52,278	1,790,522
Donald D. Snyder	99,438	1,715,306	—	—	—	—	—	—	—	—	465,075	15,928,819
Tom Thomas	—	—	—	—	—	—	—	—	5,357,500	183,494,375	3,118,397	106,805,097
Bryan Wolf	—	—	—	—	—	—	—	—	—	—	36,987	1,266,805
Current or Former Executive Officers
Rob Roy	1,492,677	35,109,651	402,539	8,370,933	429,078	14,695,922	544,394	18,645,495	14,726,931	504,397,387	307,920	10,546,260
Thomas Morton	2,230,320	44,308,868	227,976	4,668,628	228,682	7,832,359	279,576	9,575,478	3,214,063	110,081,658	332,233	11,378,980
Gabe Nacht	750,937	17,646,021	131,421	2,757,789	105,189	3,602,723	117,592	4,027,526	337,353	11,554,340	145,135	4,970,874
Jonathan King	—	—	—	—	172,098	5,894,357	33,304	1,140,662	—	—	31,234	1,069,765
Melissa Young	193,579	3,339,238	—	—	25,504	873,512	21,878	749,322	730,296	25,012,638	38,005	1,301,671
Teresa Borden(2)	117,529	2,027,375	—	—	—	—	—	—	—	—	470,000	16,097,500

(1)	Dollar values are calculated based on the merger consideration of $34.25 per share.
(2)

Ms. Borden is no longer employed by us; accordingly, information related to Ms. Borden’s current ownership of common stock is not readily determinable. The information related to Ms. Borden’s ownership of common stock set forth in this table is as of December 31, 2021, the last day Ms. Borden served as an executive officer of the Company.

(3)	The value of the performance unit awards is estimated assuming achievement of the applicable performance goals at the maximum level based on trending performance.
(4)	This column includes Switch restricted share awards.

Treatment of Company Ltd. Common Units

In connection with the LLC Merger, each Company Ltd. Common Unit (other than any Company Ltd. Common Unit owned, directly or indirectly, by the Company or any of its subsidiaries immediately prior to the LLC Merger Effective Time or Rollover Units (together, the “Excluded Company Ltd. Common Units”)) that is issued and outstanding immediately prior to the LLC Merger Effective Time and all rights in respect thereof will be automatically converted into the right to receive the merger consideration. Each Excluded Company Ltd. Common Unit will be unaffected by the LLC Merger and will remain outstanding as a unit of Surviving Company Ltd.

Severance Benefits

Switch has entered into Executive Severance Agreements with each of its named executive officers, other than Ms. Young (collectively, the “Executive Severance Agreements”). Each Executive Severance Agreement provides that the executive is eligible to receive certain payments and benefits in the event of a “qualifying termination” and enhanced payments and benefits in the event of a “change in control termination.” A “qualifying termination” means a termination for “good reason,” a termination without “cause” or a termination due to death or disability. A “change in control termination” means a qualifying termination within six months prior to, on or within 24 months following, a “change in control.”

In the event of a “change in control termination,” each executive who is party to an Executive Severance Agreement is entitled to receive the following payments and benefits:

•

cash severance in an amount equal to the product of: (1) a “severance multiple,” equal to 2.0 for Mr. Roy, 1.5 for Mr. Morton, and 1.0 for Messrs. Nacht and King; and (2) the sum of: (a) the named executive officer’s base salary; and (b) the named executive officer’s target annual bonus;

•	a pro-rata portion of the executive’s target annual bonus for the calendar year in which the date of termination occurs; and

•	up to 18 months of subsidized COBRA benefits.

In addition, the Executive Severance Agreements provide that upon a “change in control termination,” any unvested time-based equity awards will vest as of the later of the termination date or the change in control, and the post-termination exercise period for any outstanding vested stock options held by the named executive officer at the date of termination will be extended through the later of (i) 36 months after his date of termination or (ii) the expiration date of such stock options. However, as described above, all unvested Switch equity awards will be paid out at the Effective Time in accordance with the terms of the Merger Agreement.

The receipt of the compensation and benefits under the Executive Severance Agreements is conditioned upon the named executive officer’s execution of a general release of claims in favor of the Company and compliance with the post-employment confidentiality, non-disparagement, non-competition and non-solicitation obligations contained therein. The noncompetition and non-solicitation covenants apply during employment and for a period of 12 months and 18 months, respectively, following termination of employment for any reason, except that the noncompetition covenant does not apply following a “change in control termination.”

Each Executive Severance Agreement includes a so-called “better net after-tax cutback” provision providing that, if the compensation and benefits payable to the named executive officer in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such amounts will either be paid in full or reduced to the level that would avoid application of the excise tax, whichever would place the named executive officer in a better after-tax position.

Pursuant to the Merger Agreement, each continuing Switch employee who is not party to an Executive Severance Agreement and who is terminated by the Company without cause within the twelve-month period following the closing date will be entitled to receive severance benefits equal to two weeks’ base salary per year of service with the Company and its subsidiaries, up to 26 weeks, subject to the continuing Switch employee’s execution of a release of claims in favor of the Company.

See the section entitled “Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Mergers” beginning on page 73 of this proxy statement for the estimated amounts that each of our named executive officers would receive upon a qualifying termination of employment following a change in control of Switch pursuant to his Executive Severance Agreement, or, in the case of Ms. Young, pursuant to the Merger Agreement.

Treatment of Annual Bonus

Pursuant to the Merger Agreement, each continuing Switch employee who is a participant in an annual cash bonus or other short-term incentive program, shall be eligible to receive a cash bonus for the year in which the closing occurs, determined as follows: (1) for the portion of the performance period that has elapsed as of the closing date, the bonus shall be no less than the amount determined by the Compensation Committee of the Switch board of directors, based on actual achievement of pro-rated performance goals under the applicable bonus programs of Switch, or its subsidiaries, through the closing date, and pro-rated based on the number of days in the applicable performance period that have elapsed as of the closing date (such amount, the “Pro-Rata Bonus”) and (2) for the remaining portion of the performance period that follows the closing date, the bonus shall be based on actual achievement of pro-rated performance goals determined under the bonus programs maintained by Parent or its subsidiaries, including the Surviving Company, and pro-rated based on the number of days in the applicable performance period that have elapsed following the closing date (collectively, the “2022 Bonus”). Such 2022 Bonus will be paid by Parent or its subsidiaries, including the Surviving Company, at the same time that such annual bonuses are typically paid in the ordinary course of business, subject to the continuing Switch employee’s continued employment through the payment date, except that if such employee is terminated prior to such payment date by Parent or its subsidiaries, including the Surviving Company, without cause or due to disability, then the employee will be entitled to payment of the Pro-Rata Bonus no later than 60 days following such termination date.

See the section entitled “Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Mergers” beginning on page 73 of this proxy statement for the estimated amount of the pro-rated bonus payment that Ms. Young would receive under the terms of the Merger Agreement.

Potential Employment Arrangements with Parent

Any of our named executive officers who become officers or employees or who otherwise are retained to provide services to Parent or the Surviving Company may, prior to, on, or following the closing, enter into new individualized compensation arrangements with Parent or the Surviving Company and may participate in cash or equity incentive or other benefit plans maintained by Parent or the Surviving Company. As of the date of this proxy statement, no new individualized compensation arrangements between our named executive officers and Parent or the Surviving Company have been established.

Employee Benefits

The merger agreement requires Parent (or the Surviving Company) to provide certain compensation and benefits for a period of 12 months following the Effective Time for continuing Switch employees, and to take certain actions in respect of employee benefits provided to Switch’s employees, including its executive officers. For a detailed description of these requirements, please see the section entitled “The Merger Agreement—Employee Matters” of this proxy statement.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, our non-employee directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Merger. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 105 of this proxy statement.

Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Mergers

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each of our named executive officers in connection with the Mergers. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of the Company’s Directors and Executive Officers in the Mergers” above.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Merger. For purposes of calculating such amounts, the following assumptions were used:

•	The relevant price per share of our common stock is $34.25, which is the per share merger consideration;

•	The effective time as referenced in this section occurs on May 31, 2022 which is the assumed date of the effective time solely for purposes of the disclosure in this section; and

•

The employment of each of our named executive officers was terminated by the Surviving Company without “cause” (as such term is defined in the relevant agreements), in either case immediately following the effective time and on the assumed date of the effective time of May 31, 2022.

Named Executive Officer	Cash ($)(1)	Equity($)(2)	Perquisites / Benefits($)(3)	Total ($)
Rob Roy	5,399,753	41,712,349	19,046	47,131,148
Thomas Morton	3,235,397	22,076,465	29,804	25,341,666
Gabe Nacht	1,064,468	10,388,039	30,250	11,482,757
Jonathan King	752,740	7,035,019	30,530	7,818,289
Melissa Young	273,786	1,622,834	—	1,896,620

(1)

Cash. For each named executive officer other than Ms. Young, consists of (a) cash severance equal to the product of (i) 2.0 for the Chief Executive Officer, 1.5 for the President, Chief Legal Officer and Secretary, and 1.0 for the Chief Financial Officer and Chief Revenue Officer and (ii) the sum of: (A) the named executive officer’s base salary; and (B) the named executive officer’s target annual bonus; and (b) a prorated annual bonus payment (assumed to equal target performance for purposes of this quantification). For Ms. Young, consists of (a) cash severance equal to 26 weeks’ base salary, plus (b) a prorated annual bonus payment, each pursuant to the terms of the Merger Agreement (assumed to equal target performance for purposes of this quantification). The cash severance and the pro-rated annual bonus are “double trigger” and become payable only upon satisfying a continued employment requirement or upon a qualifying termination of employment following a change in control of Switch under the terms of the Executive Severance Agreement or, in the case of Ms. Young, the Merger Agreement (see “Interests of the Company’s Directors and Executive Officers in the Merger—Severance Benefits”). The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Severance ($)	Prorated Bonus ($)	Total ($)
Rob Roy	4,846,500	553,253	5,399,753
Thomas Morton	2,808,000	427,397	3,235,397
Gabe Nacht	895,400	169,068	1,064,468
Jonathan King	650,000	102,740	752,740
Melissa Young	172,000	101,786	273,786

(2)

Equity. Includes accelerated vesting at the Effective Time of the options, restricted stock unit awards and performance stock unit awards, each of which is a “single trigger” benefit. The value of the performance unit awards is estimated assuming achievement of the applicable performance goals at the maximum level. For further details regarding the treatment of Switch equity awards in connection with the Mergers, see “Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Outstanding Equity Awards”. The estimated values of such awards are shown in the following table:

Named Executive Officer	Stock Options ($)	Restricted Stock Unit Awards ($)	Performance Stock Unit Awards ($)	Total ($)
Rob Roy	8,370,933	14,695,922	18,645,495	41,712,349
Thomas Morton	4,668,628	7,832,359	9,575,478	22,076,465
Gabe Nacht	2,757,789	3,602,723	4,027,526	10,388,039
Jonathan King	—	5,894,357	1,140,662	7,035,019
Melissa Young	—	873,512	749,322	1,622,834

(3)

Perquisites/Benefits. Represents the estimated value of subsidized COBRA coverage for each named executive officer, other than Ms. Young, for 18 months, pursuant to his Executive Severance Agreement. Such benefits are “double trigger” and are provided only upon a qualifying termination of employment following a change in control of Switch (see “Interests of the Company’s Directors and Executive Officers in the Merger—Severance Benefits”).

Regulatory Matters

Parent, Parent Merger Sub, the Company, Company Ltd. and Company Merger Sub have covenanted to use their respective reasonable best efforts to take, or to cause to be taken, all actions necessary, proper and advisable under any applicable laws to receive all approvals by governmental entities, including in connection with antitrust laws and communications laws. This includes (1) preparing and filing all filings, forms, notices, registrations and notifications required to be filed to consummate the Mergers, (2) using reasonable best efforts to satisfy the conditions to consummating the Mergers, (3) using reasonable best efforts to obtain any consents or orders from any governmental entities, including certain regulatory consents agreed upon by Parent and the Company to be required, (4) defending any judicial or administrative proceedings challenging the Merger Agreement or the transactions contemplated thereby and (5) the execution and delivery of any reasonable additional instruments necessary to consummate the Mergers. The management of each of the Company and Parent currently believe that the necessary regulatory approvals can be obtained by the end of the second half of 2022; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.

In addition, under the Merger Agreement, Parent and Parent Merger Sub have agreed to use reasonable best efforts to take any and all steps necessary to eliminate each and every impediment under the HSR Act and any other antitrust, competition, merger control or foreign investment law that is asserted by any governmental entity or any other person so as to enable the parties to consummate the transactions contemplated by the Merger Agreement as soon as possible and prior to the End Date, including, but not limited to offering, proposing, negotiating, agreeing and committing to and effecting, by consent decree, hold separate order or otherwise:

•

divestitures, sales, transfers or other dispositions of, licenses of, or hold separate or similar arrangements with respect to, any assets, product lines, businesses or interests of Parent, the Company, or any of Parent’s or the Company’s affiliates;

•

the termination, amendment, assignment or creation of relationships, contractual rights or obligations, ventures or other arrangements of Parent, the Company, or any of Parent’s or the Company’s affiliates;

•	conduct of business restrictions, including restrictions on Parent’s or its affiliates’ ability to manage, operate or own any assets, product lines, businesses or interests;

•

any other change or restructuring of Parent, the Company, or any of Parent’s or the Company’s affiliates and other actions and non-actions with respect to assets, product lines, businesses or interests of Parent, the Company, or any of Parent’s or the Company’s affiliates; and

•

any other condition, commitment, remedy or undertaking of any kind, in each case of the foregoing, in order to obtain any and all actions, consents and orders from governmental entities as soon as possible and prior to the End Date, including committing to take any and all actions necessary in order to ensure that no requirement for non-action, a waiver, consent or approval of any governmental entity, no decree, judgment, decision, injunction, temporary restraining order or any other order in any proceeding and no other matter relating to any antitrust, competition, merger control or foreign investment law, would preclude the occurrence of the closing prior to the End Date.

Notwithstanding the foregoing, the Merger Agreement does not require Parent or Parent Merger Sub to take or agree to take any action, including any action contemplated by the foregoing, with respect to any of its affiliates (including any person in which any of its affiliates has any debt or equity investment and any affiliated or commonly advised investment fund) or any direct or indirect portfolio company (as such term is understood in the private equity industry) thereof, other than the Company, the Surviving Company, Company Ltd., Surviving Company Ltd. or any of their respective subsidiaries.

HSR Act

Consummation of the Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the rules promulgated by the Federal Trade Commission (“FTC”), which prevent transactions such as the Merger from being consummated until (i) certain information and materials are furnished to the Antitrust Division of the Department of Justice (“DOJ”) and the FTC and (ii) the applicable waiting period is terminated early or expires. Both the Company and Parent filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on May 25, 2022. The 30-day waiting period with respect to the Merger, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on June 24, 2022, unless the FTC or the DOJ earlier terminates the waiting period or issues requests for additional information and documentary material related to the Merger (“Second Requests”). If the FTC or the DOJ issues Second Requests, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days, which will begin on the date on which both the Company and Parent have substantially complied with their respective Second Requests. Complying with Second Requests can take a significant period of time.

At any time before or after consummation of the Merger, notwithstanding expiration or termination of the waiting period under the HSR Act, the applicable antitrust authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the FTC, DOJ, any state attorney general, or any other U.S. or foreign government authority will not attempt to challenge the Merger on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Additional Approvals

In addition, the parties expect to (1) submit a change of control application to the Federal Communications Commission (“FCC”) for certain wireless licenses held by the Company, (2) submit an application for and receive approval from the Committee on Foreign Investment in the United States (“CFIUS”), (3) receive authorization from the Federal Energy Regulatory Commission (“FERC”) with respect to the termination of the market-based rate authorization issued to a subsidiary of the Company and (4) provide notices to and seek approvals from certain state regulatory agencies. The consummation of the Merger is conditioned upon the receipt of these approvals or upon providing notice, as applicable. The Company and Parent made the appropriate applications with the FCC on May 27, 2022 and with FERC on May 24, 2022 and made the notifications with each of the Georgia Public Service Commission and Nevada Public Utilities Commission on May 26, 2022. The Company and Parent also intend to make all required filings under the Exchange Act relating to the Merger and obtain all other approvals and consents that may be necessary to give effect to the Merger.

For further information regarding the timing of the closing of the Mergers, see “The Merger Agreement — Effective Times; Closing Date.”

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of our common stock who receive merger consideration in exchange for shares of our common stock pursuant to the Merger. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. The tax consequences of the Merger under U.S. federal tax laws other than those pertaining to income tax, such as estate and gift tax laws, and any applicable state, local, and non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions and published rulings, and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger.

This discussion is limited to holders of shares of our common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers or dealers in securities;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“S corporations,” partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations or governmental organizations;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of our common stock being taken into account in an applicable financial statement;

•	persons deemed to sell their shares of our common stock under the constructive sale provisions of the Code;

•

persons who actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the Merger) 5% or more of the shares of our Class A common stock;

•	persons who hold or received their shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

This discussion also does not address the U.S. federal income tax consequences to holders of shares of our common stock who exercise appraisal rights in connection with the Merger under the NMA.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (ii) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Effect of the Merger

The receipt of merger consideration by a U.S. holder in exchange for shares of our common stock in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss realized by a U.S. holder who receives merger consideration for shares of our common stock in the Merger will generally equal the difference, if any, between the amount of merger consideration received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in a share will generally be equal to the amount the U.S. holder paid for such share. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of our common stock (that is, shares acquired at the same cost in a single transaction) exchanged for merger consideration in the Merger. Any gain or loss realized by a

U.S. holder upon the receipt of merger consideration in exchange for a share of our common stock in the Merger will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of the Merger. Otherwise, such gain or loss will be short-term capital gain or loss which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments made to a U.S. holder in exchange for shares of our common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the paying agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a United States person, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld from payments of merger consideration to a U.S. holder pursuant to the Merger under the backup withholding rules may be allowed as a refund or a credit against such U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of our common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Effect of the Merger

A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the receipt of merger consideration in exchange for shares of our common stock in the Merger unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of our common stock in the Merger, and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the non-U.S. holder held shares of our common stock (the “relevant period”) and the non-U.S. holder held (actually or constructively) more than 5% of the total fair market value of all shares of our common stock at any time during such five-year period.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business.

A non-U.S. holder described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We may be a USRPHC, and if we are a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition and the non-U.S. holder’s holding period. We believe that our Class A common stock is currently treated as regularly traded on an established securities market, but we cannot guarantee that our Class A common stock will continue to be treated as regularly traded on an established securities market through the closing of the Merger. If gain on the sale or other taxable disposition of shares of our common stock were subject to taxation under the third bullet point above, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to such gain in generally the same manner as a United States person, and the non-U.S. holder would be required to file a U.S. tax return with respect to such gain. In addition, if shares of our common stock were not regularly traded on an established securities market, the acquirer of such common stock would generally be required to withhold and remit to the IRS 15% of the purchase price, which withholding would be creditable against any income tax liability described in the previous sentence and generally refundable to the extent in excess thereof. Non-U.S. holders should consult their advisors about the U.S. federal income tax consequences that could result from our status as a USRPHC and regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments made to non-U.S. holders in the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). Non-U.S. holders generally can avoid information reporting and backup withholding by providing the paying agent with an applicable and properly executed IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or successor form), as the case may be, certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

The discussion above of U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the Merger. This summary is for general information purposes only and is not tax or legal advice. Because individual circumstances may differ, each holder should consult their tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local, or foreign tax laws.

Delisting and Deregistration of Our Class A Common Stock

If the Mergers are completed, our Class A common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

Guarantees and Remedies

In connection with the Merger Agreement and subject to the terms and limitations set forth in the guarantees, Parent has entered into guarantees with DigitalBridge and IFM GIF in our favor, pursuant to which DigitalBridge and IFM GIF have guaranteed their respective portions of Parent’s payment obligations with respect to the parent termination fee under the merger Agreement and certain collection costs related thereto (collectively, the “guaranteed obligation”) if and when due in accordance with the Merger Agreement, subject to an aggregate cap of $415.8 million for DigitalBridge and an aggregate cap of $277.2 million for IFM GIF for payment of the guaranteed obligations. The maximum aggregate liability of the guarantors under the guarantees will not exceed $693 million.

Each guarantee is irrevocable, and will not terminate until the earliest to occur of (i) the fulfillment of Parent and Parent Merger Sub’s respective obligations under the Merger Agreement to fund the merger consideration at the Effective Time, (ii) receipt by the Company of payment in full of the guaranteed obligation, (iii) the valid termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would not be obligated to make any payments with respect to any of the guaranteed obligation, (iv) 60 days following any valid termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to make any payments with respect to any of the guaranteed obligations; provided that, in the case of clause (iv), if the Company has made a claim under an applicable guarantee prior to such date, then the earliest of (w) a final, non-appealable order resolving such claim determining that Parent does not have any liability to the Company that gives rise to the guaranteed obligation, (x) payment of the amounts due and owing in respect of the guaranteed obligation as determined in a final, non-appealable order resolving such claim and (y) a written agreement among the applicable guarantor and the Company terminating the obligations of such guarantor pursuant to the applicable guarantee). Notwithstanding the foregoing, in the event that the Company or any of its controlled affiliates, and any person claiming by, through or on behalf of any of them, asserts in any litigation or other proceeding that the provisions of the guarantee limiting the guarantor’s liability to the cap set forth therein or that the continuing guarantee and non-recourse provisions set forth in Section 8 or Section 9 of the applicable guarantee are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) against any non-recourse party with respect to the applicable guarantee, the Merger Agreement or the equity commitment letter (collectively, the “Transaction Agreements”) or any other agreement or instrument delivered pursuant to such Transaction Agreements, or the transactions contemplated hereby or thereby, other than specified excluded claims asserted by the Company against the applicable guarantor or the non-recourse party(ies) against which such excluded claims may be asserted pursuant to the terms of the applicable guarantor, then (A) the obligations of the guarantor under or in connection with the applicable guarantee will terminate ab initio and be null and void, (B) if the guarantor has previously made any payments under the guarantee, it will be entitled to recover such payments, and (C) neither the guarantor nor any other non-recourse party will have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) to the Company or any other person in any way under or in connection with any Transaction Agreement, any other agreement or instrument delivered pursuant to such Transaction Agreement, or the transactions contemplated by the guarantee or by the Transaction Agreements.

The Merger Agreement provides that the parties are entitled to specific performance, including specific performance of Parent’s and Parent Merger Sub’s obligations to consummate the Mergers. However, we, Company Merger Sub and Company Ltd. may only seek specific performance to require Parent or Parent Merger Sub to consummate the Mergers if certain conditions are met, including (1) Parent and Parent Merger Sub’s closing conditions under the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing or the failure of which to be satisfied is caused by a breach by Parent or Parent Merger Sub of their representations, warranties, covenants or agreements contained in the Merger Agreement) have been satisfied (or are capable of being satisfied at the closing) or (to the extent permissible under applicable law) waived, (2) the full amount of the initial mortgage loans (or alternative financing) contemplated in connection with the Merger Agreement has been funded or would be funded at closing if the equity financing contemplated by the equity commitment letters (the “Equity Financing”) in connection with the Merger Agreement were funded at the closing, (3) the Company has irrevocably confirmed in a written notice delivered to Parent that if specific performance is granted and the Equity Financing and the initial mortgage loans (or alternative financing) are funded, then the Company stands ready, willing and able to then consummate the transactions contemplated by the Merger Agreement on such date, (4) Parent and Parent Merger Sub have failed to complete the closing by the date the closing is required under the Merger Agreement and (5) the Merger Agreement has not been terminated. Under no circumstances will we be permitted or entitled to both a grant of specific performance causing the closing to occur or any monetary damages whatsoever, on the one hand, and payment of the parent termination fee, on the other hand.

Certain Effects of the Mergers

If the Company stockholder approval is obtained, the other conditions to the closing of the Merger are either satisfied or (to the extent permitted by law) waived and the Mergers are consummated, Parent Merger Sub will be merged with and into the Company and Company Merger Sub will be merged with and into Company Ltd., in each case upon the terms set forth in the Merger Agreement. As the Surviving Company in the Merger, the Company will continue to exist following the Merger as a direct, wholly owned subsidiary of Parent; as the Surviving Company Ltd., Company Ltd. will continue to exist following the Merger as a direct, wholly owned subsidiary of the Surviving Company.

At the Effective Time, each share of Class A common stock issued and outstanding immediately prior to the Effective Time (other than excluded shares) will be canceled and converted into the right to receive $34.25 in cash, without interest and less any applicable withholding taxes. Following the Merger, all of the Class A common stock will be beneficially owned by Parent, and none of the current holders of Class A common stock will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, the Company, the Surviving Company. The Merger Agreement further provides that, at the Effective Time, each share of Class B common stock issued and outstanding immediately prior to the Effective Time will automatically be cancelled and will cease to exist, and each holder of Class B common stock will no longer have any rights with respect to these shares, subject to (1) the right of the holder of any related Company Ltd. Common Units, other than any Rollover Member with respect to its Rollover Units, to receive the merger consideration and (2) applicable law in the case of dissenting shares. As a result, the current holders of Class A common stock and Class B common stock will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Company. Following the Merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

For information regarding the effects of the Merger on the Company’s outstanding equity awards, please see the section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 67 and the section of this proxy statement entitled “The Merger Agreement — Treatment of Common Stock and Equity Awards” beginning on page 86.

Shares of our Class A common stock are currently registered under the Exchange Act and listed on NYSE under the trading symbol “SWCH”. Following the consummation of the Merger, shares of our Class A common stock will no longer be traded on NYSE or any other public market. In addition, the registration of our Class A common stock under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC with respect to the Class A common stock.

Effects on the Company if the Mergers Are Not Consummated

In the event that the Company stockholder approval is not obtained or if the Mergers are not consummated for any other reason, Switch stockholders will not receive any payment for their shares of common stock in connection with the Mergers. Instead, the Company will remain an independent public company, the Class A common stock will continue to be listed and traded on NYSE, the Class A common stock will continue to be registered under the Exchange Act and the Company’s stockholders will continue to own their shares of common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the common stock.

If the Mergers are not consummated, there is no assurance as to the effect of these risks and opportunities on the future value of your common stock, including the risk that the market price of Class A common stock may decline to the extent that the current market price of the Class A common stock reflects a market assumption that the Mergers will be consummated. If the Mergers are not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the Merger Agreement, under certain circumstances the Company is permitted to terminate the Merger Agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 111.

Under certain circumstances, if the Mergers are not consummated, the Company may be obligated to pay to Parent a $260 million termination fee. In certain other circumstances, if the Mergers are not consummated, Parent may be obligated to pay to the Company a $693 million termination fee. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees” beginning on page 113.

Legal Proceedings Regarding the Mergers and the Transactions Contemplated Thereby

On May 26, 2022, an alleged class action lawsuit was filed by a purported stockholder of the Company in connection with the Merger. The lawsuit is captioned Palkon v. Rob Roy et al., Case No. A-22-853216-B, and names as defendants the board, DigitalBridge, IFM and certain affiliates of the Company, DigitalBridge and IFM. The lawsuit alleges, among other things, that the board breached their fiduciary duties in approving the Merger, and that DigitalBridge and IFM aided and abetted the breaches. The lawsuit seeks, among other things, to enjoin the consummation of the Mergers. The Company believes that the claims in the pending lawsuit are without merit and intends to vigorously defend against them.

Dissenters’ Rights

Under sections 92A.300 to 92A.500, inclusive, of the NMA, stockholders of a Nevada corporation may, subject to certain conditions, be entitled to dissent from a transaction and demand payment of the fair value of such stockholder’s shares in the event of certain corporate actions, including certain mergers. However, there is no such right of dissent for stockholders of a class or series of stock that is a “covered security” under section 18(b)(1)(A) or (B) of the Securities Act. The Class A common stock is listed on the New York Stock Exchange, a national securities exchange, and, consequently is a “covered security” within the meaning of Section 18(b)(1)(A) of the Securities Act. Therefore, the holders of Class A common stock do not have the right, under the NMA, to dissent from, or demand payment for their shares in connection with, the Merger.

Shares of Class B common stock issued and outstanding immediately prior to the Effective Time that are held by any stockholder entitled to demand, and who does properly and timely demand, pursuant to the NMA and a separate notice provided by the Company, payment for such shares (“dissenting shares”) will be treated in accordance with the NMA. At the Effective Time, all dissenting shares will be automatically cancelled and will cease to exist, and stockholders who properly exercised their dissenters’ rights will have the right to receive the fair value of the dissenting shares in accordance with the NMA. If any dissenting stockholder loses its status as a dissenter under the NMA, then as of the later of the Effective Time or the date this status was lost, such stockholder’s shares of Class B common stock will be converted into, or will have been deemed to have been converted into at the Effective Time, as applicable, the right to receive only the merger consideration (without interest thereon) with respect to that holder’s related Company Ltd. Common Units. For the avoidance of doubt, no dissenters’ or appraisal rights are available with respect to the Company Ltd. Common Units. A copy of the full text of NRS 92A.300 to 92A.500 is included as Annex C to this proxy statement and is incorporated herein by reference. The summary of dissenters’ rights set forth in this proxy statement is qualified in its entirety by reference to the full text of NRS 92A.300 to 92A.500. Failure to follow the procedures set forth in NRS 92A.300 to 92A.500 will result in the forfeiture of dissenter’s rights.

Any holder of Class B common stock who wishes to dissent must, before the vote is taken, deliver to Switch a statement of intent with respect to the Mergers and must not vote, or cause or permit to be voted, any of his or her shares of Class B common stock in favor of the Mergers.

Dividends

Under the terms of the Merger Agreement, subject to limited exceptions, we may declare or pay any regular cash dividends of up to $0.07 per share quarterly, with usual declaration, record and payment dates in accordance with past dividend practice, to the holders of our common stock during the term of the Merger Agreement without a reduction in the merger consideration to be paid to our stockholders.

THE MERGER AGREEMENT

The following summarizes the material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We recommend that you read the Merger Agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The Merger Agreement contains representations and warranties made by, and to, Switch, Company Merger Sub, Company Ltd., Parent and Parent Merger Sub. These representations and warranties, which are set forth in the copy of the Merger Agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the Merger Agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to our investors. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement, and the representations and warranties are qualified by the confidential disclosure schedules attached to the Merger Agreement, which have not been included in this proxy statement or summarized herein. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Switch, Company Merger Sub, Company Ltd. or their affiliates.

Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The Company will provide additional disclosure in its public reports of any material information necessary to provide Switch stockholders with a materially complete understanding of the disclosures relating to the Merger Agreement. See “Where You Can Find Additional Information” beginning on page 125 of this proxy statement.

The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement.

Structure

The Merger

At the Effective Time, Parent Merger Sub will be merged with and into Switch, the separate existence of Parent Merger Sub will cease, and Switch will be the surviving entity in the Merger (the “Surviving Company”). Following the completion of the Merger, our Class A common stock will no longer be traded on NYSE and will be deregistered under the Exchange Act.

The LLC Merger

At the LLC Merger Effective Time, Company Merger Sub will be merged with and into Company Ltd., the separate existence of Company Merger Sub will cease, and Company Ltd. will be the surviving entity in the LLC Merger (the “Surviving Company Ltd.”).

Effective Times; Closing Date

On the closing date, Parent and Switch will file articles of merger with the Secretary of State of the State of Nevada and any other filings, recordings or publications required, if any, under Nevada law in connection with the Merger. The Merger will become effective upon the later of (1) the acceptance for record of the articles of merger with respect to the Merger by the Secretary of State of the State of Nevada or (2) such other date and time as may be mutually agreed to by us and Parent and specified in the articles of merger. Under the Merger Agreement, the Effective Time will occur prior to the LLC Merger Effective Time.

On the closing date, Company Ltd. and Company Merger Sub will file articles of merger with the Secretary of State of the State of Nevada. The LLC Merger will become effective at such time as the articles of merger with respect to the LLC Merger have been accepted for filing by the Secretary of State of the State of Nevada or at such other date and time as may be mutually agreed to by us and Parent and specified in the LLC articles of merger. Under the Merger Agreement, the LLC Merger Effective Time will occur promptly following the Effective Time.

In this proxy statement, we refer to the date on which the closing of the Merger occurs as the closing date. The closing of the Merger will take place (1) on, if on the date that is five (5) business days prior to the scheduled date of the Special Meeting, all of the conditions to closing other than the stockholder approval and those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time), the fifth (5th) business day following receipt of the stockholder approval (so long as on such date all conditions to the Mergers described under “— Conditions to the Mergers” continue to be satisfied (other than those conditions that by their terms or nature are to be satisfied or waived at the closing of the Mergers, but subject to the satisfaction or waiver of such conditions at the closing)), (2) on, if all circumstances other than those described in clause (1), the tenth (10th) business day following the day after satisfaction or waiver of the conditions to the Mergers described under “— Conditions to the Mergers” (other than those conditions that by their terms or nature are to be satisfied or waived at the closing of the Mergers, but subject to the satisfaction or waiver of such conditions at the closing) or (3) at such other place, time and date as may be mutually agreed to in writing by the Company and Parent.

Organizational Documents

At the Effective Time, the articles of incorporation of Parent Merger Sub as in effect immediately prior to the Effective Time will be the articles of incorporation of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable law, except that the name of the Surviving Company will be Switch, Inc., and provided, that the articles of incorporation of the Surviving Company will contain provisions no less favorable to all past and present directors, officers and employees of Switch and Company Ltd. or any of their respective subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of Switch and Company Ltd. or any of their respective subsidiaries (collectively, the “Covered Persons”) with respect to exculpation, indemnification and advancement of expenses than are currently set forth in the articles of incorporation of Switch.

At the Effective Time, the bylaws of Parent Merger Sub as in effect immediately prior to the Effective Time will be the bylaws of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable law, except that the name of the Surviving Company will be Switch, Inc., and provided, that the bylaws of the Surviving Company will contain provisions no less favorable to Covered Persons with respect to exculpation, indemnification and advancement of expenses than are currently set forth in the bylaws of Switch.

At the LLC Merger Effective Time, the Company Ltd. Operating Agreement, as in effect immediately prior to the LLC Merger Effective Time, will be the operating agreement of Surviving Company Ltd., with such changes as may be agreed in writing between the Company and Parent prior to the LLC Merger Effective Time, until thereafter amended in accordance with the provisions thereof and applicable law.

Directors and Officers

From and after the Effective Time, the directors of Parent Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Company and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Company and, in each case, will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Company.

Following the Effective Time, the Surviving Company will be the manager of Surviving Company Ltd.

From and after the LLC Merger Effective Time, the officers and authorized signatories of Company Merger Sub immediately prior to the LLC Merger Effective Time will be the officers and authorized signatories of Surviving Company Ltd. until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the operating agreement of Surviving Company Ltd.

Treatment of Common Stock and Equity Awards

The Merger Agreement provides that, at the Effective Time, each share of Class A common stock (other than any of our shares of Class A common stock owned by the Company as treasury stock or by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time (the “excluded shares”), which will automatically be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor) issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive an amount in cash equal to $34.25, without interest.

At the Effective Time, each share of Class B common stock issued and outstanding immediately prior to the Effective Time will automatically be cancelled and cease to exist, and each holder of Class B common stock will no longer have any rights with respect to these shares, subject to (1) the right of the holder of any related Company Ltd. Common Unit (other than Rollover Members with respect to their Rollover Units) to receive the merger consideration and (2) applicable law in the case of dissenting shares.

Shares of Class B common stock issued and outstanding immediately prior to the Effective Time that are held by any stockholder entitled to demand, and who properly and timely, pursuant to the NMA and a separate notice from the Company demands payment for such shares under the NMA will be treated in accordance with the NMA. At the Effective Time, all dissenting shares will be automatically cancelled and will cease to exist, and holders of dissenting shares will have the right to receive the fair value of the dissenting shares in accordance with the NMA. If any dissenting stockholder loses its status as dissenter under the NMA, then as of the later of the Effective Time or the date this status was lost, these shares will be converted into, or will have been deemed to have been converted into at the Effective Time, as applicable, the right to receive merger consideration (without interest thereon) with respect to that holder’s related Company Ltd. Common Units. For the avoidance of doubt, no dissenters’ or appraisal rights are available with respect to the Company Ltd. Common Units.

Stock Options

Immediately prior to the Effective Time, each option to purchase shares of common stock granted under Switch’s equity plan that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall be cancelled in exchange for the right to receive a cash payment (without interest and less any applicable withholding taxes), equal to (1) the number of shares of common stock for which such option had not been exercised multiplied by (2) the excess, if any, of the merger consideration over the exercise price per share of such option, rounded down to the nearest cent. For the avoidance of doubt, if the exercise price per share of any option, is equal to or greater than the merger consideration, such option will be cancelled without payment of any consideration to the holder thereof.

Restricted Shares

Immediately prior to the Effective Time, each restricted share subject to forfeiture conditions granted under Switch’s equity plan or otherwise that is outstanding immediately prior to the Effective Time will automatically become fully vested and converted into the right to receive a cash payment in an amount equal to the merger consideration, without interest.

Restricted Stock Unit Awards

Immediately prior to the Effective Time, each restricted stock unit award that corresponds to common stock granted under Switch’s equity plan and that vests solely based on the passage of time that is outstanding immediately prior to the Effective Time will automatically become fully vested and cancelled in exchange for the right to receive a cash payment in an amount equal to (1) the product of (A) the number of shares of common stock subject to such restricted stock unit award as of immediately prior to the Effective Time and (B) the merger consideration, plus (2) the amount of any accrued dividend equivalents with respect to such restricted stock unit award that remain unpaid as of the Effective Time, without interest and less any applicable withholding taxes.

Performance-Based Restricted Stock Unit Awards

Immediately prior to the Effective Time, each restricted stock unit award that corresponds to common stock granted under Switch’s equity plan and that vests based on the achievement of performance goals that is outstanding immediately prior to the Effective Time will automatically become fully vested and cancelled in exchange for the right to receive a cash payment in an amount equal to (1) the product of (A) the number of shares of common stock subject to the performance-based restricted stock unit award immediately prior to the Effective Time as determined based on the actual achievement of performance goals in accordance with the terms of the applicable award agreement and (B) the merger consideration, plus (2) the amount of any accrued dividend equivalents with respect to such performance-based restricted stock unit award that remain unpaid as of the Effective Time, without interest and less any applicable withholding taxes.

Treatment of Interests in Company Ltd.

Company Ltd. Common Units

In connection with the LLC Merger, each Company Ltd. Common Unit issued and outstanding (other than those owned, directly or indirectly, by the Company or any of its subsidiaries immediately prior to the LLC Merger Effective Time and any Rollover Units) immediately prior to the LLC Merger Effective Time and all rights in respect thereof will be automatically converted into the right to receive the merger consideration. Each such excluded Company Ltd. Common Unit and Rollover Unit will be unaffected by the LLC Merger and will remain outstanding as a unit of Surviving Company Ltd.

Company Merger Sub Units

In connection with the LLC Merger, each unit of Company Merger Sub issued and outstanding immediately prior to the LLC Merger Effective Time will be automatically exchanged for a number of units of Surviving Company Ltd. equal to the number of Company Ltd. Common Units (other than Excluded Company Ltd. Common Units and Rollover Units) issued and outstanding immediately prior to the LLC Merger Effective Time.

Certain Dividends

On March 22, 2022, we paid a regular quarterly dividend of $0.0525 per share of Class A common stock for the quarter ended March 31, 2022 to stockholders of record as of March 11, 2022. Under the terms of the Merger Agreement, from the date of the Merger Agreement through the closing date, we may declare regular quarterly cash dividends of an amount not to exceed $0.07 per share of common stock, with usual declaration, record and payment dates in accordance with past dividend practice, without a reduction in the merger consideration to be paid to holders.

No Further Ownership Rights

At the Effective Time and the LLC Merger Effective Time, as applicable, holders of our common stock and the holders of Company Ltd. Common Units, respectively, will cease to be, and will have no rights as, our stockholders or members of Switch or Company Ltd., as applicable, other than the right to receive the merger consideration, without interest. The merger consideration paid in respect of certificates or book-entry evidence representing common stock and Company Ltd. Common Units, as applicable, will be deemed to have been paid in full satisfaction of all rights and privileges pertaining to such common stock and Company Ltd. Common Units.

Exchange and Payment Procedures

Prior to the closing date, Parent will designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Exchange Agent”) for payment of the merger consideration and will enter into an agreement with the exchange agent on or prior to the closing date. At or immediately prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Exchange Agent, cash sufficient to pay the aggregate merger consideration. As soon as reasonably practicable after the Effective Time (but in no event later than five (5) business days thereafter), Parent and the Surviving Company will cause the Exchange Agent to mail to each holder of record of one or more certificates that, (1) immediately prior to the Effective Time, represented outstanding common stock or that, (2) immediately prior to the LLC Merger Effective Time, represented applicable Company Ltd. Common Units (each, a “Company Certificate”), a letter of transmittal and instructions for effecting the surrender of the certificates in exchange for the merger consideration to which the holder is entitled.

Upon surrender of a Company Certificate (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably be required by the Exchange Agent, the holder of the Company Certificate will be entitled to receive the merger consideration. No interest will be paid or will accrue on any cash payable upon surrender of any Company Certificate. Each of Parent, Parent Merger Sub, the Surviving Company, Surviving Company Ltd., Switch, Company Ltd., Company Merger Sub and the Exchange Agent, as applicable, will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to our equity awards, the vesting, cancellation or redemption of such equity awards, as applicable) under applicable law, and such amounts deducted or withheld will be treated as having been paid to the person in respect of which deduction or withholding was made.

Holders of book-entry common stock or book-entry Company Ltd. Common Units will not receive a letter of transmittal for their common stock or units from the Exchange Agent. Instead, holders of such book-entry common stock or book-entry units, other than any holder of dissenting shares, will automatically be entitled to receive in exchange therefor the merger consideration to which the holder is entitled, without interest. As promptly as practicable after the Effective Time (but in no event later than five (5) business days thereafter), Parent and the Surviving Company will cause the Exchange Agent to issue to each such holder the aggregate cash consideration that such holder is entitled to receive under the Merger Agreement.

In the event of a transfer of ownership of shares of common stock or Company Ltd. Common Units held by Members of Company Ltd. prior to the Effective Time that is not registered in the transfer records of Switch or Company Ltd., as applicable, as of the Effective Time, it will be a condition of payment that any Company Certificate surrendered in accordance with the terms of the Merger Agreement must be properly endorsed or must be otherwise in proper form for transfer and any book-entry common stock or book-entry Company Ltd. Common Units must be properly transferred, and that the person requesting the payment must have paid any transfer taxes required by reason of the payment of the consideration to a person other than the registered holder of the Company Certificate surrendered or the book-entry common stock or book-entry Company Ltd. Common

Units properly transferred, or must have established to the satisfaction of Parent that such transfer tax has either been paid or is not applicable.

On the closing date, the stock transfer books of Switch and the unit transfer books of Company Ltd. will be closed, and thereafter there will be no further registration of transfers of common stock or Company Ltd. Common Units.

None of Parent, Parent Merger Sub, the Surviving Company, Surviving Company Ltd., Switch, Company Ltd., Company Merger Sub or the Exchange Agent nor any employee, officer, director, agent, or affiliate of such persons will be liable to any person, including any holder of common stock or Company Ltd. Common Units with respect to the cash consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such common stock or units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

If any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Parent, the posting by such person of a bond in such amount as the Exchange Agent or Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will deliver, in exchange for such lost, stolen or destroyed Company Certificate, the merger consideration, as applicable, to be paid in respect of common stock or Company Ltd. Common Units formerly represented by such Company Certificate in accordance with terms of the Merger Agreement.

Any portion of the merger consideration deposited with the Exchange Agent (including any interest received with respect thereto) that remains undistributed to the former holders of common stock or Company Ltd. Common Units that are entitled to such consideration after the first anniversary of the Effective Time will be delivered to the Surviving Company, upon demand, and any such former holders of common stock or Company Ltd. Common Units will thereafter look only to the Surviving Company for payment, without interest and upon compliance with the procedures set forth in the Merger Agreement.

In the event that a dividend or distribution with respect to shares of common stock or Company Ltd. Common Units is declared after the date of the Merger Agreement with a record date prior to the Effective Time or the LLC Merger Effective Time, respectively, and has not been paid prior to the Effective Time or the LLC Merger Effective Time, respectively, then the applicable holders shall be entitled to receive such dividend or distribution from Switch or Company Ltd., as applicable, as of immediately prior to the Effective Time or the LLC Merger Effective Time, as applicable.

Representations and Warranties

We have made representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered in connection with the Merger Agreement. These representations and warranties relate to, among other things:

•

the organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on the businesses of each of Switch and its subsidiaries;

•	the articles of incorporation, bylaws or other organizational documents of each of Switch and its subsidiaries;

•	the capital structure and indebtedness, and the absence of restrictions or encumbrances with respect to the equity interests, of each of Switch, Company Ltd. and their subsidiaries;

•	Switch’s subsidiaries, their jurisdiction of organization and their compliance with the terms of their organizational documents;

•

Switch’s joint venture, partnership or other similar arrangements, the name and jurisdiction of formation of any joint venture entities and their compliance with the terms of their organizational documents;

•	Switch’s ownership of Company Merger Sub and the absence of any liens, assets or liabilities with respect to Company Merger Sub;

•

Switch, the special committee and the majority of independent directors of the board of directors of the Company has approved, and the Company has executed and delivered, the TRA Amendment and holders of at least 70% of the outstanding Company Ltd. Common Units not held by the Company have executed agreements in support of the TRA Amendment;

•

Switch’s, Company Merger Sub’s and Company Ltd.’s power and authority to execute and deliver the Merger Agreement, and, subject to the approval of our stockholders and receipt of the other transaction approvals, to consummate the transactions contemplated by the Merger Agreement;

•	the enforceability of the Merger Agreement against Switch, Company Merger Sub and Company Ltd.;

•

the absence of conflicts with, or violations of, laws or organizational documents and the absence of any consents under, conflicts with or defaults under contracts to which Switch, Company Merger Sub, Company Ltd. or any of their subsidiaries is a party, in each case as a result of Switch, Company Merger Sub or Company Ltd. executing, delivering, performing and consummating the transactions contemplated by the Merger Agreement;

•

approvals of, filings with or notices to governmental entities required in connection with entering into, performing or consummating the transactions contemplated by the Merger Agreement, including under the HSR Act, from CFIUS and any consents required from telecommunications regulatory authorities;

•	our SEC filings since December 31, 2019 and the financial statements contained in those filings;

•	the financial statements of each of Switch and its consolidated subsidiaries;

•	the absence of any COVID-19 related loan or other financial assistance or relief;

•	our internal controls over financial reporting and disclosure controls and procedures;

•	the absence of liabilities required to be recorded on a balance sheet under GAAP since December 31, 2021;

•	Switch’s and its subsidiaries’ compliance with laws and regulations, including anti-corruption, anti-bribery and economic sanctions laws;

•

possession of, and compliance with, permits necessary for Switch and our subsidiaries to lawfully own, lease and operate our and our subsidiaries’ properties and assets and to carry on and operate Switch’s and its subsidiaries’ businesses as currently conducted;

•	environmental matters affecting Switch and its subsidiaries;

•	our and our subsidiaries’ employee benefit plans;

•	employment and labor matters affecting Switch and its subsidiaries;

•

the absence of a material adverse effect (as described below), the conduct of our business in all material respects in the ordinary course of business consistent with past practice and the absence of certain other changes since December 31, 2021 through the date of the Merger Agreement;

•	actions, suits, claims, hearings, arbitrations, litigation or other proceedings involving Switch or its subsidiaries;

•	the accuracy of the information supplied by us in this proxy statement;

•	tax matters affecting Switch and its subsidiaries;

•	real property currently or historically owned and leased by Switch and its subsidiaries and Switch’s and its subsidiaries’ leases;

•	intellectual property owned by Switch and its subsidiaries and other intellectual property matters;

•	information technology assets used by Switch and its subsidiaries and other data privacy matters;

•

the receipt by our special committee of a fairness opinion from Goldman Sachs to the effect that, as of that date and based upon and subject to the various qualifications, assumptions and limitations on the scope of review undertaken by Goldman Sachs as set forth in the written opinion, the merger consideration to be received by the holders of shares of our Class A common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of our Class A common stock;

•	Switch’s and its subsidiaries’ material contracts and the absence of any breach or violation of the terms of such material contracts;

•

the absence of any investment banker, broker or finder fees, other than those payable to the special committee’s financial advisors in connection with the transactions contemplated by the Merger Agreement;

•	the exemption of the Mergers and the Merger Agreement from the requirements of any anti-takeover or similar law;

•	absence of the requirement to be registered as an investment company under the Investment Company Act of 1940 for both Switch and its subsidiaries;

•	certain related party transactions;

•	Switch’s and its subsidiaries’ insurance policies;

•	matters relating to the Company’s fiber networks and rights to operate these; and

•	government security clearances held by the Company or any of its subsidiaries.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the Merger Agreement, a material adverse effect means, with respect to Switch and its subsidiaries, any change, effect, event, condition, fact, circumstance, occurrence or development that, individually or in the aggregate, (A) has or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations or financial condition of Switch and its subsidiaries, taken as a whole, excluding the impact of:

•

any changes or developments in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (1) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets or (2) any changes or developments in or affecting domestic or any foreign interest or exchange rates;

•	any changes in GAAP or any official interpretation or enforcement thereof, in each case after the date of the Merger Agreement;

•

any changes in law or any changes or developments in the official interpretation or enforcement thereof by governmental entities, including any changes in laws relating to taxes, in each case after the date of the Merger Agreement;

•

changes in domestic, foreign or global political conditions (including the outbreak or escalation of war, military actions or acts of terrorism), including any worsening of such conditions threatened or existing on the date of the Merger Agreement;

•	changes or developments in the business or regulatory conditions affecting the industries in which Switch or any of its subsidiaries operate;

•

the announcement or the existence of, or compliance with or performance under the Merger Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of Switch or any of its subsidiaries with employees, financing sources, tenants, ground lessors, lenders, servicers, agents, customers, suppliers, partners or other business relationships), except regarding certain representations detailed in the Merger Agreement whose purposes are to address the consequences resulting from the execution, delivery and performance by the Company, Company Merger Sub and Company ltd. of the Merger Agreement or the transactions contemplated thereby (or in respect of the closing conditions to the extent related to such representations);

•

weather conditions, acts of God (including storms, earthquakes, tornados, floods or other natural disasters), any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar applicable law, directive, guidelines or recommendations promulgated by any governmental entity (collectively, “COVID-19 Measures”), in each case, in connection with or in response or relating to COVID-19 and pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof or related or associated or new epidemics, pandemics or disease outbreaks);

•	any matter set forth in Switch’s disclosure schedules (to the extent set forth in Switch’s disclosure schedules);

•

a decline in the trading price or trading volume of Switch’s common stock or any change in the ratings or ratings outlook for Switch or any of its subsidiaries, or the failure to meet any projections, guidance, budgets, forecasts or estimates (provided, that the underlying causes thereof may be considered in determining whether a “material adverse effect” has occurred if not otherwise excluded by the definition thereof);

•

any action taken or omitted to be taken by Switch or any of its subsidiaries at the written request of Parent or as expressly required by the Merger Agreement (other than the covenant that Switch and its subsidiaries continue to operate in the ordinary course of business);

•

any actions or claims made or brought by any of the current or former stockholders of Switch (or on their behalf or on behalf of Switch) against Switch or any of its directors, officers or employees arising out of the Merger Agreement or the Mergers;

•

the failure to obtain any approvals or consents from any governmental entity in connection with the transactions contemplated by the Merger Agreement (except that such failure will not apply with respect to certain portions of representations and warranties detailed in the Merger Agreement (or in respect of the closing conditions to the extent related to such representations)); or

•	any cyberattack on or involving Switch or any of its subsidiaries;

provided, that with respect to the exceptions set forth in the first, second, third, fourth, fifth, seventh and thirteenth bullet points above, such impact may be taken into account to the extent it is disproportionately adverse to the Company and our subsidiaries, taken as a whole, relative to others in the industry or industries in which we and our subsidiaries operate or (B) does or would reasonably be expected to prevent or materially delay, interfere with, hinder or impede the ability of Switch, Company Merger Sub and Company Ltd. to consummate any of the transactions contemplated by the Merger Agreement (including the Mergers or the financing) in accordance with the terms of the Merger Agreement.

The Merger Agreement also contains representations and warranties made, jointly and severally, by Parent and Parent Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered in connection with the Merger Agreement. These representations and warranties relate to, among other things, with respect to Parent and Parent Merger Sub:

•	their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate their properties and assets and to carry on their businesses;

•	their power and authority to execute and deliver the Merger Agreement and, subject to receipt of the other transaction approvals, to consummate the transactions contemplated by the Merger Agreement;

•	the enforceability of the Merger Agreement against them;

•

the absence of conflicts with, or violations of, laws or organizational or governing documents and the absence of any consents under, conflicts with or defaults under contracts to which they are a party, in each case as a result of their executing, delivering and performing under or consummating the transactions contemplated by, the Merger Agreement;

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approvals of, filings with, or notices to, governmental entities required in connection with entering into, performing or consummating the transactions contemplated by the Merger Agreement, including under the HSR Act, from CFIUS and any consents required from telecommunications regulatory authorities;

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the absence of any action, suit, claim, hearing, arbitration, litigation or other proceeding against them that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent or Parent Merger Sub’s ability to timely consummate the transactions contemplated by the Merger Agreement (including the Merger or the financing) in accordance with the terms of the Merger Agreement (a “parent material adverse effect”);

•	the accuracy of the information supplied by them in this proxy statement;

•

the absence of any investment banker, broker or finder fees, fees payable to any other person who would be entitled to similar fees or any reimbursement of expenses by us or any of our affiliates prior to the Effective Time in connection with the Mergers based upon arrangements made by and on behalf of them;

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Parent’s financing in connection with the transactions contemplated by the Merger Agreement, including the debt and equity commitment letters delivered by Parent to us and the availability of cash, on the basis described in such commitment letters and the Merger Agreement (including the rollover of the Rollover Units), sufficient for the satisfaction of all of Parent and Parent Merger Sub’s payment obligations under the Merger Agreement;

•	the solvency of the Surviving Company and Surviving Company Ltd. following the consummation of the Mergers, subject to customary assumptions;

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the guarantees executed by guarantors in respect of the parent termination fee and any costs and interest payable in respect of the collection of the parent termination fee payable by Parent pursuant to the Merger Agreement;

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other than the Merger Agreement, the commitment letters, the guarantees, the confidentiality agreements, the Voting and Support Agreements, and the Rollover Agreements, the absence of any contracts, undertakings, commitments, agreements, obligations or understandings between Parent, Parent Merger Sub and certain of their affiliates, on the one hand, and certain related parties of Switch, on the other hand, relating to Switch, the transactions contemplated by the Merger Agreement or to the operations of the Surviving Company after the Effective Time;

•

ownership of Company common stock or securities of subsidiaries of Switch by Parent, Parent Merger Sub and certain of their affiliates, except pursuant to the Merger Agreement and the Rollover Agreements; and

•	Parent’s ownership of Parent Merger Sub and the absence of any liens (other than subject to certain exceptions), assets or liabilities with respect to Parent Merger Sub.

The representations and warranties of each of the parties to the Merger Agreement will expire at the Effective Time.

Conduct of Our Business Pending the Mergers

Under the Merger Agreement, we have agreed that, subject to certain exceptions in the Merger Agreement and the disclosure schedules delivered in connection with the Merger Agreement (including exceptions related to COVID-19), between the date of the Merger Agreement and the earlier of the closing date and the termination of the Merger Agreement in accordance with its terms (which period we refer to as the “interim period”), we will, and will cause our subsidiaries to, use commercially reasonable efforts, among other things, to:

•	conduct our business in all material respects in the ordinary course consistent with past practice;

•	maintain and preserve intact, in all material respects, our respective current business organization;

•	retain the services of our respective current officers; and

•	maintain our relationships with significant landlords, tenants, customers and others having business dealings with us, consistent with past practice.

We have also agreed to (1) use best efforts to consummate the Land Purchase Agreement in accordance with its terms, (2) not amend, terminate, waive compliance with the terms of or breaches under, or assign the Land Purchase Agreement without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) and (3) not take any actions under or enter into documentation in furtherance of certain sections of the Land Purchase Agreement without prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

We have also agreed that during the interim period, subject to certain exceptions set forth in the Merger Agreement, including exceptions for actions required by applicable law or as expressly required by the Merger Agreement and the disclosure schedules delivered in connection with the Merger Agreement or unless Parent consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), we and our subsidiaries will not, among other things:

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amend our organizational documents, the organizational documents of Company Ltd. or the organizational or governance documents of any of our subsidiaries other than the formation of new entities or restructuring of any subsidiaries in connection with our conversion into a REIT;

•	split, subdivide, combine or reclassify any of our capital stock, voting securities or other equity interests of the Company or any of our subsidiaries;

•

make, set aside, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of capital stock, or any other securities or obligations convertible into or exchangeable for any shares of capital stock, except (1) for any such transactions solely among the Company and our wholly owned subsidiaries organized in the United States or among our wholly owned subsidiaries organized in the United States; (2) for (A) the payment of dividends or distribution declared prior to the date of the Merger Agreement or (B) the payment in the ordinary course of business of regular quarterly cash dividends on shares of common stock in an amount not to exceed a quarterly rate of $0.07 per share, in each case, with usual declaration, record and payment dates in accordance with past dividend practice; (3) in connection with the exercise, vesting or settlement of equity awards outstanding on the date of the Merger Agreement or granted in compliance of the Merger Agreement; (4) for the accrual and payment of dividend equivalents with respect to restricted stock unit awards and performance-based restricted stock unit awards in accordance with the terms of the Switch equity plan in effect on the date of the Merger Agreement and the terms of the applicable award agreements; (5) an exchange of Company Ltd. Common Units (together with the same number of shares as Class B common stock) in accordance with the Company Ltd. Operating Agreement and the Company’s organizational documents; or (6) the payment of any Tax Distributions in accordance with and as defined in the Company Ltd. Operating Agreement (and utilizing the Fixed Distribution Tax Rate as defined in the Merger Agreement) and the organizational documents of the Company and, without duplication, the payment of any amounts necessary to allow the Company to satisfy its obligations under the TRA (as in effect as of the date of the Merger Agreement);

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transfer, authorize for issuance, issue, sell or otherwise permit to become outstanding or agree or commit to issue, sell or otherwise permit to become outstanding (whether by issuing or granting options, warrants, commitments, subscriptions, rights to purchase, forward equity sales or otherwise) any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, shares of capital stock or any options, warrants or other rights to acquire any shares of capital stock, except (1)(A) pursuant to the exercise, vesting and/or settlement of our equity awards outstanding as of the date of the Merger Agreement or granted in accordance with the Merger Agreement or (B) in transactions solely among Company Ltd. and its wholly owned subsidiaries that are treated as disregarded entities for U.S. federal income tax purposes or among Company Ltd.’s wholly owned subsidiaries treated as disregarded entities for U.S. federal income tax purposes and (2) upon an exchange of Company Ltd. Common Units (together with the same number of shares of Class B common stock) in accordance with the organizational documents of the Company and Company Ltd.’s operating agreement;

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enter into any contract with respect to the voting or registration of any capital share or equity interest of the Company or any of our subsidiaries, other than the Voting and Support Agreements and the Rollover Agreements;

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(1) authorize, recommend, propose, announce or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization of the Company or any subsidiaries other than the Mergers or (2) alter, through merger, liquidation, dissolution, reorganization, restructuring or otherwise, their respective corporate structures of ownership of any joint venture entities;

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incur, assume, guarantee, prepay or amend any indebtedness for borrowed money or issue any debt securities, or assume or guarantee any indebtedness for borrowed money of any person, except for (1) any intercompany indebtedness for borrowed money among us and/or our wholly owned subsidiaries or among our wholly owned subsidiaries, (2) borrowings under our existing revolving credit facility and (3) additional indebtedness for borrowed money incurred by us or any of our subsidiaries not to exceed $25 million in the aggregate that is not secured and which is prepayable at any time without penalty or premium in excess of $2 million in the aggregate, and (4) mandatory prepayments under the terms of any indebtedness in accordance with its terms;

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assign, transfer, sell, exclusively license, lease, pledge, abandon, allow the expiration or lapse of or otherwise dispose of any material intellectual property, except pursuant to (1) non-exclusive licenses in the ordinary course of business or (2) national expirations due to statutory terms;

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except for transactions among the Company and our wholly owned subsidiaries or among our wholly owned subsidiaries, make loans, advances or capital contributions to or investments in any person, other than in the ordinary course pursuant to existing contractual obligations as of the date of the Merger Agreement;

•	create or suffer to exist any material lien (other than permitted liens) on shares of capital stock or other equity interests in any of our subsidiaries;

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(1) other than in the ordinary course of business, sell, transfer, assign, dispose of, pledge or encumber (other than permitted liens) any material personal property, equipment or assets of the Company or any of our subsidiaries, except (A) in connection with any execution of Company Space Leases (as defined in the Merger Agreement) entered into in accordance with the terms of the Merger Agreement or (B) for the execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that, would not, individually or in the aggregate, reasonably be expected to materially impair the existing use, operation or value of the property or asset affected by the applicable instrument or (2) sell, transfer, pledge, dispose of, lease, ground lease, license or encumber (other than permitted liens) any real property (including any property acquired under the Land Purchase Agreement);

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acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (1) acquisitions of personal property and equipment in the ordinary course of business (including in connection with new development or expansion not otherwise prohibited by the Merger Agreement) for consideration that does not individually or in the aggregate exceed $10 million, (2) any other acquisitions of assets or business (excluding purchases of real property or a ground lease interest therein) pursuant to certain specified contracts, (3) any acquisitions of real property (or a ground lease therein) pursuant to certain specified contracts and (4) as set forth in the Company’s capital expenditure budget;

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except as required by any of our benefit plans as in effect on the date of the Merger Agreement, (1) establish, adopt, materially amend or terminate any material benefit plans, except for adoptions, amendments or terminations in the ordinary course of business that do not materially increase costs, (2) materially increase the compensation (including salaries and wages) or benefits of any individual who is an employee, director or service provider of the Company or any of our subsidiaries (each, a “Company Service Provider”), except for increases in annual base salary in the ordinary course of business to any Company Service Provider with an annual base salary below $250,000, (3) pay or award, or commit to pay or award, or increase (in the case of annual bonuses and cash incentive compensation paid in the ordinary course of business) any bonuses or incentive compensation to any Company Service Provider, except for annual bonuses and cash incentive compensation paid in the ordinary course of business to any Company Service Provider with an annual base salary below $250,000, (4) enter into any new severance, change-in-control and retention compensation arrangements with any Company Service Provider, (5) accelerate any rights or benefits under our benefit plans or (6) accelerate the time of vesting or payment of any award under our benefit plans;

•

recognize any labor union or trade union or other employee representative group labor organization as the representative of any of the employees of the Company or any of our subsidiaries, or enter into any collective bargaining agreement, labor union contract or trade union agreement;

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settle or compromise any claims, suits or proceedings against the Company or any of our subsidiaries (or for which the Company or any of our subsidiaries would be financially responsible), whether or not commenced prior to the date of the Merger Agreement, other than settlements of, or compromises for any such legal proceedings for less than $5 million in the aggregate (except for claims arising out of legal proceedings in respect of taxes, which shall be governed by the bullet immediately below, or settlements of any Transaction Litigation);

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make, change or rescind any material tax election if such tax election or change would be materially inconsistent with past practice (other than any tax classification election made in connection with preparations for the Company to be treated as a real estate investment trust (“REIT”) in 2023), settle or compromise any tax claim or assessment by any governmental entity, change any accounting method with respect to taxes, adopt or use any accounting method (including the classification of any asset and the selection of cost recovery lives, conventions and methods for tax purposes) that would be materially inconsistent with past practice, enter into any closing agreement with a taxing authority, surrender any right to claim a refund of taxes, request any ruling with respect to taxes, consent to any extension or waiver of the limitation period applicable to any taxes or take any action that would reasonably be expected to jeopardize the Company’s ability to elect to be treated as a REIT, in each case, except to the extent required by law;

•	amend, modify or terminate the TRA (other than as contemplated by the TRA Amendment), the TRA Amendment or the TRA Support Agreements (as defined in the Merger Agreement);

•	implement or adopt any material change in financial accounting principles or methods, other than as may be required by GAAP or applicable law or any governmental entity;

•	make any materially adverse changes to the privacy policies of the Company and our subsidiaries or the security or operation of our information technology assets;

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enter into, amend or modify any tax protection agreement or take any action or fail to take any action that would violate or be inconsistent with any tax protection agreement or otherwise give rise to a material liability with respect to any tax protection agreement;

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(1) materially amend or terminate (except as required under the terms thereof), or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof or in the ordinary course of business) any Material Space Lease or Material Company Lease (each as defined in the Merger Agreement), or (2) other than in the ordinary course of business, enter into, amend or terminate (except as required under the terms thereof), or waive compliance with the material terms of or breaches under, or assign, renew or extend (except as may be required under the terms thereof), any material contract, subject to certain exceptions;

•

make, enter into any contract for or otherwise commit to, any capital expenditure (which does not include acquisitions) on, relating to or adjacent to any real property; provided, that the Company and our subsidiaries may, subject to the provisions of the Merger Agreement, make, enter into contracts for or otherwise commit to: (1) capital expenditures required by law, (2) emergency capital expenditures in any amount that we determine is necessary in our reasonable judgment to maintain our ability to operate our business in the ordinary course, (3) capital expenditures set forth in our capital expenditure budget and (4) capital expenditures in any amount not exceeding $50 million in the aggregate;

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(1) initiate or consent to any material zoning reclassification of any real property or any material change to any approved site plan (in each case, that is material to such real property or plan, as applicable), special use permit or other land use entitlement affecting any material real properties, in each case, in a manner that would (A) materially inhibit our ability to develop the real property as a data center or ability to use the real property for data center operations or (B) impose material obligations on us in connection with the development or use of such real property or (2) amend, modify or terminate, or authorize any person to amend, modify, terminate or allow to lapse, any material permit;

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(1) apply for or receive any relief under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), (2) settle, waive or forgive any amount owed to us individually exceeding $1 million or not in the ordinary course of business or (3) grant any material refunds, credits, rebates or allowances to customers for an amount individually exceeding $1 million or not in the ordinary course of business;

•	enter into any new line of business;

•	agree to any subdivision or replat relating to the real property to be acquired pursuant to the Land Purchase Agreement without the prior reasonable approval of Parent; or

•	authorize, commit or agree to take any of the actions described in the foregoing bullet points.

Special Meeting

Under the Merger Agreement, we are required, as promptly as reasonably practicable after the date that this proxy statement is cleared by the SEC for mailing to our stockholders, to take all action necessary to establish a record date for, duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of seeking stockholder approval of the Merger (the “Special Meeting”). We are required to, through our special committee and board of directors, recommend to our stockholders that they approve the Merger (the “Company Recommendation”) and solicit the approval of the Merger by our stockholders at the Special Meeting, unless our special committee or board of directors has effected a company adverse recommendation change, as permitted by and determined in accordance with the provisions described below under “— Restriction on Solicitation of Company Takeover Proposals.”

We may, after consultation with Parent, adjourn, recess or postpone the Special Meeting:

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to allow reasonable additional time for the filing and dissemination of any supplement or amendment to this Proxy Statement that our board of directors has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable law;

•

if as of the time that the Special Meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of common stock represented to constitute a quorum necessary to conduct the business of the Special Meeting; and

•	to solicit additional proxies for the purpose of obtaining stockholder approval if we reasonably determine in good faith that the stockholder approval is unlikely to be obtained;

provided, that without the written consent of Parent (not to be unreasonably withheld, conditioned or delayed), in no event will the Special Meeting (as so postponed or adjourned) be held on a date more than thirty (30) days after the date on which the Special Meeting was originally scheduled. In no event will the Record Date of the Special Meeting be changed, unless Parent has otherwise consented in writing (not to be unreasonably withheld, conditioned or delayed), except as required by applicable law.

Agreement to Take Certain Actions

Subject to the terms and conditions of the Merger Agreement, each party to the Merger Agreement has agreed to, and to cause their respective controlled affiliates to, cooperate with the other parties and use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under any applicable laws to cause all conditions to the closing of the Mergers to be satisfied and to consummate the Mergers as promptly as practicable (and in any event prior to the End Date), including:

•	preparing and filing promptly all filings, forms, notices, registrations petitions, statements and notifications required to be filed to consummate the Mergers;

•	using reasonable best efforts to satisfy the conditions to consummating the Mergers;

•

using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent or order of any governmental entity or any other person required or advisable to be obtained or made by Parent, Parent Merger Sub, Switch or any of their respective affiliates, including for certain required regulatory consents, in connection with the transactions, or the taking of any action, contemplated by the Merger Agreement, including the Mergers;

•	defending any proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Mergers; and

•	the execution and delivery of any reasonable additional instruments necessary to consummate the Mergers and to fully carry out the purposes of the Merger Agreement.

Furthermore, each of Parent, Parent Merger Sub, and Switch will, and will cause its respective affiliates to:

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make or cause to be made an appropriate filing of a form pursuant to the HSR Act relating to the transactions contemplated by the Merger Agreement within ten (10) business days after the date of the Merger Agreement;

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use reasonable best efforts to make or cause to be made an appropriate filing of a draft joint voluntary notice to obtain approval from CFIUS within fifteen (15) business days after the date of the Merger Agreement;

•

make or cause to be made certain other filings, forms, notices, registrations and notifications as agreed upon at the time of signing the Merger Agreement relating to the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement;

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make or cause to be made all other required or advisable filings, forms, notices, registrations and notifications (1) under communications laws and (2) with or to certain governmental entities as agreed upon at the time of signing the Merger Agreement, in each case, within ten (10) business days after the date of the Merger Agreement; and

•

respond to and comply with, as promptly as practicable, any request, requirement or demand for information or documents from any governmental entity in connection with the HSR Act, communications laws or any other antitrust law or foreign investment law or otherwise in connection with the transactions contemplated by the Merger Agreement.

Furthermore, Parent will, and will cause its controlled affiliates to, use reasonable best efforts to take all actions necessary to avoid or eliminate each and every impediment, including any order, that may be asserted by a governmental entity with respect to the transactions contemplated by the Merger Agreement or in connection with granting any required regulatory consents to enable the closing to occur as promptly as possible (and in any event prior to the End Date). Further, Parent will cause its affiliates to, as required, assist in the preparation and filing of any required filings. Parent will pay all filing fees associated with all filings, forms, notices, registrations and notifications under the HSR Act and other antitrust, competition, merger control and foreign investment laws.

Each party to the Merger Agreement has agreed to (1) give the other parties notice as promptly as practicable of the commencement by any governmental entity of any proceeding by or before any governmental entity with respect to the Mergers or any of the other transactions contemplated by the Merger Agreement; (2) keep the other parties promptly informed as to the status of any such proceeding; and (3) inform the other parties as promptly as practicable of any material written communication or material oral communication from the Federal Trade Commission, the Department of Justice, CFIUS, any telecommunications regulatory authority or any other governmental entity regarding the Mergers. The parties will coordinate and cooperate with one another in connection with any analyses, appearances, presentation, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with any proceeding under or relating to (1) the HSR Act or any other antitrust laws, (2) any communications law or (3) any required regulatory consents.

Parent and Parent Merger Sub will, and will cause their respective affiliates to, use their reasonable best efforts to cause the expiration or termination of all applicable waiting periods under the HSR Act and the receipt of all other required regulatory consents as soon as possible and prior to the End Date and take, or cause to be taken, all actions and do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by the Merger Agreement, including taking all such action as may be necessary to resolve such objections, if any, as any governmental entity or other person may assert under any antitrust, competition, merger control or foreign investment laws with respect to the transactions contemplated by the Merger Agreement, and to avoid or eliminate each and every impediment under any law that may be asserted by any governmental entity so as to enable to transactions contemplated by the Merger Agreement to be consummated as soon as possible and prior to the End Date.

Without limiting the generality of the foregoing, under the Merger Agreement, Parent and Parent Merger Sub will, and will cause their respective controlled affiliates to, use reasonable best efforts to take any and all steps necessary to eliminate each and every impediment under the HSR Act and any other antitrust, competition, merger control or foreign investment law that is asserted by any governmental entity or any other person so as to enable the parties to consummate the transactions contemplated by the Merger Agreement as soon as possible and prior to the End Date, including, but not limited to offering, proposing, negotiating, agreeing and committing to and effecting, by consent decree, hold separate order or otherwise:

•

divestitures, sales, transfers or other dispositions of, licenses of, or hold separate or similar arrangements with respect to, any assets, product lines, businesses or interests of Parent, the Company, or any of Parent’s or the Company’s affiliates;

•

the termination, amendment, assignment or creation of relationships, contractual rights or obligations, ventures or other arrangements of Parent, the Company, or any of Parent’s or the Company’s affiliates;

•	conduct of business restrictions, including restrictions on Parent’s or its affiliates’ ability to manage, operate or own any assets, product lines, businesses or interests;

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any other change or restructuring of Parent, the Company, or any of Parent’s or the Company’s affiliates and other actions and non-actions with respect to assets, product lines, businesses or interests of Parent, the Company, or any of Parent’s or the Company’s affiliates; and

•

any other condition, commitment, remedy or undertaking of any kind, in each case of the foregoing, in order to obtain any and all actions, consents and orders from governmental entities as soon as possible and prior to the End Date, including committing to take any and all actions necessary in order to ensure that (x) no requirement for non-action, a waiver, consent or approval of any governmental entity, (y) no decree, judgment, decision, injunction, temporary restraining order or any other order in any proceeding and (z) no other matter relating to any antitrust, competition, merger control or foreign investment law, would preclude the occurrence of the closing prior to the End Date.

Notwithstanding the foregoing, the Merger Agreement does not require Parent or Parent Merger Sub to take or agree to take any action, including any action contemplated by the foregoing, with respect to any of its affiliates (including any person in which any of its affiliates has any debt or equity investment and any affiliated or commonly advised investment fund) or any direct or indirect portfolio company (as such term is understood in the private equity industry) thereof, other than the Company, the Surviving Company, Company Ltd., Surviving Company Ltd. or any of their respective subsidiaries.

We are required to promptly (and in any event, within two business days) notify the other parties to the Merger Agreement in writing of any stockholder litigation or proceedings brought or threatened in writing against us or our directors or executive officers or other representatives relating to the Merger Agreement, the Voting and Support Agreements, the Rollover Agreements, the Mergers and/or the other transactions contemplated by the Merger Agreement, the Voting and Support Agreements or the Rollover Agreements (the “Transaction Litigation”) prior to the Effective Time and to keep the other parties to the Merger Agreement informed on a reasonably current basis with respect to the status thereof. We are required to give Parent the opportunity to participate in (but not control) the defense, negotiation or settlement of any Transaction Litigation, subject to certain exceptions relating to the preservation of privilege and confidential information. In addition, we are not permitted to cease to defend, consent to the entry of any judgment, settle or offer to settle or take any other material action with respect to such Transaction Litigation without the prior written consent of Parent (which must not be unreasonably withheld, conditioned or delayed).

Restriction on Solicitation of Company Takeover Proposals

We have agreed that, from and after the date of the Merger Agreement until the Effective Time (or, if earlier, when the Merger Agreement is terminated in accordance with its terms), except as permitted by certain exceptions described below, we will immediately cease any discussions or negotiations with any persons (other than Parent and Parent Merger Sub) that may be ongoing as of the date of the Merger Agreement with respect to a company takeover proposal and request that each person (other than Parent, Parent Merger Sub and their representatives) that has received confidential information on or prior to the date of the Merger Agreement in connection with its consideration of a company takeover proposal to promptly return or destroy all such information, and we have agreed to terminate access to all data rooms furnished in connection therewith.

We have further agreed that we will not, will cause each of our subsidiaries and our and their respective officers and directors to not, and will instruct and use our reasonable best efforts to cause its and their respective other representatives not to directly or indirectly:

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solicit, initiate, or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a company takeover proposal;

•

engage or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any confidential information or access to the properties or assets of us or our subsidiaries for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or would reasonably be expected to lead to, a company takeover proposal; or

•	approve, recommend or enter into, or publicly propose to approve, recommend or enter into, any acquisition agreement.

We have agreed that neither us nor any of our subsidiaries will terminate, waive, amend, release or modify any provision of an existing standstill or similar agreement to which we or one of our subsidiaries is a party, except that prior to obtaining Switch stockholder approval, if after consultation with, and taking into account the advice of outside legal counsel, our board of directors or the special committee determines that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, we may waive any such standstill provision solely to the extent necessary to permit a person to make, on a confidential basis, to our board of directors or the special committee, a company takeover proposal.

For purposes of the Merger Agreement, a “company takeover proposal” means any inquiry, proposal or offer (whether or not in writing) made by any person or group of persons (other than Parent and its subsidiaries and affiliates), and whether involving a transaction or series of related transactions, for any direct or indirect:

•	merger, reorganization, share exchange, consolidation, business combination, dissolution, liquidation or similar transaction involving Switch;

•

tender offer or exchange offer by any person or group of persons (other than Parent, Parent Merger Sub and their respective affiliates) of more than 20% of the shares of Switch common stock then issued and outstanding;

•

acquisition by any person or group of persons (other than Parent, Parent Merger Sub and their respective affiliates) of more than 20% of the assets of Switch and its subsidiaries (based on the fair market value thereof, as determined in good faith by our board or the special committee), revenues or net income of Switch and its subsidiaries, on a consolidated basis (including securities of the subsidiaries of Switch); or

•

acquisition by any person or group of persons (other than Parent, Parent Merger Sub and their respective affiliates) of more than 20% of the shares of Switch common stock then issued and outstanding, other than the Mergers.

Notwithstanding the foregoing, prior to obtaining the approval of the Merger by our stockholders, if we or any of our subsidiaries receive a company takeover proposal from any person that did not result from a breach of the obligations described in this section entitled “— Restriction on Solicitation of Company Takeover Proposals,” and if our board of directors or the special committee, after consultation with its independent financial advisors, determines in good faith, after consultation with outside legal counsel, that such company takeover proposal constitutes or would reasonably be expected to lead to a superior proposal and that the failure to take such action would be inconsistent with the director’s fiduciary duties under applicable law, then we and our representatives may:

•

enter into an acceptable confidentiality agreement with the person making such company takeover proposal and thereafter furnish, pursuant thereto, information (including non-public information) with respect to Switch and its subsidiaries to the person that has made such company takeover proposal and its representatives (provided, that we will, substantially concurrently with the delivery to such person, provide to Parent any non-public information concerning us or any of our subsidiaries that is provided or made available to such person or its representatives unless such non-public information has been previously provided to Parent); and

•	engage in or and otherwise participate in discussions or negotiations with the person making such company takeover proposal and its representatives regarding such company takeover proposal.

We are required to notify Parent promptly (and in any event within 48 hours) after we, any of our subsidiaries or any of their respective representatives becomes aware of any company takeover proposal or any offer, proposal or inquiry relating to us or our subsidiaries that would be reasonably likely to lead to or that contemplates a company takeover proposal and will disclose to Parent the material terms and conditions of any such company takeover proposal and copies of any written company takeover proposal, including proposed agreements, and the identity of the person making such company takeover proposal. We are also required to keep Parent reasonably informed, on a reasonably current basis (but in any event within 48 hours), as to the status of such company takeover proposal, offer, proposal or inquiry and any material changes thereto, including copies of any changes to any written company takeover proposal, including proposed agreements. We have agreed that we and our subsidiaries will not enter into any confidentiality agreements with any person after the date of the Merger Agreement that prohibits us or our subsidiaries from providing any information to Parent.

For purposes of the Merger Agreement, a “superior proposal” means a bona fide written company takeover proposal that if consummated would result in any person (other than Parent or its affiliates) owning more than 50% of each class of common stock that our board of directors or the special committee determines in good faith, after consultation with, and taking into account the advice of, the special committee’s financial advisors and outside legal counsel, and taking into account such factors as our board of directors or special committee considers to be appropriate, to be more favorable to the Company and our stockholders than the transactions contemplated by the Merger Agreement.

Obligation of the Board of Directors with Respect to Its Recommendation

Except in the circumstances and pursuant to the procedures described below, neither our board of directors nor the special committee is permitted to:

•

change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose to change, qualify, withhold, withdraw or modify, in each case, in any manner adverse to Parent, the Company Recommendation or the special committee’s recommendation;

•	fail to include the Company Recommendation or the special committee’s recommendation in this proxy statement;

•	approve, adopt or recommend to our stockholders a company takeover proposal;

•

authorize, cause or permit us or any of our subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or similar agreement or binding commitment or agreement in principle with respect to any company takeover proposal (other than an acceptable confidentiality agreement entered into in accordance with the provisions described above under “— Restriction on Solicitation of Company Takeover Proposals”) (an “acquisition agreement”); or

•	agree or publicly propose to do any of the foregoing.

We refer to any action described in the first three bullet points above as a “company adverse recommendation change.”

Notwithstanding the foregoing, prior to obtaining the approval of the Merger by our stockholders, our board of directors or the special committee may, if our board of directors or the special committee has determined in good faith, after consultation with and taking into account the advice of its independent financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties under applicable law, make a company adverse recommendation change in response to an intervening event; provided, that prior to making such company adverse recommendation change:

•	we have given Parent a written notice of our intention to take such action specifying, in reasonable detail, the reasons therefor and the underlying facts giving rise thereto (a “Company Notice”); and

•

during the period from the delivery of the Company Notice until 5:00 p.m. Eastern time, on the fourth (4th) business day after the day on which the Company delivered the Company Notice, if requested by Parent, we will and will cause our representatives to, engage in good faith negotiations with Parent and its representatives regarding any changes to the terms of the Merger Agreement so that such intervening event would cease to warrant a company adverse recommendation change.

For purposes of the Merger Agreement, an “intervening event” means any event that is (1) neither known by, nor reasonably foreseeable (with respect to magnitude or material consequences) by our board of directors or the special committee as of or prior to the date of the Merger Agreement and (2) first occurs, arises or becomes known to our board of directors or the special committee after the date of the Merger Agreement and prior to obtaining the stockholder approval; provided, that none of the foregoing shall constitute an intervening event: (A) any event, change, effect, condition, development, fact or circumstance (i) relating to any company takeover proposal or (ii) resulting from (I) the announcement, pendency and consummation of the Merger Agreement and the transactions contemplated thereby, (II) any actions required to be taken or to be refrained from being taken pursuant to the Merger Agreement or (III) a breach of the Merger Agreement by the Company, Company Merger Sub, or Company Ltd., (B) the fact that the Company meets or exceeds any internal or analysts’ expectations or projections or (C) any changes after the date of the Merger Agreement in our market price or trading volume (it being understood however, in each case of subclause (B) and (C), that any underlying cause thereof may be taken into account for purposes of determining whether an intervening event has occurred to the extent otherwise qualifying as an intervening event).

In addition, prior to obtaining the approval of the Merger by our stockholders, if our board of directors or the special committee has determined in good faith, after consultation with and taking into account the advice of its financial advisors and outside legal counsel, that a written company takeover proposal that did not result from a breach of provisions described above under “— Restriction on Solicitation of Company Takeover Proposals”) constitutes a superior proposal, our board of directors or the special committee may (1) make a company adverse recommendation change and/or (2) cause the Company to terminate the Merger Agreement in order to enter into an acquisition agreement relating to such superior proposal, subject to the Company paying the company termination fee to Parent; provided, that prior to so making a company adverse recommendation change or terminating the Merger Agreement, (A) we have delivered a Company Notice to Parent, including the material terms and conditions of and the identity of the person making such superior proposal, a copy of the superior proposal and a copy of any proposed acquisition agreements, (B) during the period from the delivery of the Company Notice until 5:00 p.m. Eastern time, on the fourth (4th) business day following delivery of the Company Notice (which, for purposes of calculating such four (4) business day period, the first business day will be the first business day after the date of such delivery) (the “Notice Period”), if requested by Parent, we will and will cause our representatives to, engage in good faith negotiations with Parent and its representatives regarding any changes to the terms of the Merger Agreement so that such company takeover proposal ceases to constitute a superior proposal and (C) after the expiration of the Notice Period, our board of directors or the special committee determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that the superior proposal would nevertheless continue to constitute a superior proposal. We have agreed that any changes in the financial terms or any other material amendment to the terms and conditions of such superior proposal will require a new Company Notice and a new two (2) business day Notice Period (which will be calculated in the same manner as the initial four (4) business day period, will end at 5:00 p.m. Eastern time at the end of such two (2) business day period, and will not reduce the initial four (4) business day period).

Notwithstanding the foregoing, the Company and our board of directors and special committee are not prohibited from taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from making any “stop, look and listen” communication to our stockholders pursuant to Rule 14d-9(f) under the Exchange Act (and the issuance by the Company or our board of directors of a “stop, look and listen” statement pending disclosure of our position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, will not constitute a company adverse recommendation change); provided that neither the Company nor our board of directors or the special committee will be permitted to recommend that our stockholders tender any securities in connection with any tender offer or exchange offer that is a company takeover proposal or otherwise effect a company adverse recommendation change with respect thereto, subject to certain exceptions.

Employee Matters

Pursuant to the Merger Agreement, with respect to each individual who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time (each, a “Company employee”), for a period of twelve (12) months following the Effective Time (and in the case of clause (4), for the applicable period following termination of such Company employee’s employment), (1) base salary or wages at a rate that is no less favorable than the rate of base salary or wages provided to such Company employee immediately prior to the Effective Time, (2) an annual cash bonus opportunity that is no less favorable in amount than the annual cash bonus opportunity provided to such Company employee immediately prior to the Effective Time, (3) an annual long-term incentive award opportunity that is substantially similar to the annual long-term incentive award opportunity provided to such Company employee immediately prior to the Effective Time, (4) severance benefits that are no less favorable than the severance benefits set forth in the Merger Agreement, and (5) other employee benefits (other than equity incentives) that are substantially comparable, in the aggregate, to the other employee benefits provided to such Company employee immediately prior to the Effective Time.

Parent has agreed to pay to each Company employee who is a participant in an annual cash bonus or other short-term incentive program maintained by us or any of our subsidiaries for the year in which the closing occurs a cash bonus under the Company’s bonus programs for such year in which the closing occurs subject to the achievement of certain performance goals, to be paid at the time that we typically pay annual bonuses in the ordinary course of business.

With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent or its subsidiaries following the closing of the Mergers and in which any of the Company employees participate, including any paid time off and severance plans, Parent has agreed that service with the Company or any of its subsidiaries and the predecessor of any of them will be treated as service with Parent or any of its subsidiaries, for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to (or level of ) benefits (but not for accrual of or entitlement to pension benefits or post-employment welfare benefits, or to the extent that treatment would result in a duplication of benefits for the same period of service).

Parent has agreed to, and to cause its subsidiaries to, use reasonable efforts to (1) waive any preexisting condition limitations otherwise applicable to each Company employee and his or her eligible dependents under any plan of Parent or an affiliate of Parent that provides health benefits in which such Company employee is eligible to participate following the Effective Time, other than any limitations that were in effect with respect to such Company employee and his or her eligible dependents immediately prior to the Effective Time under the corresponding benefit plan of the Company, (2) honor any deductible, co-payment and out-of-pocket maximums incurred by such Company employee and his or her eligible dependents under the health plans in which they participated immediately prior to transitioning into a plan of Parent or an affiliate of Parent during the portion of the calendar year prior to such transition in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or an affiliate of Parent and (3) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such Company employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Company employee or eligible dependent had satisfied any similar limitation or requirement under an analogous benefit plan of the Company prior to the Effective Time.

Pursuant to the Merger Agreement, each employee of the Company or any of its subsidiaries who is a participant in an annual cash bonus or other short-term incentive program, shall be eligible to receive a cash bonus for such year in which the closing occurs. Such cash bonus shall be calculated as follows: (1) for the portion of the performance period that has elapsed as of the closing date, the bonus shall be no less than the amount determined by the Compensation Committee of the Company’s board of directors based on actual achievement of pro-rated performance goals under the applicable bonus programs of the Company, or its subsidiaries, through the closing date, as determined immediately prior to the closing, and pro-rated based on the number of days in the applicable performance period that have elapsed as of the closing (the “Pro-Rata Bonus”) and (2) for the remaining portion of the performance period that follows the closing date for the fiscal year in which the closing occurs, the bonus shall be based on actual achievement of pro-rated performance goals determined under the bonus programs maintained by Parent or its subsidiaries, and pro-rated based on the number of days in the applicable performance period that have elapsed following the closing date (collectively, the “2022 Bonus”). Such 2022 Bonus will be paid by Parent or its subsidiaries, at the same time that such annual bonuses are typically paid in the ordinary course of business, subject to the continuing employee’s continued employment through the payment date, provided that, a Company employee who is terminated by Parent or its affiliates, without cause or due to disability, in either case, prior to the normal bonus payment date shall be entitled to receive the Pro-Rata Bonus within 60 days of his or her termination date.

Directors’ and Officers’ Indemnification and Insurance

From and after the Effective Time, the Surviving Company, Surviving Ltd. and Parent will exculpate, defend, indemnify and hold harmless all past and present directors, officers and employees of the Company and Company Ltd. or any of their respective subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company and Company Ltd. or any of their respective subsidiaries to the fullest extent permitted by law against any costs and expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and, subject to the proviso below, amounts paid in settlement in connection with any actual or threatened proceeding, whether civil, criminal, administrative or investigative, arising out of acts or omissions, in each case, occurring at or prior to the Effective Time in connection with such persons serving as an officer or director or other fiduciary in any entity at the request or for the benefit of the Company, Company Ltd. or any of their respective subsidiaries (including in connection with serving at the request of the Company, Company Ltd. or such subsidiary as a director, officer or representative of another person (including any employee benefit plan)), including acts or omissions occurring in connection with the process resulting in and the authorization, adoption and approval of, and entry into, the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement; provided, that (1) none of Parent, the Surviving Company or Surviving Company Ltd. will be liable for any settlement effected without their prior written consent (which may not be unreasonably withheld, delayed or conditioned), (2) except for counsel engaged for one or more Covered Persons on the date of the Merger Agreement, none of Parent, the Surviving Company or Surviving Company Ltd. will be obligated under the Merger Agreement to pay the fees and expenses of more than one legal counsel for all Covered Persons in any jurisdiction with respect to any single proceeding, subject to certain exceptions and (3) none of Parent, the Surviving Company or Surviving Company Ltd. will have any obligation under the Merger Agreement to pay legal or other expenses to any Covered Person in advance of a final disposition of an action unless Parent, the Surviving Company or Surviving Company Ltd. receives an undertaking by or on behalf of such Covered Person to repay such expenses if it is ultimately determined by a court of competent jurisdiction that such Covered Person is not entitled to be indemnified by Parent, the Surviving Company or Surviving Company Ltd. In addition, from and after the Effective Time, Parent, the Surviving Company and Surviving Company Ltd. will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any proceeding or investigation with respect to the matters subject to indemnification pursuant to the provisions of the Merger Agreement described in this paragraph in accordance with the procedures (if any) set forth in the organizational documents of the Company and its subsidiaries as in effect as of the date of the Merger Agreement and any indemnification agreements in existence on the date of the Merger Agreement. In the event of any such proceeding, (1) the Surviving Company and Surviving Company Ltd. will have the right to control the defense thereof after the Effective Time; and (2) the Surviving Company will pay the reasonable fees and expenses of one legal counsel retained by the Covered Persons, promptly after statements therefor are received. In addition, Parent, the Surviving Company and Surviving Company Ltd. agree that they each will not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any proceeding for which indemnification may be sought pursuant to the provisions of the Merger Agreement described in this paragraph unless such settlement, compromise, consent or termination obligates Parent, the Surviving Company or Surviving Company Ltd. to pay the full amount of any liability in connection with such proceeding and includes an unconditional release of all Covered Persons from all liability arising out of such proceeding.

For at least six years following the Effective Time, except to the extent otherwise expressly prohibited by applicable law, the articles of incorporation and bylaws of the Surviving Company and the operating agreement of Surviving Company Ltd. must contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company organizational documents and the Company Ltd. Operating Agreement, respectively, as of the date of the Merger Agreement. Following the Effective Time, the indemnification agreements, if any, in existence on the date of the Merger Agreement with any of the directors or officers of the Company, Company Ltd. or any of their respective subsidiaries will be assumed by the Surviving Company and Surviving Company Ltd. and will continue in full force and effect in accordance with their terms.

At or prior to the Effective Time, subject to the provisions of the Merger Agreement, the Company and Company Ltd. may obtain and pay for prepaid “tail” insurance policies with a claim period of six years from and after the Effective Time, with respect to directors’ and officers’ liability insurance and fiduciary insurance that provides coverage for the current and former directors and officers of the Company and Company Ltd. who were or are currently (and any additional individuals who prior to the Effective Time become) directors or officers of the Company or Company Ltd. covered by any of the Company’s or Company Ltd.’s directors’ and officers’ liability insurance policies with respect to acts or omissions occurring at or prior to the Effective Time on terms and conditions reasonably acceptable to Parent and providing benefits that are substantially equivalent to and not less favorable than the existing policies of the Company and its subsidiaries or, if substantially equivalent insurance coverage is unavailable, the best available coverage, and the Surviving Company and Surviving Company Ltd. must maintain such directors’ and officers’ liability insurance and fiduciary insurance policies in full force and effect for each of their full six year terms and continue to honor their respective obligations under each policy; provided, that in no event will the aggregate premiums payable for such “tail” policies for their entire period exceed an amount equal to 300% of the aggregate current annual premiums paid by the Company and Company Ltd. for such insurance; provided, further, that if the amount of the aggregate premiums necessary to procure such insurance coverage exceeds this 300% maximum amount, the Company and Company Ltd. will be able to procure for such six-year period the most advantageous policies as can be reasonably obtained for this maximum amount. If the Company and Company Ltd. do not obtain such prepaid “tail” insurance as of the Effective Time, the Surviving Company and Surviving Company Ltd. must continue to maintain in effect, for a period of six years from and after the Effective Time, the Company’s and Company Ltd.’s existing directors’ and officers’ liability insurance and fiduciary insurance for the current and former directors and officers of the Company and Company Ltd.

Financing Cooperation

The consummation of the Mergers is not conditioned upon Parent’s receipt of financing. Prior to the closing of the Mergers, we are required to, and to cause our subsidiaries and their respective representatives to, use reasonable best efforts to provide such cooperation as is reasonably requested by Parent and at Parent’s sole cost and expense, in connection with Parent’s debt financing (the “Debt Financing”), including using reasonable best efforts to:

•

furnish to Parent and its financing sources such financial, statistical and other pertinent information (but not projections or other forward-looking information) relating to the Company and its subsidiaries as may be reasonably requested by Parent solely to the extent this information is within our or our subsidiaries’ control and (1) reasonably available thereto and prepared by or for us or any of our subsidiaries in the ordinary course of business or (2) in the form and substance of (or not more burdensome to prepare than) the financial information (including property-level financing information) delivered to Parent and Parent Merger Sub prior to the date of the Merger Agreement;

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make appropriate officers of the Company and its subsidiaries available at reasonable times and locations agreed by us for a reasonable number of due diligence meetings and for participation in a reasonable number of meetings, presentations, road shows and sessions with rating agencies and prospective sources of financing;

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assist Parent and its financing sources with the preparation of materials for rating agency presentations, bank information memoranda and similar documents necessary, proper or advisable in connection with any syndication of the Debt Financing;

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provide and execute documents as may be reasonably requested by Parent in connection with such Debt Financing, including all documentation and other information required by bank regulatory authorities under applicable rules and regulations, KYC certifications and other definitive financing documents or other certificates, or documents as may be reasonably requested by Parent in connection with the Debt Financing, and facilitate the obtaining of guarantees and pledging collateral in connection with the Debt Financing, in each case to be effective as of no earlier than the closing;

•

as may be reasonably requested by Parent, following the obtainment of the stockholder approval, form new direct or indirect subsidiaries of the Company pursuant to documentation reasonably satisfactory to Parent and us;

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as may be reasonably requested by Parent, following obtaining the stockholder approval and provided such actions would not adversely affect the tax status of us or our subsidiaries or cause us to be subject to additional taxes that are not indemnified by Parent pursuant to the Merger Agreement, transfer or otherwise restructure its ownership of existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and us;

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provide reasonable assistance with respect to the review and delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the Debt Financing, and using commercially reasonable efforts to obtain any consents associated therewith;

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to the extent reasonably requested by a financing source, using commercially reasonable efforts to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to other real property interest agreements in form and substance reasonably satisfactory to any potential financing source;

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cooperate in connection with the repayment or defeasance of any existing indebtedness of us or any of our subsidiaries incurred after the date of the Merger Agreement and in existence as of the Effective Time and the release of related liens, including delivering such payoff, defeasance or similar notices under any existing loans of the Company or any of our subsidiaries as reasonably requested by Parent; and

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to the extent reasonably requested by a financing source, permit Parent and its representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which we will use reasonable efforts to obtain), leased by us or any of our subsidiaries (provided, however, that (1) neither Parent nor its representatives will have the right, without our prior written consent (not to be unreasonably withheld, conditioned or delayed), to take an analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, provided, that we will not unreasonably withhold our consent if such testing or analysis is reasonably required by lenders in connection with the findings of any Phase I environmental site assessment conducted in connection with the financing, (2) Parent will schedule, coordinate and conduct all inspections with us pursuant to the terms of the Merger Agreement and (3) we will be entitled to have representatives present at all times during any such inspection.

However, no obligations of the Company or any of our subsidiaries or any of our or their respective officers, directors, employees and agents or other representatives under any certificate, document or instrument delivered pursuant to our financing cooperation obligations under the Merger Agreement will be required to be effective until the Effective Time other than certain KYC certificates.

In fulfilling our financing cooperation obligations under the Merger Agreement, neither we nor any of our subsidiaries or our or their respective officers, directors, employees and agents or other representatives will be required to:

•	pay any commitment or other fee, provide any security or incur any liability or obligation in connection with any financing prior to closing;

•	take or permit the taking of any action that would conflict with or violate our organizational documents or the organizational documents of any of our subsidiaries;

•

take or permit the taking of any action that would reasonably be expected to result in any material violation or breach of, or default (with or without lapse of time, or both) under, any applicable law or material contract of the Company or any of our subsidiaries;

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provide access to or disclose information that we or any of our subsidiaries determines would jeopardize any attorney-client privilege of the Company or any of our subsidiaries or could result in the disclosure of any trade secrets, customer-specific data or competitively sensitive information not otherwise required to be provided under the Merger Agreement or the violation of any confidentiality obligation (provided, we must use commercially reasonable efforts to allow for such access or disclosure in a manner that does not violate this bullet point);

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prepare any financial statements or information (including property-level financial information) that are not available and prepared in the ordinary course of its financial reporting practice or prepare any pro forma financial statements or information;

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pass resolutions or consents or approve or authorize the execution of or amendment of, or execute or amend, the Debt Financing or the definitive agreements relating to the Debt Financing or any agreement, document or instrument of any kind that will be effective prior to the Effective Time;

•	cause any director, officer or employee or stockholder of the Company or any of our subsidiaries to incur any personal liability,

•

bear any cost or expense or pay any commitment fee or other similar fee or make any other payment, excluding those fees, expenses, financial commitments or other financial obligations that we are reimbursed for by Parent;

•	deliver or obtain opinions of internal or external counsel or auditors; or

•	provide any cooperation that would unreasonably interfere with the ongoing operations of the Company and our subsidiaries.

The Merger Agreement does not require the Company or any of our subsidiaries, prior to the Effective Time, to be an issuer or other obligor with respect to the Debt Financing.

We have also agreed to reasonably cooperate with Parent in its efforts to obtain title insurance and surveys, at Parent’s sole cost and expense, for the Company’s real property on or before the closing of the Mergers including, but not limited to, the Company and its subsidiaries providing any corrective title documents, customary certifications, customary affidavits, releases and terminations (in each case, with respect to liens that are not permitted liens) and similar documents or filings, in each case, as reasonably required by Parent’s title insurance company to issue a title insurance policy at the closing insuring Parent’s (or its designated subsidiary) title to the Company’s real property as required by the terms of the Merger Agreement.

Our assistance with the Debt Financing is not a condition to the Merger Agreement.

Certain Other Covenants

The Merger Agreement contains certain other covenants of the parties to the Merger Agreement relating to, among other things:

•	giving the representatives of Parent and the sources of Debt Financing reasonable access to our and our subsidiaries’ personnel, properties, contracts, books and records and other information;

•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

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actions necessary to exempt the Merger Agreement, the Voting and Support Agreements, the Rollover Agreements and the transactions contemplated by the Merger Agreement, the Voting and Support Agreements and the Rollover Agreements from, or minimize, the effect of any applicable anti-takeover statutes;

•	consultation regarding any press releases or other public announcements with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement;

•

taking such steps as may be required or reasonably necessary or advisable to cause any dispositions of common stock or other equity securities resulting from the transactions contemplated by the Merger Agreement by any individual subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 of the Exchange Act;

•	stock exchange delisting and deregistration of our Class A common stock;

•	certain tax matters;

•	certain matters regarding redemption or prepayment of our senior notes, if requested by Parent;

•	notification of certain matters relating to the Merger Agreement and the transactions contemplated by the Merger Agreement;

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keeping Parent reasonably informed regarding any material developments with respect to our conversion into a REIT and consulting with Parent in good faith with respect to material actions taken in connection with causing our conversion into a REIT;

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restricting our ability to cause our conversion into a REIT and restricting our ability to communicate with the Internal Revenue Service with respect to our conversion to a REIT, in each case, without Parent’s prior written consent;

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at the request of Parent, effective as of the Effective Time, to use our commercially reasonable efforts to cause customer contracts identified by Parent to be assigned to one or more of our subsidiaries as designated by Parent; and

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during the interim period, to not amend, terminate, waive compliance with the terms of or breaches under, or permit the assignment of, or fail to enforce its rights under the Voting and Support Agreement executed by the Company without the prior written consent of Parent.

Conditions to the Mergers

The obligations of the parties to complete the Mergers are subject to the satisfaction or waiver of the following mutual conditions:

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the Merger must be approved by the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock, each voting separately in accordance with applicable law, the rules and policies of NYSE and our organizational documents;

•

all waiting periods (and any extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the HSR Act, and any commitment to, or agreement (including any timing agreement) with, any governmental entity to delay the consummation of, or not to consummate before a certain date, the transactions contemplated by the Merger Agreement, will have expired or been terminated, and all required regulatory consents will have been obtained;

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no order (whether temporary, preliminary or permanent) has been issued, entered or enforced, and continues to be in effect, and no law has been enacted, issued, promulgated or adopted that remains in effect or will be effective, in each case, that prevents, enjoins, prohibits, restrains or makes illegal the consummation of the Mergers.

The obligation of Parent and Parent Merger Sub to complete the Mergers is further subject to the satisfaction or waiver of the following conditions:

•

our representations and warranties regarding (1) our corporate authority and absence of a material adverse effect must be true and correct as of the closing date with the same effect as though made on an as of the closing date, (2) our capitalization must be true and correct as of the closing date with the same effect as though made on and as of the closing date, subject only to de minimis inaccuracies, (3) our organization, capital stock, authority, government consents and approvals and finders and brokers must be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “material adverse effect” and words of similar import set forth therein) as of the closing date as though made on and as of the closing date (except to the extent expressly made as of a specified date, in which case as of such specified date) and (4) other than those sections specifically identified in clauses (1), (2) and (3) must be true and correct (disregarding all qualifications or limitations as to “materiality”, “material adverse effect” and words of similar import set forth therein) as of the closing date as though made on and as of the closing date (except to the extent expressly made as of a specified date, in which case as of such specified date), except in the cause of this clause (4) where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

•

each of us, Company Merger Sub and Company Ltd. must have performed and complied in all material respects with all obligations, agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time;

•

each Rollover Member must have performed or complied with the obligations of such Rollover Member under each such Rollover Member’s Rollover Agreement, provided, that if Parent terminates a Rollover Member’s Rollover Agreement, this condition will be deemed to be satisfied with respect to such Rollover Member;

•

since the execution of the Merger Agreement through the closing date, there must not have been an event that has had or reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	the TRA Amendment must be in full force and effect;

•

the acquisition contemplated by the Land Purchase Agreement must have been consummated by individual special purpose entity subsidiaries of the Company and fee title to the properties acquired under the Land Purchase Agreement must be owned by such special purpose entity subsidiaries as of the closing free and clear of all liens other than permitted liens; and

•

we must have delivered to Parent a certificate, dated the closing date and signed by a duly authorized executive officer of the Company, certifying to the effect that the conditions set forth in the first, second and fourth bullet points above have been satisfied.

The obligation of the Company and Company Ltd. to complete the Mergers is further subject to the satisfaction or written waiver of the following conditions:

•

the representations and warranties of Parent and Parent Merger Sub set forth in the Merger Agreement that are qualified by a parent material adverse effect qualification must be true and correct in all respects as so qualified at and as of the closing date as though made at and as of the closing date and the representations and warranties of Parent and Parent Merger Sub set forth in the Merger Agreement that are not qualified by a parent material adverse effect qualification must be true and correct in all respects at and as of the closing date as though made at and as of the closing date (disregarding all qualifications contained therein relating to materiality or material adverse effect set forth therein), except where such failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a parent material adverse effect; provided, that representations and warranties that are made as of a particular date or period must be true and correct (in the manner set forth in the prior two clauses, as applicable) only as of such date or period;

•

each of Parent and Parent Merger Sub must have performed and complied in all material respects with all obligations, agreements and covenants required by the Merger Agreement to be performed or complied with by them at or prior to the Effective Time; and

•

Parent must have delivered to us a certificate, dated the closing date and signed by a duly authorized representative of Parent, certifying to the effect that the conditions set forth in the first and second bullet points above have been satisfied.

Termination of the Merger Agreement

We and Parent may mutually agree to terminate and abandon the Merger Agreement at any time prior to the Effective Time, even after we have obtained the requisite vote of our stockholders to approve the Merger.

Termination by either Switch or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement upon written notice to the other at any time prior to the Effective Time, even after we have obtained the requisite vote of our stockholders to approve the Merger (if applicable), if:

•

the Merger has not been consummated on or prior to 5:00 p.m. Eastern time on the End Date, provided, that if, on such date, the closing conditions related to regulatory approval, no orders and/or the Land Purchase Agreement have not been satisfied but all other closing conditions have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but provided that such conditions are then capable of being satisfied if the closing were to take place on such date), then the End Date will be automatically extended for two successive three-month periods and such date will become the End Date for purposes of the Merger Agreement; provided, further, that the right to terminate the Merger Agreement pursuant to this bullet point will not be available to us or Parent if the cause of the failure of the Merger to be consummated by the End Date is due to the material breach by us, Company Merger Sub or Company Ltd. (in the case of termination by us) or Parent or Parent Merger Sub (in the case of termination by Parent) to perform or comply in any material respect with any representation, warranty, covenant or other agreement of such party set forth in the Merger Agreement;

•

an order by a governmental entity of competent jurisdiction has been issued or entered, or a law has been enacted or adopted, permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order or law has become final and nonappealable, provided, that the right to terminate the Merger Agreement pursuant to this bullet point will not be available to the Company or Parent if such order or law resulted from the material breach by us, Company Merger Sub or Company Ltd. (in the case of termination by us) or Parent or Parent Merger Sub (in the case of termination by Parent) of any representation, warranty, covenant or other agreement of such party set forth in the Merger Agreement; or

•

the duly held Special Meeting (as it may be adjourned or postponed) at which a vote on the Merger was taken has concluded and the requisite vote of our stockholders to approve the Merger has not been obtained.

Termination by Switch

We may also terminate the Merger Agreement by written notice to Parent at any time prior to the Effective Time, even after we have obtained the requisite vote of our stockholders to approve the Merger (if applicable), if:

•

Parent or Parent Merger Sub has breached or there is any inaccuracy in any of its representations or warranties, or has breached or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach, inaccuracy or failure to perform (1) if it occurred or was continuing to occur on the closing date, would result in a failure of our closing conditions under the Merger Agreement and (2) is either not curable or is not cured by the earlier of the End Date and the date that is sixty (60) days following written notice from us to Parent of such breach, inaccuracy or failure, provided, that we, Company Merger Sub and Company Ltd. are not then in breach of any representation, warranty, covenant or agreement contained in the Merger Agreement that would give rise to a failure of Parent’s closing conditions under the Merger Agreement;

•

prior to obtaining the requisite vote of our stockholders to approve the Merger, in order to accept a superior proposal that did not result from a breach of provisions described above under “— Restriction on Solicitation of Company Takeover Proposals”) and enter into an acquisition agreement providing for the consummation of such superior proposal, in accordance with the procedures and restrictions described under “— Obligation of the Board of Directors with Respect to Its Recommendation;” provided, that we have previously paid the company termination fee and have, substantially concurrently with such termination, entered into an acquisition agreement;

•

(1) all of Parent’s and Parent Merger Sub’s closing conditions under the Merger Agreement are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing and that are then capable of being satisfied if there were a closing), (2) we have confirmed by written notice to Parent that (x) all of our closing conditions have been satisfied (other than those conditions that by their nature are to be satisfied at the closing and that are then capable of being satisfied if there were a closing), (y) the Mergers are required to be consummated pursuant to the Merger Agreement and (z) we are ready, willing and able to consummate the Mergers on the date such notice is delivered and through the end of the next succeeding five (5) business days, and (3) Parent fails to consummate the Mergers and the other transactions contemplated by the Merger Agreement within five (5) business days after the later of receipt of such notice and the date the Mergers were required to be consummated pursuant to the Merger Agreement.

Termination by Parent

Parent may also terminate the Merger Agreement by written notice to us at any time prior to the Effective Time, even after we have obtained the requisite vote of our stockholders to approve the Merger (if applicable), if:

•

the Company, Company Merger Sub or Company Ltd. has breached or there is any inaccuracy in any of its representations or warranties, or has breached or failed to perform any of its covenants or other agreements contained in the Merger Agreement, which breach, inaccuracy or failure to perform (1) if it occurred or was continuing to occur on the closing date, would result in a failure of Parent’s closing conditions under the Merger Agreement and (2) is either not curable or is not cured by the earlier of the End Date and the date that is sixty (60) days following written notice from Parent to us of such breach, inaccuracy or failure, provided that Parent and Parent Merger Sub are not then in breach of any representation, warranty, covenant or agreement contained in this Merger Agreement that would give rise to a failure of our closing conditions under the Merger Agreement; or

•

prior to obtaining the requisite vote of our stockholders to approve the Merger, our board effects a company adverse recommendation change in accordance with the requirements described under “— Obligation of the Board of Directors with Respect to Its Recommendation,” the Company has failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes a company takeover proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders), our board of directors or the special committee has failed to publicly reaffirm the Company Recommendation or special committee recommendation within ten business days after the date a company takeover proposal has been publicly announced (or if the Special Meeting is scheduled to be held within ten business days from the date a company takeover proposal is publicly announced, promptly and in any event prior to the date on which the Special Meeting is scheduled to be held) or the Company or any of its subsidiaries enters into an acquisition agreement.

Termination Fees

Termination Fee Payable by Switch

We have agreed to pay the company termination fee of $260 million to Parent if:

•	we terminate the Merger Agreement pursuant to the provision described in the second bullet point under “— Termination of the Merger Agreement — Termination by Switch”;

•	Parent terminates the Merger Agreement pursuant to the provision described in the second bullet point under “— Termination of the Merger Agreement — Termination by Parent”;

•

either we or Parent terminate pursuant to the provision described in the third bullet point under “— Termination of the Merger Agreement — Termination by Switch or Parent” at a time when the Merger Agreement was terminable by Parent pursuant to the provision described in the second bullet point under “— Termination of the Merger Agreement — Termination by Parent”; or

•	all of the following requirements are satisfied:

•

prior to (1) the Special Meeting to obtain the requisite vote of our stockholders to approve the Merger, in the case of a termination pursuant to the provision described in the third bullet point under “— Termination of the Merger Agreement — Termination by Switch or Parent”, (2) the breach giving rise to such right of termination, in the case of a termination pursuant to the provision described in the first bullet point under “— Termination of the Merger Agreement — Termination by Parent” and (3) the termination of this Agreement, in the case of a termination pursuant to the provision described in the first bullet point under “— Termination of the Merger Agreement — Termination by Switch or Parent”, a company takeover proposal (substituting 50% for the 20% threshold set forth in the definition of “company takeover proposal”) has been publicly made and not withdrawn at least three business days prior to the Special Meeting (or any adjournment or postponement thereof);

•	the Merger Agreement is terminated by us or Parent pursuant to provisions described in the first sub-bullet point above; and

•

at any time on or before the 12-month anniversary of the termination referred to in the immediately preceding sub-bullet point, we or any of our subsidiaries completes or enters into a definitive agreement with respect to any company takeover proposal (substituting 50% for the 20% threshold set forth in the definition of “company takeover proposal” (whether or not the same company takeover proposal as that made prior to the termination of the Merger Agreement).

Termination Fee Payable by Parent

Parent has agreed to pay the parent termination fee of $693 million to the Company if (1) we terminate the Merger Agreement pursuant to the provisions described in the first bullet point or third bullet point under “— Termination of the Merger Agreement — Termination by Switch” or (2) either we or Parent terminate the Merger Agreement pursuant to provisions described in the first bullet point under “— Termination of the Merger Agreement — Termination by either Switch or Parent” and, at such time, we could have terminated the Merger Agreement pursuant to the provision described in the first bullet point or third bullet point under “— Termination of the Merger Agreement — Termination by Switch.”

Payment of Termination Fee

In no event will a termination fee be payable by the Company or Parent on more than one occasion.

In the event the Merger Agreement is validly terminated and the parent termination fee is paid under the circumstances for which such fee is payable pursuant to the Merger Agreement, payment of the parent termination fee will be the sole and exclusive monetary damages remedy available to the Company in respect of any and all losses incurred as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated and, upon payment of such termination fee in such circumstances, none of Parent and its related parties will have any further liability or obligation relating to or arising out of the Merger Agreement, the Mergers or the other transactions contemplated by the Merger Agreement.

If the Company or Parent, as the case may be, fails to timely pay its termination fee and, in order to obtain the payment, Parent or the Company, as the case may be, commences an action which results in a final and non-appealable judgment against the other party for the payment, then the paying party must pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such proceeding, together with interest on that amount from and including the date payment of such amount was due but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2% per annum.

Guarantees and Remedies

In connection with the Merger Agreement and subject to the terms and limitations set forth in the guarantees, Parent has entered into guarantees with DigitalBridge and IFM GIF in our favor, pursuant to which DigitalBridge and IFM GIF have guaranteed their respective portions of Parent’s payment obligations with respect to the parent termination fee under the merger Agreement and certain collection costs related thereto (collectively, the “guaranteed obligation”) if and when due in accordance with the Merger Agreement, subject to an aggregate cap of $415.8 million for DigitalBridge and an aggregate cap of $277.2 million for IFM GIF for payment of the guaranteed obligations. The maximum aggregate liability of the guarantors under the guarantees will not exceed $693 million.

The Merger Agreement provides that the parties are entitled to specific performance, including specific performance of Parent’s and Parent Merger Sub’s obligations to consummate the Mergers. However, we,

Company Merger Sub and Company Ltd. may only seek specific performance to require Parent or Parent Merger Sub to consummate the Mergers if certain conditions are met, including (1) Parent and Parent Merger Sub’s closing conditions under the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing or the failure of which to be satisfied is caused by a breach by Parent or Parent Merger Sub of their representations, warranties, covenants or agreements contained in the Merger Agreement) have been satisfied (or are capable of being satisfied at the closing) or (to the extent permissible under applicable law) waived, (2) the full amount of the initial mortgage loans (or alternative financing) contemplated in connection with the Merger Agreement has been funded or would be funded at closing if the equity financing contemplated by the equity commitment letters (the “Equity Financing”) in connection with the Merger Agreement were funded at the closing, (3) the Company has irrevocably confirmed in a written notice delivered to Parent that if specific performance is granted and the Equity Financing and the initial mortgage loans (or alternative financing) are funded, then the Company stands ready, willing and able to then consummate the transactions contemplated by the Merger Agreement on such date, (4) Parent and Parent Merger Sub have failed to complete the closing by the date the closing is required under the Merger Agreement and (5) the Merger Agreement has not been terminated. In no event will we be entitled to obtain specific performance of Parent’s or Parent Merger Sub’s right to cause the Equity Financing to be funded or obligations to complete the Merger if the Debt Financing has not been funded (or will not be funded at the closing if the Equity Financing is funded at closing). Under no circumstances will we be permitted or entitled to both a grant of specific performance causing the closing to occur or any monetary damages whatsoever, on the one hand, and payment of the parent termination fee, on the other hand.

Expenses

Whether or not the Mergers are consummated, all costs and expenses incurred in connection with the Mergers, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses; provided, that if the Mergers are not consummated by the End Date and the Merger Agreement is terminated pursuant to provisions described in the first bullet point under “— Termination of the Merger Agreement — Termination by either Switch or Parent”, Parent must bear 50% of all filing fees paid to the SEC with respect to, and 50% of all printing and dissemination costs for, this proxy statement.

Amendment and Waiver

At any time prior to the Effective Time, any provision of the Merger Agreement may be amended or waived if, and only if, such amendment of waiver is in writing and signed, in the case of an amendment, by us, Company Ltd., Company Merger Sub, Parent and Parent Merger Sub. However, after receipt of the approval of our stockholders of the Merger, if any such amendment or waiver would by applicable law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver will be subject to such approval. In addition, certain provisions of the Merger Agreement may not be amended or modified in a manner that is materially adverse to any financing party without the prior written consent of such financing party.

MARKET PRICE OF OUR CLASS A COMMON STOCK

Our Class A common stock is listed on the NYSE under the trading symbol “SWCH.” On [                ], 2022, there were approximately [        ] holders of record. Certain of our shares of common stock are held in “street” name and accordingly, the number of beneficial owners of such shares of common stock is not known or included in the foregoing number. The table below sets forth the quarterly high and low closing sales prices of our shares of Class A common stock on the NYSE for the periods indicated and the dividends declared by us with respect to the periods indicated.

Year	High			Low			Cash Dividend per Share
Fiscal Year Ended December 31, 2019
First Quarter		$11.01			$6.71			$0.029
Second Quarter		$13.63			$10.19			$0.029
Third Quarter		$16.95			$12.86			$0.029
Fourth Quarter		$16.38			$13.98			$0.029
Fiscal Year Ended December 31, 2020
First Quarter		$17.83			$10.30			$0.029
Second Quarter		$19.56			$13.74			$0.029
Third Quarter		$19.99			$14.97			$0.05
Fourth Quarter		$16.65			$13.82			$0.05
Fiscal Year Ending December 31, 2021
First Quarter		$19.34			$13.38			$0.05
Second Quarter		$21.99			$16.25			$0.05
Third Quarter		$27.03			$20.15			$0.0525
Fourth Quarter		$29.15			$23.00			$0.0525
Fiscal Year Ending December 31, 2022
First Quarter		$31.46			$23.03			$0.0525
Second Quarter (through [ ], 2022)	$	[	]	$	[	]	$	[	]

On May 10, 2022, the last trading day prior to the date of the public announcement of the Merger Agreement, the reported closing price per share for our Class A common stock on the NYSE was $30.75. On [                ], 2022, the last trading day before the date of this proxy statement, the reported closing price per share for our Class A common stock on the NYSE was $[        ]. You are encouraged to obtain current market quotations for our Class A common stock.

On March 22, 2022, we paid a regular quarterly dividend of $0.0525 per share of Class A common stock for the quarter ended March 31, 2022 to stockholders of record as of March 11, 2022. Under the terms of the Merger Agreement, from the date of the Merger Agreement through the closing date, we may declare regular quarterly cash dividends of an amount not to exceed $0.07 per share of common stock, with usual declaration, record and payment dates in accordance with past dividend practice, without a reduction in the merger consideration to be paid to holders.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our common stock for:

•	each person known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	each of our directors, each of whom is also a nominee;

•	each of our named executive officers (“NEOs”); and

•	all of our current executive officers and directors as a group.

We have three classes of common stock: Class A common stock; Class B common stock; and Class C common stock. There are no shares of Class C common stock currently outstanding. Subject to the Company Ltd. operating agreement, Members can redeem Company Ltd. Common Units for Class A common stock on a one-to-one basis, or, at our option, for cash equal to the market value of the applicable number of our shares of Class A common stock. Thus, the Company Ltd. Common Units represent rights to acquire Class A common stock. The shares of Class B common stock (i) confer only voting rights and do not confer any incidents of economic ownership to the holders thereof; and (ii) are forfeited and cancelled, on a one-for-one basis, without consideration, upon the redemption of the Company Ltd. Common Units for shares of Class A common stock, or cash, at our election.

The number of shares beneficially owned by each stockholder is based on shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership and voting power is based on 150,705,834 shares of Class A common stock and 94,131,279 shares of Class B common stock outstanding as of May 31, 2022. There were no shares of Class C common stock outstanding as of May 31, 2022. In computing the number and the percentage ownership and voting power of a stockholder, rights to acquire shares of Class A common stock as of May 31, 2022 or within 60 days of May 31, 2022, including upon vesting and exercise of stock options, upon vesting of time-based restricted stock unit awards and performance-based restricted stock unit awards, or upon exercise of the stockholder’s Company Ltd. Common Unit redemption right, are considered outstanding for that stockholder, although these shares are not considered outstanding for purposes of computing the percentage ownership or voting power of any other stockholder. Unless otherwise indicated, the address of all listed stockholders is 7135 S. Decatur Boulevard, Las Vegas, Nevada 89118. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares of Class A Common Stock	Rights to Acquire Shares of Class A Common Stock(1)	Class A Common Stock Beneficial Ownership Percentage(2)	Shares of Class B Common Stock	Class B Common Stock Beneficial Ownership Percentage	Class A Common Stock Beneficial Ownership Percentage — Assuming Full Redemption(3)
5% or more Stockholders
Dennis Alan Troesh(4)	—	—	—	19,984,668	21.2%	8.2%
Stella Roy(5)	48,645	1,276,734	*	13,552,107	14.4%	6.0%
The Vanguard Group(6)	10,676,207	—	7.1%	—	—	4.4%
City National Rochdale, LLC(7)	9,537,878	—	6.3%	—	—	3.9%
Named Executive Officers and Directors
Rob Roy(8)	307,920	1,492,677	1.2%	14,726,931	15.6%	6.7%
Thomas Morton(9)	332,233	2,230,320	1.7%	3,214,063	3.4%	2.3%
Gabe Nacht(10)	145,135	750,937	*	337,353	*	*
Melissa Young(11)	38,005	193,579	*	730,296	*	*
Jonathan King(12)	45,135	—	*	—	—	*
Angela Archon(13)	17,349	—	*	—	—	*
Jason Genrich(14)	6,100	—	*	—	—	*
Liane Pelletier(13)	17,349	—	*	—	—	*
Zareh Sarrafian(15)	52,278	—	*	—	—	*
Kimberly H. Sheehy(15)	52,278	—	*	—	—	*
Donald Snyder(16)	465,075	99,438	*	400,000	*	*
Thomas A. Thomas(17)	3,118,397	—	2.1%	5,357,500	5.7%	3.5%
Bryan Wolf(18)	36,987	—	*	—	—	*
All directors and current executive officers as a group (13 persons)	4,634,241	4,766,951	6.0%	24,766,143	26.3%	13.7%

*	Denotes less than 1.0%.
(1)

Represents shares of Class A common stock that the stockholders shown have the right to acquire as of May 31, 2022 or within 60 days thereafter, including upon vesting of restricted stock unit awards and performance-based restricted stock unit awards or upon vesting and exercise of stock options. The shares included in this column are deemed to be outstanding in calculating the percentage ownership of Class A common stock of such stockholder, but are not deemed to be outstanding as to any other stockholder.

(2)

Based on 150,705,834 shares of Class A common stock outstanding as of May 31, 2022. Includes shares that the stockholders shown have the right to acquire as of May 31, 2022 or within 60 days thereafter as described in footnote 1.

(3)

Assumes redemption of all Company Ltd. Common Units by all Members for shares of Class A common stock, which would have resulted in 244,837,113 shares of Class A common stock outstanding as of May 31, 2022. Includes shares that the stockholders shown have the right to acquire as of May 31, 2022 or within 60 days thereafter as described in footnote 1.

(4)

Based on a Schedule 13D/A filed on May 17, 2021 by Dennis Alan Troesh, DT GRAT LM LLC, DT GRAT CS LLC, The Troesh Family Foundation, Eastern Capital Group LLC, First St LLC and Jeffrey Alan Troesh. Shares of Class B common stock include: (i) 9,996,788 Company Ltd. Common Units and associated shares of our Class B common stock held by DT GRAT LM LLC and (ii) 9,987,880 Company Ltd. Common Units and associated shares of our Class B common stock held by DT GRAT CS LLC. The address of Mr. Troesh and each of the reporting persons is 1370 Jet Stream Drive, Suite 100, Henderson, NV 89052.

(5)

Based on a Schedule 13G/A filed on February 14, 2022 by Stella Roy and additional vesting information of which the Company is aware since December 31, 2021. Shares of Class A common stock include (i) 48,645 shares held directly by Ms. Roy and (ii) options to acquire 1,276,734 shares that are vested and exercisable. Does not include 33,121 shares of Class A common stock underlying restricted stock unit awards held by Ms. Roy that are subject to vesting more than 60 days after May 31, 2022. Shares of Class B common stock include: (i) 1,749,999 Company Ltd. Common Units and associated shares of our Class B common stock held by Ms. Roy directly and (ii) 11,802,108 Company Ltd. Common Units and associated shares of our Class B common stock held in a revocable grantor trust over which Ms. Roy has sole voting and dispositive control. The address of Ms. Roy is 410 South Rampart Boulevard, Suite 350, Las Vegas, NV 89145.
(6)	Based on a Schedule 13G/A filed on February 10, 2022 by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7)

Based on a Schedule 13G/A filed on February 14, 2022 by City National Rochdale, LLC, RBC Capital Markets, LLC and RBC Trust Company (Delaware) Limited. The address of each reporting person is as follows: City National Rochdale, LLC, 400 Park Avenue, New York, NY 10022; RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281; and RBC Trust Company (Delaware) Limited, 4550 New Linden Hill Road, Suite 200, Wilmington, DE 19808.

(8)

Shares of Class A common stock include (i) 307,920 shares held by Mr. Roy directly and (ii) options to acquire 1,492,677 shares that are vested and exercisable. Does not include 429,078 shares and 544,394 shares of Class A common stock underlying restricted stock unit awards and performance-based restricted stock unit awards assuming the maximum performance level, respectively, held by Mr. Roy that are subject to vesting more than 60 days after May 31, 2022. Shares of Class B common stock include (i) 3,625,089 Company Ltd. Common Units and associated shares of our Class B common stock held by Mr. Roy directly and (ii) 11,101,842 Company Ltd. Common Units and associated Class B common stock held by a trust of which Mr. Roy is trustee, and over which Mr. Roy has sole voting and dispositive control and full pecuniary interests.

(9)

Shares of Class A common stock include (i) 132,233 shares held by Mr. Morton directly; (ii) 200,000 shares held by an affiliated entity of Mr. Morton over which Mr. Morton has voting and dispositive control and full pecuniary interest; and (iii) options to acquire 2,230,320 shares that are vested and exercisable. Does not include 228,682 shares and 279,576 shares of Class A common stock underlying restricted stock unit awards and performance-based restricted stock unit awards assuming the maximum performance level, respectively, held by Mr. Morton that are subject to vesting more than 60 days after May 31, 2022. Shares of Class B common stock include (i) 527,914 Company Ltd. Common Units and associated shares of our Class B common stock held by Mr. Morton directly and (ii) 2,686,149 Company Ltd. Common Units and associated shares of our Class B common stock held by an affiliated entity of Mr. Morton over which Mr. Morton has voting and dispositive control and full pecuniary interest.

(10)

Shares of Class A common stock include (i) 145,135 shares held by Mr. Nacht directly and (ii) options to acquire 750,937 shares that are vested and exercisable. Does not include 105,189 shares and 117,592 shares of Class A common stock underlying restricted stock unit awards and performance-based restricted stock unit awards assuming the maximum performance level, respectively, held by Mr. Nacht that are subject to vesting more than 60 days after May 31, 2022. Mr. Nacht also holds 337,353 Company Ltd. Common Units and associated shares of our Class B common stock.

(11)

Shares of Class A common stock include (i) 38,005 shares held by Ms. Young directly and (ii) options to acquire 193,579 shares that are vested and exercisable. Does not include 25,504 shares and 21,878 shares of Class A common stock underlying restricted stock unit awards and performance-based restricted stock unit awards assuming the maximum performance level , respectively, held by Ms. Young that are subject to vesting more than 60 days after May 31, 2022. Shares of Class B common stock include 730,296 Company Ltd. Common Units and associated shares of our Class B common stock held by an affiliated entity of Ms. Young over which Ms. Young has voting and dispositive control and full pecuniary interest.

(12)

Shares of Class A common stock include 45,135 shares held by Mr. King directly. Does not include 147,098 shares and 33,304 shares of Class A common stock underlying restricted stock unit awards and performance-based restricted stock unit awards assuming the maximum performance level , respectively, held by Mr. King that are subject to vesting more than 60 days after May 31, 2022.

(13)

Shares of Class A common stock include (i) 8,021 shares held directly and (ii) 9,328 restricted shares of our Class A common stock, all of which remain subject to vesting and forfeiture as of May 31, 2022.

(14)	Represents 6,100 restricted shares of our Class A common stock, all of which remain subject to vesting and forfeiture as of May 31, 2022.
(15)	Shares of Class A common stock include (i) 42,950 shares held directly and (ii) 9,328 restricted shares, all of which remain subject to vesting and forfeiture as of May 31, 2022.
(16)

Shares of Class A common stock include (i) 255,747 shares held by Mr. Snyder directly; (ii) 9,328 restricted shares, all of which remain subject to vesting and forfeiture as of May 31, 2022; (iii) 200,000 shares held by an affiliated entity of Mr. Snyder over which Mr. Snyder and his spouse share voting and dispositive control and Mr. Snyder, his spouse and certain family members of Mr. Snyder share full pecuniary interest; and (iv) options to acquire 99,438 shares of our Class A common stock that are vested and exercisable. Shares of Class B common stock include 400,000 Company Ltd. Common Units and associated shares of Class B common stock held by an affiliated entity of Mr. Snyder over which Mr. Snyder and his spouse share voting and dispositive control and Mr. Snyder, his spouse and certain family members of Mr. Snyder share full pecuniary interest.

(17)

Based on a Schedule 13G/A filed on February 14, 2022 and Forms 4 filed on March 17, 2022, April 20, 2022, May 4, 2022, and May 18, 2022. Shares of Class A common stock include (i) 3,109,069 shares held directly by Mr. Thomas and (ii) 9,328 restricted shares of our Class A common stock, all of which remain subject to vesting and forfeiture as of May 31, 2022. Mr. Thomas also holds 5,357,500 Company Ltd. Common Units and associated shares of our Class B common stock. The address of Mr. Thomas is 2300 West Sahara Ave., Suite 530, Las Vegas, NV 89102.

(18)

Shares of Class A common stock include (i) 27,659 shares held directly and (ii) 9,328 restricted shares of our Class A common stock, all of which remain subject to vesting and forfeiture as of May 31, 2022.

DISSENTERS’ RIGHTS

Under certain circumstances, stockholders of a Nevada corporation may, pursuant to the NMA, be entitled to dissent from a transaction and demand payment of the fair value of such stockholder’s shares in the event of certain corporate actions, including certain mergers. However, holders of Class A common stock do not have such dissenters’ rights.

Shares of Class B common stock issued and outstanding immediately prior to the Effective Time that are held by any stockholder entitled to demand, and who properly and timely, pursuant to the NMA and a separate notice from the Company, demands payment for such shares under the NMA will be treated in accordance with the NMA. At the Effective Time, all such dissenting shares will be automatically cancelled and will cease to exist, and holders of dissenting shares will have the right to receive the fair value of the dissenting shares in accordance with the NMA. If any dissenting stockholder loses its status as dissenter under the NMA, then as of the later of the Effective Time or the date this status was lost, these shares will be converted into, or will have been deemed to have been converted into at the Effective Time, as applicable, the right to receive merger consideration with respect to that holder’s related Company Ltd. Common Units.

Any holder of Class B common stock who wishes to dissent must, before the vote is taken, deliver to Switch a statement of intent with respect to the Mergers and must not vote, or cause or permit to be voted, any of his or her shares of Class B common stock in favor of the Mergers.

Under Nevada Revised Statues, or NRS, 92A.300 to 92A.500, holders of Switch Class B common stock are entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500. If such a holder properly exercises his or her dissenter’s rights, such Class B common stockholder may demand payment for their shares of Class B common stock of its fair value immediately before the corporate action. If Switch and any holder of Class B common stock that properly exercises dissenter’s rights cannot agree on a fair value, Switch must then commence an appraisal process in state court to determine the fair value.

NRS 92A.300 through 92A.500 describe the appraisal process and the procedure holders of Class B common stock must follow to exercise their right to dissent and demand payment. The full text of NRS 92A.300 to 92A.500 is attached to this proxy statement as Annex C. All references in NRS 92A.300 to 92A.500 to a “stockholder” or “dissenter” and in this summary to a “stockholder” are to the record holders of the shares of Switch Class B common stock. The following discussion is a summary of the law pertaining to dissenter’s rights under the NRS:

•

When a corporate action subject to dissenter’s rights is submitted to a vote at a stockholders’ meeting, the corporation must state whether or not the stockholders are entitled to assert dissenter’s rights under NRS 92A.300 through 92A.500, along with a copy of that statute describing these rights. A corporation only needs to notify stockholders of record who are entitled to dissenter’s rights, not all beneficial owners.

•

If the corporate action is submitted to a vote at a stockholders’ meeting, any stockholders wishing to dissent must first deliver to the corporation a statement, before the vote is taken, of their intent with respect to the proposed corporate action. Second, a stockholder intending to assert dissenter’s rights must not vote any of their shares of the class or series to which dissenter’s rights are available in favor of the proposed action.

•

If the corporation receives requisite stockholder approval for the proposed action, it must then deliver a written dissenter’s notice to all stockholders of record who are entitled to assert their dissenter’s rights within 10 days of the effective date of the corporate action. The dissenter’s notice must:

•	State where the demand for payment must be sent and where and when share certificates, if any, must be deposited;

•	Inform the holders of shares not represented by certificates the extent to which the transfer of the shares will be restricted after the corporation receives the demand for payment;

•

Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenters’ rights certify whether or not they acquired beneficial ownership of the shares before that date;

•	Set a date by which the corporation must receive the demand for payment, which must be no earlier than 30 days nor later than 60 days after the date the notice is delivered;

•	State that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the corporation by the specified date; and

•	Be accompanied by a copy of NRS 92A.300 to 92A.500.

•	Holders of Class B common stock who receive a dissenter’s notice and who wish to continue with the appraisal process must then:

•	Demand payment;

•	Certify that they were beneficial owners prior to the date specified in the dissenter’s notice; and

•	Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

•

Alternatively, holders of Class B common stock may withdraw from the appraisal process by notifying the corporation in writing by the date specified in the dissenter’s notice. After this date, dissenters may withdraw only with the written consent of the corporation.

•

Once dissenting stockholders deposit the stockholder’s certificates (or, in the case of uncertified shares, makes a demand for payment), they lose all rights as a holder of Class B common stock, unless they later withdraw from the appraisal process. The corporation may restrict the transfer of uncertified shares from the date the corporation receives the dissenters’ demand for payment.

•

Within 30 days of receiving demand for payment, the corporation must pay dissenters an amount the corporation estimates to be the fair value of the dissenter’s share, plus accrued interest. This payment must be accompanied by:

•

The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, whether such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

•	A statement of the corporation’s estimate of the fair value of the shares; and

•	A statement of the dissenter’s rights to contest the corporation’s estimate of fair value.

•

If dissenting stockholders wish to contest the corporation’s estimate of fair value, they must notify the corporation in writing within 30 days of receiving the corporation’s initial payment. Dissenters must provide their own estimate of fair value plus interest and demand that the corporation pay the difference between this estimate and the corporation’s estimate.

•

The corporation must either pay the additional amount or commence judicial proceedings within 60 days of receiving the demand and petition the court to determine the fair value of the shares and accrued interest.

A copy of the full text of NRS 92A.300 to 92A.500 is included as Annex C to this proxy statement and is incorporated herein by reference. The summary of dissenters’ rights set forth in this proxy statement is qualified in its entirety by reference to the full text of NRS 92A.300 to 92A.500. Failure to follow the procedures set forth in NRS 92A.300 to 92A.500 will result in the forfeiture of dissenter’s rights.

STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act or pursuant to our proxy access provisions must submit the proposal to our Secretary at our offices at 7135 S. Decatur Blvd., Las Vegas, Nevada 89118 not later than December 29, 2022.

Stockholders intending to present a proposal at the 2023 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 annual meeting of stockholders no earlier than the close of business on February 10, 2023 and no later than the close of business on March 12, 2023. The notice must contain the information required by our bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 annual meeting of stockholders is more than 30 days before or more than 70 days after June 10, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 annual meeting of stockholders and not later than the close of business on the 90th day prior to the 2023 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

Our bylaws require that any stockholder nominations for director candidates under our proxy access provisions must be received by us not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date we first distributed our definitive proxy statement to stockholders for the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the proxy access notice as described in our bylaws. Therefore, we must receive notice of such a proposal or nomination for the 2023 annual meeting of stockholders no earlier than the close of business on November 29, 2022 and no later than the close of business on December 29, 2022. In the event that the date of the 2023 annual meeting of stockholders is more than 30 days before or more than 70 days after June 10, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by us. Use of the proxy access process to submit stockholder nominees is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single copy of the Notice or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice or proxy statement, please notify your bank or broker. Stockholders who currently receive multiple copies of the Notice or proxy statement and annual report at their address and would like to request householding of their communications should contact their bank or broker.

If you are a stockholder of record eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice or proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice or proxy statement for your household, please contact our transfer agent, American Stock Transfer & Trust Company (by email: help@astfinancial.com, or by telephone: 1-800-937-5449). If you participate in householding and wish to receive a separate copy of the Notice or proxy statement and annual report, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice or proxy statement and annual report in the future, please contact American Stock Transfer & Trust Company as indicated above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including this proxy statement, are also available to you on the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2022;

•

our Current Reports on Form 8-K filed with the SEC on January 10, 2022, February  7, 2022, February  24, 2022 (Item 2.02 only), April  7, 2022, April  13, 2022, May  6, 2022, May  10, 2022 (Item 2.02 only), May  11, 2022 (Item 1.01 only), and May 19, 2022; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

We will provide without charge to each person, including any beneficial owner of our common stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request for a copy of such report should be directed to our Secretary at our offices at 7135 S. Decatur Blvd., Las Vegas, Nevada 89118. In addition, such report is available, free of charge, on the “SEC Filings” section of our website at https://investors.switch.com and at https://www.proxydocs.com/SWCH.

If you have any questions about this proxy statement, the Special Meeting or the Mergers, or if you would like additional copies of this proxy statement, please contact our proxy solicitor, MacKenzie, at:

1407 Broadway, 27th Floor

New York, New York 10018

(800) 322-2885 or (212) 929-5500

or

E-mail: proxy@mackenziepartners.com

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                ], 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Other Matters

Pursuant to our bylaws and Nevada law, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

By Order of the Board of Directors
SWITCH, INC.

Thomas Morton
President, Chief Legal Officer and Secretary

Las Vegas, Nevada,

[                ], 2022

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

SWITCH, INC.,

SWITCH, LTD.,

SUNSHINE MERGER SUB, LTD.,

SUNSHINE BIDCO INC.,

and

SUNSHINE PARENT MERGER SUB INC.

Dated as of May 11, 2022

A-1

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 11, 2022, is by and among Switch, Inc., a Nevada corporation (the “Company”), Switch, Ltd., a Nevada limited liability company (“Company Ltd.”), Sunshine Merger Sub, Ltd., a Nevada limited liability company and a direct wholly owned Subsidiary of the Company (“Company Merger Sub”), Sunshine Bidco Inc., a Delaware corporation (“Parent”), and Sunshine Parent Merger Sub Inc., a Nevada corporation and a wholly owned Subsidiary of Parent (“Parent Merger Sub”). Each of the Company, Company Ltd., Company Merger Sub, Parent, and Parent Merger Sub is referred to herein as a “party” and, collectively, the “parties.”

WITNESSETH:

WHEREAS, the parties intend that, upon to the terms and subject to the conditions set forth herein and in accordance with the NLLCA, NRS and NMA, as applicable, (a) at the date and time the LLC Merger (as defined below) becomes effective (the “LLC Merger Effective Time”), Company Merger Sub will be merged with and into Company Ltd. pursuant to the LLC Merger, with Company Ltd. continuing as the surviving entity of the LLC Merger and (b) simultaneously with the LLC Merger Effective Time, at the Effective Time (as defined below), Parent Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity;

WHEREAS, pursuant to the Amended and Restated Articles of Incorporation (the “Company Articles”) of the Company, the outstanding shares of Company Class B Common Stock equal the number of Company Ltd. Common Units;

WHEREAS, pursuant to the Company Articles and the Fifth Amended and Restated Operating Agreement of Company Ltd. (the “Company Ltd. Operating Agreement”), the Company Class B Common Stock may be owned only by Permitted Class B Owners (as defined in the Company Articles) and only in a number equal to the aggregate number of Company Ltd. Common Units owned by each such Permitted Class B Owner;

WHEREAS, pursuant to the Merger and the LLC Merger, respectively, each outstanding share of Company Class A Common Stock (other than shares of Excluded Company Common Stock) and each Company Ltd. Common Unit (other than Excluded Company Ltd. Common Units and Rollover Company Ltd. Units) shall be converted into the right to receive the Merger Consideration and each share of Company Class B Common Stock shall be cancelled for no consideration, subject to (i) the right of the holder of any related Company Ltd. Common Unit to receive the Merger Consideration and (ii) applicable Law in the case of Dissenting Shares;

WHEREAS, the Company Board (i) established a special committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”) to, among other things, review, evaluate and negotiate this Agreement, the Mergers and the other transactions contemplated hereby and (ii) resolved not to approve or implement any transaction of the type contemplated by this Agreement without the prior recommendation of the Special Committee;

WHEREAS, the Special Committee has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, on the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended that the Company Board (A) approve this Agreement and the transactions contemplated hereby, including the Mergers, and (B) subject to Section 5.3, recommend approval of the Mergers and this Agreement to the Company’s stockholders (this clause (iii), the “Special Committee Recommendation”);

WHEREAS, each of the Company Board, acting upon the Special Committee Recommendation, and the manager of Company Ltd., as applicable, has (i) duly authorized and approved the execution, delivery and performance by the Company, Company Ltd., and Company Merger Sub of this Agreement and the consummation by the Company, Company Ltd., and Company Merger Sub of the transactions contemplated hereby, (ii) declared this Agreement and the transactions contemplated hereby, including the LLC Merger and the Merger, to be advisable and in the best interests of the Company, Company Ltd., and Company Merger Sub, respectively, and their respective shareholders or equity holders, as applicable, on the terms and subject to the conditions set forth in this Agreement, (iii) directed that the Merger be submitted for consideration at a special meeting of the Company’s stockholders and (iv) recommended that the Company’s stockholders approve the Merger;

WHEREAS, the board of directors of Parent, as the sole stockholder of Parent Merger Sub, have approved this Agreement and declared this Agreement and the transactions contemplated hereby, including the LLC Merger and the Merger, to be advisable and in the best interests of Parent, Parent Merger Sub and its respective shareholders, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, each of (a) the Company, in its capacities as the manager of Company Ltd., as the member of the Company Ltd. owning a majority of the Company Ltd. Common Units, and the sole member of Company Merger Sub, and (b) Parent, in its capacity as sole stockholder of Parent Merger Sub, have taken all actions required for the execution of this Agreement by Company Ltd., Company Merger Sub, and Parent Merger Sub, respectively, and to approve the consummation by Company Ltd., Company Merger Sub, and Parent Merger Sub, respectively, of the transactions contemplated hereby, including the LLC Merger and the Merger, as applicable;

WHEREAS, prior to, but effective upon, the execution and delivery of this Agreement, the Company and certain members of Company Ltd. entitled to benefits under the Tax Receivable Agreement have entered into that certain Tax Receivable Agreement Amendment No. 1 (the “TRA Amendment”), which provides for, among other things, a termination payment in exchange for the termination of the Tax Receivable Agreement upon the earlier of (i) the closing of a Change of Control (as defined therein) or (ii) December 31, 2022, and, in connection therewith, certain TRA Amendment Support Agreement and Proxy agreements (the “TRA Support Agreements”);

WHEREAS, Parent and certain stockholders of the Company have entered into Voting and Support Agreements, each dated as of the date hereof (each, a “Voting and Support Agreement” and collectively, the “Voting and Support Agreements”), providing that, among other things, subject to the terms and conditions set forth therein, such stockholder will support the Mergers and the other transactions contemplated hereby, including by voting to adopt this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Parent Merger Sub to enter into this Agreement, certain Company Ltd. Minority Partners (the “Rollover Members”) are entering into rollover agreements (each, a “Rollover and Contribution Agreement”) with Parent and the Company, pursuant to which each Rollover Member will agree, subject to the terms and conditions set forth therein to contribute a portion of such Rollover Members’ Company Ltd. Common Units as set forth in the Rollover and Contribution Agreement (the “Rollover Company Ltd. Units”) to Parent or one or more of its parent entities, in exchange of equity interests of Parent or one or more of its parent entities in a transaction intended to be governed for U.S. federal income tax purposes under Sections 351 and/or 721 of the Code; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, each of DigitalBridge Partners II, LP and Conyers Trust Company (Cayman) Limited (as trustee for IFM Global Infrastructure Fund) (each, a “Guarantor”) has duly executed and delivered to the Company a guarantee, dated as of the date of this Agreement, in favor of the Company (each, a “Guarantee” and collectively, the “Guarantees”), pursuant to which, subject to the terms set forth therein, such Guarantor is guaranteeing its pro rata portion of the obligation of Parent to pay the Parent Termination Fee if and when due in accordance with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGERS

Section 1.1 The Mergers.

(a) The LLC Merger.

(i) Upon the terms and subject to satisfaction or waiver (subject to applicable Law) of the conditions set forth in this Agreement, and in accordance with Nevada Revised Statutes Chapter 86 — Limited Liability Companies (the “NLLCA”) and Nevada Revised Statutes Chapter 92A – Mergers, Conversions, Exchanges and Domestications (the “NMA”), at the LLC Merger Effective Time, Company Merger Sub shall be merged with and into Company Ltd. (the “LLC Merger”), the separate existence of Company Merger Sub shall cease, and Company Ltd. shall continue as the surviving entity in the LLC Merger (“Surviving Company Ltd.”) and a wholly owned Subsidiary of the Company. The LLC Merger will have the effects provided in this Agreement and as set forth in the NLLCA and the NMA.

(ii) The parties shall cause the LLC Merger to be consummated by duly executing and filing as soon as practicable on the Closing Date (as defined below) articles of merger with respect to the LLC Merger (the “LLC Articles of Merger”) with the Nevada Secretary of State, in such form as required by, and executed in accordance with, the applicable provisions of the NLLCA and the NMA in connection with the LLC Merger. The LLC Merger shall become effective at the time that the LLC Articles of Merger has been accepted for filing by the Nevada Secretary of State or at such other date and time as may be agreed to by the Company and Parent and specified in the LLC Articles of Merger, it being understood and agreed that the parties shall cause the LLC Merger Effective Time to occur promptly following the Effective Time.

(b) The Merger.

(i) Upon the terms and subject to satisfaction or waiver (subject to applicable Law) of the conditions set forth in this Agreement, and in accordance with Nevada Revised Statutes Chapter 78 (the “NRS”) and the NMA, at the Effective Time (as defined below), Parent Merger Sub shall be merged with and into the Company (the “Merger” and together with the LLC Merger, the “Mergers”). As a result of the Merger, the separate existence of Parent Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Company”) and a wholly owned Subsidiary of Parent. The Merger will have the effects provided in this Agreement and as set forth in the NMA.

(ii) The parties shall cause the Merger to be consummated by duly executing and filing as soon as practicable on the Closing Date (A) articles of merger for the Merger (the “Articles of Merger”) with the Nevada Secretary of State in such form as required by, and executed in accordance with the relevant provisions of, the NMA and (B) any other filings, recordings or publications required, if any, under the NMA and NRS in connection with the Merger. The Merger shall become effective at the time when the Articles of Merger have been accepted for record by the Nevada Secretary of State, with such date and time specified in the Articles of Merger, or on such other date and time (not to exceed thirty (30) days from the date the Articles of Merger are accepted for record) as may be agreed to by the Company and Parent and specified in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”), but in any event prior to the LLC Merger.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place (a) on, if on the date that is five (5) Business Days prior to the scheduled date of the Company Stockholders’ Meeting all of the conditions to

Closing (other than the Company Stockholder Approval and those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), the fifth (5th) Business Day following the date of receipt of the Company Stockholder Approval (so long as on such date all conditions to the Closing set forth in Article VI continue to be satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing)), (b) on, if all circumstances other than those described in clause (a), the tenth (10th) Business Day following the day on which the last of the conditions set forth in Article VI to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) shall be satisfied or waived in accordance with this Agreement, or (c) at such other place, date and time as the Company and Parent may agree in writing. The Closing shall take place by electronic exchange of signatures and documents, unless otherwise agreed to in writing by the Company and Parent. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 1.3 Organizational Documents.

(a) At the Effective Time, the articles of incorporation of Parent Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law, except that the name of the Surviving Company shall be Switch, Inc.; and provided, that the articles of incorporation of the Surviving Company shall contain provisions no less favorable to Covered Persons with respect to exculpation, indemnification and advancement of expenses than are currently set forth in the Company Articles.

(b) At the Effective Time, the bylaws of Parent Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law, except that the name of the Surviving Company shall be Switch, Inc.; and provided, that the bylaws of the Surviving Company shall contain provisions no less favorable to Covered Persons with respect to exculpation, indemnification and advancement of expenses than are currently set forth in the bylaws of the Company.

(c) At the LLC Merger Effective Time, the Company Ltd. Operating Agreement, as in effect immediately prior to the LLC Merger Effective Time, shall be the operating agreement of Surviving Company Ltd., with such changes as may be agreed in writing between the Company and Parent prior to the LLC Merger Effective Time, until thereafter amended in accordance with the provisions thereof and applicable Law. Promptly following the LLC Merger Effective Time, Parent shall execute and deliver to Surviving Company Ltd. such documents or instruments as may be required to effect its admission as the sole member of Surviving Company Ltd., and it shall thereafter be admitted to Surviving Company Ltd. as the sole member of Company Ltd. at the LLC Merger Effective Time.

Section 1.4 Directors and Officers.

(a) From and after the Effective Time, (i) the directors of Parent Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company and (ii) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, and, in each case, shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Company.

(b) From and after the LLC Merger Effective Time, (i) the manager of Company Ltd. immediately prior to the LLC Merger Effective Time shall be the manager of Surviving Company Ltd. until the Effective Time, and from and after the Effective Time, the Surviving Company shall be the manager of Surviving Company Ltd., and (ii) the officers and authorized signatories of Company Merger Sub immediately prior to the LLC Merger Effective Time shall be the officers and authorized signatories of Surviving Company Ltd. until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the operating agreement of Surviving Company Ltd.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect of Merger on Capital Stock of the Company. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties or the holders of any of the securities of the parties, the following shall occur:

(a) Company Class A Common Stock. Subject to Section 2.1(d), each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Excluded Company Common Stock (as defined below)) shall be automatically converted into and shall thereafter represent only the right to receive $34.25 in cash, without interest (the “Merger Consideration”). As a result of the Merger, as of the Effective Time, all shares of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist as shares of Company Class A Common Stock, and each evidence of shares in book-entry form previously evidencing shares of Company Class A Common Stock immediately prior to the Effective Time (the “Company Book-Entry Shares”) and each certificate previously representing shares of Company Class A Common Stock immediately prior to the Effective Time shall thereafter represent the right to receive the Merger Consideration in accordance with Section 2.3, without interest.

(b) Excluded Company Common Stock. Each share of Company Class A Common Stock that is owned by the Company as treasury stock or by any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time (collectively, the “Excluded Company Common Stock”) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as shares of Company Class A Common Stock, and no consideration shall be delivered in exchange therefor.

(c) Treatment of Parent Merger Sub Common Stock. Each share of common stock, no par value per share, of Parent Merger Sub (the “Parent Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall, following the Effective Time, be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value per share of the Surviving Company.

(d) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the shares of outstanding Company Class A Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change.

Section 2.2 Effect on LLC Interests and Cancellation of Company Class B Common Stock. As of the Effective Time, by virtue of the Merger (with respect to the Company Class B Common Stock), and as of the LLC Merger Effective Time, by virtue of the LLC Merger (with respect to the Company Ltd. Common Units) and without any action on the part of any of the parties or the holders of any of the securities of the parties, the following shall occur:

(a) Company Ltd. Common Units. Subject to Section 2.2(f), each Company Ltd. Common Unit issued and outstanding immediately prior to the LLC Merger Effective Time (other than any Excluded Company Ltd. Common Unit and any Rollover Company Ltd. Unit), and all rights in respect thereof, shall be automatically converted into and shall thereafter represent only the right to receive the Merger Consideration. As a result of the LLC Merger, as of the LLC Merger Effective Time, all Company Ltd. Common Units issued and outstanding immediately prior to the LLC Merger Effective Time owned by a Company Ltd. Minority Partner (other than any Rollover Company Ltd. Unit) shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each evidence of such Company Ltd. Common Units in book-entry form previously evidencing such Company Ltd. Common Units immediately prior to the LLC Merger Effective Time (the “Company Book-Entry Ltd. Common Units”) and each certificate previously representing such Company Ltd. Common Units immediately prior to the LLC Merger Effective Time (the “Company Ltd. Common Unit Certificates”) shall thereafter represent the right to receive the Merger Consideration in accordance with Section 2.3, without interest.

(b) Company Class B Common Stock. As of the Effective Time, each share of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder of Company Class B Common Stock shall cease to have any rights with respect thereto, subject to (i) the right of the holder of any related Company Ltd. Common Unit (other than any Rollover Member with respect to its Rollover Company Ltd. Units) to receive the Merger Consideration and (ii) applicable Law in the case of Dissenting Shares.

(c) Excluded and Rollover Company Ltd. Common Units. Each Company Ltd. Common Unit owned, directly or indirectly, by the Company or any of its Subsidiaries immediately prior to the LLC Merger Effective Time (collectively, “Excluded Company Ltd. Common Units”) and each Rollover Company Ltd. Unit shall be unaffected by the LLC Merger and shall remain outstanding as a unit of the Surviving Company Ltd.

(d) Treatment of Company Merger Sub Units. Subject to Section 2.2(c), each unit of Company Merger Sub issued and outstanding immediately prior to the LLC Merger Effective Time shall be automatically exchanged for a number of units of the Surviving Company Ltd. equal to the number of Company Ltd. Common Units (other than Excluded Company Ltd. Common Units and Rollover Company Ltd. Units) issued and outstanding immediately prior to the LLC Merger Effective Time.

(e) Full Satisfaction. The Merger Consideration issuable in accordance with the terms of this Section 2.2 shall be in full satisfaction of all rights and privileges pertaining to the Company Ltd. Common Units and any other equity interests of Company Ltd. and the corresponding shares of Company Class B Common Stock.

(f) Certain Adjustments. If, between the date of this Agreement and the LLC Merger Effective Time, the units or shares of outstanding Company Ltd. Common Units or Company Class B Common Stock shall have been changed into a different number of units or shares or a different class of units or shares by reason of any unit or stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change.

Section 2.3 Exchange of Certificates.

(a) Exchange Agent. Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Exchange Agent”) for the payment of the Merger Consideration in accordance with this Article II and, in connection therewith, on or prior to the Closing Date shall enter into an agreement with the Exchange Agent in a form reasonably acceptable to the Company and Parent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for exchange in accordance with this Article II, cash sufficient to pay the aggregate Merger Consideration issuable pursuant to Section 2.1(a) and Section 2.2(a) in exchange for such Company Certificates and Company Book-Entry Securities. Such cash so deposited is hereinafter referred to as the “Exchange Fund.”

(b) Exchange Procedures.

(i) As soon as reasonably practicable after the Effective Time (but in no event later than five (5) Business Days thereafter), Parent and the Surviving Company shall cause the Exchange Agent to mail to each holder of record of (x) one or more Company Ltd. Common Unit Certificates as of immediately prior to the LLC

Merger Effective Time or (y) one or more Company Common Stock Certificates as of immediately prior to the Effective Time, (A) a letter of transmittal (a “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass only upon proper delivery of the Company Certificates (or affidavits of loss in lieu thereof), to the Exchange Agent, and which Letter of Transmittal shall be in such form and have such other customary provisions as Parent may reasonably specify and are reasonably acceptable to the Company, and (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the cash consideration issuable pursuant to Section 2.1(a) and Section 2.2(a).

(ii) Upon surrender of a Company Certificate (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor the cash consideration formerly represented by such Company Certificate pursuant to the provisions of this Article II, to be mailed, made available for collection by hand or delivered by wire transfer, within five (5) Business Days following the later to occur of (A) the Effective Time and (B) the Exchange Agent’s receipt of such Company Certificate (or affidavit of loss in lieu thereof), and the Company Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Company Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until surrendered as contemplated by this Section 2.3(b), each Company Certificate (other than any Dissenting Shares) shall be deemed, at any time after the Effective Time, to represent only the right to receive, upon such surrender, the cash consideration as expressly set forth in this Article II.

(iii) As promptly as practicable following the Effective Time (but in no event later than five (5) Business Days thereafter), Parent and the Surviving Company shall cause the Exchange Agent to issue to each holder of (x) Company Book-Entry Ltd. Common Units as of immediately prior to the LLC Merger Effective Time or (y) Company Book-Entry Shares as of immediately prior to the Effective Time, in each case, other than any holder of Dissenting Shares, the aggregate cash consideration that such holder is entitled to receive in respect of such Company Book-Entry Securities pursuant to this Article II, in each case, automatically without any action on the part of such holder or delivery of any certificate, Letter of Transmittal or other evidence to the Exchange Agent, and such Company Book-Entry Securities shall be forthwith cancelled.

(iv) In the event of a transfer of ownership of shares of Company Common Stock or Company Ltd. Common Units held by Company Ltd. Minority Partners prior to the Effective Time that is not registered in the transfer records of Company or Company Ltd., as applicable, as of the Effective Time, it shall be a condition of payment that any Company Certificate surrendered in accordance with the procedures set forth in this Section 2.3 shall be properly endorsed or shall be otherwise in proper form for transfer, or any Company Book-Entry Securities shall be properly transferred, and that the Person requesting such payment shall have paid any Transfer Taxes required by reason of the payment of the consideration to a Person other than the registered holder of the Company Certificate surrendered or Company Book-Entry Securities properly transferred, or shall have established to the satisfaction of Parent that such Transfer Tax either has been paid or is not applicable.

(v) No interest shall be paid or accrue for the benefit of the holders of the Company Certificates or Company Book-Entry Securities on any cash payable hereunder.

(c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in respect of shares of Company Common Stock or Company Ltd. Common Units upon the surrender or exchange of Company Certificates or Company Book-Entry Securities shall be deemed to have been issued in full satisfaction of all rights and privileges pertaining to such shares of Company Common Stock or Company Ltd. Common Units, respectively, and there shall be no further registration of transfers on the stock transfer books of Parent or the Surviving Company of the shares of Company Common Stock or on the unit transfer books of

Company Ltd. of the Company Ltd. Common Units held by Company Ltd. Minority Partners that were outstanding immediately prior to the LLC Merger Effective Time or the Effective Time, as applicable. From and after the LLC Merger Effective Time or the Effective Time, as applicable, holders of Company Certificates or Company Book-Entry Securities prior to the Effective Time shall cease to be stockholders of the Company or Company Ltd. Minority Partners, as applicable, and shall have no rights with respect to such securities, except as otherwise provided in this Article II or by applicable Law. If, after the LLC Merger Effective Time or the Effective Time, as applicable, Company Certificates are presented to Parent, the Surviving Company or Surviving Company Ltd. for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the former holders of shares of Company Common Stock (whose such shares are entitled to be exchanged for cash consideration in accordance with and subject to the provisions of this Article II and excluding any Dissenting Shares) and the holders of Company Ltd. Common Units after the first anniversary of the Effective Time shall be delivered to the Surviving Company, upon demand, and any such former holders of shares of Company Common Stock or any former holder of Company Ltd. Common Units shall thereafter look only to the Surviving Company for payment of their claim for Company Common Stock or Company Ltd. Common Units, as applicable, without interest and upon compliance with the procedures set forth in this Article II.

(e) No Liability. None of Parent, Parent Merger Sub, the Surviving Company, Surviving Company Ltd., Company, Company Ltd., Company Merger Sub or the Exchange Agent nor any employee, officer, director, agent or affiliate of any of them shall be liable to any Person, including any holder of shares of Company Common Stock or any holder of Company Ltd. Common Units, for the cash consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares or units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal Representatives previously entitled thereto.

(f) Withholding Rights. Each of Parent, Parent Merger Sub, the Surviving Company, Surviving Company Ltd., Company, Company Ltd., Company Merger Sub, and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Ltd. Common Units or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so deducted or withheld by Parent, Parent Merger Sub, the Surviving Company, Surviving Company Ltd., Company, Company Ltd., Company Merger Sub, or the Exchange Agent and timely remitted to the appropriate Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(g) Dividends and Distributions. In the event that (i) a dividend or distribution with respect to the shares of Company Common Stock permitted under the terms of this Agreement (A) is declared after the date of this Agreement with a record date prior to the Effective Time and (B) has not been paid as of the Effective Time, or (ii) a dividend or distribution with respect to the Company Ltd. Common Units permitted under the terms of this Agreement (A) is declared after the date of this Agreement with a record date prior to the LLC Merger Effective Time and (B) has not been paid as of the LLC Merger Effective Time, then, in each case, the holders of shares of Company Common Stock or the holders of Company Ltd. Common Units, as applicable, shall be entitled to receive such dividend or distribution from the Company or Company Ltd., as applicable, as of immediately prior to the Effective Time or the LLC Merger Effective Time, as applicable.

(h) Lost Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Parent, the posting by such Person of a bond in such amount as the Exchange Agent or Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.3(d), the Surviving Company) shall deliver, in exchange for such lost, stolen or destroyed Company Certificate, the Merger Consideration, as applicable, to be paid in respect of the Company Common Stock or Company Ltd. Common Units formerly represented by such Company Certificate in accordance with the terms of this Agreement.

Section 2.4 Treatment of Company Equity Awards.

(a) Effective immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase shares of Company Common Stock granted under the Company Equity Plan (each, a “Company Stock Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall be canceled in exchange for the right of the holder thereof to receive a cash payment (without interest, and less any applicable withholding Taxes) equal to the product, rounded down to the nearest cent, of (i) the number of shares of Company Common Stock for which such Company Stock Option has not then been exercised and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option; provided, that any such Company Stock Option with an exercise price per share that is equal to or greater than the Merger Consideration shall be canceled for no consideration.

(b) Effective immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Company Common Stock subject to forfeiture conditions granted under the Company Equity Plan or otherwise (each, a “Company Restricted Share”) that is outstanding immediately prior to the Effective Time shall automatically become fully vested, at the Effective Time, and shall be treated the same as all other shares of Company Common Stock in accordance with Section 2.1(a), subject to Section 2.4(e).

(c) Effective immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each restricted stock unit award that corresponds to Company Common Stock granted under the Company Equity Plan and that vests solely on the passage of time (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time shall automatically become fully vested and shall be cancelled in exchange for the right of the holder thereof to receive a cash payment (without interest, and less any applicable withholding Taxes) equal to (i) the product of (A) the number of shares of Company Common Stock subject to such Company RSU Award as of immediately prior to the Effective Time, and (B) the Merger Consideration, plus (ii) the amount of any accrued dividend equivalents with respect to such Company RSU Award that remain unpaid as of the Effective Time.

(d) Effective immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each restricted stock unit award that corresponds to shares of Company Common Stock granted under the Company Equity Plan and that vests based on the achievement of performance goals (each, a “Company PSU Award”) that is outstanding immediately prior to the Effective Time shall automatically become fully vested and shall be cancelled in exchange for the right of the holder thereof to receive a cash payment (without interest, and less any applicable withholding Taxes) equal to (i) the product of (A) the number of shares of Company Common Stock subject to such Company PSU Award determined based on the actual level of achievement of performance goals in accordance with the terms of the applicable award agreement (as certified by the Compensation Committee of the Company’s board of directors (the “Company Board”)), and (B) the Merger Consideration, plus (ii) the amount of any accrued dividend equivalents with respect to such Company PSU Award that remain unpaid as of the Effective Time.

(e) All payments described in Section 2.4(a)–(d) shall be paid as promptly as practicable following the Effective Time (and in any event no later than the first regularly scheduled payroll run of the Surviving Company or its applicable affiliate following the Closing Date) and all such payments (other than with respect to any director, consultant or independent contractor) shall be paid through the payroll system or payroll provider of the Surviving Company or its applicable affiliate.

(f) Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award or Company PSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company RSU Award or Company PSU Award if required in order to comply with Section 409A of the Code.

(g) Prior to the Closing, the Company Board (or an applicable committee thereof) shall adopt such resolutions as are necessary to authorize the treatment of the Company Stock Options, Company Restricted Shares, Company RSU Awards and Company PSU Awards in accordance with this Section 2.4.

Section 2.5 Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands payment for such shares pursuant to the NMA (“Dissenting Shares”) shall be treated in accordance with the NMA. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the NMA. Notwithstanding the foregoing, if any Dissenting Shares shall lose their status as such (through failure to perfect, waiver, effective withdrawal or otherwise), then, as of the later of the Effective Time or the date of loss of such status, each of such shares shall automatically be converted into or shall have deemed to have been, at the Effective Time, converted into, as applicable, and shall represent only the right to receive Merger Consideration with respect to such holder’s related Company Ltd. Common Units in accordance with Section 2.2, without interest thereon, following the surrender of the Company Certificate(s) and/or Company Book-Entry Shares representing such shares. The Company shall give Parent prompt notice and copies of any demands for payment for any shares of Company Class B Common Stock, withdrawals or attempted withdrawals of such notices or demands and any other instruments received by the Company relating to dissenters’ rights, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands, in each case, as soon as reasonably practicable following receipt of such demands, withdrawals, attempted withdrawals or other instruments. The Company shall permit Parent to participate in, but not direct or control negotiations and Proceedings with respect to any demand for payment under the NMA and withdrawals or attempted withdrawals of such demands, and the Company shall consider in good faith Parent’s advice and input with respect to such demands, withdrawals or attempted withdrawals. The Company shall not, without the prior written consent of Parent, make any payment or commitment with respect to, settle or offer to settle, waive any failure to timely deliver any demand or otherwise to comply with the NMA, or approve any withdrawal of any such demands, or propose, agree or commit to do any of the foregoing. For the avoidance of doubt, (a) no dissenters’ or appraisal rights shall be available with respect to the Company Class A Common Stock, the Company Class C Common Stock or with respect to the Company Ltd. Common Units and (b) the right of any dissenter properly exercising rights under the NMA shall be for payment, pursuant to the NMA, solely of the fair value of the Company Class B Common Stock, as such.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in any form, document or report publicly filed with or publicly furnished to the Securities and Exchange Commission (“SEC”) by the Company or any of its Subsidiaries on or after January 1, 2020 and prior to the date hereof (including all exhibits and schedules thereto and documents incorporated by reference therein but excluding any disclosures set forth in any “risk factors” or “forward-looking statements” sections to the extent they are cautionary, predictive or forward-looking in nature and any disclosures of any risks generally faced by participants in the industries in which the Company and its Subsidiaries operates without disclosure of specific facts and circumstances) and publicly available prior to the date hereof (provided, that it is understood that this clause (a) shall not be applicable to the representations and warranties set forth in Section 3.2, Section 3.3 and Section 3.11(b)) or (b) as disclosed in the disclosure schedule delivered by the Company to Parent and Parent Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Parent Merger Sub as follows. Each disclosure set forth in the Company Disclosure Schedule shall qualify the section to which it corresponds and any other section to the extent the applicability of the disclosure to each other section is reasonably apparent on the face of such disclosure.

Section 3.1 Organization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Each of Company Ltd. and Company Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Nevada. Each of the Company’s other Subsidiaries is a legal entity duly organized, validly existing and (where such concept is recognized) in good standing under the Laws of its respective jurisdiction of organization, except in the case of good standing where the failure to be in good standing would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties, rights and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property, rights or assets owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company has made available to Parent prior to the date of this Agreement a true and complete copy of (i) the Company Articles and the Company’s bylaws (collectively, the “Company Organizational Documents”), (ii) the articles of organization of Company Ltd. and the Company Ltd. Operating Agreement (collectively, the “Company Ltd. Organizational Documents”), and (iii) the organizational documents of each of the Company’s Subsidiaries, in each case, as amended through the date hereof. Each of the Company Organizational Documents, Company Ltd. Organizational Documents and the organizational documents of each of the Company’s other Subsidiaries was duly adopted and is in full force and effect, and neither the Company, Company Ltd. nor any other Subsidiary of the Company is not in material violation of any of their provisions.

Section 3.2 Capital Stock.

(a) The authorized capital stock of the Company consists of 750,000,000 shares of Company Class A Common Stock, 300,000,000 shares of Company Class B Common Stock, 75,000,000 shares of Company Class C Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). As of May 6, 2022 (the “Capitalization Date”), (A) (i) 150,418,764 shares of Company Class A Common Stock were issued and outstanding (including 71,396 Company Restricted Shares), (ii) 94,231,279 shares of Company Class B Common Stock were issued and outstanding, (iii) 0 shares of Company Class C Common Stock were issued and outstanding, (iv) 0 shares of Company Class A Common Stock were held in treasury, (v) 8,410,399 shares of Company Class A Common Stock were subject to outstanding Company Stock Options, (vi) 2,814,914 shares of Company Class A Common Stock were subject to outstanding Company RSU Awards, (vii) 498,372 shares of Company Class A Common Stock were subject to outstanding Company PSU Awards, assuming that applicable performance metrics are achieved at target levels and 996,744 shares of

Company Class A Common Stock were subject to such outstanding Company PSU Awards, assuming that applicable performance metrics are achieved at maximum levels, (viii) 0 shares of Company Preferred Stock were issued and outstanding and (ix) no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance, outstanding or sold on a forward basis, (B) (i) 150,347,368 Company Ltd. Common Units were issued and outstanding held by the Company, (ii) 94,231,279 Company Ltd. Common Units were issued and outstanding held by Company Ltd. Minority Partners, and (iii) no other Company Ltd. Common Units were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock and all outstanding Company Ltd. Common Units are duly authorized, validly issued, fully paid and nonassessable (to the extent such concepts are applicable) and free of preemptive rights. All shares of Company Common Stock to be issued (x) pursuant to any Company Equity Award or (y) in exchange for Company Ltd. Common Units in accordance with the Company Ltd. Operating Agreement and the Company Articles, shall be, when issued, duly authorized, validly issued, fully paid and nonassessable (to the extent such concepts are applicable) and free of preemptive rights. Since the Capitalization Date through the date hereof, (1) the Company has not issued any Company Securities (other than Company Common Stock issued in exchange for Company Ltd. Common Units in accordance with the Company Ltd. Operating Agreement and the Company Articles) and (2) Company Ltd. has not issued any Company Securities or other equity security. As of the Capitalization Date, there was approximately $860,000 of accrued and unpaid cash dividends corresponding to shares of Company Common Stock issued or issuable under the Company Equity Awards (assuming that applicable performance metrics are achieved at maximum levels).

(b) Except as set forth in Section 3.2(a), there are no (i) outstanding shares of capital stock of, or other equity or voting interests in, the Company or Company Ltd., (ii) outstanding securities of the Company or Company Ltd. convertible into or exchangeable for one or more shares of the share capital of, or other equity or voting interest interests in, the Company or Company Ltd., (iii) outstanding subscriptions, options, warrants, calls, puts, convertible securities, exchangeable securities, conversion rights, phantom stock rights, share appreciation rights, restricted stock units, restricted stock, stock-based performance units, forward equity sales or other similar rights, agreements or commitments to which the Company or Company Ltd. is a party (A) obligating the Company or Company Ltd. to (1) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or Company Ltd. or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, put, convertible securities, exchangeable securities or other similar right, agreement or commitment relating to the capital stock or other equity interest of the Company or Company Ltd., or (3) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests, or (B) granting any preemptive, antidilutive, purchase option, call, subscription, rights of first refusal or similar rights with respect to any security issued by the Company or Company Ltd., (iv) outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by the Company or any Subsidiary of the Company that are linked to the value of the Company Common Stock (the items in clauses (i), (ii), (iii), and (iv), collectively, the “Company Securities”) or (v) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. No direct or indirect Subsidiary of the Company owns any shares of Company Common Stock. Other than the Voting and Support Agreements and Rollover and Contribution Agreements, there are no voting trusts, stockholders’ agreements, registration rights agreement or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. No holder of Company Securities has any right to have such Company Securities registered under the Exchange Act by the Company. The Company Class A Common Stock is the only class of Company Securities registered under the Exchange Act.

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth, as of the date hereof, the name and jurisdiction of organization of each Subsidiary of the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned directly or indirectly, beneficially and of record, by the Company or Company Ltd. or its Subsidiaries free and clear of all Liens, other than Permitted Liens, and transfer restrictions, except for transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests). Each outstanding equity interest of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable (to the extent such concepts are applicable) and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments or obligations, understandings, or restrictions relating to the issuance, acquisition, redemption, repurchase or sale of any equity or voting interests of any Subsidiary of the Company (other than pursuant to this Agreement and other than the issuance of Company Common Stock in exchange for Company Ltd. Common Units in accordance with the Company Ltd. Operating Agreement and the Company Articles), including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company.

(d) Section 3.2(d) of the Company Disclosure Schedule sets forth, as of the date hereof, any joint venture, partnership or other similar arrangement or other entity in which the Company directly or indirectly has an equity interest (other than a Subsidiary of the Company) (collectively, the “Joint Venture Entities”), including for each Joint Venture Entity, (i) the name and jurisdiction of formation of such Joint Venture Entity and (ii) the approximate percentage ownership interests of such Joint Venture Entity held directly or indirectly by the Company. All of the equity or voting interests in a Joint Venture Entity that are owned, directly or indirectly, beneficially and of record, by the Company or its Subsidiaries, are owned by the Company or its Subsidiaries, as applicable, free and clear of all Liens, other than Permitted Liens, and transfer, except for transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests). The Company has made available to Parent prior to the date of this Agreement a true and complete copy of the organizational and other governing documents of the Joint Venture Entities (collectively, the “Joint Venture Agreements”).

(e) Neither the Company nor any of its Subsidiaries has any obligation to acquire any equity interest in another Person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other Person (including any Subsidiary of the Company or any Joint Venture Entity).

(f) All grants of Company Equity Awards were validly issued and properly approved in accordance with the Company Equity Plan and applicable Law, including the applicable New York Stock Exchange (“NYSE”) rules and regulations.

(g) Section 3.2(g) of the Company Disclosure Schedule contains a true and complete list of all indebtedness for borrowed money of the Company and its Subsidiaries in excess of $10,000,000 in principal amount and identifies for each item of indebtedness, the outstanding principal and the accrued but unpaid interest thereunder as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter.

(h) The Company owns beneficially and of record all of the outstanding capital stock or other equity interests of Company Merger Sub, free and clear of all Liens other than Liens of general applicability as may be provided under the Securities Act or other applicable securities Laws. Company Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has no assets or Liabilities of any nature other than those incident to its formation and the transactions contemplated by this Agreement, and prior to the LLC Merger Effective Time, will not have engaged in any other business activities other than those relating to such transactions.

(i) (i) The Company, the Special Committee and a majority of the independent directors of the Company Board has approved, and the Company has executed and delivered, the TRA Amendment and (ii) holders of at least 70% of the Company Ltd. Common Units outstanding (and not held by the Company) immediately after the Company’s initial public offering (as appropriately adjusted for any subsequent changes to the number of outstanding units) have duly executed, delivered and not rescinded TRA Support Agreements and counterparts to the TRA Amendment. The Company has made available to Parent true and complete copies of the TRA Amendment and each TRA Support Agreement prior to the date of this Agreement.

Section 3.3 Authority Relative to This Agreement; Consents and Approvals; No Violation.

(a) Each of the Company, Company Merger Sub, and Company Ltd. has the requisite corporate or limited liability company, respectively, power and authority to execute and deliver this Agreement and, subject to (x) approval of the Merger and the other transactions contemplated by this Agreement (the “Company Stockholder Approval”) by the affirmative vote of a majority of the holders of shares of Company Class A Common Stock and Company Class B Common Stock, each voting as a separate class, at a meeting of the Company stockholders (the “Company Stockholders’ Meeting”), (y) the consent of the Company, in its capacity as sole manager of Company Ltd. (the “Company Ltd. Approval”), and (z) the consent of the Company, in its capacity as sole member of Company Merger Sub (the “Company Merger Sub Approval”), to consummate the Mergers and the other transactions contemplated hereby. The Company Stockholder Approval at the Company Stockholders’ Meeting is the only vote of the holders of any class or series of shares of the stock of the Company necessary to approve this Agreement and the Merger. The Company Ltd. Approval is the only vote of the holders of any class or series of units of Company Ltd. necessary to approve this Agreement and the LLC Merger. The Company Merger Sub Approval is the only vote of the holders of any class or series of units of Company Merger Sub necessary to approve this Agreement and the LLC Merger. The execution, delivery and performance by the Company, Company Ltd., and Company Merger Sub, as applicable, of this Agreement and the consummation of the Mergers have been duly and validly authorized by the Special Committee and the Company Board (in the case of the Company) and the Company (in the case of Company Ltd. and Company Merger Sub) and, except for the Company Stockholder Approval, the Company Ltd. Approval, the Company Merger Sub Approval, the filing of the Articles of Merger with the Nevada Secretary of State and the LLC Articles of Merger with the Nevada Secretary of State pursuant to the NLLCA and the NMA, no other corporate action or proceedings on the part of the Company, Company Merger Sub, or Company Ltd. or vote of the Company’s stockholders or the members of Company Ltd. or Company Merger Sub are necessary to authorize the execution, delivery and performance by the Company, Company Merger Sub, and Company Ltd. of this Agreement or the consummation of the Mergers or the other transactions contemplated hereby. The Special Committee, at a meeting duly called and held, (A) determined that this Agreement and the transactions contemplated hereby, including the Mergers, on the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and its stockholders, (B) approved this Agreement and the transactions contemplated hereby and (C) made the Special Committee Recommendation, which Special Committee Recommendation, except as expressly permitted by Section 5.3, has not been subsequently rescinded, modified or withdrawn in any manner adverse to Parent. The Company Board (acting upon the Special Committee Recommendation), at a meeting duly called and held, has (i) approved and declared advisable this Agreement and the Mergers and other transactions contemplated hereby, (ii) approved the execution, delivery and performance of this Agreement and, subject to obtaining the Company Stockholder Approval, the consummation of the Mergers and the other transactions contemplated hereby, (iii) resolved to recommend that the holders of shares of Company Common Stock approve the Merger (the “Company Recommendation”) and (iv) directed that the approval of the Merger be submitted for consideration by the Company’s stockholders at a meeting thereof, in each case, by resolutions duly adopted, which resolutions, except as expressly permitted by Section 5.3, have not been subsequently rescinded, withdrawn or modified in any manner adverse to Parent. This Agreement has been duly and validly executed and delivered by the Company, Company Merger Sub, and Company Ltd., and assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Parent Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the Company, Company Merger Sub, and Company Ltd. and is enforceable against the Company, Company Merger Sub, and Company Ltd. in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar Laws affecting creditors’ rights generally and the availability of equitable relief and any implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).

(b) Other than in connection with or in compliance with (i) the filing of the Articles of Merger with the Nevada Secretary of State, (ii) required filings or approvals under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (iii) any required filings or approvals required under the rules and regulations of the NYSE, (iv) any required registrations, declarations, notices or filings, or any authorizations, clearances, consents, approvals, permits, licenses, waivers, exemptions, or waiting period terminations or expirations or non-actions (collectively, “Consents”), under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) the CFIUS Approval and (C) any Consents required from Telecommunications Regulatory Authorities or any other Governmental Entity set forth on Section 3.3(b)(iv) of the Company Disclosure Schedule, (v) the filing of the LLC Articles of Merger with the Nevada Secretary of State pursuant to the NLLCA and the NMA, and (vi) the applicable requirements, if any, of state securities or “blue sky” Laws, (clauses (i)–(vi), collectively, the “Transaction Approvals”), no Consent or Order of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained for the execution, delivery and performance of this Agreement by the Company, Company Merger Sub, or Company Ltd. or the consummation by the Company or its Subsidiaries of the transactions contemplated by this Agreement, except for such Consents, Orders, registrations, declarations, notices and filings, the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The execution, delivery and performance by the Company, Company Merger Sub, and Company Ltd. of this Agreement does not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) require any consent, notice or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default under (with or without notice or lapse of time or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, cancellation, purchase or sale under, give rise to any right of first refusal, preemptive right, tag-along right, transfer right or similar right, or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties, assets or rights of the Company or any of its Subsidiaries, pursuant to any Contract to which the Company or any of its Subsidiaries is a party or by which it or any of its respective properties, assets or rights is bound, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents, the Company Ltd. Organizational Documents or the organizational documents of any other Subsidiary of the Company, or (iii) conflict with or violate any Laws applicable to the Company or any of its Subsidiaries, or any of their respective properties, assets or rights or any of the Company’s or its Subsidiaries’ posted privacy policies, except, with respect to clauses (i) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.4 Reports and Financial Statements.

(a) The Company has timely filed or furnished all material forms, documents and reports required to be filed or furnished by it under the Securities Act or the Exchange Act, as applicable, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), with the SEC since December 31, 2019 (all such forms, documents and reports filed or furnished by the Company since such date and any other documents filed by the Company with the SEC, as they may have been supplemented, modified or amended since the time of filing, including those filed or furnished subsequent to the date hereof, collectively, the “Company SEC Documents”). As of their respective filing (or furnishing) dates or, if supplemented, modified or amended since the time of filing (or furnishing), as of the date of the last such supplement, modification or amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, none of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and the Company, on the other hand, since December 31, 2019. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents filed or furnished by the Company with the SEC and, as of the date hereof, to the Company’s knowledge, none of the Company SEC Documents is the subject of ongoing SEC review. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the NYSE.

(b) The audited consolidated financial statements and the unaudited consolidated interim financial statements (including, in each case, all related notes and schedules) of the Company and its consolidated Subsidiaries included in or incorporated by reference into the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), (ii) were prepared from the books and records of the Company and its consolidated Subsidiaries and in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply as to form in all material respects with the applicable accounting requirements under the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC. Since December 31, 2021, there have been no material changes in the accounting policies of the Company or its consolidated Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has at any time received, and does not have any pending application for, any loan, loan guarantee or direct loan (as that term is defined in the Coronavirus Aid, Relief, and Economic Security Act and Other Relief Programs) under the CARES Act (including Paycheck Protection Program or the Economic Injury Disaster Loan Program) or any other investment, grant, stimulus payment, subsidy payments, financial assistance or relief (howsoever defined), in each case, under any program or facility established under the CARES Act.

Section 3.5 Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act that are designed or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances in all material respects regarding the reliability of financial reporting for the Company and its consolidated Subsidiaries for external purposes in accordance with GAAP. The Company’s disclosure controls and procedures are designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. To the Company’s knowledge, as of the date hereof and since December 31, 2019, neither the Company nor, to the Company’s knowledge, the Company’s officers, directors or independent registered accountant has identified or been made aware of: (a) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company that is reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize or report financial information, or (b) any fraud, whether or not material, that involves the management or other employees the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting.

Section 3.6 No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due, whether known or unknown, regardless of when asserted), except for (a) Liabilities that are specifically and adequately reflected or reserved against on the consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on Form 10-K as of December 31, 2021, including any notes thereto (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, violation of Law or that relates to any Proceeding), (b) Liabilities incurred in connection with the transactions contemplated hereby, (c) Liabilities incurred in the ordinary course of business in all material respects since December 31, 2021, and (d) Liabilities that would not otherwise reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.7 Compliance with Law; Permits.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries are, and have been since December 31, 2019, in compliance with all federal, state, local, foreign and multinational laws (including common law), statutes, ordinances, rules, regulations, judgments or Orders of Governmental Entities (collectively, “Laws” and each, a “Law”) applicable to the Company, any of its Subsidiaries or their respective business and properties or assets. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since December 31, 2019, neither the Company nor any of its Subsidiaries has received any written or, to the knowledge of the Company, oral, notice or communication from any Governmental Entity regarding any actual or alleged failure to comply with any Law, and to the knowledge of the Company, no investigation or review with respect to such by any Governmental Entity is ongoing. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no investigation, review or proceeding by any Governmental Entity with respect to the Company or any of its Subsidiaries or their operations is pending or, to the Company’s knowledge, threatened in writing, and, to the Company’s knowledge, no Governmental Entity has indicated an intention to conduct the same.

(b) Except where the failure to hold the same or be in force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries hold all authorizations, licenses, franchises, permits, certificates, approvals, Orders, registrations and clearances of any Governmental Entity (each a, “Permit”) necessary for the Company and its Subsidiaries to lawfully own, lease and operate their properties and assets and to carry on and operate their businesses as currently conducted as of the date hereof (the “Company Permits”), and (ii) all of such Company Permits are in full force and effect. No suspension or cancellation of any Company Permits is pending or, to the knowledge of the Company, threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Section 3.7(c) of the Company Disclosure Schedule identifies all of the Company Communications Licenses as of the date hereof. The Company Communications Licenses are all the authorizations, licenses, permits, certificates, approvals and clearances required under the Communications Laws for the Company and its Subsidiaries to conduct their business in the manner in which such businesses are currently being conducted. The Company Communications Licenses are in full force and effect and are not subject to any material conditions, except those conditions that may be contained within the terms of such Company Communications Licenses. As of the date hereof, no action by or before any Telecommunications Regulatory Authority is pending (or, to the knowledge of the Company, is being threatened) in which the requested remedy is: (i) the revocation, suspension, cancellation, rescission or material modification of, or the refusal to renew, any of the Company Communications Licenses; or (ii) the imposition on any of the Company or its Subsidiaries of material fines, penalties or forfeitures. The holder of each Company Communications License is in compliance in all material respects with such Company Communications License and has fulfilled and performed all of its obligations with respect thereto, including all reports, notifications and applications required by the Communications Laws, and the payment of all regulatory assessments, fees and contributions. As of the date hereof, the Universal Service Administration Company has not initiated any inquiries, audits or other proceedings involving or against the Company or its Subsidiaries (and, to the knowledge of the Company, no such inquiries, audits or other proceedings have been threatened in writing).

(d) Since December 31, 2019, neither the Company nor any of its Subsidiaries has offered any Common Carrier Services. Neither the Company nor any of its Subsidiaries has received a customer request for Common Carrier Services in the past 30 days or is in active planning to offer Common Carrier Services after the date hereof. The FCC International License is not required, used or relied upon by the Company or its Subsidiaries to provide any commercial services or otherwise carry on their business and the cancellation and surrender of such FCC International License will not have any material impact on any aspect of the services or business of the Company or its Subsidiaries.

(e) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, none of the Company, its Subsidiaries or their respective officers and directors, or to the Company’s knowledge, any employee, agent, or representative of the Company or any of its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, has in the past five (5) years, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries; or (iii) violated or is in violation of applicable Bribery Legislation.

(f) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, none of the Company, its Subsidiaries or their respective directors or officers, or to the Company’s knowledge, any employee, agent, or representative of the Company or any of its Subsidiaries, (i) is a Sanctioned Person; (ii) has in the past five (5) years engaged in direct or indirect dealings with any Sanctioned Person or in any Sanctioned Country on behalf of the Company or any of its Subsidiaries; or (iii) has in the past five (5) years violated, or engaged in any conduct sanctionable under, any Sanctions Law.

(g) Notwithstanding anything contained in this Section 3.7, no representation or warranty shall be deemed to be made in this Section 3.7 in respect of the matters referenced in any other section of this Article III, including in respect of environmental, Tax, employee benefits, labor matters, the Company SEC Documents or related consolidated financial statements.

Section 3.8 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws, and each has obtained, and is and has been in compliance with, all Environmental Permits for the conduct and operation of their respective businesses and assets, including as presently conducted, (b) since December 31, 2019 (or earlier to the extent unresolved or outstanding), none of the Company or any of its Subsidiaries has received any written notice or claim alleging that the Company or such Subsidiary is in violation of, or has any Liability under, any Environmental Law, (c) there has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Material that has given or could give rise to any Liability under any Environmental Law for the Company or any of its Subsidiaries, and (d) none of the Company or any of its Subsidiaries is subject to any judgment, decree or judicial order relating to Environmental Laws,

Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials. Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 3.8 are the sole and exclusive representations of the Company with respect to Environmental Laws, Environmental Permits, Hazardous Materials or any other matter related to the environment or the protection of human health and worker safety.

Section 3.9 Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Schedule lists all material Company Benefit Plans, which shall exclude any Company Benefit Plan that is an employment offer letter or individual independent contractor or consultant agreement that is terminable upon no more than thirty (30) days’ notice without further Liability and does not provide any retention, change in control or severance payments or benefits.

(b) On or prior to the date hereof (excluding, solely for the purposes of this Section 3.9(b), the obligation to deliver materials at least one (1) Business Day in advance of the execution of this Agreement pursuant to Section 8.14), the Company has made available to Parent a copy of each Company Benefit Plan listed on Section 3.9(a) of the Company Disclosure Schedule, or a written description of any such Company Benefit Plan that is unwritten and, with respect thereto, if applicable, (i) all material amendments; (ii) all related trust documents; (iii) all insurance contracts or other funding arrangements; (iv) the most recent annual report and accompanying schedules (Form 5500) filed with the Internal Revenue Service (the “IRS”); (v) the current summary plan description and any summaries of material modifications; (vi) the most recent annual financial and actuarial reports; and (vii) the most recent determination, opinion or advisory letter from the IRS for any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, (ii) all contributions or premiums required to be paid to any Company Benefit Plan by the Company have been timely paid in accordance with the terms of the applicable Company Benefit Plan and applicable Law, (iii) each Company Benefit Plan that, as of the date of this Agreement, is intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”), has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS that such Company Benefit Plan is so qualified and that its trust is exempt from tax under Section 501(a) of the Code, and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to result in disqualification of any Qualified Plan or the related trust, (iv) none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has now or at any time within the previous six (6) years contributed to, sponsored or maintained (or has been required to contribute to, sponsor or maintain) a Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code, (v) no Company Benefit Plan provides medical, life insurance or other welfare benefits with respect to current or former employees or directors of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by applicable Law, (vi) none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has now or at any time within the six (6) years prior to the date hereof maintained, established, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA, and (vii) there are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations, in each case with respect to any Company Benefit Plan, which have been asserted or instituted.

(d) The Company is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by Section 409A(a)(1)(B) or Section 4999 of the Code.

(e) Except as set forth on Section 3.9(e) of the Company Disclosure Schedule, neither the execution of this Agreement nor the completion of the transactions contemplated hereby (either alone or in conjunction with any other event) will result in (i) any compensation payment becoming due to any employee or other individual service provider of the Company or any of its Subsidiaries, (ii) the acceleration of vesting or payment or provision of any other rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any employee or other individual service provider of the Company or any of its Subsidiaries, (iii) any increase to the compensation or benefits otherwise payable to any employee or other individual service provider of the Company or any of its Subsidiaries, or (iv) any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries.

Section 3.10 Employment and Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, labor union contract, or trade union agreement covering employees.

(b) Since December 31, 2019, (i) there have been no pending or, to the Company’s knowledge, threatened, campaigns or proceedings have been conducted to authorize representation of any employees of the Company or any of its Subsidiaries by any labor union or trade union or other employee representative group and (ii) there has been no strike, lockout, slowdown, work stoppage or similar material labor dispute or disruption involving the Company or any of its Subsidiaries or any of their respective employees pending or, to the Company’s knowledge, threatened.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since December 31, 2019, (i) the Company and its Subsidiaries are and have been in compliance with all Laws regarding employment and employment practices, terms and conditions of employment, the termination of employment, including with respect to wages and hours, employee and independent contractor classifications, and reduction in force; and (ii) there are and have been no pending or, to the Company’s knowledge, threatened Proceedings or internal or external investigations by or on behalf of any employee, prospective employee, former employee or labor union, or otherwise relating to arising from the Company’s or any of its Subsidiaries’ labor or employment policies or practices, which, if adversely decided, may reasonably be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) Since December 31, 2019, neither the Company nor any of its Subsidiaries has closed any site of employment or effectuated any material group layoffs or terminations of employees, nor has the Company or any of its Subsidiaries planned or announced any such action or program for the future.

(e) Since December 31, 2019, (i) no officer, director or management level employee of the Company or any of its Subsidiaries has (A) been the subject of a pending or, to the Company’s knowledge, threatened, allegation of sexual harassment or sexual assault, nor (B) to the Company’s knowledge, engaged in any such conduct, and (ii) neither the Company nor any its Subsidiaries has entered into any settlement agreements related to material allegations of sexual harassment or sexual misconduct by any employee.

Section 3.11 Absence of Certain Changes or Events.

(a) Except as set forth on Section 3.11(a) of the Company Disclosure Schedule, since December 31, 2021, through the date of this Agreement, (i) except with respect to the transactions contemplated hereby and the discussions and negotiations of potential alternatives thereto, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice, and (ii) except for regular quarterly cash dividends on the Company Class A Common Stock, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company Common Stock or Company Ltd. Common Units.

(b) Since December 31, 2021 through the date of this Agreement, there has not been any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.12 Litigation. (a) There is no Proceeding against the Company or any of its Subsidiaries (or any of their properties or assets) pending or, to the knowledge of the Company, threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) neither the Company nor any of its Subsidiaries or to the knowledge of any of their respective directors or officers (in their capacity as such) is subject to any outstanding Order that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of immediately prior to the date hereof, there is no Proceeding to which the Company or any of its Subsidiaries is a party pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the Mergers or the other transactions contemplated by this Agreement.

Section 3.13 Company Information. The information supplied or to be supplied by the Company for inclusion in the proxy statement relating to the Company Stockholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is first disseminated to the stockholders of the Company, at the time of any amendment or supplement thereof or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Parent Merger Sub for inclusion or incorporation by reference therein. The Proxy Statement, at the time first sent or given to the stockholders of the Company, at the time of the Company Stockholders’ Meeting and at the time of any amendment or supplement thereof, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

Section 3.14 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) The Company and each of its Subsidiaries has timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it, and all such filed Tax Returns are correct, complete and accurate. All Taxes payable by the Company or any of its Subsidiaries have been fully and timely paid or adequately provided for in accordance with GAAP.

(b) The Company and each of its Subsidiaries have deducted, withheld and timely paid to the appropriate Taxing Authority all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder or other third party, and the Company and each of its Subsidiaries have complied with all reporting and record keeping requirements.

(c) There are no Tax Protection Agreements currently in force.

(d) None of the Company or any of its Subsidiaries: (i) is currently the subject of any audit, examination, investigation or other proceedings by or against any Governmental Entity in respect of any Tax or Tax matter; (ii) has received any notice in writing from any Governmental Entity that such an audit, examination, investigation or other proceeding is contemplated or pending; (iii) has received any notice in writing from a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction; or (iv) has any outstanding requests for any Tax ruling from any Governmental Entity.

(e) Neither the Company nor any Company Subsidiary is a party to any Tax indemnity, allocation or sharing agreement or similar agreement or arrangement, other than (i) the Tax Receivable Agreement, (ii) any agreement or arrangement between the Company and/or its Subsidiaries, and (iii) provisions in commercial agreements or arrangements not primarily relating to Taxes.

(f) None of the Company or any of its Subsidiaries has participated in a “listed transaction” (as defined in Treasury Regulations Section 1.6011-4).

(g) In the past two (2) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(h) Neither the Company nor any of its Subsidiaries: (i) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign Law), or as a transferee or successor.

(i) There are no liens with respect to Taxes upon any asset of the Company or any of its Subsidiaries, other than Permitted Liens.

(i) The Company and its Subsidiaries have deducted, withheld and timely paid to the appropriate Taxing Authority all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder or other third party.

(j) Neither the Company nor any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(k) Neither the Company nor any of its Subsidiaries have executed any power of attorney with respect to any Tax, other than powers of attorney that are no longer in force.

(l) None of the Subsidiaries which is a non-U.S. entity or the Joint Venture Entity shall have recognized a material amount of “subpart F income” as defined in Section 952 of the Code, “global intangible low-taxed income” as defined in Section 951A of the Code, or income from “investment of earnings in U.S. real property” as described in Section 956 of the Code.

(m) None of the Company, any of its Subsidiaries or the Joint Venture Entity was required to include any amounts in income as a result of the application of Code Section 965, and neither the Company nor any of its Subsidiaries has made any election pursuant to Code Section 965(h).

(n) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has collected all sales and use Taxes required to be collected, and has remitted or will remit on a timely basis, such amounts to the appropriate Governmental Entities, or has been furnished properly completed exemption certificates.

(o) Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership, collaboration or other agreement, arrangement, contract that could be treated as a partnership for U.S. federal income tax purposes, except for the Company’s interest in Company Ltd.

(p) Company Ltd. has had an election under Section 754 of the Code in effect as of and at all times since its taxable year ended December 31, 2016.

(q) Neither the Company nor any of its Subsidiaries have made any election to defer any payroll Taxes under the CARES Act or claimed any Tax relief pursuant to the CARES Act.

(r) Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 3.14 and, to the extent expressly referring to Code, Section 3.9 are the sole and exclusive representations of the Company with respect to Taxes and Tax matters.

Section 3.15 Real Property.

(a) Subject to the immediately succeeding sentence, Section 3.15(a) of the Company Disclosure Schedule lists the common street address and the parcel number or numbers for all real property owned by the Company or any of its Subsidiaries in fee as of the date hereof, and each such Subsidiary owning such real property (such real property interests are, as the context may require, individually or collectively referred to as the “Owned Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a Subsidiary of the Company has good and valid fee simple title to all Owned Real Property, in each case free and clear of all Liens except for Permitted Liens.

(b) Subject to the immediately succeeding sentence, Section 3.15(b) of the Company Disclosure Schedule lists the common street address for all real property in which a Subsidiary of the Company holds a ground lease interest in any real property (the “Ground Leased Real Property”), and each ground lease (or ground sublease) with a third party pursuant to which the Company or any such Subsidiary is a lessee (or sublessee) as of the date hereof, including each amendment, guaranty or other material agreement related thereto (individually, a “Ground Lease” and collectively, “Ground Leases”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or a Subsidiary of the Company holds a valid leasehold (or subleasehold) interest in the Ground Leased Real Property free and clear of all Liens except for Permitted Liens. True and complete copies of the Ground Leases have been made available to Parent. Neither the Company nor any Subsidiary of the Company has received any written claim of breach of or default under the terms of any Ground Lease, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Subsidiary of the Company, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Subject to the immediately succeeding sentence, Section 3.15(c) of the Company Disclosure Schedule lists (i) the common street address for all real property in which a Subsidiary of the Company holds as a lessee or sublessee a leasehold or sublease interest (excluding the Ground Leases) (as the context may require, individually or collectively, the “Space Leased Real Property”), (ii) each lease or sublease of such real property pursuant to which a Subsidiary of the Company holds as a lessee or sublessee a leasehold or sublease interest, including each amendment or guaranty relating thereto (individually a “Space Lease”, and collectively, the “Space Leases”) and (iii) the applicable Subsidiary of the Company holding such leasehold or sublease interest. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or a Subsidiary of the Company holds a valid leasehold or subleasehold interest as a lessee or sublessee in the Space Leased Real Property free and clear of all Liens except for Permitted Liens. True and complete copies of the Space Leases have been made available to Parent. Neither the Company nor any or its Subsidiaries has received any written claim of breach of or default under the terms of any Space Lease, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or its Subsidiaries, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, as of the date hereof, none of the Company or any of its Subsidiaries has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Real Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all material personal property held or used by them at the Company Real Property, free and clear of all Liens other than Permitted Liens.

(e) The operating budget set forth in Section 3.15(e)(i) of the Company Disclosure Schedule (the “Operating Budget”) discloses, as of the date hereof, the budgeted operating expenses of the Company and the Subsidiaries of the Company for data center and office portfolios through December 31, 2022 (the “Operating Expenses”). The capital expenditure budget in Section 3.15(e)(ii) of the Company Disclosure Schedule (the “Capital Expenditure Budget”) discloses, as of the date hereof, the budgeted amount of (i) construction expenditures, (ii) land purchase and related expenditures and (iii) non-construction expenditures (other than as contemplated by clause (ii)), by or on behalf of the Company or any of its Subsidiaries, covering the period beginning on January 1, 2022 and ending on December 31, 2022.

(f) Except in the case of the following clauses (i) and (ii), in respects that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date hereof, each of the Facilities (i) is operated, installed and maintained by the Company and the Subsidiaries of the Company (or their respective contractors) in a manner that is in compliance, in all material respects, with (A) reasonable and customary standards for the industry in which the Company and its Subsidiaries operate; (B) performance requirements in service agreements with customers of the Company and its Subsidiaries; and (C) all applicable Laws; and (ii) has sufficient sources of electric power to support the operations of the Company and its Subsidiaries at such Facility as presently conducted.

(g) There are no Infrastructure Agreements affecting the Company Real Properties to which the Company or any of its Subsidiaries is a party other than such Infrastructure Agreements as are reasonable and customary and entered into in the ordinary course of business. Except as set forth in Section 3.15(g) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries have received any written claim of default under the terms of any Infrastructure Agreement and (ii) to the knowledge of the Company, no other party is in default under any Infrastructure Agreement, except in each case of clauses (i) and (ii) above, for defaults that do not have or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.16 Intellectual Property.

(a) Section 3.16 of the Company Disclosure Schedule sets forth a complete list as of the date of this Agreement of all issued patents, registered trademarks, registered copyrights, and registered Internet domain names, and any pending applications for any of the foregoing, in each case as owned by the Company or any of its Subsidiaries (“Company Registered Intellectual Property”). The Company Registered Intellectual Property is subsisting and, to the knowledge of the Company and its Subsidiaries, the registered or issued Company Registered Intellectual Property is valid and enforceable.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Company and its Subsidiaries exclusively own all right, title and interest in the Company Intellectual Property free and clear of all Liens (except for Permitted Liens); (ii) the Company and its Subsidiaries own or otherwise have the right to use all other Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted (provided that this representation shall not be construed to be a representation of non-infringement); (iii) since December 31, 2019, there have not been any pending Proceedings brought by the Company against any third Person alleging infringement, misappropriation or other violation of Company Intellectual Property; (iv) since December 31, 2019, there have not been any Proceedings pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries alleging infringement, misappropriation or other violation of any third Person’s Intellectual Property; and (v) since December 31, 2019, to the knowledge of the Company, there has been no unauthorized access, unauthorized disclosure, or any loss or theft, of any Company trade secret.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since December 31, 2019: (i) neither the Company Intellectual Property nor the conduct of the business of the Company and its Subsidiaries has infringed, misappropriated or violated any Intellectual Property of any other Person; (ii) no Person is infringing, misappropriating or violating any Company Intellectual Property; and (iii) the Company and its Subsidiaries have not received any claim or notice challenging the ownership, validity or use by the Company or any of its Subsidiaries of the Company Intellectual Property.

(d) No material proprietary software of the Company or any of its Subsidiaries that is distributed or made available to third parties incorporates, uses or interacts with any open source or similar software in a manner that would require the Company or any of its Subsidiaries to make its material proprietary source code available to any person in such circumstances, and no person (other than employees and contractors, for the purpose of performing services for the Company and its Subsidiaries) has possession of, or any current or contingent right to possess, any material proprietary source code of the Company or any of its Subsidiaries.

Section 3.17 IT Assets; Data Privacy.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the information technology assets (including any hardware, software, systems, networks, websites and other electronic and information technology assets and equipment) used by the Company and its Subsidiaries (“Company IT Assets”) (i) have sufficient documentation (including source code and related comments and documentation for software) to ensure their proper maintenance, support and improvement, (ii) are sufficient to conduct the business of the Company and its Subsidiaries as currently conducted, (iii) since December 31, 2019 have operated in conformance with their specifications, documentation and intended purpose, and (iv) to the knowledge of the Company, are free of defects, viruses, malware or other corruptants.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since December 31, 2019, the Company and its Subsidiaries have: (i) complied with all Contracts and Laws relating to data privacy, security and data protection; (ii) taken commercially reasonable measures that are designed to protect and maintain the integrity of the Company IT Assets and any personal information and other data processed thereby against accidental, unauthorized or unlawful processing or access (a “Security Incident”), in a manner appropriate to the risks represented by the processing of such information and data by the Company or its Subsidiaries; and (iii) not experienced a Security Incident.

Section 3.18 Opinion of Financial Advisor. The Special Committee has received the opinion of Goldman Sachs & Co. LLC, which, if initially rendered verbally, has been or will be confirmed by a written opinion, to the effect that based upon and subject to the various qualifications, assumptions and limitations set forth therein, as of the date of such opinion, the Merger Consideration to be received by holders (other than Parent and its Affiliates) of shares of Company Class A Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company has been authorized by Goldman Sachs & Co. LLC to permit, subject to prior review and consent by Goldman Sachs & Co. LLC, the inclusion of such opinion in its entirety, and references thereto, in the Proxy Statement.

Section 3.19 Material Contracts.

(a) Section 3.19(a) of the Company Disclosure Schedule sets forth a complete list, as of the date of this Agreement, of each Contract, including all amendments, supplements and side letters thereto that modify each such Contract, to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of their respective properties or assets are subject or bound, whether or not scheduled (other than Company Benefit Plans and any Contracts solely between the Company and any wholly owned Subsidiaries of the Company or solely between any wholly owned Subsidiaries of the Company), that:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii) imposes any material restriction on the right or ability of the Company or any of its Affiliates to compete in or conduct any line of business or grants a right of exclusivity to any Person that prevents the

Company or any of its Affiliates from entering any territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than 60 days’ notice without payment by the Company or any of its Subsidiaries of any material penalty;

(iii) provides for Indebtedness (other than intercompany Indebtedness owed by the Company or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to the Company) of the Company or any of its Subsidiaries having an outstanding or committed principal amount in excess of $10,000,000, whether secured or unsecured;

(iv) grants any Transfer Rights with respect to any assets of the Company or its Subsidiaries that (A) are material to the Company and its Subsidiaries, taken as a whole or (B) consist of real property or interests in Subsidiaries that own or lease real property;

(v) was entered into on or after December 31, 2019 or, at any time, if such assets have not already been transferred, that provides for the acquisition, disposition or assignment of any assets, including any real property (or capital stock or other equity interests of any Person with any outstanding obligations as of the date of this Agreement) (A) with a value in excess of $10,000,000 or (B) pursuant to which any earn-out, indemnification or deferred or contingent payment obligations remain outstanding that would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries after the date hereof;

(vi) is a limited liability company agreement, partnership agreement, joint venture agreement, strategic alliance or similar Contract (including any Joint Venture Agreement and any other agreement which provides for a right of a third party to participate, invest, join, or have any material interest in (whether characterized as a contingent fee, profits interest, equity interest or otherwise)) (or otherwise sets forth the material terms of any such arrangement), other than such Contracts among the Company and any of its wholly owned Subsidiaries or among any of the wholly-owned Subsidiaries of the Company;

(vii) the Douglas County Bond Agreement and the Ground Leases;

(viii) the Dell Purchase Agreement and the Land Purchase Agreement;

(ix) (A) requires the Company or any of its Subsidiaries to provide any funds to or make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in any of its Subsidiaries or other Person in excess of $10,000,000 or (B) evidences a loan (whether secured or unsecured) made to any other Person in excess of $5,000,000 (excluding ordinary course extensions of trade credit (such as funding customer non-recurring charges) or rent relief);

(x) is a customer Contract with any of the 20 largest customers (based on a consolidation of each customer with each of its Affiliates) of the Company and its Subsidiaries, taken as a whole, based on the aggregate monthly contractual rent for the 12 months ended December 31, 2021;

(xi) is a Contract with any of the 20 largest vendors, suppliers or service providers (based on a consolidation of each vendor, supplier or service provider with each of its Affiliates) of the Company and its Subsidiaries, taken as a whole, based on the aggregate amount of expenditures made by the Company and its Subsidiaries to such vendor, supplier or service provider for the 12 months ended December 31, 2021;

(xii) is a material Contract between the Company or any of its Subsidiaries, on the one hand, and a Governmental Entity, on the other hand, or has been entered into by the Company of any of its Subsidiaries as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Entity;

(xiii) relates to the settlement (or proposed settlement) of any pending or threatened Proceeding for an amount over $1,000,000;

(xiv) pursuant to which the Company receives or grants the right to use any Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole (other than (A) licenses for generally commercially available, off-the-shelf software in exchange for annual aggregate or one-time payments in an amount less than $10,000,000 or (B) non-exclusive licenses granted by the Company or any of its Subsidiaries to customers in the ordinary course of business);

(xv) constitutes an interest rate swap, interest rate cap, interest rate, currency or commodity derivative or other Contract relating to a hedging;

(xvi) is a Contract for power supply at any Company Real Property for an amount over $10,000,000 annually or which is not in the ordinary course of business; or

(xvii) is with an affiliate or other Person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

All contracts of the types referred to in clauses (i) through (xvii) above are referred to herein as “Company Material Contracts.” The Company has made available to Parent true and complete copies of all Company Material Contracts as of the date hereof, including all amendments and supplements thereto.

(b) Neither the Company nor any of its Subsidiaries is in (or has received any written claim of) breach or violation of any Company Material Contract and, to the knowledge of the Company, (x) no other party to any Company Material Contract is in material breach or violation of any Company Material Contract and (y) no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any of its Subsidiaries, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Company Material Contract (i) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and (ii) is in full force and effect, subject to the Enforceability Exceptions, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries, and, to the knowledge of the Company, any other party thereto, have performed all obligations required to be performed by it under each Company Material Contract, except where such nonperformance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no disputes pending or, to the Company’s knowledge, threatened with respect to any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. From December 31, 2019 to the date hereof, neither the Company nor any of its Subsidiaries have received any written or, to the knowledge of the Company, other communication from any other party to any Company Material Contract that it intends to (A) terminate such Company Material Contract or (B) seek to amend the terms and conditions of such Company Material Contract in a manner materially adverse to the Company.

Section 3.20 Finders or Brokers. Except as set forth on Section 3.20 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has employed or made any arrangements with any investment banker, broker, finder or other Person who would be entitled to any financial advisor’s, broker’s, finder’s or similar fee or any commission, or any reimbursement of expenses in connection therewith in connection with or upon consummation of the transactions contemplated by this Agreement. Prior to the execution of this Agreement (excluding, solely for the purposes of this Section 3.20, the obligation to deliver materials at least one (1) Business Day in advance of the execution of this Agreement pursuant to Section 8.14), the Company has made available to Parent a copy of all Contracts pursuant to which the Person(s) set forth on Section 3.20 of the Company Disclosure Schedule is entitled to any fees and expenses from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement (which Contracts may be redacted with respect to terms that do not relate to the transactions contemplated by this Agreement and do not relate to any fees or expenses that are or may become payable by the Company).

Section 3.21 State Takeover Statutes; No Rights Agreement. Assuming the accuracy of the Parent’s representations and warranties set forth in Section 4.9, no state “fair price,” “moratorium,” “control share acquisition” or “business combination statute or regulation” or other anti-takeover or similar Laws (each, a “Takeover Statute”) is or will be applicable to (a) the Company as a result of this Agreement or (b) this Agreement, the Mergers or any of the other transactions contemplated by this Agreement. The Company Board has taken all actions necessary to render all potentially applicable Takeover Statutes inapplicable to this Agreement, the Voting and Support Agreements, the Rollover and Contribution Agreements, the Mergers and the other transactions contemplated by this Agreement, the Voting and Support Agreements and the Rollover and Contribution Agreements. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover Contract or plan.

Section 3.22 Investment Company Act. Neither the Company nor any of its Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.

Section 3.23 Related Party Transactions. Since December 31, 2021, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and the Affiliates of the Company on the other hand, that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act of 1933 and that have not been so disclosed in the Company SEC Documents.

Section 3.24 Insurance. The Company has delivered or otherwise made available to Parent prior to the date hereof a copy of all material insurance policies held by, or for the benefit of the Company or any of its Subsidiaries as of the date hereof (“Company Insurance Policies”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own or hold the Company Insurance Policies, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries, (b) all Company Insurance Policies are in full force and effect as of the date hereof in accordance with their respective terms and such Company Insurance Policies (or extension, renewal, replacement thereof with comparable policies) shall be in full force and effect without interruption until the Closing Date, (c) all premiums due and payable thereon have been paid in full, (d) no written notice of cancelation, termination, dispute or denial of coverage or modification has been received, and (e) all claims, occurrences, litigation and circumstances that could lead to a claim that could be covered by the Company Insurance Policies have been properly and timely reported to the applicable insurers, (f) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder and (g) there are no material pending claims under which an insurer has made any reservation of rights or rejected to cover all or any portion of such claims.

Section 3.25 Fiber Network. Except for violations and defaults that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each of the collocation facilities operated by the Company as commercial data centers and the Company’s Physical Network, taken as a whole, are, in all material respects, working, functional, fit for the purpose intended, have been maintained, subject to ordinary wear and tear, in good repair and working order condition and are without any material defects for purposes of operating the business as operated by the Company.

(b) The Company has a Valid Right, or otherwise has the right, to use all equipment necessary to operate the Physical Network of the Company as currently operated by the Company. Other than through the process of eminent domain, no Governmental Entity or other third party has any right to purchase or otherwise acquire or lease the Physical Network, and there is currently no action or proceeding pending or, to the knowledge of the Company, threatened, whereby a Governmental Entity or other third party is seeking to purchase or otherwise acquire or lease the Physical Network or any portion thereof. To the Company’s knowledge, the Company and its Subsidiaries have acquired Valid Rights necessary or required for constructing and using the Physical Network, including having (i) obtained the necessary Permits and rights-of-way, obtained easements and placed conduit, cables and structures in the appropriate locations along the Physical Network as necessary or required; (ii) used their reasonable efforts to protect the property of owners and any adjacent property, and used their reasonable efforts to take precautions for the safety of its employees and subcontractors in constructing the Physical Network and (iii) in constructing the Physical Network, the Company or its Subsidiaries having procured any and all Permits of a temporary nature, and all rights of access that were or are necessary for the construction (e.g., bridge, rail, and interstate highway crossings).

Section 3.26 Security Clearance. As of the date hereof, neither the Company nor any of its Subsidiaries holds a facility security clearance from the United States or any foreign government.

Section 3.27 No Other Representations. Except for the representations and warranties set forth in Article IV or any certificate delivered at Closing, the Company hereby acknowledges that neither Parent or Parent Merger Sub, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, has made or is making any other representation or warranty of any kind whatsoever, express or implied, at law or in equity, either written or oral, by or on behalf of Parent or Parent Merger Sub or their respective businesses or operations, including with respect to the accuracy or completeness of any information, documents, estimates, projections, forecasts, forward-looking information, management presentations or other materials provided or made available by Parent or Parent Merger Sub. Notwithstanding the foregoing, the provisions of this Section 3.27 do not limit the representations and warranties in the Guarantees.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT MERGER SUB

Except as disclosed in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Parent Merger Sub jointly and severally represent and warrant to the Company, Company Merger Sub, and Company Ltd. as follows:

Section 4.1 Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Parent Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Each of Parent and Parent Merger Sub has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Parent Merger Sub is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property or assets owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.2 Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation.

(a) Each of Parent and Parent Merger Sub has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger, the LLC Merger and the Financing. The execution, delivery and performance by Parent and Parent Merger Sub, as applicable, of this Agreement and the consummation by each of them of the transactions contemplated hereby, including the Merger, the LLC Merger and the Financing, have been duly and validly authorized by the board of directors of Parent (in the case of Parent), the board of directors of Parent Merger Sub and the sole stockholder of Parent Merger Sub (in the case of Parent Merger Sub), and no other corporate action or proceedings on the part of either Parent or Parent Merger Sub, are necessary to authorize the execution and delivery by Parent and Parent Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, the LLC Merger and the Financing. This Agreement has been duly and validly executed and delivered by Parent and Parent Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, Company Merger Sub, and Company Ltd., this Agreement constitutes the legal, valid and binding agreement of Parent and Parent Merger Sub and is enforceable against Parent and Parent Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

(b) Other than in connection with or in compliance with the Transaction Approvals, no Consent or Order of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the execution, delivery and performance of this Agreement by Parent or Parent Merger Sub or the consummation by Parent or Parent Merger Sub of the transactions contemplated by this Agreement, including the Financing, except for such Consents or Orders, the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution, delivery and performance by Parent and Parent Merger Sub of this Agreement does not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby, including the Financing, and compliance with the provisions hereof will not, (i) require any consent, notice or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default under (with or without notice or lapse of time or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, cancellation, purchase or sale under, give rise to any right of first refusal, preemptive right, tag-along right, transfer right or similar right, or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties, assets or rights of the Company or any of its Subsidiaries, pursuant to any Contract to which Parent, Parent Merger Sub, or any their Subsidiaries is a party or by which they or any of their respective properties, assets or rights are bound, (ii) conflict with or result in any violation of any provision of the charter or bylaws or other equivalent organizational document of Parent or Parent Merger Sub, or (iii) conflict with or violate any Law applicable to Parent or Parent Merger Sub, except, with respect to clauses (i) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.3 Litigation. As of the date hereof, there is no Proceeding to which Parent or any of its Subsidiaries is a party pending or, to the knowledge of Parent, threatened that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor Parent Merger Sub is subject to any outstanding Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Parent and Parent Merger Sub Information. The information supplied or to be supplied by Parent or Parent Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the stockholders of the Company, at the time of any amendment or supplement thereof or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Parent Merger Sub with respect to statements made therein based on information supplied by the Company or its Affiliates for inclusion or incorporation by reference therein.

Section 4.5 Finders or Brokers. Neither Parent nor any of Parent’s Subsidiaries has employed or made any arrangements with any investment banker, broker, finder or other Person who would be entitled to any financial advisor’s, broker’s, finder’s or similar fee or any commission, or any reimbursement of expenses in connection therewith in consummation of the transactions contemplated by this Agreement for which the Company or any of its Affiliates would be liable prior to the Effective Time.

Section 4.6 Financing; Solvency.

(a) Parent has delivered to the Company a true and complete copy of the fully executed debt commitment letter, together with any related fee letters (in the case of the fee letters, redacted only for fee and other economic provisions that are customarily redacted in connection with transactions of this type, none of which would reasonably be expected to adversely affect the conditionality, enforceability, availability, termination or amount of the Debt Financing contemplated thereby in any respect), dated on or prior to the date of this Agreement, from the lenders party thereto (collectively, the “Lenders”), providing for debt financing as described therein (together, including all exhibits, schedules and annexes, the “Debt Commitment Letter”). The debt financing committed pursuant to the Debt Commitment Letter is collectively referred to in this Agreement as the “Debt Financing.”

(b) Parent has delivered to the Company true and complete copies of the fully executed equity commitment letters, each dated on or prior to the date of this Agreement, from DigitalBridge Partners II, LP, DB Sunshine Holdings I, LP and Conyers Trust Company (Cayman) Limited (as trustee for IFM Global Infrastructure Fund) (each, an “Equity Investor” and collectively, the “Equity Investors”), pursuant to which, upon the terms and subject to the conditions set forth in the applicable equity commitment letter each Equity Investor has agreed to invest in Parent the aggregate amount set forth therein (the “Equity Commitment Letters” and, together with the Debt Commitment Letters, the “Commitment Letters”). The aggregate cash equity committed pursuant to the Equity Commitment Letters is collectively referred to in this Agreement as the “Cash Equity.” The Cash Equity and the Debt Financing are collectively referred to as the “Financing.” Each Equity Commitment Letter provides that the Company is a third party beneficiary of such Equity Commitment Letter.

(c) As of the date of this Agreement, the Commitment Letters (i) are in full force and effect, (ii) constitute the legal, valid, binding and enforceable obligation of Parent and the Sponsor (as defined in the Debt Commitment Letter) and, to the knowledge of Parent, each of the other parties thereto, and (iii) are enforceable in accordance with its terms against Parent and the Sponsor (as defined in the Debt Commitment Letter) and, to the knowledge of Parent, the other parties thereto, except as such enforcement may be subject to the Enforceability Exceptions. Except as expressly set forth in the Commitment Letters, there are no conditions precedent to the obligations of the Lenders and the Equity Investors to provide the Financing or any contingencies that would permit the Lenders or the Equity Investors to reduce the total amount of the Financing, including any condition or other contingency relating to the reduction of the total amount or availability of the Debt Financing pursuant to any “flex” provision.

(d) As of the date of this Agreement, (i) none of the Commitment Letters have been amended, modified or altered in any manner and no provision thereof has been waived and no such amendment, modification or alteration is contemplated by Parent or, to the knowledge of Parent, any other party thereto, except as otherwise contemplated by the Commitment Letters and (ii) none of the respective commitments contained therein have been terminated, reduced, withdrawn or rescinded in any respect, and no such termination, reduction, withdrawal or rescission is contemplated by Parent or, to the knowledge of Parent, any other party thereto.

(e) As of the date of this Agreement, assuming the assuming the accuracy of the representations and warranties of the Company herein, and the satisfaction or waiver of the conditions to Closing set forth in Article VI, Parent has no reason to believe that (i) any conditions to the Financing required to be satisfied by it will not be satisfied by Parent on a timely basis or (ii) the full amount of the Financing contemplated by the Commitment Letters will not be available to Parent on the Closing Date.

(f) As of the date of this Agreement, neither Parent nor the Sponsor (as defined in the Debt Commitment Letter) is in default or breach under the terms and conditions of the Commitment Letters and no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Commitment Letters by Parent, the Sponsor (as defined in the Debt Commitment Letter) or Parent Merger Sub.

(g) As of the date of this Agreement, there are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Commitment Letters or the Financing to which Parent, and the Sponsor (as defined in the Debt Commitment Letter) or Parent Merger Sub is a party that could affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Financing other than as expressly contained in the Commitment Letters and/or delivered to the Company prior to the execution of this Agreement.

(h) Parent or an Affiliate thereof on its behalf has fully paid any and all commitment fees or other fees and amounts required to be paid pursuant to the terms of the Commitment Letters required to be paid on or prior to the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date.

(i) Assuming (i) the Financing is funded in full in accordance with the Commitment Letters, (ii) the compliance by the Rollover Members with the Rollover and Contribution Agreements and (iii) the accuracy of the representations and warranties of the Company herein, and the satisfaction or waiver of the conditions to Closing set forth in Article VI, the net proceeds of the Financing, when funded in accordance with the Commitment Letters, will provide Parent with cash proceeds on the Closing Date sufficient for the payment of the Merger Consideration, any payments made in respect of equity or other incentive compensation obligations to be paid in connection with the transactions contemplated hereby, the payment of any debt required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Mergers (including all Indebtedness of the Company and its Subsidiaries contemplated or required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Mergers and the other transactions contemplated hereby) and all premiums and fees required to be paid in connection therewith and all other amounts to be paid pursuant to this Agreement and associated costs and expenses of the Mergers, in each case that are payable by Parent or Parent Merger Sub (such amounts, collectively, the “Merger Amounts”). As of the date of this Agreement, Parent has no reason to believe that the representations contained in the immediately preceding sentence, subject to the assumptions provided therein, will not be true at and as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the Financing contemplated by the Commitment Letters) by or to Parent, Parent Merger Sub, or any of their respective Affiliates or any other financing or other transactions be a condition to any of the obligations of Parent or Parent Merger Sub hereunder.

(j) Assuming (x) the conditions to the obligation of Parent and Parent Merger Sub to consummate the Mergers set forth in Section 6.1 and Section 6.3 have been satisfied or waived and (y) the representations and warranties set forth in Article III are true and correct (i) Parent and its Subsidiaries, taken as a whole, will not have incurred Indebtedness beyond their ability to pay such Indebtedness as it matures or becomes due, (ii) the then present fair saleable value of the assets of Parent and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay their probable Liabilities (including the probable amount of all contingent Liabilities) and Indebtedness as it becomes absolute or matured, and (iii) Parent and its Subsidiaries, taken as a whole, will not have unreasonably small capital to carry on their businesses as presently conducted or as proposed to be conducted. Parent is not entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of itself or of the Company and its Subsidiaries.

(k) As of the date of this Agreement, none of Parent, the Sponsor (as defined in the Debt Commitment Letter), Parent Merger Sub, the Equity Investor or any of their respective affiliates (which for purposes of this Section 4.6(k) shall be deemed to include each direct investor in Parent) has entered into any Contract prohibiting or seeking to prohibit any bank or other potential provider of debt financing from providing or seeking to provide debt financing to any person other than Parent or Parent Merger Sub in connection with a transaction relating to the Company or the Company Subsidiaries (including in connection with the making of any Company Takeover Proposal).

Section 4.7 Guarantees. Concurrent with the execution of this Agreement, Parent has delivered to the Company a true and complete copy of the executed Guarantees, dated as of the date of this Agreement, in favor of the Company in respect of Parent’s obligation to pay the Parent Termination Fee and any amounts payable by Parent pursuant to Section 7.3(c) on the terms specified therein. Each Guarantee is (a) in full force and effect, (b) assuming the due execution and delivery of this Agreement by the parties hereto, constitutes the legal, valid, binding and enforceable obligation of the applicable Guarantor, and (c) enforceable against the applicable Guarantor in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions. As of the date of this Agreement, each Guarantor is not in default or breach under the terms and conditions of its applicable Guarantee and no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach or a failure to satisfy a condition under the terms and conditions of such Guarantee by such Guarantor.

Section 4.8 Certain Arrangements. Other than this Agreement, the Commitment Letters, the Guarantees, the Confidentiality Agreements, the Voting and Support Agreements, and the Rollover and Contribution Agreements, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, between Parent, Parent Merger Sub, the Equity Investors or any of their Affiliates, on the one hand, and any beneficial owner (or Affiliate of a beneficial owner) of more than one percent of the outstanding shares of Company Class A Common Stock or any member of the Company’s management or the Company Board, on the other hand, relating in any way to the Company, the transactions contemplated by this Agreement or to the operations of the Surviving Company (including with respect to the voting, acquisition or disposition of the capital stock or other equity interests of the Company, the management or control of the Company, or any employment, consulting or other arrangements) after the Effective Time.

Section 4.9 Ownership of Company Common Stock. Except as set forth on Section 4.9 of the Parent Disclosure Schedule, none of Parent, Parent Merger Sub, the Equity Investors or any of their respective Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for Company Common Stock or any securities of any Subsidiary of the Company, and none of Parent, Parent Merger Sub, the Equity Investors or any of their respective Affiliates has any rights to acquire, directly or indirectly, any Company Common Stock, except pursuant to this Agreement and the Rollover and Contribution Agreements. None of Parent, Parent Merger Sub, the Equity Investors or any of their “affiliates” or “associates” is, or at any time during the last five (5) years has been, an “interested stockholder” of the Company, in each case as defined by the NRS.

Section 4.10 Ownership and Operations of Parent Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock or other equity interests of Parent Merger Sub, free and clear of all Liens other than Liens of general applicability as may be provided under the Securities Act or other applicable securities Laws. Each of Parent and Parent Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has no assets or Liabilities of any nature other than those incident to its formation and the transactions contemplated by this Agreement, and prior to the Effective Time, will not have engaged in any other business activities other than those relating to such transactions.

Section 4.11 Investigation; No Other Representations. Each of Parent and Parent Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Each of Parent and Parent Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and neither Parent nor Parent Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Parent Merger Sub in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or currency thereof, other than the representations and warranties expressly contained in Article III (as qualified by the Company Disclosure Schedule) or in any certificate delivered at Closing. Without limiting the foregoing, each of Parent and Parent Merger Sub acknowledges and agrees that neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Parent Merger Sub, or their Representatives or Affiliates or any other Person resulting from Parent’s, Parent Merger Sub’s, or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Parent Merger Sub, or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Parent Merger Sub, or their Representatives or Affiliates or in any other form in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business of the Company.

(a) During the period from the date hereof until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (iii) as required by this Agreement, (iv) as set forth in Section 5.1(a) of the Company Disclosure Schedule, or (v) as required to comply with Covid-19 Measures or otherwise reasonably taken, or reasonably omitted to be taken, in good faith in response to Covid-19 (including any additional waves or variants thereof) or Covid-19 Measures, in each case, after using commercially reasonable efforts to provide advance notice to and consult with Parent (to the extent legally permissible and practicable), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (A) conduct its business in all material respects in the ordinary course consistent with past practice, (B) maintain and preserve intact, in all material respects, its respective current business organization, (C) retain the services of their respective current officers, and (D) maintain their relationships with significant landlords, tenants, customers and others having business dealings with them, consistent with past practice. Notwithstanding the foregoing, no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by a provision of Section 5.1(b) shall be deemed a breach of this Section 5.1(a) unless such action would constitute a breach of such provision of Section 5.1(b) (in each case, as qualified by the Company Disclosure Schedule).

(b) During the period from the date hereof until the earlier of the termination of this Agreement in accordance with Section 7.1 and the Effective Time, except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (iii) as expressly required by this Agreement or (iv) as set forth in Section 5.1(b) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

(A) amend the Company Organizational Documents, the Company Ltd. Organizational Documents or the organizational or governance documents of any other Subsidiary of the Company other than the formation of new entities or restructuring of any Subsidiaries in connection with the conversion of the Company into a REIT;

(B) split, subdivide, combine or reclassify any of its capital stock, voting securities or other equity interests of the Company or any of its Subsidiaries;

(C) make, set aside, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except (1) for any such transactions solely among the Company and its wholly owned Subsidiaries organized in the United States or among the Company’s wholly owned Subsidiaries organized in the United States; (2) for (A) the payment of dividends or distributions declared prior to the date of this Agreement or (B) the payment in the ordinary course of business of regular quarterly cash dividends on shares of Company Common Stock in an amount not to exceed a quarterly rate of $0.07 per share of Company Common Stock, in each case, with usual declaration, record and payment dates in accordance with past dividend practice; (3) with respect to the exercise, vesting or settlement of Company Equity Awards outstanding as of the date hereof or granted in compliance with this Agreement; (4) for the accrual and payment of dividend equivalents with respect to Company RSU Awards and Company PSU Awards in accordance with the terms of the Company Equity Plan in effect on the date of this Agreement and the terms of the applicable award agreements; (5) an exchange of Company Ltd. Common Units (together with the same number of shares of Company Class B Common Stock) in accordance with the Company Ltd. Operating Agreement and the Company Organizational Documents; or (6) the payment of any Tax Distributions in accordance with and as defined in the Company Ltd. Operating Agreement (as of the date hereof, and utilizing the Fixed Distribution Tax Rate as defined herein) and the Company Organizational Documents and, without duplication, the payment of any amounts necessary to enable the Company to satisfy its obligations under the Tax Receivable Agreement (as in effect as of the date hereof);

(D) transfer, authorize for issuance, issue, sell or otherwise permit to become outstanding or agree or commit to issue, sell or otherwise permit to become outstanding (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, forward equity sales or otherwise) any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except (1)(i) pursuant to the exercise, vesting and/or settlement of Company Equity Awards outstanding as of the date hereof or granted in accordance with Section 5.1(b) of the Company Disclosure Schedule, or (ii) or in transactions solely among Company Ltd. and its wholly owned Subsidiaries that are treated as disregarded entities for U.S. federal income tax purposes or among Company Ltd.’s wholly owned Subsidiaries that are treated as disregarded entities for U.S. federal income tax purposes and (2) upon an exchange of Company Ltd. Common Units (together with the same number of shares of Company Class B Common Stock) in accordance with the Company Organizational Documents and Company Ltd.’s operating agreement;

(E) enter into any Contract with respect to the voting or registration of any capital share or equity interest of the Company or any Subsidiary of the Company, other than the Voting and Support Agreements and the Rollover and Contribution Agreements;

(F) (1) authorize, recommend, propose, announce or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization of the Company or any Subsidiary of the Company, other than the Mergers or (2) alter, through merger, liquidation, dissolution, reorganization, restructuring or otherwise, their respective corporate structures or ownership of any Joint Venture Entities;

(G) incur, assume, guarantee, prepay, or amend any Indebtedness for borrowed money or issue any debt securities, or assume or guarantee any Indebtedness for borrowed money of any Person, except for (1) any intercompany Indebtedness for borrowed money among the Company and/or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company, (2) borrowings under the revolving credit facility under the Existing Credit Agreement, (3) additional Indebtedness for borrowed money incurred by the Company or any of its Subsidiaries not to exceed $25,000,000 in the aggregate that is not secured and which prepayable at any time without penalty or premium in excess of $2,000,000 in the aggregate, and (4) mandatory prepayments under the terms of any Indebtedness in accordance with its terms;

(H) assign, transfer, sell, exclusively license, lease, pledge, abandon or allow the expiration or lapse of or otherwise dispose of any material Company Intellectual Property, except pursuant to (i) non-exclusive licenses in the ordinary course of business or (ii) natural expirations due to statutory terms.

(I) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned subsidiaries, make loans, advances or capital contributions to or investments in any Person, other than in the ordinary course pursuant to existing contractual obligations as of the date of this Agreement;

(J) create or suffer to exist any material Lien (other than Permitted Liens) on shares of capital stock or other equity interests in any Subsidiary of the Company;

(K) (1) other than in the ordinary course of business, sell, transfer, assign, dispose of, pledge or encumber (other than Permitted Liens) any material personal property, equipment or assets of the Company or any of its Subsidiaries, except, (x) in connection with any execution of Company Space Leases entered into in accordance with Section 5.1(b)(V), or (y) for the execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that, would not, individually or in the aggregate, reasonably be expected to materially impair the existing use, operation or value of the property or asset affected by the applicable instrument, or (2) sell, transfer, pledge, dispose of, lease, ground lease, license or encumber (other than Permitted Liens) any real property (including Company Real Property and any property acquired under the Land Purchase Agreement);

(L) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (1) acquisitions of personal property and equipment in the ordinary course of business (including in connection with new development or expansion not otherwise prohibited by this Section 5.1(b)) for consideration that does not individually or in the aggregate exceed $10,000,000, (2) any other acquisitions of assets or businesses (excluding purchases of real property or a ground lease interest therein) pursuant to Contracts listed in Section 5.1(b)(L) of the Company Disclosure Schedule, (3) any acquisitions of real property (or a ground lease therein) pursuant to Contracts listed in Section 5.1(b)(L) of the Company Disclosure Schedule, and (4) as set forth in the Capital Expenditure Budget;

(M) except as required by any Company Benefit Plan as in effect on the date of this Agreement, (1) establish, adopt, materially amend or terminate any material Company Benefit Plan, except for adoptions, amendments or terminations in the ordinary course of business that do not materially increase costs, (2) increase in any material respect the compensation (including salaries and wages) or benefits of any individual who is an employee, director or service provider of the Company or any of its Subsidiaries (each, a “Company Service Provider”), except for increases in annual base salary in the ordinary course of business to any Company Service Provider who has an annual base salary that is below $250,000, (3) pay or award, or commit to pay or award, or increase (in the case of annual bonuses and cash incentive compensation paid in the ordinary course of business) any bonuses or incentive compensation to any Company Service Provider, except for annual bonuses and cash incentive compensation paid in the ordinary course of business to any Company Service Provider who has an annual base salary that is below $250,000, (4) enter into any new severance, change-in-control and retention compensation arrangements with any Company Service Provider, (5) accelerate any rights or benefits under any Company Benefit Plan, or (6) accelerate the time of vesting or payment of any award under any Company Benefit Plan;

(N) recognize any labor union or trade union or other employee representative group labor organization as the representative of any of the employees of the Company or any of its Subsidiaries, or enter into any collective bargaining agreement, labor union contract, or trade union agreement;

(O) settle or compromise any claims, suits or Proceedings against the Company or any of its Subsidiary (or for which the Company or any of its Subsidiaries would be financially responsible), whether or not commenced prior to the date of this Agreement, other than settlements of, or compromises for, any such legal proceedings for less than $5,000,000 in the aggregate (except for claims arising out of legal proceedings in respect of Taxes, which shall be governed exclusively by Section 5.1(b)(P)); provided, that in no event shall the Company or any of its Subsidiaries settle any Transaction Litigation except in accordance with the provisions of Section 5.12;

(P) except in each case to the extent required by Law, make, change or rescind any material Tax election if such Tax election or change would be materially inconsistent with past practice (other than any Tax classification election made in connection with preparations for the Company to be treated as a REIT in 2023), settle or compromise any Tax claim or assessment by any Governmental Entity, change any accounting method with respect to Taxes, adopt or use any accounting method (including the classification of any asset and the selection of cost recovery lives, conventions and methods for Tax purposes) that would be materially inconsistent with past practice, enter into any closing agreement with a Taxing Authority, surrender any right to claim a refund of Taxes, request any ruling with respect to Taxes, consent to any extension or waiver of the limitation period applicable to any Taxes or take any action that would reasonably be expected to jeopardize the Company’s ability to elect to be treated as a REIT;

(Q) amend, modify or terminate the Tax Receivable Agreement (other than as contemplated by the TRA Amendment), the TRA Amendment or the TRA Support Agreements;

(R) implement or adopt any material change in its financial accounting principles or methods, other than as may be required by GAAP or applicable Law or any Governmental Entity;

(S) make any materially adverse changes to the privacy policies of the Company and its Subsidiaries or the security or operation of the Company IT Assets;

(T) enter into, amend or modify any Tax Protection Agreement or take any action or fail to tax any action that would violate or be inconsistent with any Tax Protection Agreement or otherwise give rise to a material Liability with respect thereto;

(U) (1) amend in any material respect or terminate (except as may be required under the terms thereof), or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof or as made in the ordinary course of business) any Material Space Lease or Material Company Lease, or (2) other than in the ordinary course of business, enter into, amend or terminate (except as may be required under the terms thereof), or waive compliance with the material terms of or breaches under, or assign, renew or extend (except as may be required under the terms thereof), any Company Material Contract (or any Contract that, if entered into prior to the date of this Agreement, would have been a Company Material Contract), except to effect any matter that is otherwise permitted by the other subsections of this Section 5.1(b);

(V) except as set forth in Section 5.1(b)(V) of the Company Disclosure Schedule, make, enter into any Contract for, or otherwise commit to, any capital expenditures (which, for the avoidance of doubt, does not include acquisitions) on, relating to or adjacent to any Company Real Property; provided, however, that notwithstanding the foregoing, but subject to the provisions of Section 5.1(b)(U) above, the Company and its Subsidiaries shall be permitted to make, enter into Contracts for or otherwise commit to: (1) capital expenditures as required by Law, (2) emergency capital expenditures in any amount that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course, (3) capital expenditures set forth in the Capital Expenditure Budget, and (4) capital expenditures in any amount not exceeding $50,000,000 in the aggregate;

(W) except as set forth in Section 5.1(b)(W) of the Company Disclosure Schedule, (1) initiate or consent to any material zoning reclassification of any Company Real Property or any material change to any approved site plan (in each case, that is material to such Company Real Property or plan, as applicable), special use permit or other land use entitlement affecting any material Company Real Properties, in each case, in a manner that would (A) materially inhibit the Company’s ability to develop the Company Real Property as a data center or ability to use the Company Real Property for data center operations or (B) impose material obligations on the Company in connection with the development or use of such Company Real Property or (2) amend, modify or terminate, or authorize any Person to amend, modify, terminate or allow to lapse, any material Company Permit;

(X) (1) apply for or receive any relief under the CARES Act, (2) settle, waive or forgive any amount owed to the Company individually exceeding $1,000,000 or not in the ordinary course of business, or (3) grant any material refunds, credits, rebates or allowances to customers for an amount individually exceeding $1,000,000 or not in the ordinary course of business;

(Y) enter into any new line of business;

(Z) agree to any subdivision or replat relating to the real property to be acquired pursuant to the Land Purchase Agreement without the prior reasonable approval of Parent; or

(AA) authorize, commit or agree to take any of the foregoing actions that are prohibited pursuant to this Section 5.1(b).

(c) Nothing contained in this Agreement shall (i) give Parent or Parent Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time, or (ii) require the Company or any of its Subsidiaries to take (or not take) any action to the extent taking (or not taking) such action requires, under the organizational or other governing documents of any joint venture or similar agreement to which the Company or any of its Subsidiaries is a party, a consent or approval from any Person that is not an Affiliate of the Company (provided, that the Company and its Subsidiaries shall promptly notify Parent (to the extent legally permissible) of such necessary consent or approval and shall use their commercially reasonable efforts to promptly obtain such consent or approval).

(d) During the period from the date hereof until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, Parent shall not, and shall not permit any of its controlled Affiliates to, (i) knowingly take or fail to take any action that would prevent, materially delay or materially impede the consummation of the Financing, (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets or equity of, any Person (including any Company competitor), or enter into any new line of business, if such action could reasonably be expected to (A) prevent, materially delay or materially impede the obtaining of, or adversely affect the ability of Parent or any of its Affiliates to procure, any Consents or Orders from any Governmental Entity or the expiration or termination of any applicable waiting period under the HSR Act necessary to consummate the transactions contemplated hereby or (B) materially increase the risk of any Governmental Entity entering an Order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated hereby, or (iii) take (or fail to take) any action that is intended to or would reasonably be expected to adversely affect or delay the ability of Parent or any of its controlled Affiliates to otherwise perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

(e) Notwithstanding anything in this Agreement to the contrary, during the period from the date hereof until the earlier of the termination of this Agreement in accordance with Section 7.1 and the Effective Time, the Company and its Subsidiaries shall (i) use best efforts to consummate the Land Purchase Agreement in accordance with its terms, (ii) not amend, terminate, waive compliance with the terms of or breaches under, or assign the Land Purchase Agreement without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) and (iii) not take any actions under, or enter into documentation in furtherance of, Section 4.3 or Section 4.4 of the Land Purchase Agreement without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.2 Access.

(a) The Company shall, and shall cause its Subsidiaries to, afford to the Representatives of Parent and the sources of Debt Financing, for purposes of furthering the transactions contemplated hereby, reasonable access during normal business hours upon reasonable advance notice to the other party, throughout the period from the date hereof until the earlier of the termination of this Agreement and the Effective Time, to its and its

Subsidiaries’ personnel, properties, facilities, assets, Contracts, books and records and such other information concerning its business, properties, facilities, assets, Liabilities and personnel as a party may reasonably request and to permit such inspections as Parent may reasonably require and promptly furnish Parent with such financial and operating data and other information with respect to the business, properties, facilities, assets and personnel of the Company and its Subsidiaries as Parent may reasonably request. Notwithstanding anything to the contrary contained in this Section 5.2(a), (i) any document, correspondence or information or other access provided pursuant to this Section 5.2(a) or other confidential or competitively sensitive information that relates to the negotiation and execution of this Agreement or, except as expressly provided in Section 5.3, to any Company Takeover Proposal or any other transactions potentially competing with or alternative to the Mergers or proposals from other parties relating to any competing or alternative transactions or relating to any deliberation of the Company Board or the Special Committee regarding a Company Adverse Recommendation Change may be redacted and (ii) Parent and its Representatives shall not use such access to conduct any environmental investigation at any Company Real Property involving sampling or testing of air, surface water, groundwater, soil or other environmental media at or in connection with any Company Real Property without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). All access pursuant to this Section 5.2(a) shall be (A) conducted in such a manner as not to interfere unreasonably with the normal operations of a party or any of its Subsidiaries and (B) coordinated through a party’s designee.

(b) Notwithstanding anything to the contrary contained in this Section 5.2, neither the Company nor any of its Subsidiaries shall be required to provide any access, or make available any document, correspondence or information, if doing so would, in the reasonable judgment of their legal counsel, (i) jeopardize the attorney-client privilege of the Company or any of its Subsidiaries, (ii) result in the disclosure of trade secrets or competitively sensitive information to third parties or (iii) conflict with any (A) Law applicable to the Company or any of its Subsidiaries or the assets, or operation of the business, of the Company or any of its Subsidiaries or (B) Contract to which the Company or any of its Subsidiaries is a party or by which any of their assets or properties are bound; provided, that in such instances the Company shall inform Parent of the general nature of the information being withheld and use its reasonable best efforts to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (i) through (iii).

(c) The parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the Confidentiality Agreements, which shall continue in full force and effect until the Effective Time or such later time as may be provided therein. From and after the date of this Agreement, Parent and the Company agree that notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreements, the definition of “Representatives” in each Confidentiality Agreement shall be deemed to include any potential equity co-investor, co-bidder, joint acquirer, strategic partner or debt or equity financing source of Parent or Parent Merger Sub and the Company’s consent shall not be required with respect to any such Persons.

Section 5.3 Solicitation.

(a) Except as permitted by this Section 5.3, during the period from the date hereof until the earlier of the termination of this Agreement in accordance with Section 7.1 and the Effective Time, the Company shall not, shall cause each of its Subsidiaries and its and their respective officers and directors to not, and shall instruct and use its reasonable best efforts to cause its and their respective other Representatives not to directly or indirectly (A) solicit, initiate, or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) engage or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any confidential information or access to the properties or assets of the Company or the Company’s Subsidiaries for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, or (C) approve, recommend or enter into, or publicly propose to approve, recommend or enter into, any Company Acquisition Agreement. The

Company agrees that neither it nor any of its Subsidiaries shall terminate, waive, amend, release or modify any provision of an existing standstill or similar agreement to which it or one of its Subsidiaries is a party, except that prior to obtaining the Company Stockholder Approval, if after consultation with, and taking into account the advice of outside legal counsel, the Company Board or the Special Committee determines that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, the Company may waive any such standstill provision solely to the extent necessary to permit a Person to make, on a confidential basis, to the Company Board or the Special Committee, a Company Takeover Proposal.

(b) Upon the execution of this Agreement, the Company shall immediately cease any discussions or negotiations with any Persons (other than Parent and Parent Merger Sub) that may be ongoing as of the date hereof with respect to a Company Takeover Proposal. The Company shall promptly request that each Person (other than Parent, Parent Merger Sub, and their Representatives) that has, on or prior to the date hereof, received confidential information in connection with its consideration of a Company Takeover Proposal to promptly return or destroy all confidential information furnished to such Person by or on behalf of the Company or any of its Subsidiaries or Representatives and shall terminate access to all data rooms furnished in connection therewith.

(c) Notwithstanding anything to the contrary contained in this Agreement, prior to obtaining the Company Stockholder Approval, if the Company or any of its Subsidiaries receives a Company Takeover Proposal from any Person that did not result from a breach of this Section 5.3, and if the Company Board or the Special Committee determines in good faith, after consultation with, and taking into account the advice of, its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal and that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company and its Representatives may (i) enter into an Acceptable Confidentiality Agreement with the Person making such Company Takeover Proposal and thereafter furnish, pursuant thereto, information (including non-public information) with respect to the Company and its Subsidiaries to the Person that has made such Company Takeover Proposal and its Representatives (provided, that the Company shall, substantially concurrently with the delivery to such Person, provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such Person or its Representatives unless such non-public information has been previously provided to Parent) and (ii) engage in and otherwise participate in discussions or negotiations with the Person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal.

(d) The Company shall promptly (and in any event within 48 hours) notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives becomes aware of a Company Takeover Proposal or any offer, proposal or inquiry relating to the Company or its Subsidiaries that would be reasonably likely to lead to or that contemplates a Company Takeover Proposal and shall disclose to Parent the material terms and conditions of any such Company Takeover Proposal and copies of any written Company Takeover Proposal, including proposed agreements, and the identity of the Person making such Company Takeover Proposal. The Company shall keep Parent reasonably informed, on a reasonably current basis (but in any event within 48 hours), as to the status of such Company Takeover Proposal, offer, proposal or inquiry and any material changes thereto, including copies of any changes to any written Company Takeover Proposal, including proposed agreements. The Company agrees that it and its Subsidiaries shall not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company or its Subsidiaries from providing any information to Parent in accordance with this Section 5.3.

(e) Except as permitted by this Section 5.3, neither the Company Board nor the Special Committee shall (i) (A) change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose to change, qualify, withhold, withdraw or modify, in each case in any manner adverse to Parent, the Company Recommendation or the Special Committee Recommendation, (B) approve, adopt or recommend to the stockholders of the Company a Company Takeover Proposal or (C) fail to include the Company Recommendation or the Special Committee Recommendation in the Proxy Statement (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or similar agreement or binding commitment or agreement in principle with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(b)) (a “Company Acquisition Agreement”) or agree or publicly propose to do any of the foregoing. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time after the date of this Agreement and prior to the time the Company Stockholder Approval is obtained, the Company Board or the Special Committee may, if the Company Board or the Special Committee has determined in good faith, after consultation with and taking into account the advice of its independent financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s or the Special Committee’s fiduciary duties under applicable Law, make a Company Adverse Recommendation Change in response to an Intervening Event; provided, that prior to making such Company Adverse Recommendation Change, (I) the Company has given Parent a written notice (a “Company Notice”) of its intention to take such action specifying, in reasonable detail, the reasons therefor and the underlying facts giving rise thereto, and (II) during the period from the delivery of the Company Notice until 5:00 p.m. Eastern time, on the fourth (4th) Business Day following the day on which the Company delivered the Company Notice (it being understood that for purposes of calculating such four (4) Business Days, the first Business Day will be the first Business Day after the date of such delivery), if requested by Parent, the Company shall and shall cause its Representatives to, engage in good faith negotiations with Parent and its Representatives regarding any changes to the terms of this Agreement so that such Intervening Event would cease to warrant a Company Adverse Recommendation Change.

(f) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time after the date of this Agreement and prior to the time the Company Stockholder Approval is obtained, if the Company Board or the Special Committee has determined in good faith, after consultation with and taking into account the advice of its financial advisors and outside legal counsel, that a written Company Takeover Proposal that did not result from a breach of this Section 5.3, constitutes a Company Superior Proposal, the Company Board or the Special Committee may, subject to compliance with this Section 5.3(f), (i) make a Company Adverse Recommendation Change and/or (ii) cause the Company to terminate this Agreement in accordance with Section 7.1(h) in order to enter into a Company Acquisition Agreement relating to such Company Superior Proposal, subject to paying the Company Termination Fee in accordance with Section 7.3; provided, that prior to so making a Company Adverse Recommendation Change or terminating this Agreement, (A) the Company has delivered to Parent a Company Notice, including the material terms and conditions of, and the identity of the Person making, any such Company Superior Proposal, a copy of the Company Superior Proposal and a copy of any proposed Company Acquisition Agreements, (B) during the period from the delivery of the Company Notice until 5:00 p.m. Eastern time, on the fourth (4th) Business Day following the day on which the Company delivered the Company Notice (it being understood that for purposes of calculating such four (4) Business Days, the first Business Day will be the first Business Day after the date of such delivery) (the “Notice Period”), if requested by Parent, the Company shall and shall cause its Representatives to, engage in good faith negotiations with Parent and its Representatives regarding any changes to the terms of this Agreement so that such Company Takeover Proposal ceases to constitute a Company Superior Proposal and (C) after the expiration of the Notice Period, the Company Board or the Special Committee determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal (it being understood and agreed that any changes in the financial terms or any other material amendment to the terms and conditions of such Company Superior Proposal will require a new Company Notice and a new two (2) Business Day Notice Period (it being understood that any such two (2) Business Day period will be calculated in the same manner as the initial four (4) Business Day period, will end at 5:00 pm Eastern time at the end of such two (2) Business Day period and no such new Company Notice shall reduce the initial four (4) Business Day period)).

(g) Nothing contained in this Section 5.3 shall prohibit the Company, the Special Committee, or the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by

Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) from making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (for the avoidance of doubt, it being agreed that the issuance by the Company, the Special Committee or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Company Adverse Recommendation Change); provided, however, that neither the Company nor the Company Board or the Special Committee shall be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is a Company Takeover Proposal or otherwise effect a Company Adverse Recommendation Change with respect thereto, except as permitted by Section 5.3(e) and (f).

(h) Nothing in this Section 5.3 shall prohibit (A) the Company, the Company Board or the Special Committee, directly or indirectly through any Representative, from informing any Person of the restrictions set forth in this Section 5.3, or (B) the Company and its Representatives from contacting any Persons or group of Persons that have made a Company Takeover Proposal after the date of this Agreement solely to request clarification of the terms and conditions thereof so as to determine whether the Company Takeover Proposal is, or would reasonably be expected to result in, a Company Superior Proposal, and any such actions shall not be a breach of this Section  5.3.

Section 5.4 Filings; Other Actions.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare the Proxy Statement in preliminary form and shall cause such Proxy Statement to be filed with the SEC. Parent shall provide to the Company all information concerning Parent, Parent Merger Sub, and their respective Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. The parties shall use their commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC or the staff of the SEC and file such other documents with the SEC as may be reasonably requested by the SEC in connection with the Proxy Statement. Each party shall notify the other party promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the other party with copies of all correspondence between such party and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act. If at any time prior to the Company Stockholders’ Meeting (or any adjournment or postponement thereof) any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company, as applicable, that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by the parties with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company shall cause the Proxy Statement to be disseminated to the Company’s stockholders as promptly as reasonably practicable after the earlier of (i) the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement or (ii) receiving notification that the SEC is not reviewing the preliminary Proxy Statement (such date, the “Clearance Date”). Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith. Subject to Section 8.2, the Company shall bear all filing fees required to be paid to the SEC with respect to, and all printing and dissemination costs for, the Proxy Statement.

(b) Notwithstanding any Company Adverse Recommendation Change but subject to Section 5.4(c), the Company shall take all action necessary in accordance with applicable Law, the rules and policies of NYSE and the Company Organizational Documents to set a record date for, duly give notice of, convene and hold a meeting of its stockholders following the dissemination of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval as soon as reasonably practicable following the Clearance Date. Unless the Company shall have made a Company Adverse Recommendation Change in accordance with Section 5.2, the Company shall include the Company Recommendation and the Special Committee Recommendation in the Proxy Statement and shall solicit the Company Stockholder Approval at the Company Stockholders’ Meeting.

(c) Subject to Section 5.3, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval (which shall include hiring a proxy solicitor). The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders and shall promptly notify Parent of the receipt of any communications (whether written or oral) with any stockholder of the Company indicating that such stockholder may vote against the Merger and shall supply Parent with copies of all such communications if in written form. The Company may, after consultation with Parent, adjourn, recess or postpone the Company Stockholders’ Meeting (i) to allow reasonable additional time for the filing and dissemination of any supplement or amendment to the Proxy Statement that the Company Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law, (ii) if as of the time that the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting and (iii) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval if the Company reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained; provided, that without the written consent of Parent (not to be unreasonably withheld, conditioned or delayed), in no event shall the Company Stockholders’ Meeting (as so postponed or adjourned) be held on a date that is more than 30 days after the date on which the Company Stockholders’ Meeting was originally scheduled. In no event will the record date of the Company Stockholders’ Meeting be changed without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), unless required by applicable Law.

Section 5.5 Employee Matters.

(a) With respect to each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Company Employee”), for a period of twelve (12) months following the Effective Time, or such shorter period such Company Employee continues employment with Parent, or its Subsidiaries (including the Surviving Company) (and in the case of clause (iv), for the applicable period following termination of such Company Employee’s employment), Parent shall provide or cause its Subsidiaries, including the Surviving Company, to provide each such Company Employee, (i) base salary or wages at a rate that is no less favorable than the rate of base salary or wages provided to such Company Employee immediately prior to the Effective Time, (ii) an annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such Company Employee immediately prior to the Effective Time, (iii) an annual long-term incentive opportunity that is substantially similar to the annual long-term incentive award opportunity provided to such Company Employee immediately prior to the Effective Time, provided, that, any long-term incentive compensation opportunity, or portion thereof, may be provided in the form of cash rather than equity, as determined in Parent’s sole discretion, (iv) severance benefits that are no less favorable than the severance benefits set forth on Section 5.5(a) of the Company Disclosure Schedule, and (v) employee benefits (excluding equity incentives) that are substantially comparable in the aggregate to the Company Benefit Plans listed in Section 3.9(a) of the Company Disclosure Schedule.

(b) Each Company Employee who is a participant in an annual cash bonus or other short-term incentive program maintained by the Company or any of its Subsidiaries for the year in which the Closing occurs shall be eligible to receive a cash bonus under the Company’s bonus programs for such year in which the Closing occurs as follows: (i) for the performance period that has elapsed as of the Closing Date, the bonus for such period shall be no less than the amount determined based on actual achievement of pro-rated performance goals under such bonus programs through the Closing Date, as determined immediately prior to the Closing by the Compensation Committee of the Company Board in its reasonable discretion, pro-rated based on the number of days in the applicable performance period that have elapsed as of the Closing (each, a “Pro-Rated 2022 Bonus”); and (ii) for the remaining performance period that follows the Closing Date for the fiscal year in which the Closing occurs, the bonus shall be based on actual achievement of pro-rated performance goals determined under the bonus programs maintained by Parent or its Subsidiaries, including the Surviving Company, as determined by Parent in its discretion, pro-rated based on the number of days in the applicable performance period that have elapsed following the Closing Date (collectively, the “2022 Bonus”). Subject to each such Company Employee remaining employed by Parent or its Subsidiaries, including the Surviving Company, on the payment date, Parent shall, and shall cause its Subsidiaries, including the Surviving Company, to pay the aggregate amount of the 2022 Bonuses to the applicable Company Employees at the same time that such annual bonuses are typically paid in the ordinary course of business. Notwithstanding the foregoing, in the event that any Company Employee dies, or is terminated by the Surviving Company or its Subsidiaries without cause or due to disability, in each case, prior to the payment date of the annual bonuses for the year in which the Closing occurs, Parent shall, and shall cause its Subsidiaries to, pay to such Company Employee (or his or her estate) the Pro-Rated 2022 Bonus within 60 days following such employment termination date. For purposes of this Section 5.5(b), “cause” shall have such meaning as is contained in such Company Employee’s employment or severance agreement with the Company as in effect as of the date hereof, or, if there is no such agreement, shall have such meaning as is set forth on Section 5.5(b) of the Company Disclosure Schedule.

(c) With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent or its Subsidiaries, including the Surviving Company, following the Closing and in which any of the Company Employees participate, including any paid time off and severance plans, service with the Company or any of its Subsidiaries and the predecessor of any of them shall be treated as service with Parent or any of its Subsidiaries, including the Surviving Company, for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to (or level of) benefits (but not for accrual of or entitlement to pension benefits or post-employment welfare benefits, or to the extent that treatment would result in a duplication of benefits for the same period of service).

(d) Parent shall, and shall cause its Subsidiaries, including the Surviving Company, to use reasonable efforts to (i) waive any preexisting condition limitations otherwise applicable to such Company Employee and his or her eligible dependents under any plan of Parent or an Affiliate of Parent that provides health benefits in which such Company Employee is eligible to participate following the Effective Time, other than any limitations that were in effect with respect to such Company Employee and his or her eligible dependents immediately prior to the Effective Time under the corresponding Company Benefit Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by such Company Employee and his or her eligible dependents under the health plans in which they participated immediately prior to transitioning into a plan of Parent or an Affiliate of Parent during the portion of the calendar year prior to such transition in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or an Affiliate of Parent, and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such Company Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Benefit Plan prior to the Effective Time.

(e) Without limiting the generality of Section 8.13, no provision of this Section 5.5, express or implied, (i) is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person (including, without limitation, any Company Employee and any dependent or beneficiary thereof) other than the parties hereto and their respective successors and assigns, (ii) shall constitute an amendment of, or an undertaking to amend, any Company Benefit Plan or any employee benefit plan, program or arrangement maintained by Parent or any of its Affiliates, (iii) shall give any Person (including, without limitation, any

Company Employee) any right to continued employment or service with the Company, Parent, or any of their respective Affiliates, or (iv) is intended to prevent the Company, Parent or any of their respective Affiliates from amending or terminating any Company Benefit Plan in accordance with its terms.

Section 5.6 Regulatory Approvals; Efforts.

(a) Parent, Parent Merger Sub, Company Ltd., Company Merger Sub, and the Company shall, and shall cause their respective controlled Affiliates to, cooperate with the other parties and use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under any applicable Laws to cause the conditions to the Closing set forth in Article VI to be satisfied and to consummate the Mergers as soon as possible (and in any event prior to the End Date), including (i) preparing and filing promptly all filings, forms, notices, registrations, petitions, statements, and notifications required to be filed to consummate the Mergers, (ii) using reasonable best efforts to satisfy the conditions to consummating the Mergers, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any Consent or Order of any Governmental Entity or any other Person required or advisable to be obtained or made by Parent, Parent Merger Sub, the Company or any of their respective Affiliates, including for the Required Regulatory Consents, in connection with the transactions, or the taking of any action, contemplated by this Agreement, including the Mergers, (iv) defending any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including the Mergers, and (v) the execution and delivery of any reasonable additional instruments necessary to consummate the Mergers and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, each of Parent, Parent Merger Sub, and the Company shall, and shall cause its respective Affiliates to, (A) make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the transactions contemplated by this Agreement within ten (10) Business Days after the date of this Agreement, (B) use reasonable best efforts to make or cause to be made an appropriate filing of a draft joint voluntary notice to obtain the CFIUS Approval within fifteen (15) Business Days after the date of this Agreement, (C) make or cause to be made all other filings, forms, notices, registrations and notifications set forth on Section 5.6(a) of the Company Disclosure Schedule relating to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (D) make or cause to be made all other required or advisable filings, forms, notices, registrations and notifications (i) under the Communications Laws, including with the FCC and State PUCs, and (ii) with or to any other Governmental Entity set forth on Section 5.6(a) of the Company Disclosure Schedule, in each case, within ten (10) Business Days after the date of this Agreement, and (E) respond to and comply with, as promptly as practicable, any request, requirement or demand for information or documents from any Governmental Entity in connection with the HSR Act, Communications Laws or any other Antitrust Law or foreign investment Law or otherwise in connection with the transactions contemplated by this Agreement (including responding to any “second request” for additional information and documentary material under the HSR Act as promptly as practicable). Further, Parent shall, and shall cause its controlled Affiliates to, use reasonable best efforts to take all actions necessary to avoid or eliminate each and every impediment, including any Order, that may be asserted by a Governmental Entity with respect to the transactions contemplated by this Agreement or in connection with granting any Required Regulatory Consent so as to enable the Closing to occur as promptly as possible (and in any event prior to the End Date). Further, Parent shall cause its Affiliates to, as required, assist in the preparation and filing of any required filings. Parent shall pay all filing fees associated with all filings, forms, notices, registrations and notifications under the HSR Act and other antitrust, competition, merger control and foreign investment Laws.

(b) Parent and Parent Merger Sub shall, after taking into account in good faith the views of the Company, be permitted to “pull-and-refile,” pursuant to 16 C.F.R. § 803.12, any filing made under the HSR Act once, but otherwise shall not, without the prior written consent of the Company, (i) extend or restart the waiting, review or investigation period under any applicable antitrust, competition, merger control or foreign investment Law or (ii) offer, negotiate or enter into any commitment or agreement, including any timing agreement, with any Governmental Entity to delay the consummation of, to extend the review or investigation period applicable to, or not to close before a certain date, any of the transactions contemplated by this Agreement.

(c) Without limiting the generality of anything contained in Section 5.6(a), each party hereto shall: (i) give the other parties notice as promptly as practicable of the commencement by any Governmental Entity of any Proceeding by or before any Governmental Entity with respect to the Mergers or any of the other transactions contemplated by this Agreement; (ii) keep the other parties promptly informed as to the status of any such Proceeding; and (iii) inform the other parties as promptly as practicable of any material written communication or material oral communication from the Federal Trade Commission, the Department of Justice, CFIUS, any Telecommunications Regulatory Authority or any other Governmental Entity regarding the Mergers. The parties shall coordinate and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with any Proceeding under or relating to (A) the HSR Act or any other Antitrust Laws or foreign investment Laws, (B) any Communications Law or (C) any Required Regulatory Consents. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each material meeting or conference relating to such Proceeding and to have access to and be consulted in connection with any material document, opinion or proposal made or submitted to any Governmental Entity in connection with such Proceeding. Notwithstanding the foregoing, any party may, as it deems necessary, reasonably designate any competitively sensitive material provided to any other party under this Section 5.6(b) as “outside counsel only”; provided, however, that materials may also be redacted (1) to remove references concerning the valuation of the Company, (2) as necessary to comply with contractual arrangements and (3) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(d) Without limiting the generality of the foregoing, Parent and Parent Merger Sub shall, and shall cause their respective Affiliates to, use their reasonable best efforts to cause the expiration or termination of all applicable waiting periods under the HSR Act and the receipt of all other Required Regulatory Consents as soon as possible and prior to the End Date and take, or cause to be taken, all actions and do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, including taking all such action as may be necessary to resolve such objections, if any, as any Governmental Entity or other Person may assert under any antitrust, competition, merger control or foreign investment Laws with respect to the transactions contemplated by this Agreement, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity so as to enable the transactions contemplated by this Agreement to be consummated as soon as possible and prior to the End Date. At the request of the Company, Parent and Parent Merger Sub shall, and shall cause their respective Affiliates to, contest, resist, defend, litigate on the merits and appeal, including through the issuance of a final, non-appealable Order, any Proceeding brought by a Governmental Entity or other Person, whether judicial or administrative, challenging or seeking to delay, restrain or prohibit the consummation of the transactions contemplated by this Agreement, as may be required in order to avoid the entry of, or to effect the dissolution of, any Order in any Proceeding that would otherwise have the effect of restraining, prohibiting, preventing or delaying the consummation of the transactions contemplated by this Agreement; provided, that in the absence of such a request from the Company, Parent shall not be required to take the actions described in this sentence.

(e) For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, and without limiting the generality of the foregoing, Parent and Parent Merger Sub shall, and shall cause their respective controlled Affiliates to, use reasonable best efforts to take any and all steps necessary to eliminate each and every impediment under the HSR Act and any other antitrust, competition, merger control or foreign investment Law that is asserted by any Governmental Entity or any other Person so as to enable the parties to consummate the transactions contemplated by this Agreement as soon as possible and prior to the End Date, including, but not limited to, offering, proposing, negotiating, agreeing and committing to and effecting, by consent decree, hold separate order or otherwise, (i) divestitures, sales, transfers or other dispositions of, licenses of, or hold separate or similar arrangements with respect to, any assets, product lines, businesses or interests of Parent, the Company, or any of Parent’s or the Company’s Affiliates, (ii) the termination, amendment, assignment or creation of relationships, contractual rights or obligations, ventures or other arrangements of Parent, the Company, or any of Parent’s or the Company’s Affiliates, (iii) conduct of business restrictions, including restrictions on Parent’s or its Affiliates’ ability to manage, operate or own any assets, product lines, businesses or interests, (iv) any other change or restructuring of Parent, the Company, or any of Parent’s or the Company’s Affiliates and other actions and non-actions with respect to assets, product lines, businesses or interests of Parent, the Company, or any of Parent’s or the Company’s Affiliates and (v) any other condition, commitment, remedy or undertaking of any kind, in each case of (i) through (v), in order to obtain any and all actions, Consents and Orders from Governmental Entities as soon as possible and prior to the End Date, including committing to take any and all actions necessary in order to ensure that (x) no requirement for non-action, a waiver, Consent or approval of any Governmental Entity, (y) no decree, judgment, decision, injunction, temporary restraining order or any other Order in any Proceeding and (z) no other matter relating to any antitrust, competition, merger control or foreign investment Law, would preclude the occurrence of the Closing prior to the End Date. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.6 or elsewhere in this Agreement shall require Parent or Parent Merger Sub to take or agree to take any action, including any action contemplated by this Section 5.6(e), with respect to any of its Affiliates (including any Person in which any of its Affiliates has any debt or equity investment and any affiliated or commonly advised investment fund) or any direct or indirect portfolio company (as such term is understood in the private equity industry) thereof, other than the Company, the Surviving Company, Company Ltd., Surviving Company Ltd. or any of their respective Subsidiaries.

Section 5.7 Takeover Statutes. If any Takeover Statute may become, or may purport to be, applicable to this Agreement, the Mergers, the Voting and Support Agreements, the Rollover and Support Agreements or any other transactions contemplated by this Agreement and the Voting and Support Agreements and the Rollover and Support Agreements, the Company and the Company Board shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the transactions contemplated hereby and by the Voting and Support Agreements and the Rollover and Support Agreements.

Section 5.8 Public Announcements. The Company and Parent agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in a form agreed to by the parties and that the parties shall consult with each other prior to issuing, and give each other the reasonable opportunity to review and comment upon, any other press release or making any public announcement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior consent of the Company (in the case of Parent or Parent Merger Sub) or Parent (in the case of the Company, Company Ltd. or Company Merger Sub) (in each case, which consent shall not be unreasonably withheld, delayed or conditioned); provided, that a party may, without such prior consent, issue such press release or make such public announcement (a) so long as such release or announcement contains statements with respect to this Agreement and the transactions contemplated hereby that are consistent in all material respects with previous statements made in compliance with this Section 5.8, (b) in connection with any dispute between the parties regarding this Agreement or the transactions contemplated hereby or (c) (after prior consultation, to the extent practicable in the circumstances) to the extent required by applicable Law or the applicable rules of any stock exchange; provided, further, that the Company shall be permitted to issue press releases and make public announcements with respect to any Company Takeover Proposal or from and after a Company Adverse Recommendation Change made in accordance with Section 5.2 without being required to consult with or obtain consent from Parent. Notwithstanding the foregoing, Parent and its Affiliates, may, without such consultation or consent, make disclosures and communications to existing or prospective direct or indirect general and limited partners, equity holders, members, managers, investors and financing sources of such Person or any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

Section 5.9 Exculpation; Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Company, Surviving Company Ltd., and Parent shall exculpate, defend, indemnify and hold harmless all past and present directors, officers and employees of the

Company and Company Ltd. or any of their respective Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company and Company Ltd. or any of their respective Subsidiaries (collectively, the “Covered Persons”) to the fullest extent permitted by Law against any costs and expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and, subject to the proviso below, amounts paid in settlement in connection with any actual or threatened Proceeding, whether civil, criminal, administrative or investigative, arising out of acts or omissions, in each case, occurring at or prior to the Effective Time in connection with such Persons serving as an officer or director or other fiduciary in any entity at the request or for the benefit of the Company, Company Ltd. or any of their respective Subsidiaries (including in connection with serving at the request of the Company, Company Ltd. or such Subsidiary as a director, officer or representative of another Person (including any employee benefit plan)), including acts or omissions occurring in connection with the process resulting in and the authorization, adoption and approval of, and entry into, this Agreement and the consummation of the transactions contemplated hereby; provided, that (i) none of Parent, the Surviving Company or Surviving Company Ltd. shall be liable for any settlement effected without their prior written consent (which may not be unreasonably withheld, delayed or conditioned), (ii) except for counsel engaged for one or more Covered Persons on the date hereof, none of Parent, the Surviving Company or Surviving Company Ltd. shall be obligated under this Section 5.9 to pay the fees and expenses of more than one legal counsel for all Covered Persons in any jurisdiction with respect to any single Proceeding (unless a Covered Person reasonably concludes, based upon an opinion of counsel, that such Covered Person may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with defenses or counterclaims of one more other Covered Persons in such Proceeding) and (iii) none of Parent, the Surviving Company or Surviving Corporation Ltd. shall have any obligation hereunder to pay legal or other expenses to any Covered Person in advance of a final disposition of an action unless Parent, the Surviving Company or Surviving Corporation Ltd. receives an undertaking by or on behalf of such Covered Person to repay such expenses if it is ultimately determined by a court of competent jurisdiction that such Covered Person is not entitled to be indemnified by Parent, the Surviving Company or Surviving Corporation Ltd. From and after the Effective Time, Parent, the Surviving Company and Surviving Company Ltd. shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding or investigation with respect to the matters subject to indemnification pursuant to this Section 5.9(a) in accordance with the procedures (if any) set forth in the Company Organizational Documents, Company Ltd. Organizational Documents or the certificate or articles of incorporation and bylaws, or other organizational or governance documents, of any other Subsidiary of the Company, in each case, as in effect as of the date hereof, and indemnification agreements, if any, in existence on the date of this Agreement. In the event of any such Proceeding: (A) the Surviving Company and Surviving Company Ltd. shall have the right to control the defense thereof after the Effective Time; and (B) the Surviving Company shall pay the reasonable fees and expenses of one legal counsel retained by the Covered Persons, promptly after statements therefor are received. Notwithstanding anything to the contrary contained in this Section 5.9(a) or elsewhere in this Agreement, Parent, the Surviving Company and Surviving Company Ltd. each agrees that it shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Proceeding for which indemnification may be sought under this Section 5.9(a) unless such settlement, compromise, consent or termination obligates Parent, the Surviving Company or Surviving Company Ltd. to pay the full amount of any liability in connection with such Proceeding and includes an unconditional release of all Covered Persons from all liability arising out of such Proceeding.

(b) For not less than six (6) years from and after the Effective Time, except to the extent otherwise expressly prohibited by applicable Law, the articles of incorporation and bylaws of the Surviving Company and the operating agreement of Surviving Company Ltd. shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are set forth in the Company Organizational Documents and the Company Ltd. Operating Agreement, respectively, as of the date of this Agreement. Notwithstanding anything herein to the contrary, if any Proceeding or investigation (whether arising prior to, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 5.9(b) shall continue in effect until the final disposition of such Proceeding or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of this Agreement with any of the directors or officers of the Company, Company Ltd. or any their respective Subsidiaries shall be assumed by the Surviving Company and Surviving Company Ltd., without any further action, and shall continue in full force and effect in accordance with their terms.

(c) At or prior to the Effective Time, the Company and Company Ltd. may obtain and pay for prepaid “tail” insurance policies, each with a claim period of six (6) years from and after the Effective Time, with respect to directors’ and officers’ liability insurance and fiduciary insurance that provides coverage for the current and former directors and officers of the Company and Company Ltd. who were or are currently (and any additional individuals who prior to the Effective Time become) directors or officers of the Company or Company Ltd. covered by any of the Company’s or Company Ltd.’s directors’ and officers’ liability insurance policies with respect to acts or omissions occurring at or prior to the Effective Time on terms and conditions reasonably acceptable to Parent and providing benefits that are substantially equivalent to and in any event not less favorable than the existing policies of the Company and its Subsidiaries or, if substantially equivalent insurance coverage is unavailable, the best available coverage, and the Surviving Company and Surviving Company Ltd. shall maintain such directors’ and officers’ liability insurance and fiduciary insurance policies in full force and effect for each of their full six (6) year terms and continue to honor their respective obligations under each policy; provided, that in no event shall the aggregate premiums payable for such “tail” policies for their entire period exceed an amount equal to 300% of the aggregate current annual premiums paid by the Company and Company Ltd. for such insurance (the “Maximum Amount”); provided, further, that if the amount of the aggregate premiums necessary to procure such insurance coverage exceeds the Maximum Amount, the Company and Company Ltd. shall be entitled to procure for such six-year period the most advantageous policies as can be reasonably obtained for the Maximum Amount. If the Company and Company Ltd. for any reason does not obtain such prepaid “tail” insurance as of the Effective Time, the Surviving Company and Surviving Company Ltd. shall continue to maintain in effect, for a period of six (6) years from and after the Effective Time for the current and former directors and officers of the Company and Company Ltd., the existing directors’ and officers’ liability insurance and fiduciary insurance for the Company and Company Ltd.

(d) In the event that Parent, the Surviving Company or Surviving Company Ltd. or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.9.

(e) The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Covered Person, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, and shall not limit in any way any other rights to indemnification or contribution that any such individual may have under applicable Law, the Company Organizational Documents, the Company Ltd. Organizational Documents, by contract or otherwise. From and after the Effective Time, the obligations under this Section 5.9 shall not be terminated or modified in any manner that adversely affects the rights of the Covered Persons to whom this Section 5.9 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Covered Person has consented in writing to such termination or modification, it being expressly agreed that the Covered Persons (including their respective heirs and representatives) shall be express third party beneficiaries of this Section 5.9. In the event of any breach by Parent, the Surviving Company or Surviving Company Ltd. of this Section 5.9, Parent, the Surviving Company and Surviving Company Ltd. shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 5.9 as such fees are incurred, upon the written request of such Covered Person.

(f) The obligations of Parent, the Surviving Company and Surviving Company Ltd. under this Section 5.9 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that if any claim (whether arising before, at or after the Effective Time) is brought against a Covered Person on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.9 shall continue in effect until the full and final resolution of such claim.

Section 5.10 Section 16 Matters. Subject to and upon the terms and conditions of this Agreement, prior to the Effective Time, the Company shall take all such steps as may be required or reasonably necessary or advisable to cause any dispositions of shares of Company Common Stock or other equity securities (including derivative securities with respect to shares of Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.11 Financing and Financing Cooperation.

(a) Parent and Parent Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and use reasonable best efforts to do, or cause to be done, all things necessary, advisable or proper to obtain the Financing contemplated by the Commitment Letters on or prior to the Closing Date on the terms and conditions described in the Commitment Letters, including using reasonable best efforts to: (i) cause the Equity Investor to maintain in full force and effect the Equity Commitment Letter and maintain in full force and effect the Debt Commitment Letter; (ii) negotiate and enter into definitive debt financing agreements on the terms and conditions contemplated by the Debt Commitment Letter or otherwise on terms and conditions no less favorable, in the aggregate, to Parent and Parent Merger Sub (as determined in the reasonable judgment of Parent) as the terms and conditions set forth in the Debt Commitment Letter (the “Definitive Debt Financing Agreements”); (iii) satisfy on a timely basis, and in a manner that will not impede the ability of the parties to consummate the Merger upon the date which the Merger is required to be consummated pursuant to the terms hereof, in each case, to the extent in the control of Parent or Parent Merger Sub, all conditions to the funding of the Financing set forth in the Commitment Letters and the Definitive Debt Financing Agreements and complying with their respective obligations thereunder and (iv) if the conditions to the Financing have been satisfied in Parent’s reasonable good faith judgment, consummating the Financing at or prior to the Closing. Parent and Parent Merger Sub shall comply with their obligations, and enforce their rights, under the Commitment Letters and the Definitive Debt Financing Agreements in a timely and diligent manner. Without limiting the generality of the foregoing, in the event that all conditions contained in any Commitment Letter or any Definitive Debt Financing Agreement (other than the consummation of the Mergers) have been satisfied, Parent and Parent Merger Sub shall cause the Lenders and the Equity Investor thereunder to comply with their respective obligations thereunder, including to fund the Financing. Parent shall keep the Company informed on a reasonable current basis and in reasonable detail of the status of its efforts to arrange the Financing contemplated by the Commitment Letters. Parent shall give the Company prompt notice of (i) any actual breach or default, repudiation, termination or cancellation by any party of its obligations under the Commitment Letters, (ii) any written notice or other written communication from any Lender, the Equity Investor or other financing source with respect to any actual or threatened breach, default, repudiation, cancellation or termination, by any party to the Commitment Letters or any Definitive Debt Financing Agreement or (iii) any fact, change, event or circumstance that is reasonably likely to have (or with the lapse of time or notice or both), individually or in the aggregate, a material adverse impact on the Financing contemplated by the Commitment Letters and/or Definitive Debt Financing Agreements including that Parent will not reasonably be able to obtain all or a portion of the Financing contemplated by the Financing or the Definitive Debt Financing Agreements, in each case, of which Parent or Parent Merger Sub becomes aware or any termination of the obligations under the Commitment Letters.

(b) Neither Parent or Parent Merger Sub shall, without the prior written consent of the Company: (A) permit any amendment or modification to, or any waiver of any provision or remedy under, the Commitment Letters or the Definitive Debt Financing Agreements if such amendment, modification, waiver or remedy, would or would reasonably be expected to (i) materially and adversely affect or delay in any respect Parent’s or Parent Merger Sub’s ability to consummate the transactions contemplated by this Agreement or the ability of Parent or Parent Merger Sub to enforce its rights under the Financing Commitments or (ii) add new (or modify existing) conditions to the consummation of all or any portion of the Financing or reduce the amount of the Financing, in each case, without the consent of the Company (not to be unreasonably withheld or delayed); provided, that Parent and Parent Merger Sub may replace or amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Debt Commitment Letter as of the date hereof or otherwise so long as the terms would not adversely impact the ability of Parent or Parent Merger Sub to timely consummate the Merger or the likelihood of consummation of the Merger or the ability of Parent or Parent Merger Sub to enforce its rights under the Financing Commitments. Upon any such amendment, modification or waiver, the term “Debt Commitment Letter” and “Definitive Debt Financing Agreement” shall mean the Debt Commitment Letter or Definitive Debt Financing Agreement, as applicable, as so amended or modified. Parent shall promptly deliver to the Company copies of any such amendment, replacement, supplement, other modification or waiver of the Debt Commitment Letter.

(c) If all or any portion of the Debt Financing becomes unavailable, or the Debt Commitment Letter or Definitive Debt Financing Agreements shall be withdrawn, repudiated, reduced by a material amount or by an amount such that Parent and Parent Merger Sub would not have funds in an amount sufficient to consummate the transactions contemplated by this Agreement, terminated or rescinded for any reason, then Parent shall (i) promptly notify the Company in writing of such unavailability, withdrawal, repudiation, reduction in amount, termination or rescission and the reason therefor and (ii) use its reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event, from the same and/or alternative financing sources, alternative financing (A) in an amount sufficient to consummate the transactions contemplated by this Agreement and pay the Merger Amounts and (B) which does not include any terms or conditions to the consummation of such alternative financing that would or would reasonably be expected to materially and adversely affect or delay in any material respect Parent or Parent Merger Sub’s ability to consummate the transactions contemplated by this Agreement. In the event any alternative financing is obtained in accordance with this Section 5.11(a) (“Alternative Financing”), references in this Agreement to the Financing shall also be deemed to refer to such Alternative Financing, and if one or more commitment letters or definitive financing agreements are entered into or proposed to be entered into in connection with such Alternative Financing, references in this Agreement to the Debt Commitment Letter and the Definitive Debt Financing Agreements shall also be deemed to refer to such commitment letters, as applicable, and the definitive financing agreements relating to such Alternative Financing, and all obligations of Parent pursuant to this Section 5.11 shall be applicable thereto to the same extent as Parent’s obligations with respect to the Debt Financing.

(d) Prior to the Closing, the Company shall, and shall cause its Subsidiaries and their respective Representatives to, use reasonable best efforts to provide such cooperation as is reasonably requested by Parent and at Parent’s sole cost and expense, in connection with the Debt Financing contemplated by the Debt Commitment Letter, including using reasonable best efforts to: (i) furnish to Parent and its financing sources such financial, statistical and other pertinent information (but not projections or other forward-looking information) relating to the Company and its Subsidiaries as may be reasonably requested by Parent solely to the extent such information is within the Company’s or any of its Subsidiaries’ control and (1)(x) reasonably available thereto, (y) prepared by or for the Company or any of its Subsidiaries in the ordinary course of business or (2) in the form and substance of (or not more burdensome to prepare than) the financial information (including property-level financing information) delivered to Parent and Parent Merger Sub prior to the date hereof, (ii) make appropriate officers of the Company and its Subsidiaries available at reasonable times and locations agreed by the Company for a reasonable number of due diligence meetings and for participation in a reasonable number of meetings, presentations, road shows and sessions with rating agencies and prospective sources of financing, (iii) assist Parent and its financing sources with the preparation of materials for rating agency presentations, bank information memoranda, and similar documents necessary, proper or advisable in connection with any syndication of the Debt Financing, (iv) [reserved], (v) provide and execute documents as may be reasonably requested by Parent in connection with such Debt Financing, including all documentation and other information required by bank regulatory authorities under applicable beneficial ownership regulations, “know-your-customer” and anti-money laundering rules and regulations (the “KYC Certifications”) and other definitive financing documents, or other certificates, or documents as may be reasonably requested by Parent in connection with the Debt Financing, and facilitating the obtaining of guarantees and pledging collateral in connection with the Debt Financing, in each case to be effective as of no earlier than the Closing, (vi) as may be reasonably requested by Parent, following the obtainment of the Company Stockholder Approval, form new direct or indirect Subsidiaries of the Company pursuant to documentation reasonably satisfactory to Parent and the Company, (vii) as may be reasonably requested by Parent, following the obtainment of the Company Stockholder Approval and provided such actions would not adversely affect the Tax status of the Company or its Subsidiaries or cause the Company to be subject to additional Taxes that are not indemnified by Parent under the second to last sentence of this Section 5.11(d), transfer or otherwise restructure its ownership of existing Subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company, (viii) provide reasonable assistance with respect to the review and delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the Debt Financing, and using commercially reasonable efforts to obtain any consents associated therewith, (ix) to the extent reasonably requested by a financing source, using commercially reasonable efforts to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to other real property interest agreements in form and substance reasonably satisfactory to any potential financing source, (x) cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company or any of its Subsidiaries incurred after the date hereof and in existence as of the Effective Time and the release of related Liens, including delivering such payoff, defeasance or similar notices under any existing loans of the Company or any of its Subsidiaries as reasonably requested by Parent, and (xi) to the extent reasonably requested by a financing source, permit Parent and its Representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which the Company shall use reasonable efforts to obtain), leased by the Company or any of its Subsidiaries (provided, however, that (A) neither Parent nor its Representative shall have the right, without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, provided, that Company shall not unreasonably withhold its consent if such testing or analysis is reasonably required by Lenders in connection with the findings of any Phase I environmental site assessment conducted in connection with the Financing, (B) Parent shall schedule, coordinate and conduct all inspections with the Company in accordance with Section 5.2(a), and (C) the Company shall be entitled to have representatives present at all times during any such inspection). No obligations of the Company or any of its Subsidiaries or any of its or their respective officers, directors, employees and agents or other Representatives under any certificate, document or instrument delivered pursuant to this Section 5.11(d) shall be required to be effective until the Effective Time other than the KYC Certifications.

(e) In addition, notwithstanding anything in this Section 5.11 to the contrary, in fulfilling its obligations pursuant to this Section 5.11, none of the Company, its Subsidiaries or its or their respective officers, directors, employees and agents or other Representatives shall be required to (i) pay any commitment or other fee, provide any security or incur any Liability or obligation in connection with any Financing prior to Closing, (ii) take or permit the taking of any action that would conflict with or violate the Company Organizational Documents or the organizational documents of any Subsidiary of the Company, (iii) take or permit the taking of any action that would reasonably be expected to result in any material violation or breach of, or default (with or without lapse of time, or both) under, any applicable Law or Material Contract of the Company or any of its Subsidiaries, (iv) provide access to or disclose information that the Company or any of its Subsidiaries determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or could result in the disclosure of any trade secrets, customer-specific data or competitively sensitive information not otherwise required to be provided under this Agreement or the violation of any confidentiality obligation (provided, the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner than does not violate this clause (iv)), (v) prepare any financial statements or information (including property-level financial information) that are not available to and prepared in the ordinary course of its financial reporting practice or prepare any pro forma financial statements or information, (vi) pass resolutions or consents or approve or authorize the execution of or amendment of, or execute or amend, the Debt Financing or the Definitive Debt Financing Agreements or any agreement, document or instrument of any kind that will be effective prior to the Effective Time, (vii) cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability, (viii) bear any cost or expense or pay any commitment fee or other similar fee or make any other payment, excluding those fees, expenses, financial commitments or other financial obligations that the Company is reimbursed for by Parent, (ix) deliver or obtain opinions of internal or external counsel or auditors or (x) provide any cooperation that would unreasonably interfere with the ongoing operations of the Company and its Subsidiaries. Nothing contained in Section 5.11(d) or otherwise shall require the Company or any of its Subsidiaries, prior to the Effective Time, to be an issuer or other obligor with respect to the Debt Financing. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company at the request of Parent pursuant to this Section 5.11(d). Parent shall (A) reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with fulfilling its obligations pursuant to this Section 5.11 (including reasonable attorneys’ fees), (B) indemnify and hold harmless the Company and its Subsidiaries (and their respective Representatives) from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by any of them in connection with any actions taken by them pursuant to Section 5.11(d) and (C) reimburse and/or indemnify the Company for costs, losses, damages, claims, expenses and taxes suffered or incurred in connection with actions taken pursuant to clauses (d)(vi) and (vii) and any information used in connection with any of the foregoing (other than information provided to Parent in writing by the Company or its Subsidiaries specifically in connection with their obligations pursuant to this Section 5.11(d)), except to the extent resulting from the gross negligence, bad faith or willful misconduct of the Company and its Subsidiaries (and their respective Representatives). The Company hereby consents to the reasonable use of its logos in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company and its Subsidiaries or their reputation or goodwill.

(f) For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in Section 5.11(d), represent the sole obligation of the Company, its Subsidiaries and its and their respective Representatives with respect to cooperation in connection with the arrangement of any financing (including the Financing) to be obtained by Parent or Parent Merger Sub with respect to the transactions contemplated by this Agreement and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the Financing contemplated by the Commitment Letters) by or to Parent, Parent Merger Sub, or any of their respective Affiliates or any other financing transaction be a condition to any of Parent’s or Parent Merger Sub’s obligations hereunder.

(g) Notwithstanding anything to the contrary in this agreement, the Company’s breach of, or non-performance of, any of the covenants required to be performed by it under this Section 5.11 shall not be a condition of Parent or Parent Merger Sub to Closing and shall not be considered in determining the satisfaction of the condition set forth in Section 6.3(b), unless (i) such breach is a willful and material breach, (ii) such breach is the primary cause of Parent being unable to obtain the proceeds of the Financing at Closing and (iii) unless and until (x) Parent provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged failure to comply, or action or failure to act which could be believed to be a breach of Section 5.11(d) or Section 5.17, (y) Parent includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged failure (which shall not require the Company, its Subsidiaries or its or their respective Representatives to provide any cooperation that it would not otherwise be required to provide under Section 5.11(d) or Section 5.17), and (z) the Company and its Subsidiaries fail to take the actions specified on such Non-Cooperation Notice within five (5) Business Days from receipt of such Non-Cooperation Notice.

(h) All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent or its Representatives pursuant to Section 5.11(d) shall be kept confidential in accordance with the Confidentiality Agreements.

(i) The Company covenants to reasonably cooperate with Parent in Parent’s efforts to obtain title insurance and surveys, at Parent’s sole cost and expense, for the Company Real Property on or before Closing including, but not limited to, the Company and its Subsidiaries providing any corrective title documents, customary certifications, customary affidavits, releases and terminations (in each case, with respect to Liens that are not Permitted Liens) and similar documents or filings, in each case, as reasonably required by Parent’s title insurance company to issue a title insurance policy at Closing insuring Parent’s (or its designated subsidiary) title to the Company Real Property as required by the terms of this Agreement.

Section 5.12 Transaction Litigation. The Company shall promptly (and in any event, within two (2) Business Days) notify the other parties hereto in writing of any shareholder litigation or other litigation or Proceedings brought or threatened in writing against it or its directors or executive officers or other Representatives relating to this Agreement, the Voting and Support Agreements, the Rollover and Support Agreements, the Mergers and/or the other transactions contemplated by this Agreement, the Voting and Support Agreements or the Rollover and Support Agreements (“Transaction Litigation”) prior to the Effective Time and shall keep the other parties hereto informed on a reasonably current basis with respect to the status thereof (including by facilitating meetings between counsel of the Company and counsel of Parent, promptly and diligently responding to reasonable inquiries with respect to such Transaction Litigation made by Parent or its counsel and promptly furnishing to the other parties hereto and their Representatives such information relating to such Transaction Litigation as may be reasonably requested). The Company shall, subject to the preservation of privilege and confidential information, give Parent the opportunity to participate in (but not control) the defense, negotiation or settlement of any Transaction Litigation. The Company shall not cease to defend, consent to the entry of any judgment, settle or offer to settle or take any other material action with respect to such Transaction Litigation without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.12, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to any such Transaction Litigation and the Company will consult with Parent regarding the defense, settlement or compromise of any such Transaction Litigation and consider Parent’s views with respect to any such Transaction Litigation.

Section 5.13 Obligations of Parent Merger Sub. Parent shall cause Parent Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

Section 5.14 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Company, shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of the NYSE to cause the delisting of the Company and of the Company Class A Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the Company Class A Common Stock under the Exchange Act as promptly as practicable after such delisting. If the Company is reasonably likely to be required to file any quarterly or annual reports pursuant to the Exchange Act within ten (10) days following the date of the Closing, the Company will deliver to Parent at least five (5) days prior to the filing date a draft, which is sufficiently developed such that it can be timely filed with a reasonable amount of effort within the time available, of any such reports reasonably likely to be required to be filed during such period.

Section 5.15 Dividends. For the avoidance of doubt, prior to the Effective Time, the Company and each of its Subsidiaries may make Tax Distributions (as defined in the Company Ltd. Operating Agreement) in accordance with Section 5.1(b)(C) and/or (b) in accordance with Section 5.1(b) or Section 5.1(c).

Section 5.16 Taxes.

(a) Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, value added, stock transfer, stamp or similar Taxes, and any transfer, recording, registration and other similar fees that become payable in connection with the transactions contemplated by this Agreement (“Transfer Taxes”), including by, upon written request, using commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement). From and after the Effective Time, the Surviving Company shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of shares of Company Common Stock and Company Ltd. Common Units, all Transfer Taxes.

(b) On or prior to the Closing Date, Company Ltd. shall use commercially reasonable efforts to cause each holder of Company Ltd. Common Units and holder of any other equity interest of Company Ltd. shall deliver to Parent a valid IRS Form W-9 or IRS Form W-8, as applicable, and Company Ltd. shall provide Parent with any necessary information in connection with, and shall reasonably cooperate with Parent in determining, the amount of withholding, if any, required to be deducted and withheld in connection with the transactions contemplated by this Agreement pursuant to Sections 1445 and/or 1446(f) of the Code.

(c) During the period from the date hereof until the earlier of the termination of this Agreement in accordance with Section 7.1 and the Effective Time, the Company and each of its Subsidiaries shall use reasonable best efforts to allow the Company and/or any of its Subsidiaries to continue to realize (i) any and all Tax benefits pursuant to the PAYMENT IN LIEU OF TAXES AGREEMENT, dated November 17, 2016, between the County of Kent, a Michigan municipal corporation, and the Charter Township of Gaines, a Michigan charter township, and Switch, Ltd. and (ii)  any reduction in sales and use Taxes in the State of Nevada consistent with past practice.

Section  5.17 Payoff. The Company shall use its reasonable best efforts to obtain and deliver to Parent, at least one (1) Business Day prior to the Closing Date, (a) customary payoff letters with respect to the Existing Credit Agreement and (b) other customary documents relating to the release of guarantees and liens under the Existing Credit Agreement and any related security documents.

Section 5.18 Senior Notes. The Company and its Subsidiaries shall, if requested by Parent and at Parent’s sole cost and expense, use their reasonable best efforts to provide all cooperation reasonably requested by Parent that is necessary or reasonably required in connection with a redemption or prepayment of one or more series of Senior Notes and the satisfaction and discharge under the applicable indentures governing such series of Senior Notes, in each case, effective no earlier than the Closing, including using reasonable best efforts to take such actions (at the sole cost and expense of Parent), including the issuance of a notice of redemption and all other customary certificates, opinions and other documentation (collectively, the “Redemption Documents”), as may be required under the terms of the applicable series of Senior Notes to effect such redemption or prepayment effective as of the Closing. Parent and Parent Merger Sub shall use their reasonable best efforts to cooperate with any such activities contemplated by this Section 5.18. The parties acknowledge and agree that the redemption or prepayment and the satisfaction and discharge contemplated by this Section 5.18 shall not be a condition to consummating any of the transactions contemplated by this Agreement. The Company and its Subsidiaries shall provide Parent an opportunity to review and comment on the Redemption Documents and to include any proposed changes thereon that Parent reasonably requests within two (2) Business Days of receipt of the proposed Redemption Documents.

Section 5.19 Notification of Certain Matters. Each party hereto shall give prompt notice to the other parties (a) of any written notice or other written communication received from any Governmental Entity in connection with the Mergers or the other transactions contemplated hereby or from any other Person alleging that the consent of such Person is or may be required in connection with the Mergers, if the subject matter of such communication or the failure to obtain such consent would reasonably be expected to prevent or materially delay, interfere with, hinder or impede the ability of the Company, Company Ltd., and Company Merger Sub to consummate any of the transactions contemplated hereby (including the Mergers or the Financing) in accordance with the terms of this Agreement or to comply with their obligations under this Agreement in all material respects (other than with respect to Antitrust Laws, which are the subject of Section 5.6); provided, however, that no such notification shall affect or be deemed to modify or cure any breach of any representation or warranty of the Company set forth herein or the conditions to the obligations of Parent and Parent Merger Sub to consummate the transactions contemplated hereby or the remedies available to the parties hereunder.

Section 5.20 Director Resignations. The Company shall cause to be delivered to Parent resignations executed by each director of the Company and its Subsidiaries in office immediately prior to the Effective Time (other than with respect to any directors identified by Parent in writing to the Company two (2) Business Days prior to the Closing Date), which resignations shall be effective at the Effective Time.

Section 5.21 REIT Conversion. The Company shall keep Parent reasonably informed regarding any material developments with respect to the Company’s conversion to a REIT and will consult with Parent in good faith with respect to material actions to be taken in connection with causing the Company to be treated as a REIT. The Company shall not (i) cause the Company to be treated as a REIT, without Parent’s prior written consent, or (ii) communicate with the IRS with respect to its conversion to a REIT, without the Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, however, that nothing contained herein shall prevent the Company from forming new entities or restructuring any Subsidiaries in connection with its preparation for the Company to be treated as a REIT in 2023; provided, further, transfer of any assets and Contracts into such newly formed entities or in connection with any such restructuring shall be subject to Parent’s approval (not to be unreasonably withheld, conditioned or delayed, it being understood that it will be unreasonable to withhold such consent unless Parent reasonably believes such transfer would adversely affect the Debt Financing (or Alternative Financing)).

Section 5.22 Assignment of Contracts. At the request of Parent, as part of the Mergers and effective as of the Effective Time, the Company shall use commercially reasonable efforts to cause those customer Contracts identified by Parent to the Company to be assigned to one or more Subsidiaries of the Company as designated by Parent.

Section 5.23 Voting Agreement. Notwithstanding anything in this Agreement to the contrary, during the period from the date hereof until the earlier of the termination of this Agreement in accordance with Section 7.1 and the Effective Time, the Company and its Subsidiaries shall not amend, terminate, waive compliance with the terms of or breaches under, or permit the assignment of, or fail to enforce its rights under the Company Voting Agreement without the prior written consent of Parent.

ARTICLE VI

CONDITIONS TO THE MERGERS

Section 6.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction (or mutual written waiver by the Company and Parent, to the extent permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The Company Stockholder Approval shall have been obtained in accordance with applicable Law, the rules and policies of NYSE and the Company’s Organizational Documents.

(b) All waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act, and any commitment to, or agreement (including any timing agreement) with, any Governmental Entity to delay the consummation of, or not to consummate before a certain date, the transactions contemplated by this Agreement, shall have expired or been terminated, and all Consents set forth on Schedule 6.1(b) (together, the “Required Regulatory Consents”) shall have been obtained.

(c) No Order (whether temporary, preliminary or permanent) shall have been issued, entered or enforced, and shall continue to be in effect, and no Law shall have been enacted, issued, promulgated or adopted that remains in effect or shall be effective, in each case, that prevents, enjoins, prohibits, restrains or makes illegal the consummation of the Mergers.

Section 6.2 Conditions to Obligation of the Company to Effect the Mergers. The obligation of the Company and Company Ltd. to effect the Mergers is further subject to the satisfaction (or written waiver by the Company, to the extent permissible under applicable Law) on or prior to the Effective Time of the following conditions:

(a) The representations and warranties of Parent and Parent Merger Sub set forth in Article IV that are qualified by a “Parent Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the Closing Date as though made at and as of the Closing Date and the representations and warranties of Parent and Parent Merger Sub set forth in Article IV that are not qualified by a “Parent Material Adverse Effect” qualification shall be true and correct in all respects at and as of the Closing Date as though made at and as of the Closing Date (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect set forth therein), except where such failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; provided that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i) or (ii), as applicable) only as of such date or period.

(b) Each of Parent and Parent Merger Sub shall have performed and complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized representative of Parent, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) for each of Parent and Parent Merger Sub, respectively, have been satisfied.

Section 6.3 Conditions to Obligation of Parent and Parent Merger Sub to Effect the Mergers. The obligation of Parent and Parent Merger Sub to effect the Mergers is further subject to the satisfaction (or the written waiver by Parent, to the extent permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of the Company (i) set forth in the third sentence of Section 3.3(a) and Section 3.11(b) shall be true and correct as of the Closing Date with the same effect as though made on and as of the Closing Date, (ii) set forth in Section 3.2(a) shall be true and correct as of the Closing Date with the same effect as though made on and as of the Closing Date, subject only to de minimis inaccuracies, (iii) set forth in Section 3.1, Section 3.2 (other than Section 3.2(a)), Section 3.3(a) (other than the third sentence thereof), Section 3.3(b), and Section 3.20 shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date) and (iv) set forth in this Agreement, other than those Sections specifically identified in clauses (i) through (iii) of this paragraph, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each of the Company, Company Merger Sub, and Company Ltd. shall have performed and complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c) Each Rollover Member shall have performed or complied with the obligations of such Rollover Member under Section 1.1 and 1.2 of such Rollover Member’s Rollover and Contribution Agreement, provided that if Parent terminates a Rollover Member’s Rollover and Contribution Agreement, this condition in Section 6.3(c) shall be deemed to be satisfied with respect to such Rollover Member.

(d) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by a duly authorized executive officer of the Company, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(e) have been satisfied.

(e) From the date of this Agreement through the Closing Date, there shall not have occurred any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) The TRA Amendment shall be in full force and effect.

(g) On the Closing Date, individual special purpose entity Subsidiaries of the Company shall consummate the acquisition of the Las Vegas GL Properties pursuant to and in accordance with the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of the date of this Agreement (the “Land Purchase Agreement”), by and between Company Ltd. as buyer and Beltway Business Park, L.L.C., Beltway Business Park Warehouse No. 3, LLC, Beltway Business Park Warehouse No. 4, LLC, Beltway Business Park Warehouse No. 6, LLC, Beltway Business Park Warehouse No. 8, LLC, as the sellers, without giving effect to any amendment, restatement, modification or waiver thereto, and fee title to the Las Vegas GL Properties shall be owned by such individual special purpose entity Subsidiaries of the Company as of Closing free and clear of all Liens other than Permitted Liens.

ARTICLE VII

TERMINATION

Section 7.1 Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether prior to or after the Company Stockholder Approval (other than the termination rights set forth in Section 7.1(d), Section 7.1(g) or Section 7.1(h), each of which may only be invoked prior to the Company Stockholder Approval):

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent, upon written notice to the other, if the Mergers shall not have been consummated on or prior to 5:00 p.m. Eastern Time on the six (6) month anniversary of the date of this Agreement (as such date may be extended pursuant to the immediately succeeding proviso, the “End Date”); provided, however, that if, on such date, the conditions to Closing set forth in Section 6.1(b), Section 6.1(c) and/or Section 6.3(g) shall not have been satisfied but all other conditions to Closing shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the End Date shall be automatically extended for two (2) successive three (3) month periods and such date shall become the End Date for purposes of this Agreement; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company or Parent if the failure by the Company, Company Ltd., or Company Merger Sub (in the case of termination by the Company) or Parent or Parent Merger Sub (in the case of termination by Parent) to perform or comply in any material respect with any representation, warranty, covenant or other agreement of such party set forth in this Agreement;

(c) by either the Company or Parent, upon written notice to the other, if an Order by a Governmental Entity of competent jurisdiction shall have been issued or entered, or a Law shall have been enacted or adopted, permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order or Law shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to the Company or Parent if such Order or Law resulted from the material breach by the Company, Company Merger Sub, or Company Ltd. (in the case of termination by the Company) or Parent or Parent Merger Sub (in the case of termination by Parent) of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;

(d) by either the Company or Parent, upon written notice to the other, if the duly held Company Stockholders’ Meeting (as it may be adjourned or postponed) at which a vote on the Company Stockholder Approval was taken shall have concluded and the Company Stockholder Approval shall not have been obtained;

(e) by the Company, upon written notice to Parent, if Parent or Parent Merger Sub shall have breached or there is any inaccuracy in any of its representations or warranties, or shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is sixty (60) days following written notice from the Company to Parent of such breach, inaccuracy or failure; provided, that the Company, Company Merger Sub, and Company Ltd. are not then in breach of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 6.3(a) or Section 6.3(b);

(f) by Parent, upon written notice to the Company, if the Company, Company Merger Sub, or Company Ltd. shall have breached or there is any inaccuracy in any of its representations or warranties, or shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is sixty (60) days following written notice from Parent to the Company of such breach, inaccuracy or failure; provided, that Parent and Parent Merger Sub are not then in breach of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or Section 6.2(b);

(g) by Parent, upon written notice to the Company, at any time prior to the receipt of the Company Stockholder Approval, in the event (i) the Company Board or any committee thereof (including the Special Committee) shall have made a Company Adverse Recommendation Change, (ii) the Company shall have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes a Company Takeover Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders), (iii) the Company Board or the Special Committee shall have failed to publicly reaffirm the Company Recommendation or Special Committee Recommendation within ten (10) Business Days after the date a Company Takeover Proposal shall have been publicly announced (or if the Company Stockholders’ Meeting is scheduled to be held within ten (10) Business Days from the date a Company Takeover Proposal is publicly announced, promptly and in any event prior to the date on which the Company Stockholders’ Meeting is scheduled to be held), or (iv) the Company or any of its Subsidiaries enters into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement in compliance with Section 5.3(c));

(h) by the Company, upon written notice to Parent, at any time prior to the receipt of the Company Stockholder Approval, in accordance with Section 5.3(f), in order to accept a Company Superior Proposal which did not result, directly or indirectly, from a breach of Section 5.3 and enter into a Company Acquisition Agreement providing for the consummation of such Company Superior Proposal; provided, that the Company shall have (i) previously or concurrently paid the Company Termination Fee in accordance with Section 7.3(a)

(and such termination shall not be effective until the Company has paid such Company Termination Fee in accordance with Section 7.3(a)) and (ii) substantially concurrently with such termination, entered into a Company Acquisition Agreement; and

(i) by the Company, upon written notice to Parent, (i) if all of the conditions set forth in Section 6.1 and Section 6.3 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and that are then capable of being satisfied if there were a Closing), (ii) the Company has confirmed by written notice to Parent that (A) all conditions set forth in Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing so long as such conditions would be satisfied if the Closing Date were the date such notice is received by Parent or that it is willing to waive any unsatisfied conditions in Section 6.2), (B) the Mergers are required to be consummated pursuant to Section 1.2, and (C) that the Company is ready, willing and able to consummate the Mergers on the date such notice is delivered and through the end of the next succeeding five (5) Business Days, and (iii) Parent fails to consummate the Mergers and the other transaction contemplated by this Agreement within five (5) Business Days after the later of (x) receipt by Parent of the notice referred to in clause (ii) and (y) the date the Mergers were required to be consummated pursuant to Section 1.2.

Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except that the Guarantees, the Confidentiality Agreements and the provisions of the last sentence of Section 5.11(d), this Section 7.2, Section 7.3 and Article VIII shall survive any termination), and there shall be no other Liability on the part of the Company, Company Merger Sub, Company Ltd., Parent, Parent Merger Sub, Financing Party or Parent Related Party except as provided in the Guarantees, the Confidentiality Agreements, the final sentence of Section 5.11(d), and Section 7.3; provided, that subject to Section 7.3(e) and Section 7.3(f) (including the limitations of liability set forth therein), no such termination of this Agreement shall relieve any party hereto from Liability for fraud or a Willful Breach of its covenants or agreements set forth in this Agreement prior to such termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 7.3 Termination Fees.

(a) If (i) this Agreement is terminated by (A) the Company pursuant to Section 7.1(h), (B) Parent pursuant to Section 7.1(g) or (C) by either the Company or Parent pursuant to Section 7.1(d) at a time when this Agreement was terminable by Parent pursuant to Section 7.1(g) or (ii) (A) after the date of this Agreement and prior to (x) the Company Stockholders’ Meeting (in the case of Section 7.1(d)), (y) the breach giving rise to such right of termination (in the cause of Section 7.1(f)) and (z) the termination of this Agreement (in the case of Section 7.1(b)), a Company Takeover Proposal (substituting 50% for the 20% threshold set forth in the definition of “Company Takeover Proposal”) shall have been made (which, in the case of Section 7.1(d), shall have been publicly made and not withdrawn at least three (3) Business Days prior to the Company Stockholders’ Meeting (or any adjournment or postponement thereof)), (B) thereafter this Agreement is terminated by (x) Parent or the Company pursuant to Section 7.1(d), (y) Parent pursuant to Section 7.1(f) or (z) Parent or the Company pursuant to Section 7.1(b), and (C) at any time on or prior to the twelve-month anniversary of such termination, the Company or any of its Subsidiaries completes or enters into a definitive agreement with respect to any Company Takeover Proposal (substituting 50% for the 20% threshold set forth in the definition thereof) (whether or not the same Company Takeover Proposal as that made prior to the termination of this Agreement), then the Company shall pay Parent the Company Termination Fee in immediately available funds (1) in the case of clause (i)(A), prior to or concurrently with such termination, (2) in the case of clauses(i)(B) and (i)(C), within two (2) Business Days after the date of such termination by Parent or (3) in the case of clause (ii), within two (2) Business Days after the earlier of entry into a definitive agreement relating to such transaction and the consummation of such transaction. Notwithstanding anything to the contrary in this Agreement, if the full Company Termination Fee shall become due and payable in accordance with this Section 7.3(a), from and after such termination and payment of the Company Termination Fee in full pursuant to and in accordance with this Section 7.3(a), the Company, Company Merger Sub and Company Ltd. shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby. In no event shall the Company Termination Fee be required to be paid on more than one occasion.

(b) If this Agreement is terminated (i) by the Company pursuant to Section 7.1(e) or Section 7.1(i) or (ii) by Parent or the Company pursuant to Section 7.1(b) and at such time the Company could have terminated pursuant to Section 7.1(e) or Section 7.1(i), then Parent shall pay the Company the Parent Termination Fee in immediately available funds within two (2) Business Days after the date of such termination. Notwithstanding anything to the contrary in this Agreement, if the Parent Termination Fee shall become due and payable in accordance with this Section 7.3(b), from and after such termination and payment of the Parent Termination Fee in full pursuant to and in accordance with this Section 7.3(b), Parent and Parent Merger Sub shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby. In no event shall the Parent Termination Fee be required to be paid on more than one occasion or in addition to any other remedy or damage.

(c) Each of the parties hereto acknowledges that neither the Company Termination Fee nor the Parent Termination Fee is intended to be a penalty but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such Company Termination Fee or the Parent Termination Fee is due and payable, for any Liabilities, including the efforts and resources expended and opportunities foregone, while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

(d) Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the Company, Company Merger Sub, Company Ltd., Parent, and Parent Merger Sub would not enter into this Agreement. Accordingly, if the Company or Parent fails to pay in a timely manner the Company Termination Fee or the Parent Termination Fee, as applicable, when due pursuant to this Section 7.3, and, in order to obtain the payment, the Company or Parent, as the case may be, commences a Proceeding which results in a final and non-appealable judgment against the other party, for the payment set forth in this Section 7.3, then the Company shall pay or cause to be paid to Parent or Parent shall pay or cause to be paid to the Company, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Proceeding, together with interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2% per annum.

(e) Subject in all respects to the Company’s right prior to the valid termination of this Agreement to obtain specific performance and equitable relief rights in accordance with Section 8.5, and the reimbursement and indemnification obligations of Parent under Section 5.11(d) and Section 7.3(d), in the event this Agreement is validly terminated pursuant to Section 7.1, (i) none of the Parent Related Parties (other than Parent and the Guarantors (solely to the extent set forth in such Guarantor’s Guarantee)) shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (or abandonment or termination thereof) or in respect of any theory of law or equity or in respect of any oral or other representation, warranty or promise alleged to have been made in connection herewith or therewith made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise; (ii) payment of the Parent Termination Fee by Parent, if due, shall be the sole and exclusive monetary damages remedy (whether at Law or in equity, whether in contract or in tort or otherwise) of the Company Related Parties against the Parent Related Parties for any and all Liabilities suffered or incurred as a result of the failure of the transactions to be consummated by this Agreement or for any breach or failure to perform or comply with (in any case, whether willfully, intentionally, knowingly or otherwise) this Agreement, the Commitment Letters, the Guarantees, the failure of the transactions to be consummated or otherwise relating to or arising out of this Agreement, the Commitment Letters, the Guarantees or the transactions contemplated by this Agreement, (iii) upon payment of the Parent Termination Fee, if due, neither Parent nor the Guarantors shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (or abandonment or termination thereof) or in respect of any theory of law or equity or in respect of any oral or other representation, warranty or promise alleged to have been made in connection herewith or therewith made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and (iv) subject to clause (i) above, upon payment of the Parent Termination Fee, if due, no Company Related Party shall be entitled to bring or maintain any Proceeding against any Parent Related Party for any and all Liabilities of any kind suffered as a result of the failure of the transactions to be consummated or for any breach or failure to perform or comply with (in any case, whether willfully, intentionally, knowingly or otherwise and including any Willful Breach) this Agreement, the Commitment Letters, the Guarantees or otherwise relating to or arising out of this Agreement, the Commitment Letters, the Guarantees or the transactions contemplated hereby.

(f) Notwithstanding anything to the contrary in this Agreement, each of the Company, Company Ltd., Company Merger Sub, Parent, and Parent Merger Sub acknowledges and agrees:

(i) that in connection with any loss suffered by any Company Related Party as a result of the failure of the transactions to be consummated or for a breach or failure to perform or comply (in any case, whether willfully, intentionally, knowingly or otherwise and including any Willful Breach) hereunder or under any other document executed by any Parent Related Party, other than in the circumstances in which the Company is entitled to receive the Parent Termination Fee in accordance with Section 7.3(b) (which Parent Termination Fee, in furtherance of Section 7.3(c), shall be liquidated damages for any and all Liabilities suffered or incurred by the Company or any Company Related Party in connection with this Agreement and the transactions contemplated hereby (and the abandonment or termination thereof), any other matter forming the basis for such termination or any breach (whether willful, intentional, knowingly or otherwise and including any Willful Breach) of any covenant or agreement or otherwise in respect of this Agreement or any written or oral representations or warranty made or alleged to be made in connection herewith), the Company agrees, on behalf of itself and the Company Related Parties, that the maximum aggregate monetary liability of the Parent Related Parties, if any, shall be limited to an amount equal to (i) the Parent Termination Fee, plus (ii) any expenses payable by Parent under the last sentence of Section 7.3(d), plus (iii) Parent’s indemnification, payment and reimbursement obligations pursuant to the penultimate sentence of Section 5.11(d) (collectively, the “Parent Liability Limitation”), and in no event shall Company or any Company Related Party seek or be entitled to recover from the Parent Related Parties, and the Company on behalf of itself and the Company Related Parties hereby irrevocably waives and relinquishes, any right to seek or recover, any damages in excess of the Parent Liability Limitation (including consequential, indirect or punitive damages). In furtherance of the foregoing, in no event shall any Parent Related Party be required to pay any amount of monetary losses under this Agreement if the Company is entitled to or has received the Parent Termination Fee; and

(ii) the Company acknowledges and agrees, on behalf of itself and the Company Related Parties, that this Agreement may only be enforced by the Company against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made by the Company against, Parent and Parent Merger Sub, and no Parent Related Party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Mergers or the other transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against Parent or Parent Merger Sub or against the Guarantors under the Guarantees (in each case, upon and subject to the terms and conditions hereof and thereof), in no event shall the Company or any of the Company Related Parties, and the Company agrees not to and to cause the Company Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages or the Parent Termination Fee from, any other Parent Related Party. None of the Parent Related Parties will have any Liability to the Company, its Subsidiaries or any of the Company Related Parties relating to or arising out of the Mergers or any of the other transactions contemplated by this Agreement; provided, that nothing in this Section 7.3(f) shall limit Parent’s or

Parent Merger Sub’s respective express obligations under this Agreement and the applicable Guarantor’s express obligations under its Guarantee (in each case, upon and subject to the terms and conditions hereof and thereof).

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive beyond the Effective Time, except for those obligations, covenants and agreements contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that contemplate performance in whole or in part after the Effective Time or otherwise expressly by their terms survive the Effective Time (including Section  5.9).

Section 8.2 Expenses. Except as otherwise provided in this Agreement (including in Section 5.11(d), and Section 7.3), whether or not the Mergers are consummated, all costs and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses; provided, that if the Mergers are not consummated by the End Date and this Agreement is terminated pursuant to Section 7.1(b), Parent shall bear 50% of all filing fees paid to the SEC with respect to, and 50% of all printing and dissemination costs for, the Proxy Statement.

Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8.4 Governing Law; Jurisdiction.

(a) This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(b) Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder and the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the courts of the State of Nevada and/or the U.S. District Court for the District of Nevada (the “Chosen Courts”). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the Chosen Courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.7; provided, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 8.5 Specific Enforcement.

(a) The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly, prior to the termination of this Agreement in accordance with Article VII and subject in all respects to Sections 7.2, 7.3 and this 8.5, (i) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity (except as may be limited by Section 7.3), (ii) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (iii) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. In circumstances where Parent and Parent Merger Sub are obligated to consummate the Mergers and the Mergers have not been consummated, Parent and Parent Merger Sub expressly acknowledge and agree that the Company, Company Merger Sub, Company Ltd. and the Company’s stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate the Company, Company Merger Sub, Company Ltd. and the Company’s stockholders, and that the Company on behalf of itself and its stockholders, Company Merger Sub, and Company Ltd. shall be entitled (in addition to any other remedy that may be available whether in law or equity, including monetary damages) to enforce specifically Parent’s and Parent Merger Sub’s obligations to consummate the Mergers. The Company’s, Company Merger Sub’s or Company Ltd.’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which the Company, Company Merger Sub, or Company Ltd. may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the Company, Company Merger Sub, Company Ltd. and the Company’s stockholders.

(b) Notwithstanding Section 8.5(a) or anything else to the contrary in this Agreement, the Company, Company Merger Sub, and Company Ltd. shall not be entitled to seek to enforce specifically Parent’s and Parent Merger Sub’s obligations to consummate the transactions contemplated by this Agreement and, if so desired, to cause the Equity Financing to be funded unless (i) all of the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing or the failure of which to be satisfied is caused by a breach by Parent or Parent Merger Sub of their representations, warranties, covenants or agreements contained in this Agreement) shall have been satisfied (or be capable of being satisfied at the Closing) or (to the extent permissible under applicable Law) waived, (ii) the full amount of the Debt Financing (or Alternative Financing) has been funded or would be funded at the Closing if the equity financing contemplated by the Equity Commitment Letters (the “Equity Financing”) were funded at the Closing, (iii) the Company has irrevocably confirmed in a written notice delivered to Parent that if specific performance is granted and the Equity Financing and Debt Financing (or Alternative Financing) are funded, then the Company stands ready, willing and able to then consummate the transactions contemplated by this Agreement on such date, (iv) Parent and Parent Merger Sub have failed to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2 and (v) for the avoidance of doubt, this Agreement has not been terminated. For the avoidance of doubt, in no event shall the Company be entitled to obtain specific performance of Parent’s or Parent Merger Sub’s right to cause the Equity Financing to be funded or obligations to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at Closing). For the avoidance of doubt, under no circumstances shall the Company, Company Merger Sub, or Company Ltd. be permitted or entitled to receive both a grant of specific performance or any monetary damages whatsoever, on the one hand, and payment of the Parent Termination Fee, on the other hand. Furthermore, for the avoidance of doubt, this Section 8.5(b) shall not limit the Company’s, Company Merger Sub’s or Company Ltd.’s ability to seek specific performance of Parent’s or Parent Merger Sub’s obligations pursuant to Section 5.11.

Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING TO THE FINANCING OR THE COMMITMENT LETTERS OR THE PERFORMANCE THEREUNDER OR RELATED THERETO).

Section 8.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified, (b) when received when sent by email (to the extent no “bounce back” or similar message indicating non-delivery is received with respect thereto) by the party to be notified, or (c) when delivered by a courier (with confirmation of delivery), in each case to the party to be notified at the following address:

To Parent or Parent Merger Sub:

c/o DigitalBridge Investments, LLC

750 Park of Commerce Drive, Suite 210

Boca Raton, FL 33487

Attention:   Legal Department

Email:        LegalNoticesIM@digitalbridge.com

and

IFM Investors Pty Ltd

c/o IFM Investors (US) LLC

114 West 47th Street, 19th Floor

New York, NY 10036

Attention: Head of Commercial (Americas)

E-mail: angola.russell@ifminvestors.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, Texas

Attention:   David Lieberman

  Christopher May

Email:         dlieberman@stblaw.com

  cmay@stblaw.com

To the Company, Company Ltd. or Company Merger Sub:

Switch, Inc.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

Attention:   Thomas Morton

  Gabe Nacht

Email:         Thomas@switch.com

  Gabe@switch.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive

20th Floor

Costa Mesa, CA 92626

Attention:   Charles Ruck, Esq.

  Daniel Rees, Esq.

Email:         Charles.Ruck@lw.com

  Daniel.Rees@lw.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 8.7. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties. Subject to the first sentence of this Section 8.8, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void.

Section 8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon set forth in Section 7.3 be construed as an integral provision of this Agreement and that such remedies or limitations shall not be severable in any manner that increases a Person’s liability or obligations.

Section 8.10 Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto, the Voting and Support Agreements, the Rollover and Support Agreements, the Guarantees, the Equity Commitment Letters and the Confidentiality Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof, and except as expressly provided in Section 8.13, this Agreement is not intended to grant standing to any Person other than the parties hereto.

Section 8.11 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Company Merger Sub, Company Ltd., Parent, and Parent Merger Sub; provided, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding anything herein to the contrary, any amendment or modification to Section 7.2, Section 7.3(e), Section 7.3(f), Section 8.5, Section 8.6, this Section 8.11, Section 8.13 and Section 8.15 (and the defined terms used in any of the foregoing provisions, to the extent that an amendment of such defined terms would modify the substance of the foregoing provisions) that is materially adverse to any Financing Party shall not be made without the prior written consent of such Financing Party.

Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13 No Third-Party Beneficiaries. Each of Parent, Parent Merger Sub, the Company, Company Merger Sub, and Company Ltd. agrees that (a) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that notwithstanding the foregoing, (i) if the Effective Time occurs, then each Covered Person shall be an express third-party beneficiary of and shall be entitled to rely upon and enforce Section 5.9 and this Section 8.13, (ii) following the Effective Time, each former stockholder of the Company, each former member of Company Ltd. and Company Merger Sub, and each holder of Company Equity Awards as of the Effective Time shall be an express third party beneficiary of and shall be entitled to obtain the Merger Consideration to which it is entitled pursuant to Article II, (iii) each Parent Related Party shall be entitled to the rights set forth in Section 7.3 and (iv) the Financing Parties shall be entitled to the rights set forth in Section 7.2, Section 7.3(c), Section 7.3(f), Section 8.6, Section 8.11, this Section 8.13 and Section 8.15.

Section 8.14 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.” The words “made available to Parent” and words of similar import refer to documents (a) posted to the “Sunshine” data room hosted on Datasite by or on behalf of the Company, Company Merger Sub, and Company Ltd. on or prior to 6:00 p.m. Eastern time on the day immediately prior to the date of this Agreement and continuously available for review by Parent and its Representatives in the data room during such period or (b) disclosed in a Company SEC Document filed and publicly available. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.15 Financing Parties. Notwithstanding anything in this Agreement to the contrary, the Company, Company Merger Sub, and Company Ltd., on behalf of themselves and their respective Subsidiaries, hereby: (a) agree that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agree that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the Debt Commitment Letter or other applicable definitive document relating to the Debt Financing, (c) agree not to bring any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agree that service of process upon the Company, Company Merger Sub, Company Ltd. and their respective Subsidiaries in any such Proceeding shall be effective if notice is given in accordance with Section 8.7, (e) irrevocably waive, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (f) knowingly, intentionally and voluntarily waive to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against the Financing Parties in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agree that none of the Financing Parties will have any liability to the Company, Company Merger Sub, Company Ltd. or any of their respective Subsidiaries relating to or arising out of this Agreement or any of the transactions contemplated hereby, whether in law or in equity, whether in contract or in tort or otherwise and (h) agree that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 8.15, and that such provisions and the definition of “Financing Parties” shall not be amended in any way adverse to the Financing Parties without the prior written consent of the Financing Entities.

Section 8.16 Definitions.

(a) Certain Specified Definitions. As used in this Agreement:

“Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreements, and which does not restrict the Company from providing access, information or data required to be provided pursuant to this Agreement, including Section 5.3, except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the counterparty to ensure the Acceptable Confidentiality Agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements.

“Affiliates” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Antitrust Laws” means all Laws, including the Sherman Act of 1980, the Clayton Act Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other domestic or foreign antitrust, competition or merger control Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Bribery Legislation” means all and any of the following: the Foreign Corrupt Practices Act of 1977, as amended, and any applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which the Company or any of its Subsidiaries operates.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to remain closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Entity, or any other Law or executive order or executive memo (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health Economic Assistance, Liability and Schools Act and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Entity in connection with or in response to COVID-19.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Approval” means (i) the parties shall have received written notice from CFIUS that it has concluded its review, or, if applicable, investigation, and has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and that action under the DPA is concluded, (ii) the parties shall have received written notice from CFIUS that the transactions contemplated by this Agreement do not constitute a “covered transaction,” or (iii) if CFIUS has sent a report to the President of the United States (“President”) requesting the President’s decision with respect to the transactions contemplated by this Agreement, either (A) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by this Agreement, or (B) the time permitted under the DPA for the President to take action to suspend or prohibit the transactions contemplated by this Agreement shall have lapsed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Carrier Services” means interstate or international telecommunications services regulated by the FCC under Section 214 of the Communications Act, Section 63.01 of the FCC rules, or Section 63.18 of the FCC Rules.

“Communications Act” means the Communications Act of 1934, as amended, and the rules, regulations, and published policies, procedures, orders and decisions of the FCC.

“Communications Laws” means (i) the Communications Act, and (ii) the State Telecommunications Laws.

“Company Benefit Plan” means each compensatory or employee benefit plan, program, agreement or arrangement, including pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other material employee benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not such plan is subject to ERISA), in each case, (i) that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries or (ii) to which the Company or any of its Subsidiaries would reasonably be expected to have any Liability, excluding any plan or program maintained by a Governmental Entity to which the Company or any of its Affiliates contributes pursuant to applicable Law or any “multiemployer plan” (within the meaning of Section 4001(a) of ERISA).

“Company Book-Entry Securities” means the Company Book-Entry Shares and the Company Book-Entry Ltd. Common Units.

“Company Certificates” means the Company Ltd. Common Unit Certificates and the Company Common Stock Certificates.

“Company Class A Common Stock” means the shares of Class A common stock, par value $0.001 per share, of the Company.

“Company Class B Common Stock” means the shares of Class B common stock, par value $0.001 per share, of the Company.

“Company Class C Common Stock” means the shares of Class C common stock, par value $0.001 per share, of the Company.

“Company Common Stock” means the Company Class A Common Stock, the Company Class B Common Stock and the Company Class C Common Stock.

“Company Common Stock Certificates” means each certificate representing shares of Company Common Stock prior to the Effective Time.

“Company Communications Licenses” means all material Permits issued by the Telecommunications Regulatory Authorities and held by the Company and its Subsidiaries as of the date of this Agreement.

“Company Equity Awards” means each Company Stock Option, each award of Company Restricted Shares, each Company RSU Award and each Company PSU Award.

“Company Equity Plan” means the Company 2017 Incentive Award Plan.

“Company Intellectual Property” means any Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Ltd. Common Unit” means a unit of limited liability company interest in Switch, Ltd..

“Company Ltd. Minority Partner” means a holder of Company Ltd. Common Units other than the Company.

“Company Real Property” means, collectively, the Owned Real Property and the Leased Real Property.

“Company Related Parties” means, collectively, the Company, Company Merger Sub, Company Ltd. and its and their respective Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates.

“Company Superior Proposal” means a bona fide written Company Takeover Proposal that if consummated would result in any Person (other than Parent or its Affiliates) owning more than 50% of each class of Company Common Stock that the Company Board or the Special Committee determines in good faith, after consultation with, and taking into account the advice of, the Company’s financial advisors and outside legal counsel, and taking into account such factors as the Company Board or the Special Committee considers to be appropriate, to be more favorable to the Company and its stockholders than the transactions contemplated by this Agreement.

“Company Takeover Proposal” means any inquiry, proposal or offer (whether or not in writing) made by any Person or group of Persons (other than Parent and its Subsidiaries and Affiliates), and whether involving a transaction or series of related transactions, for any direct or indirect (i) merger, reorganization, share exchange, consolidation, business combination, dissolution, liquidation or similar transaction involving the Company,

(ii) tender offer or exchange offer by any Person or group of Persons (other than Parent, Parent Merger Sub, and their respective Affiliates) of more than 20% of the shares of Company Common Stock then issued and outstanding, (iii) acquisition by any Person or group of Persons (other than Parent, Parent Merger Sub, and their respective Affiliates) of more than 20% of the assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Company Board or the Special Committee), revenues or net income of the Company and its Subsidiaries, on a consolidated basis (in each case, including securities of the Subsidiaries of the Company), or (iv) acquisition by any Person or group of Persons (other than Parent, Parent Merger Sub, and their respective Affiliates) of more than 20% of the shares of Company Common Stock then issued and outstanding, other than the Mergers.

“Company Termination Fee” means a cash amount equal to $260,000,000.

“Company Voting Agreement” means the Voting and Support Agreement, dated as of the date hereof, by and among the Company, Elliott Associates, L.P., and Elliott International, L.P.

“Confidentiality Agreements” means the DigitalBridge Confidentiality Agreement and the IFM Confidentiality Agreement.

“Contract” means any contract, note, bond, mortgage, indenture, license, lease, sublease, license, sublicense, deed of trust, capital lease, agreement or other instrument, obligation or arrangement that is legally binding.

“Covid-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar applicable Law, directive, guidelines or recommendations promulgated by any Governmental Entity, in each case, in connection with or in response to SARS-CoV-2, COVID-19 and any evolutions or mutations thereof.

“Dell Purchase Agreement” means that certain Agreement of Purchase and Sale entered into as of April 22, 2021 by and between Dell Computer Holdings L.P., a Texas limited partnership and Company Ltd., as the same may have been amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“DigitalBridge Confidentiality Agreement” means the Confidentiality Agreement, dated as of February 4, 2022, between the Company and DigitalBridge Acquisitions, LLC.

“Douglas County Bond Agreement” means that certain Bond Purchase Loan Agreement dated as of November 1, 2018, by and between the Development Authority of Douglas County and SUPERNAP Atlanta, LLC, a Georgia limited liability company, as may have been amended, restated, amended and restated, supplemented or otherwise modified from time to time and all ancillary agreements, memoranda, indentures and other documents related thereto.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. § 4565, and all regulations promulgated thereunder including those codified at 31 C.F.R. Parts 800 and 802.

“Environmental Law” means any Law (i) relating to pollution, public or worker health or safety, or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any toxic, hazardous, dangerous or deleterious materials, substances or wastes or (ii) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing.

“Environmental Permit” means any permit, certificate, registration, notice, approval, license or other authorization required under any applicable Environmental Law.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Existing Credit Agreement” means the Company’s amended and restated credit agreement (as amended on December 28, 2017, September 17, 2020, and July 29, 2021) with Wells Fargo Bank, National Association, as administrative agent, and certain other lenders party thereto.

“Facilities” means collectively, each of the Company and its Subsidiaries’ owned, leased or operated data centers.

“FCC” means the Federal Communications Commission.

“FCC International License” means the Authorization to provide Global or Limited Global Resold International telecommunications Services, ITC-214-20050816-00325, issued September 2, 2005 by the International Bureau of the FCC.

“Financing Entities” means the entities that have committed to provide the Debt Financing, including the parties committing to provide the Debt Financing pursuant to the Commitment Letter and any joinder agreements or Definitive Debt Financing Agreements relating thereto.

“Financing Parties” means the Financing Entities and their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns; provided, that none of Parent, Parent Merger Sub, or any of their respective Affiliates shall be a Financing Party.

“Fixed Distribution Tax Rate” means a rate equal to the prevailing highest effective marginal combined federal, state and local tax rate applicable to an individual residing in Los Angeles, California (taking into account the (i) deductibility of any state and local income taxes including limitations on deductibility of expenses and other items of United States federal income tax purposes and (ii) character of the income (e.g., long-term or short-term capital gain or ordinary or exempt)).

“Governmental Entity” means any federal, state, local or foreign or multinational government, any court of competent jurisdiction, legislature, arbitral (public or private), legislative, policy, executive, taxing, regulatory or administrative agency or commission, self-regulatory organization, board, bureau, commission, subdivision or authority, domestic or foreign, or any other governmental authority or instrumentality, domestic or foreign.

“Hazardous Materials” means all substances, materials and wastes defined or regulated as hazardous, toxic, a pollutant or a contaminant (and all other substances, materials and wastes for Liability may be imposed) under any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, per- or polyfluoroalkyl substances, any hazardous or solid waste, and any toxic, radioactive or hazardous substance, material or agent.

“IFM Confidentiality Agreement” means the Confidentiality Agreement, dated February 9, 2022, between the Company and IFM Investors Pty Ltd.

“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all Indebtedness of others secured by a Lien on property or assets owned by such Person, whether or not the Indebtedness secured thereby has been assumed, (iv) all letters of credit, banker’s acceptances, surety or performance bonds or similar facilities issued for the account of such Person, to the extent drawn upon, and (v) all guarantees of such Person of any Indebtedness of any other Person. For purposes of this Agreement, Indebtedness of the Company or any of its Subsidiaries shall include the Existing Credit Agreement and the Senior Notes and shall exclude any intercompany indebtedness between or among the Company and its wholly owned Subsidiaries.

“Infrastructure Agreement” means any infrastructure agreement, conduit lease, dark fiber lease, pathway agreement, utility, or similar agreement affecting the ability to use telecommunications equipment or services at the Company Real Property to which the Company or any Company Subsidiary is a party; provided, however, that “Infrastructure Agreements” shall not include any Company Space Leases, Ground Leases or Company Leases.

“Intellectual Property” means any and all statutory and/or common law rights throughout the world in or arising out of intellectual property, including: (i) patents and patent applications, statutory invention registrations, or similar rights in inventions, including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon, (ii) trademarks, service marks, trade dress, trade names, slogans, logos and corporate names and registrations and applications for registration thereof, (iii) Internet domain names, (iv) copyrights (including copyrights in software), registrations and applications for registration thereof, and any equivalent rights in works of authorship, and (v) trade secrets and other rights in confidential information that derives independent economic value, actual or potential, from not being known to other Persons.

“Intervening Event” means any Event that (i) is neither known by, nor reasonably foreseeable (with respect to magnitude or material consequences) by the Company Board or the Special Committee as of or prior to the date of this Agreement and (ii) first occurs, arises or becomes known to the Company Board or the Special Committee after the date of this Agreement and prior to obtaining the Company Stockholder Approval; provided, that none of the foregoing shall constitute an Intervening Event: (A) any event, change, effect, condition, development, fact or circumstance (1) relating to any Company Takeover Proposal or (2) resulting from (I) the announcement, pendency and consummation of this Agreement and the transactions contemplated hereby, (II) any actions required to be taken or to be refrained from being taken pursuant to this Agreement or (III) a breach of this Agreement by the Company, Company Merger Sub, or Company Ltd., (B) the fact that the Company meets or exceeds any internal or analysts’ expectations or projections or (C) any changes after the date hereof in the market price or trading volume of the Company (it being understood however, in each case of subclause (B) and (C), that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred to the extent otherwise qualifying as an Intervening Event).

“knowledge” means (i) with respect to Parent and Parent Merger Sub, the actual knowledge of the individuals listed in Section 8.16(a) of the Parent Disclosure Schedule and (ii) with respect to the Company, Company Merger Sub, and Company Ltd., the actual knowledge of the individuals listed on Section 8.16(a) of the Company Disclosure Schedule, after due inquiry of their direct reports.

“Las Vegas GL Properties” means the ownership of: (i) fee title to the properties with commonly known addresses and assessor parcel numbers of (a) 7135 S. Decatur Blvd. Las Vegas, NV 89118 (APN 176-01-801-041), (b) 5225 W. Capovilla Ave., Las Vegas, NV 89118 (APNs 176-01-801-040 and 176-01-801-043); (c) 7380 Lindell Rd. Las Vegas NV 89139 (APN 176-12-513-001), and (d) approximately 38.13 acres located between Jones Blvd, Lindell Rd., Badura Ave., and Roy Horn Way, Las Vegas, NV (APN 176-01-201-020) and all buildings and improvements thereon and all right, title and interest in and to all material easements and other rights appurtenant or ancillary to such properties; and (ii) all leasehold, subleasehold or license right, title and interest vested in Sellers (as defined in the Land Purchase Agreement) as lessor, sublessor or licensor under a lease, sublease or Ground Lease with respect to such properties and any other rights to use or occupy any such land, buildings, structures, improvements, fixtures or other interest in or appurtenant to such property, subject to the terms of the applicable lease, sublease or Ground Lease.

“Leased Real Property” means the Ground Leased Real Property and the Space Leased Real Property.

“Liability” means any and all debts, liabilities, losses, damages, costs, expenses and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Lien” means any lien, license, hypothecation, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, right of first refusal or offer, option, easement, security interest, deed of trust, right-of-way, encroachment, defect of title, occupancy right, community property interest or other similar restriction, or security interest of any kind or nature.

“Material Adverse Effect” means, with respect to the Company and its Subsidiaries, any change, effect, event, condition, fact, circumstance, occurrence or development (an “Event”) that, individually or in the aggregate with all other Events, (i) has or would reasonably be expected to have a material adverse effect on the business, properties, assets, Liabilities, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, excluding the impact of (A) any changes or developments in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (1) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets or (2) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (B) any changes in GAAP or any official interpretation or enforcement thereof, in each case after the date of this Agreement, (C) any changes in Law or any changes or developments in the official interpretation or enforcement thereof by Governmental Entities, including any changes in Laws relating to Taxes, in each case after the date of this Agreement, (D) changes in domestic, foreign or global political conditions (including the outbreak or escalation of war, military actions, or acts of terrorism), including any worsening of such conditions threatened or existing on the date of this Agreement, (E) changes or developments in the business or regulatory conditions affecting the industries in which the Company or any of its Subsidiaries operate, (F) the announcement or the existence of, or compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, financing sources, tenants, ground lessors, lenders, servicers, agents, customers, suppliers, partners or other business relationships), except that the exceptions contained in this clause (F) shall not apply with respect to references to those portions of the representations and warranties contained in Section 3.3 (and in Section 6.3(a) to the extent related to such representations and warranties) the purposes of which are to address the consequences resulting from the execution, delivery and performance by the Company, Company Merger Sub, and Company Ltd. of this Agreement or consummation of the transactions contemplated hereby, (G) weather conditions, acts of God (including storms, earthquakes, tornados, floods or other natural disasters), Covid-19 Measures and pandemics (including SARS-CoV-2 or Covid-19, any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks), (H) any matter set forth in the Company Disclosure Schedule (to the extent set forth in the Company Disclosure Schedule), (I) a decline in the trading price or trading volume of the Company Common Stock or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries, or the failure to meet any projections, guidance, budgets, forecasts or estimates (provided, that the underlying causes thereof may be considered in determining whether a Material Adverse Effect has occurred if not otherwise excluded hereunder), (J) any action taken or omitted to be taken by the Company or any of its Subsidiaries at the written request of Parent or as expressly required by this Agreement (other than Section 5.1(a)), (K) any actions or claims made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees arising out of this Agreement or the Mergers, (L) the failure to obtain any approvals or consents from any Governmental Entity in connection with the transactions contemplated by this Agreement (except that such failure shall not apply with respect to references to those portions of the representations and warranties contained in Section 3.3 (and in Section 6.3(a) to the extent related to such representations and warranties)), and (M) any cyberattack on or involving the Company or any of its Subsidiaries; except, with respect to clauses (A), (B), (C), (D), (E), (G) and (M) to the extent that such impact is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its Subsidiaries operate or (ii) does or would reasonably be expected to prevent or materially delay, interfere with, hinder or impede the ability of the Company, Company Merger Sub, and Company Ltd. to consummate any of the transactions contemplated hereby (including the Mergers or the Financing) in accordance with the terms of this Agreement.

“Material Company Lease” means any lease, sublease or occupancy agreement of real property (other than Ground Leases) under which the Company or any of its Subsidiaries is the tenant or subtenant or serves in a similar capacity and that provides for annual rentals of $10,000,000 or more; provided, that any such lease, sublease or occupancy agreement between the Company and any Company Subsidiary or between Company Subsidiaries shall not constitute a Material Company Lease.

“Material Space Lease” means any one or more leases, subleases, licenses or occupancy agreements of a particular real property under which the Company or any Company Subsidiary is the landlord or sub-landlord or serves in a similar capacity, providing for annual rentals of $10,000,000 or more; provided, that any such lease, sublease or occupancy agreement between the Company and any of its Subsidiaries or between any of the Company’s Subsidiaries shall not constitute a Material Space Lease.

“Order” means any charge, order, writ, injunction, judgment, decree, determination, directive, stipulation, verdict, ruling, award or settlement, whether civil, criminal or administrative, of or issued by a Governmental Entity.

“Parent Material Adverse Effect” means any Event that does or would reasonably be expected to, individually or in the aggregate, prevent or materially delay, interfere with, hinder or impede the ability of Parent or Parent Merger Sub to consummate any of the transactions contemplated hereby (including the Merger or the Financing) in accordance with the terms of this Agreement.

“Parent Related Parties” means, collectively, Parent, Parent Merger Sub, the Equity Investors, the Guarantors or any of their respective Affiliates or any of its or their respective former, current or future general or limited partners, equity holders, Financing Parties, managers, members, directors, officers or representatives.

“Parent Termination Fee” shall be a cash amount equal to $693,000,000.

“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith or for which appropriate reserves have been established in accordance with GAAP (to the extent required by GAAP), (b) mechanic’s, contractor’s, workmen’s, repairmen’s, carrier’s, warehousemen’s, landlord’s or other like Liens, (i) arising in the ordinary course for amounts not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established on the Company financial statements in accordance with GAAP (to the extent required by GAAP) or (ii) arising in connection with construction in progress for amounts not yet due and payable, (c) Liens for which title insurance coverage has been obtained pursuant to a title insurance policy issued to the Company or any Company Subsidiary prior to the date hereof, (d) easements whether or not shown by the public records, overlaps, encroachments and any matters not of record that, would be disclosed by an accurate survey or a personal inspection of the property (other than such matters that, individually or in the aggregate, materially adversely impair the current use, operation or value of the subject real property), (e) Liens securing Indebtedness or liabilities that are reflected in the consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents filed on or prior to the date hereof or that the Company or any of its Subsidiaries is permitted to enter into pursuant to the terms of Section 5.1 (including the Existing Credit

Agreement and the Senior Notes), (f) title to any portion of any owned or leased real property lying within the boundary of any public or private road, easement or right of way, (g) (i) rights of tenants under Company Space Leases, as tenants only, and (ii) rights of other parties in possession, in the case of clause (ii), without any right of first refusal, right of first offer or other option to purchase any Company Real Property (or any portion thereof), (h) Liens created, imposed or promulgated by Law or by any Governmental Entities, including zoning regulations, use restrictions and building codes, (i) such other non-monetary Liens or imperfections of title, easements, covenants, rights of way, restrictions and other similar charges or encumbrances disclosed in policies or commitments of title insurance that individually or in the aggregate, do not, and would not reasonably be expected to, materially impair the existing use, operation or value of the property or asset affected by the applicable Lien, (j) Liens, rights or obligations created by or resulting from the acts or omission of Parent, Parent Merger Sub, or any of their respective Affiliates and their and their respective Affiliates’ investors, lenders, employees, officers, directors, members, shareholders, agents, representatives, contractors, invitees or licensees or any Person claiming by, through or under any of the foregoing, (k) any other non-monetary Liens that, individually or in the aggregate, would not reasonably be expected to materially adversely impair the current use, operation or value of the subject real property or asset and (i) purchase money Liens securing rental payments under capital or equipment lease arrangements or other capital leases entered into in the ordinary course of business.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity and any permitted successors and assigns of such person.

“Physical Network” means the fibers and fiber miles owned or leased by the Company or its Subsidiaries, owned or leased indefeasible rights of use and swaps.

“Proceeding” means any action, cause of action, demand, charge, grievance, citation, suit, claim, hearing, arbitration, investigation, litigation, summons, subpoena, inquiry, request for information or documents, audit, hearing, originating application to a tribunal, arbitration or other proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise, in each case, by or before any Governmental Entity.

“REIT” means a “real estate investment trust” within the meaning of Section 856(a) of the Code.

“Representative” shall mean with respect to any Person, its directors, officers or other employees, controlled Affiliates, financing sources, or any investment banker, attorney, accountant, consultant or other authorized agent or representative of such Person.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions Laws (at the time of this Agreement, the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under the Sanctions Laws of the United States, the European Union, the United Kingdom, the United Nations, or any other applicable jurisdiction, including (i) any Person identified in any list of sanctioned persons maintained by (A) the United States Department of the Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State, (B) the European Union or any member state thereof, (C) the United Kingdom, or (D) any committee of the United Nations Security Council, (ii) any Person operating, organized, or resident in a Sanctioned Country, (iii) any Person directly or indirectly 50% or more owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii), or (iv) any Person otherwise the target of any Sanctions Law.

“Sanctions Laws” means all Laws concerning economic sanctions, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of a targeted Person, the ability to engage in transactions with specified Persons or countries, or the ability to take an ownership interest in assets of a specified Person or located in a specified country.

“Senior Notes” means the Company’s 3.75% Senior Notes due 2028 and the Company’s 4.125% Senior Notes due 2029.

“State PUC” means any state public service or public utilities commission, or similar state regulatory agency or body that regulates the business of the Company or any of its Subsidiaries.

“State Telecommunications Laws” means the state statutes governing intrastate telecommunications services and/or facilities and the rules, regulations, and published policies, procedures, orders and decisions of the State PUCs.

“Subsidiaries” means, with respect to a Person, any corporation, partnership, association, limited liability company, trust or other form of legal entity, whether incorporated or unincorporated, of which (i) 50% or more of the voting power of the outstanding voting securities are directly or indirectly owned by such Person or (ii) such Person or any Subsidiary of such Person is a general partner.

“Tax” or “Taxes” means any federal, state, local or foreign taxes, charges, fees, levies or other similar assessments imposed by a Governmental Entity, including net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, social security (or similar), alternative or add-on minimum, value added or any other tax, custom, duty, governmental fee or other like assessment or charge, together with any interest, penalty or addition thereto.

“Tax Protection Agreements” means any Contract to which the Company or any of its Subsidiaries is a party pursuant to which: (a) any liability to holders of equity of a Subsidiary of the Company that is classified as a partnership for U.S. federal income tax purposes (the “Company Partnership Interests”) relating to Taxes may arise and give rise to an indemnity obligation by the Company or any of its Subsidiaries, whether or not as a result of the consummation of the transactions contemplated by this Agreement; and/or (b) in connection with the deferral of income Taxes of a holder of a Company Partnership Interest, the Company or any of its Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt or allow a partner to guarantee any debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections or (iv) only dispose of assets in a particular manner.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of October 5, 2017, by and among the Company, Company Ltd. and the members of Company Ltd. party thereto.

“Tax Return” means any return, report or similar statement filed or required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxing Authority” means any Governmental Entity responsible for the administration, collection or imposition of any Tax.

“Telecommunications Regulatory Authorities” means the FCC, the State PUCs and all other Governmental Entities that regulate telecommunications facilities or telecommunications services in the jurisdictions in which the Company and its Subsidiaries have such facilities or conduct business as of the date of this Agreement.

“Transfer Right” means, with respect to the Company or any Subsidiary of the Company, a buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which the Company or any Company Subsidiary could be required to purchase or sell the applicable equity interests of any Person or any real property.

“Valid Right” means a right of ownership, use or occupancy arising under fee title, a leasehold interest, an easement (including arising under a statute or other applicable Law), a Permit, a license, an indefeasible right to use, a colocation right, a co-occupancy right, a conduit right, a pole attachment right, a regeneration site right, an interconnection right or other similar right.

“Willful Breach” means, with respect to a party, any willful or intentional breach, action or omission by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement where the breaching party knows such action or omission would constitute a material breach of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SWITCH, INC.

By:	/s/ Gabe Nacht
Name: Gabe Nacht
Title: Chief Financial Officer

SWITCH, LTD.

By: Switch, Inc., its Sole Manager

By:	/s/ Gabe Nacht
Name: Gabe Nacht
Title: Chief Financial Officer

SUNSHINE MERGER SUB, LTD.

By: Switch, Inc., its Sole Manager

By:	/s/ Thomas Morton
Name: Thomas Morton
Title: President, Chief Legal Officer and Secretary

[Signature Page to the Agreement and Plan of Merger]

SUNSHINE BIDCO INC.

By:	/s/ Jon Mauck
	Name:	Jon Mauck
	Title:	Chief Executive Officer

By:	/s/ Adrian Croft
	Name:	Adrian Croft
	Title:	Vice President

SUNSHINE PARENT MERGER SUB INC.

By:	/s/ Jon Mauck
	Name:	Jon Mauck
	Title:	President

By:	/s/ Adrian Croft
	Name:	Adrian Croft
	Title:	Vice President

[Signature Page to the Agreement and Plan of Merger]

ANNEX B

OPINION OF GOLDMAN SACHS & CO. LLC

[Letterhead of Goldman Sachs & Co. LLC]

PERSONAL AND CONFIDENTIAL

May 11, 2022

Special Committee of the Board of Directors of Switch, Inc.

Switch, Inc.

7135 S. Decatur Boulevard

Las Vegas, Nevada 89118

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Sunshine Bidco Inc. (“Parent”) and its affiliates) of the outstanding shares of Class A common stock, par value $0.001 per share (the “Shares”), of Switch, Inc. (the “Company”) of the $34.25 in cash per Share (the “Merger Consideration”) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of May 11, 2022 (the “Agreement”), by and among Parent, Sunshine Merger Sub, Ltd., a wholly owned subsidiary of Company, Sunshine Parent Merger Sub Inc., a wholly owned subsidiary of Parent, Switch, Ltd. (“Company Ltd.”), and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Company Ltd., Parent, any of their respective affiliates and third parties, including, DigitalBridge, an affiliate of Parent, and IFM, a significant shareholder of Parent, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Special Committee of the Board of Directors of the Company (the “Committee”) in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as bookrunner with respect to the Company’s high yield bond offering (aggregate principal amount $600,000,000) in September 2020; bookrunner with respect to the Company’s high yield bond offering (aggregate principal amount $500,000,000) in June 2021; and bookrunner with respect to a bank loan (aggregate principal amount $400,000,000) to the Company in July 2021. We also have provided certain financial advisory and/or underwriting services to DigitalBridge and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to DigitalBridge in connection with the acquisition of Uol Diveo assets in April 2020; and bookrunner with respect to a high yield offering (aggregate principal amount $375,000,000) by Andean Tower Partners, a portfolio company of DigitalBridge, in April 2021. We also have provided certain financial advisory and/or underwriting services to IFM and/or its affiliates and portfolio companies from time to time, including having acted as bookrunner with respect to a bank loan (aggregate principal amount $445,000,000) to Aleatica S.A., a portfolio company of IFM, in June 2021; and financial advisor to IFM Infrastructure, an affiliate of IFM, in connection with the acquisition of Sydney Airport in March 2022. We may also in the future provide financial advisory and/or underwriting services to the Company, Company Ltd., Parent, DigitalBridge, IFM and their respective affiliates and, as applicable, portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with DigitalBridge, IFM and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of DigitalBridge and IFM from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31 2021; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Committee (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the data center industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Committee. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the Merger Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including the Tax Receivables Agreement (as defined in the Agreement) and any amendments and related payments thereunder, and the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities (including the shares of Class B common stock of the Company, the shares of Class C common stock of the Company and Company Ltd. Common Units (as defined in the Agreement)), creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Company Ltd. or Parent, or the ability of the Company, Company Ltd. or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Committee in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares or any other securities of the Company should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC

(GOLDMAN SACHS & CO. LLC)

ANNEX C

NEVADA DISSENTERS’ RIGHTS STATUTE

RIGHTS OF DISSENTING OWNERS

NRS  92A.300    Definitions.    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS  92A.305    “Beneficial stockholder” defined.    “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS  92A.310    “Corporate action” defined.    “Corporate action” means the action of a domestic corporation.

NRS  92A.315    “Dissenter” defined.    “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS  92A.320    “Fair value” defined.    “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.    Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.    Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.    Without discounting for lack of marketability or minority status.

NRS  92A.325    “Stockholder” defined.    “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS  92A.330    “Stockholder of record” defined.    “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS  92A.335    “Subject corporation” defined.    “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS  92A.340    Computation of interest.    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

NRS  92A.350    Rights of dissenting partner of domestic limited partnership.    A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS  92A.360    Rights of dissenting member of domestic limited-liability company.    The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS  92A.370    Rights of dissenting member of domestic nonprofit corporation.

1.        Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.    Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS  92A.380    Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.    Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a)  Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1)  If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2)  If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

(3)  If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b)  Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c)  Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d)  Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e)  Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f)  Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.    A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

3.    Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

NRS  92A.390    Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1.    There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

(a)  A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b)  Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c)  Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.    The applicability of subsection 1 must be determined as of:

(a)  The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(b)  The day before the effective date of such corporate action if:

(1)  There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(2)  The corporate action is a merger described in NRS 92A.133.

3.    Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a)  Cash;

(b)  Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c)  Any combination of paragraphs (a) and (b).

4.    There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.    There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

6.    There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

NRS  92A.400    Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.    A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.    A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a)  Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)  Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

NRS  92A.410    Notification of stockholders regarding right of dissent.

1.    If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

2.    If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:

(a)  May send an advance notice statement with respect to the proposed corporate action; and

(b)  If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS  92A.420    Prerequisites to demand for payment for shares.

1.    If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a)  Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and

(b)  Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.

2.    If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a)  If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and

(b)  Must not consent to or approve the proposed corporate action with respect to such class or series.

3.    A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

NRS  92A.430    Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.    The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2.    The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a)  State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)  Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)  Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d)  Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e)  Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS  92A.440    Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.    A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a)  Demand payment;

(b)  Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)  Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.    If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.    Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.    A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.    The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

NRS  92A.450    Uncertificated shares: Authority to restrict transfer after demand for payment.    The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

NRS  92A.460    Payment for shares: General requirements.

1.    Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)  Of the county where the subject corporation’s principal office is located;

(b)  If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c)  At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2.    The payment must be accompanied by:

(a)  The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b)  A statement of the subject corporation’s estimate of the fair value of the shares; and

(c)  A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

NRS  92A.470    Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1.    A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.    To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a)  Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b)  Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c)  That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d)  That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e)  That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.    Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.    Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

NRS  92A.480    Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.    A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.    A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

NRS  92A.490    Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.    If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.    A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.    The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.    The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.    Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)  For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)  For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS  92A.500    Assessment of costs and fees in certain legal proceedings.

1.    The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.    The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)  Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)  Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.    In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.    To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.    This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/SWCH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-697-7125 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Switch, Inc.

Special Meeting of Stockholders

For Stockholders of record as of [                ], 2022

TIME:       [            ], [                ], 2022 [            ] AM, Pacific Time

PLACE:    The Citadel Campus

                   1 Superloop Circle, McCarran, Nevada 89434

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Rob Roy, Thomas Morton and Gabe Nacht (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Switch, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Switch, Inc.

Special Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

          FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	To vote on a proposal to approve the merger of Sunshine Parent Merger Sub Inc. with and into Switch, Inc. pursuant to the Agreement and Plan of Merger, dated as of May 11, 2022, and as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, among Switch, Inc., Switch, Ltd., Sunshine Merger Sub, Ltd., Sunshine Parent Merger Sub Inc. and Sunshine Bidco Inc.	☐	☐	☐	FOR

2.	To vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers	☐	☐	☐	FOR

3.	To vote on a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger	☐	☐	☐	FOR

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date